    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1999

                                                 REGISTRATION NO. 333-__________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                      STUDENT LOAN FUNDING 1998 - A/B TRUST
                                    (ISSUER)

                            STUDENT LOAN FUNDING LLC
                                   (DEPOSITOR)
             (Exact name of registrant as specified in its charter)

           Delaware                        6159                  31-1599686
(State or other jurisdiction of      (Primary Standard        (I.R.S. Employer
incorporation or organization)   Industrial Classification   Identification No.)
                                       Code Number)

                        ONE WEST FOURTH STREET, SUITE 210
                             CINCINNATI, OHIO 45202
                                 (513) 352-0570
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        THOMAS L. CONLAN, JR., PRESIDENT
                        ONE WEST FOURTH STREET, SUITE 210
                             CINCINNATI, OHIO 45202
                    (513) 352-4300 (513) 763-4340 (TELECOPY)
 (Name, address, including zip code and telephone number, including area code, of agent for service)

COPIES TO: ROBERT A. SELAK                     AND TO: PAUL F. SEFCOVIC
           THOMPSON HINE & FLORY LLP                   SQUIRE, SANDERS & DEMPSEY L.L.P.
           312 WALNUT STREET, SUITE 1400               41 SOUTH HIGH STREET, SUITE 1300
           CINCINNATI, OHIO 45202                      COLUMBUS, OHIO 43215
           (513) 352-6700                              (614) 365-2700
           (513) 241-4771 (TELECOPY)                   (614) 365-2499 (TELECOPY)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                            ------------------------

      If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________


                                                   CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                                                                    AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE          PROPOSED MAXIMUM            PROPOSED MAXIMUM          REGISTRATION
         BEING REGISTERED            REGISTERED(1)      OFFERING PRICE PER UNIT     AGGREGATE OFFERING PRICE         FEE(2)
----------------------------------------------------------------------------------------------------------------------------------
Series 1998A1-3 Notes                [$385,000,000]                100%                   [$385,000,000]            [$107,030]
----------------------------------------------------------------------------------------------------------------------------------
Series 1998A1-4 Notes                 $ 93,300,000                 100%                    $ 93,300,000              $ 25,937
----------------------------------------------------------------------------------------------------------------------------------
Series 1998A1-5 Notes                 $ 90,000,000                 100%                    $ 90,000,000              $ 25,020
----------------------------------------------------------------------------------------------------------------------------------
Series 1998A1-6 Notes                 $ 90,000,000                 100%                    $ 90,000,000              $ 25,020
----------------------------------------------------------------------------------------------------------------------------------
Series 1998B1-3 Notes                 $ 54,500,000                 100%                    $ 54,500,000              $ 15,151
==================================================================================================================================

(1)  Equals the aggregate principal amount of the securities being registered.

(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being offered.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                      STUDENT LOAN FUNDING 1998 - A/B TRUST

                                OFFER TO EXCHANGE

                             All of its Outstanding
[$385,000,000](1) Series 1998A-3 Senior Asset-Backed Notes (LIBOR Floating Rate)
         $93,300,000 Series 1998A-4, $90,000,000 1998A-5 and $90,000,000
           1998A-6 Senior Asset-Backed Callable Notes (Auction Rate)
                                       and
     $54,500,000 Series 1998B-3 Subordinate Asset-Backed Notes (Fixed Rate)
                                     for its
          [$385,000,000](1) Series 1998A1-3 Senior Asset-Backed Notes
        (LIBOR Floating Rate), $93,300,000 Series 1998A1-4, $90,000,000
             Series 1998A1-5 and $90,000,000 Series 1998A1-6 Senior
                          Asset-Backed Callable Notes
                                 (Auction Rate)
                                       and
     $54,500,000 Series 1998B1-3 Subordinate Asset-Backed Notes (Fixed Rate)


Student Loan Funding 1998-A/B Trust (the "issuer") is offering to exchange all of its outstanding (i) Series 1998A-3 Senior Asset-Backed Notes (LIBOR Floating
Rate) for its Series 1998A1-3 Senior Asset-Backed Notes (LIBOR Floating Rate),
(ii) Series 1998A-4 Senior Asset-Backed Callable Notes (Auction Rate) for its Series 1998A1-4 Senior Asset-Backed Callable Notes (Auction Rate), (iii) Series 1998A-5 Senior Asset-Backed Callable Notes (Auction Rate) for its Series 1998A1-5 Senior Asset-Backed Callable Notes (Auction Rate), (iv) Series 1998A-6 Senior Asset-Backed Callable Notes (Auction Rate) for its Series 1998A1-6 Senior Asset-Backed Callable Notes (Auction Rate) and (v) Series 1998B-3 Subordinate Asset-Backed Notes (Fixed Rate) for its Series 1998B1-3 Subordinate Asset-Backed Notes (Fixed Rate). We refer to this prospectus and the accompanying letter of transmittal as the "exchange offer." We refer to the notes that are being offered by the issuer in the exchange offer as the "new notes" and we refer to the outstanding notes of the issuer, that can be exchanged for new notes, as the "old notes." We refer to new notes and old notes together as "notes." We refer to the Series 1998A-3 Notes and the Series 1998A1-3 Notes together as the "Series A-3 Notes"; the Series 1998A-4 Notes and the Series 1998A1-4 Notes together as the "Series A-4 Notes"; the Series 1998A-5 Notes and the Series 1998A1-5 Notes together as the "Series A-5 Notes"; the Series 1998A-6 Notes and the Series 1998A1-6 Notes together as the "Series A-6 Notes" and the Series 1998B-3 Notes and the Series 1998B1-3 Notes together as the "Series B-3 Notes."

The principal features of the exchange offer are as follows:

The exchange offer expires at 5:00 p.m., New York City time, on ________________, 1999, unless extended.

If you decide to participate in the exchange offer, the new notes issued to you will have the same terms as your old notes, except that the new notes will be registered under the federal securities laws and will be freely transferable. Any old notes that are not exchanged for new notes will continue to have restrictions on their transfer.

If you decide to participate in the exchange offer, you must tender your old notes through the letter of transmittal or as otherwise specified in this prospectus.

There is no existing public market for your old notes. The new notes issued will constitute a new issue of securities without an established trading market. The new notes will not be listed on any securities exchange or automated quotation system.

We will exchange all old notes that you validly tender and do not validly withdraw.

You may withdraw tenders of your old notes at any time before the expiration of the exchange offer.

The exchange offer is subject to certain customary conditions, including that it not violate any applicable law or interpretation of the staff of the Commission.

We will not receive any proceeds from the exchange offer.

The exchange of your old notes into new notes will be a tax-free event for United States federal income tax purposes.


--------------------------------------------------------------------------------

 SEE "RISK FACTORS" BEGINNING ON PAGE 24 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE DECIDING TO PARTICIPATE IN THE
                                EXCHANGE OFFER.

--------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

Each broker-dealer receiving new notes in exchange for old notes acquired for its own account through market-marking or other trading activities must deliver a prospectus in connection with any resale of the new notes. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 120 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" herein for more information.

--------------------------------------------------------------------------------

                 The Dealer Manager for the exchange offer is:
                            SALOMON SMITH BARNEY INC.

--------------------------------------------------------------------------------

                 The date of this prospectus is March __, 1999.

----------
(1) This principal amount is subject to reduction as a result of principal payments made with respect to the Series 1998A-3 Notes.

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.........................................   3
PROSPECTUS SUMMARY..........................................................   5
RISK FACTORS................................................................  24
THE ISSUER..................................................................  35
THE DEPOSITOR...............................................................  37
USE OF PROCEEDS.............................................................  41
THE EXCHANGE OFFER..........................................................  41
THE FINANCED STUDENT LOANS..................................................  50
TRANSFER AND SALE AGREEMENT.................................................  56
MATURITY AND PREPAYMENT CONSIDERATIONS......................................  56
DESCRIPTION OF THE FFEL PROGRAM.............................................  58
SERVICING...................................................................  75
THE GUARANTEE AGENCIES......................................................  79
DESCRIPTION OF THE NEW NOTES................................................  92
REDEMPTION.................................................................. 110
SECURITY FOR THE NOTES...................................................... 111
THE INDENTURE............................................................... 113
FEDERAL INCOME TAX CONSEQUENCES............................................. 135
STATE TAX CONSIDERATIONS.................................................... 145
ERISA CONSIDERATIONS........................................................ 146
LEGAL MATTERS............................................................... 146
RATING...................................................................... 147
PLAN OF DISTRIBUTION........................................................ 147

                            ------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.
          WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT
       INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY
                    STATE WHERE THE OFFER IS NOT PERMITTED.

      THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN
               THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.

                       WHERE YOU CAN FIND MORE INFORMATION

         The issuer has filed with the Securities and Exchange Commission a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "registration statement") pursuant to the Securities Act and the rules and regulations thereunder covering the new notes being offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto, as certain portions have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to the issuer and the new notes offered by this prospectus, reference is made to the registration statement which is on file at the offices of the SEC and may be obtained upon payment of the fee prescribed by the SEC or may be examined without charge at the offices of the SEC. Statements contained in this prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the SEC.

         The issuer is not currently subject to the information reporting requirements of the Exchange Act. The issuer will become subject to such requirements upon the effectiveness of the registration statement, and in accordance therewith will file certain reports and other information with the SEC. The registration statement and periodic reports and other information filed by the issuer with the SEC can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., or at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that contains reports and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

                               PROSPECTUS SUMMARY


The following summary highlights selected information about the exchange offer and the new notes and may not contain all of the information that you find important in making your decision to participate in the exchange offer. This prospectus contains more detailed terms about the exchange offer and the new notes being offered to you, as well as selected business information and financial data. You are strongly encouraged to read this entire prospectus before deciding whether to participate in the exchange offer.

Except as otherwise required by the context, references in this prospectus to the "issuer," the "trust," "we" or "us" are references to Student Loan Funding 1998-A/B Trust and Firstar Bank, N.A., not in its individual capacity but solely as Co-owner Trustee of the trust.

                               THE EXCHANGE OFFER


You are entitled to exchange your old notes for new notes that have been registered under the Securities Act. The new notes will have the same terms as the old notes that you currently hold, except that the new notes will be registered under the Securities Act and will not have registration rights. As a result of this registration, and only if you participate in the exchange offer and exchange your old notes for new notes, we believe that you may resell your new notes without complying with the registration and prospectus delivery requirements of the Securities Act. Following the exchange offer, any old notes held by you that are not exchanged will continue to have the existing restrictions on their transfer, and we will have no further obligation to register your old notes under the Securities Act.

Student Loan Funding LLC entered into a Registration Rights Agreement dated December 1, 1998 with Salomon Smith Barney Inc., as representative for itself, Fifth Third/The Ohio Company and NationsBanc Montgomery Securities LLC, the initial purchasers of the old notes. (Salomon Smith Barney Inc., Fifth Third/The Ohio Company and NationsBanc Montgomery Securities LLC are referred to in this prospectus as the "initial purchasers.") Student Loan Funding LLC, as the depositor, entered into a Trust Agreement dated as of March 1, 1999 with First Union Trust Company, National Association, as owner trustee and Firstar Bank, N.A., as co-owner trustee, under which the issuer was formed as a common law trust. Subsequently, on March ____, 1999, Student Loan Funding LLC and its eligible lender trustee entered into a Transfer and Sale Agreement with Firstar Bank, National Association, as the co-owner trustee of the issuer. Under the transfer and sale agreement, Student Loan Funding LLC and its eligible lender trustee sold all of their respective rights and interests in the financed student loans, eligible investments and certain accounts to the co-owner trustee on behalf of the issuer. In consideration of such sale, the co-owner trustee assumed on behalf of the issuer, among other things, all of the depositor's obligations under the indenture, the registration rights agreement and the old notes. Under the registration rights agreement, the issuer, as the successor to the depositor's obligations, is required to deliver this prospectus to you and to file a registration statement with the SEC to register the new notes. You should read the discussion under the heading "The Exchange Offer" herein for more detailed information about the exchange offer and resales of the new notes. You should also read the discussion under the headings "Prospectus Summary - Summary of Terms of the New Notes" herein for further information regarding the new notes.


                                        SUMMARY OF THE EXCHANGE OFFER

THE DEPOSITOR .......................................    Student Loan Funding LLC

THE ISSUER...........................................    Student Loan Funding 1998-A/B Trust

SECURITIES OFFERED...................................    We are offering (i) [$385,000,000] in principal
                                                         amount of Senior Asset-Backed Notes, Series 1998A1-3
                                                         (LIBOR Floating Rate), (ii) $93,300,000 in principal
                                                         amount of Senior Asset Backed Callable Notes, Series
                                                         1998A1-4 (Auction Rate), (iii) $90,000,000 in
                                                         principal amount of Senior Asset-Backed Callable
                                                         Notes, Series 1998A1-5 (Auction Rate), (iv)
                                                         $90,000,000 in principal amount of Senior
                                                         Asset-Backed Callable Notes, Series 1998A1-6
                                                         (Auction Rate) and (v) $54,500,000 in principal
                                                         amount of Subordinate Asset-Backed Notes, Series
                                                         1998B1-3 (Fixed Rate). These new notes have the same
                                                         terms as the old notes you hold, except that the new
                                                         notes will be registered under the Securities Act
                                                         and will be freely transferable.

REGISTRATION RIGHTS AGREEMENT.......................     Student Loan Funding LLC sold the old notes to the
                                                         initial purchasers on December 18, 1998 in a private
                                                         placement pursuant to certain exemptions from
                                                         registration available under the Securities Act, and
                                                         the initial purchasers immediately resold the old
                                                         notes to institutional investors pursuant to certain
                                                         exemptions from registration available under the
                                                         Securities Act. In connection with the private
                                                         placement, Student Loan Funding LLC entered into the
                                                         registration rights agreement with the initial
                                                         purchasers. Under the transfer and sale agreement,
                                                         the co-owner trustee, on behalf of the issuer,
                                                         assumed Student Loan Funding LLC's obligations under
                                                         the registration rights agreement. As the successor
                                                         to Student Loan Funding LLC's obligations under the
                                                         registration rights agreement, the issuer is
                                                         required to:

                                                         o file a registration statement for the exchange
                                                           offer and the new notes;

                                                         o cause the registration statement filed for the
                                                           exchange offer and the new notes to be declared
                                                           effective by the SEC on or before May 31, 1999; and

                                                         o complete the exchange offer on or before June 30,
                                                           1999.

                                                         After the exchange offer is complete, you will no
                                                         longer be entitled to exchange your old notes for
                                                         new notes.

THE EXCHANGE OFFER..................................     We are offering to exchange new notes in principal
                                                         amount equal to the principal amount of the old
                                                         notes held by you. In order to be exchanged, your
                                                         old notes must be properly tendered and accepted.
                                                         All old notes that are validly tendered and not
                                                         validly withdrawn will be exchanged. We will issue
                                                         new notes on or promptly after the expiration of the
                                                         exchange offer.

ABILITY TO RESELL NEW NOTES ........................     We believe that the new notes issued in the
                                                         exchange offer may be offered for resale, resold and
                                                         otherwise transferred by you without compliance with
                                                         the registration and prospectus delivery
                                                         requirements of the Securities Act if:

                                                         o the new notes issued in the exchange offer are being
                                                           acquired by you in the ordinary course of your
                                                           business;

                                                         o you are not participating, do not intend to
                                                           participate and have no arrangement or understanding
                                                           with any person to participate in the distribution
                                                           of new notes issued to you in the exchange offer;
                                                           and

                                                         o you are not our affiliate.

                                                         If we are wrong and you transfer any new notes
                                                         issued to you in the exchange offer without delivery
                                                         of a prospectus meeting the requirement of the
                                                         Securities Act or without an exemption from
                                                         registration of your new notes from such
                                                         requirements, you may incur liability under the
                                                         Securities Act. We do not assume responsibility for
                                                         or indemnify you against such liability. A
                                                         broker-dealer may use this prospectus for an offer
                                                         to resell, resale or re-transfer the new
                                                         notes issued to it in the exchange offer. The
                                                         exchange offer is not being made to:

                                                         o holders of old notes in any jurisdiction in which
                                                           the exchange offer or its acceptance would not
                                                           comply with the applicable securities or blue sky
                                                           laws of that jurisdiction; or

                                                         o holders of old notes who are our affiliates.

CONSEQUENCES OF FAILURE TO EXCHANGE
YOUR NOTES..........................................     If you do not exchange your old notes for new notes
                                                         in the exchange offer, the restrictions on transfer
                                                         provided in the old notes and in the indenture
                                                         governing the old notes will apply to your old
                                                         notes. In general, your old notes may not be offered
                                                         or sold unless registered under the Securities Act,
                                                         except for offers or sales made in reliance on an
                                                         exemption from, or in a transaction not governed by,
                                                         the Securities Act and applicable state securities
                                                         laws. We have no current plans to register your old
                                                         notes under the Securities Act.

EXPIRATION DATE.....................................     The exchange offer will expire at 5:00 p.m., New
                                                         York City time, on _______________, 1999, unless it
                                                         is extended. The expiration date is the latest date
                                                         and time to which we extend the exchange offer.

CONDITIONS TO EXCHANGE OFFER........................     The exchange offer has certain customary conditions.
                                                         There is no minimum amount of old notes that must be
                                                         tendered to complete the exchange offer.

PROCEDURES FOR TENDERING YOUR OLD NOTES.............     If you wish to tender your old notes for exchange in
                                                         the exchange offer you must transmit to Firstar
                                                         Bank, N.A., the exchange agent for the exchange
                                                         offer, on or before the expiration date of the
                                                         exchange offer, either:

                                                         o a properly completed and executed letter of
                                                           transmittal that we have provided to you with this
                                                           prospectus, or a facsimile of the letter of
                                                           transmittal, together with your old notes and any
                                                           other documentation requested by the letter of
                                                           transmittal, to the exchange agent at the address
                                                           set forth under the heading "The Exchange Offer -
                                                           Exchange Agent," herein and on the front cover of
                                                           the letter of transmittal; or

                                                         o a computer-generated message transmitted by means
                                                           of The Depository Trust Company's Automated Tender
                                                           Offer Program system and received by the exchange
                                                           agent, which forms a part of a confirmation of
                                                           book-entry transfer in which you acknowledge and
                                                           agree to be bound by the terms of the letter of
                                                           transmittal.

                                                         By executing the letter of transmittal, each holder
                                                         of old notes will make those representations
                                                         described under the heading "The Exchange Offer
                                                         Procedures for Tendering" herein.

GUARANTEED DELIVERY PROCEDURES......................     If you wish to tender your old notes and time will
                                                         not permit the documents required by the letter of
                                                         transmittal to reach the exchange agent prior to the
                                                         expiration date of the exchange offer, or the
                                                         procedure for book-entry transfer cannot be
                                                         completed on a timely basis, you must tender your
                                                         old notes according to the guaranteed delivery
                                                         procedures described under the heading "The Exchange
                                                         Offer - Guaranteed Delivery Procedures" herein.

SPECIAL PROCEDURES FOR BENEFICIAL OWNERS............     If you are a beneficial owner whose old notes are
                                                         registered in the name of a broker, dealer,
                                                         commercial bank, trust company or other nominee and
                                                         you wish to tender your old notes in the exchange
                                                         offer, you should contact your registered holder
                                                         promptly and instruct such registered holder to
                                                         tender on your behalf. If you wish to tender on your
                                                         own behalf, you must either make appropriate
                                                         arrangements to register ownership of the old notes
                                                         in your name or obtain a properly completed bond
                                                         power from the registered holder, prior to
                                                         completing and executing the letter of transmittal
                                                         and delivering your old notes. We must advise you
                                                         that the transfer of registered ownership may take
                                                         considerable time and may not be able to be
                                                         completed prior to the expiration date of the
                                                         exchange offer.

WITHDRAWAL RIGHTS...................................     Unless the date is extended, you may withdraw the
                                                         tender of your old notes at any time prior to 5:00
                                                         p.m., New York City time, on the expiration date.

FEDERAL TAX CONSIDERATIONS..........................     The exchange of old notes for new notes will not be
                                                         a taxable exchange for United States federal income
                                                         tax purposes. You will not recognize any taxable
                                                         gain or loss or any interest income as a result of
                                                         the exchange. Thompson Hine & Flory LLP will provide
                                                         an opinion that there will be no federal income tax
                                                         consequences to you if you exchange your old note
                                                         for a new note in the exchange offer. For additional
                                                         information regarding federal income tax
                                                         considerations, you should read the discussion under
                                                         the heading "Federal Income Tax Consequences"
                                                         herein.

STATE TAX CONSIDERATIONS............................     We have not addressed the state income tax
                                                         consequences of the exchange of your old notes for
                                                         new notes in this prospectus. You should consult
                                                         your own tax advisors before deciding whether to
                                                         participate in the exchange offer.

USE OF PROCEEDS.....................................     We will not receive any proceeds from the issuance
                                                         of the new notes in the exchange offer. We will pay
                                                         all expenses incident to the exchange offer.

EXCHANGE AGENT......................................     Firstar Bank, N.A. is serving as the exchange agent
                                                         for the exchange offer. The exchange agent's
                                                         address, telephone number and facsimile number is:
                                                         Firstar Bank, N.A.
                                                         425 Walnut Street
                                                         Cincinnati, Ohio 45202
                                                         Attention: Brian Gardner
                                                         Phone Number: (513) 762-8870
                                                         Facsimile: (513) 632-5511

DEALER MANAGER......................................     Salomon Smith Barney Inc. is serving as the dealer
                                                         manager for the exchange offer. See "The Exchange
                                                         Offer - Dealer Manager" herein.

Please review the information contained under the heading "The Exchange Offer" herein for more detailed information concerning the exchange offer.


                        SUMMARY OF TERMS OF THE NEW NOTES

The new notes to be issued to you in the exchange offer will evidence the same obligations of the trust as the old notes you currently hold. You should be aware that the indenture that currently governs your old notes will be the same indenture that will govern the new notes, except that there will be no restrictions on your ability to transfer the new notes. A more detailed description of the indenture can be found under the heading "Description of the New Notes" herein.

THE DEPOSITOR........................................    Student Loan Funding LLC organized the trust and
                                                         acquired the pool of student loans that secure the
                                                         new notes.

THE ISSUER...........................................    Student Loan Funding 1998-A/B Trust will assume the
                                                         obligations under the old notes and will issue and
                                                         exchange the new notes for the outstanding old
                                                         notes.

THE SERVICER.........................................    Student Loan Funding Resources, Inc. ("Resources"),
                                                         as the master servicer, will arrange for the
                                                         servicing of the student loans pursuant to a master
                                                         servicing agreement. The master servicer will
                                                         arrange for one or more other institutions to
                                                         service the student loans on a day-to-day basis.

THE TRUSTEES.........................................    The institutional bank trustees are as follows:

                                                         o Firstar Bank, N.A., a national banking
                                                           association, is the eligible lender trustee. One or
                                                           more additional eligible lender trustees may be
                                                           added or substituted for Firstar Bank, N.A. from
                                                           time to time;

                                                         o First Union Trust Company, National Association,
                                                           is the Owner Trustee for purposes of the trust's
                                                           beneficial ownership of the student loans;

                                                         o Firstar Bank, N.A., is the Co-owner Trustee for
                                                           purposes of the trust's beneficial ownership of the
                                                           student loans; and

                                                         o Firstar Bank, N.A., a national banking
                                                           association, is the indenture trustee.

ISSUE DATE...........................................    Issuance of the new notes is scheduled for _______,
                                                         1999.

INTEREST.............................................    Interest is paid on the new notes in the same manner
                                                         as it is paid on the old notes.

SERIES A-3 NOTES                                         Interest is paid monthly on the Series A-3 Notes on
                                                         the last business day of each calendar month. The
                                                         interest rate will be an annual rate adjusted
                                                         monthly to equal the lesser of:

                                                         o one-month LIBOR plus 0.38%; or

                                                         o 17%.

                                                         The adjusted monthly interest rate for each period
                                                         will be capped, however, at the net loan rate for
                                                         that period.

SERIES A-4 NOTES                                         Interest on the Series A-4 Notes is paid on the
                                                         business day following the expiration of each
                                                         applicable auction period. The interest rate will be
                                                         an annual rate adjusted at the beginning of each
                                                         auction period to equal the lesser of:

                                                         o the auction rate; or

                                                         o 17%.

                                                         The adjusted monthly interest rate for each period
                                                         will be capped, however, at the net loan rate for
                                                         that auction period.

SERIES A-5 NOTES                                         Interest on the Series A-5 Notes is paid on the
                                                         business day following the expiration of each
                                                         applicable auction period. The interest rate will be
                                                         an annual rate adjusted at the beginning of each
                                                         auction period to equal the lesser of:

                                                         o the auction rate; or

                                                         o 17%.

                                                         The adjusted monthly interest rate for each period
                                                         will be capped, however, at the net loan rate for
                                                         that auction period.

SERIES A-6 NOTES                                         Interest on the Series A-6 Notes is paid on the
                                                         business day following the expiration of each
                                                         applicable auction period. The interest rate will be
                                                         an annual rate adjusted at the beginning of each
                                                         auction period to equal the lesser of:

                                                         o the auction rate; or

                                                         o 17%.

                                                         The adjusted monthly interest rate for each period
                                                         will be capped, however, at the net loan rate for
                                                         that auction period.

SERIES B-3 NOTES                                         Interest on the Series B-3 Notes is paid monthly on
                                                         the last business day of each calendar month. The
                                                         interest rate is fixed at an annual rate of 6.25%.

THE NET LOAN RATE....................................    The net loan rate is an annualized percentage rate
                                                         and for a monthly interest period equals the
                                                         weighted average interest rate of the student loans
                                                         as of the first day of the applicable collection
                                                         period, minus the program operating expenses.

                                                         Program operating expenses means all reasonable and
                                                         proper expenses, including both operating expenses
                                                         and capital expenditures incurred or to be incurred
                                                         in connection with the program of financing the
                                                         financed student loans pursuant to the Indenture.

PRINCIPAL...........................................     Principal is paid on the new notes in the same
                                                         manner as it is paid on the old notes, from
                                                         available funds.

SERIES A-3 NOTES                                         Principal is paid monthly on the Series A-3 Notes.
                                                         Principal payments generally will equal the
                                                         reduction in the student loan principal balance,
                                                         minus, for each monthly payment date after June 30,
                                                         2003, the amount of principal paid on such date on
                                                         the Series B-3 Notes.

SERIES A-4 NOTES                                         Principal is paid on the Series A-4 Notes on each
                                                         auction period payment date after the Series A-3
                                                         Notes have been paid in full. Principal payments
                                                         generally will equal the reduction in the student
                                                         loan principal balance, minus, for each monthly
                                                         payment date after June 30, 2003, the amount of
                                                         principal paid on such date on the Series B-3 Notes.

SERIES A-5 NOTES                                         Principal is paid on the Series A-5 Notes on each
                                                         auction period payment date after the Series A-3
                                                         Notes and the Series A-4 Notes have been paid in
                                                         full. Principal payments generally will equal the
                                                         reduction in the student loan principal balance
                                                         minus, for each monthly payment date after June 30,
                                                         2003, the amount of principal paid on such date on
                                                         the Series B-3 Notes.

SERIES A-6 NOTES                                         Principal is paid on the Series A-6 Notes on each
                                                         auction period payment date after the Series A-3
                                                         Notes, the Series A-4 Notes and the Series A-5 Notes
                                                         have been paid in full. Principal payments generally
                                                         will equal the reduction in the student loan
                                                         principal balance minus, for each monthly payment
                                                         date after June 30, 2003, the amount of principal
                                                         paid on such date on the Series B-3 Notes.

SERIES B-3 NOTES                                         Principal is paid monthly on the Series B-3 Notes.
                                                         After the Series A-3 Notes, the Series A-4 Notes,
                                                         the Series A-5 Notes and the Series A-6 Notes have
                                                         been paid in full, principal payments on the Series
                                                         B-3 Notes generally will equal the reduction in the
                                                         student loan principal balance. After June 30, 2003,
                                                         principal payments on the Series B-3 Notes will
                                                         equal the lesser of:

                                                         o an amount generally equal to the reduction in the
                                                           student loan principal balance and

                                                         o the greatest amount that would result in a senior
                                                           parity percentage of not less than 109% and a parity
                                                           percentage of not less than 101% after such payment
                                                           of principal on the Series B-3 Notes.

                                                         Principal payments on the Series A-3 Notes will be
                                                         made on each monthly payment date. Unless an event
                                                         of default has occurred, no principal will be paid
                                                         on the Series A-4 Notes until the Series A-3 Notes
                                                         have been paid in full. Unless an event of default
                                                         has occurred, no principal will be paid on the
                                                         Series A-5 Notes until the Series A-3 Notes and the
                                                         Series A-4 Notes have been paid in full, and no
                                                         principal will be paid on the Series A-6 Notes until
                                                         the Series A-3 Notes, the Series A-4 Notes and the
                                                         Series A-5 Notes have been paid in full. If an event
                                                         of default occurs, principal will be paid pro rata
                                                         on the Series A-3 Notes, the Series A-4 Notes, the
                                                         Series A-5 Notes and the Series A-6 Notes.

                                                         As long as any Series 1998A Notes are outstanding,
                                                         no principal will be paid on the Series B-3 Notes
                                                         until the first monthly payment date after June 30,
                                                         2003.

ACCELERATED PRINCIPAL                                    The notes entitled to principal payments also will
                                                         receive on each monthly payment date or auction
                                                         period payment date, as applicable, parity
                                                         percentage payments of principal until the parity
                                                         percentage equals 101%.

PARITY PERCENTAGE...................................     The parity percentage basically is determined by
                                                         dividing:

                                                         o the principal amount (including capitalized
                                                           interest) of the student loans plus accrued
                                                           interest, interest subsidies and special allowance
                                                           payments, and all amounts in the acquisition fund,
                                                           the collection fund and the reserve fund, by

                                                         o the principal balance of all notes plus accrued
                                                           and unpaid interest and expenses. See "Description
                                                           of the New Notes - Principal" herein.

SENIOR PARITY PERCENTAGE............................     The senior parity percentage basically is determined
                                                         by dividing:

                                                         o the principal amount (including capitalized
                                                           interest) of the student loans plus accrued
                                                           interest, interest subsidies and special allowance
                                                           payments, and all amounts in the acquisition fund,
                                                           the collection fund and the reserve fund, by

                                                         o the principal balance of all Series 1998A Notes
                                                           plus accrued and unpaid interest thereon and
                                                           expenses with respect to all notes.

FINAL MATURITY......................................     The final payment of principal and interest will be
                                                         made no later than:

                                                         o December 1, 2006 on the Series A-3 Notes;

                                                         o December 1, 2019 on the Series A-4 Notes;

                                                         o December 1, 2019 on the Series A-5 Notes;

                                                         o December 1, 2019 on the Series A-6 Notes; and

                                                         o December 1, 2019 on the Series B-3 Notes.

                                                         For several reasons, the actual maturity of each
                                                         series may occur sooner. See "Maturity and
                                                         Prepayment Considerations" herein.

PRIORITY OF PAYMENTS................................     On each payment date, funds available after paying
                                                         expenses will be applied generally in the following
                                                         priority:

                                                         o First, (i) on each monthly payment date, to pay
                                                           interest on the Series A-3 Notes, and to pay any
                                                           related interest rate exchange payment owed by the
                                                           issuer, and (ii) on each applicable auction period
                                                           payment date, to pay interest on the Series A-4
                                                           Notes, the Series A-5 Notes and the Series A-6
                                                           Notes, as applicable, and any related interest rate
                                                           exchange payment owed by the issuer;

                                                         o Second, on each monthly payment date, to pay
                                                           interest on the Series B-3 Notes and any related
                                                           interest rate exchange payment owed by the issuer;

                                                         o Third, (i) to pay principal on each monthly
                                                           payment date on the Series A-3 Notes in an amount
                                                           equal to the reduction in the balance of the student
                                                           loans and any shortfall from previous principal
                                                           distributions on the Series A-3 Notes, less, for
                                                           each monthly payment date occurring after June 30,
                                                           2003, the amount of any principal to be paid on such
                                                           date on the Series B-3 Notes, until the principal
                                                           balance of the Series A-3 Notes has been reduced to
                                                           zero and (ii) to pay principal on each monthly
                                                           payment date occurring after June 30, 2003 on the
                                                           Series B-3 Notes in an amount equal to the lesser of
                                                           (a) an amount generally equal to the reduction in
                                                           the balance of the student loans and (b) the
                                                           greatest amount which would result in a senior
                                                           parity percentage of no less than 109% and a parity
                                                           percentage of no less than 101% following such
                                                           payment of principal on the Series B-3 Notes;

                                                         o Fourth, after the principal balance of the Series
                                                           A-3 Notes has been reduced to zero, (i) to pay
                                                           principal on each auction period payment date on the
                                                           Series A-4 Notes in an amount equal to the reduction
                                                           in the balance of the student loans and any
                                                           shortfall from previous principal distributions on
                                                           the Series A-4 Notes, less, for each monthly payment
                                                           date occurring after June 30, 2003, the amount of
                                                           any principal paid on the immediately preceding
                                                           monthly payment date on the Series B-3 Notes, until
                                                           the principal balance thereof has been reduced to
                                                           zero

                                                           and (ii) to pay principal on each monthly payment
                                                           date occurring after June 30, 2003 on the Series B-3
                                                           Notes in an amount equal to the lesser of (a) an
                                                           amount generally equal to the reduction in the
                                                           balance of the student loans and (b) the greatest
                                                           amount which would result in a senior parity
                                                           percentage of no less than 109% and a parity
                                                           percentage of no less than 101% following such
                                                           payment of principal on the Series B-3 Notes;

                                                         o Fifth, after the principal balance of the Series
                                                           A-3 Notes and Series A-4 Notes has been reduced to
                                                           zero, (i) to pay principal on each auction period
                                                           payment date on the Series A-5 Notes in an amount
                                                           equal to the reduction in the balance of the student
                                                           loans and any shortfall from previous principal
                                                           distributions on the Series A-5 Notes, less, for
                                                           each monthly payment date occurring after June 30,
                                                           2003, the amount of any principal paid on the
                                                           immediately preceding monthly payment date on the
                                                           Series B-3 Notes, until the principal balance
                                                           thereof has been reduced to zero and (ii) to pay
                                                           principal on each monthly payment date occurring
                                                           after June 30, 2003 on the Series B-3 Notes in an
                                                           amount equal to the lesser of (a) an amount
                                                           generally equal to the reduction in the balance of
                                                           the student loans and (b) the greatest amount which
                                                           would result in a senior parity percentage of no
                                                           less than 109% and a parity percentage of no less
                                                           than 101% following such payment of principal on the
                                                           Series B-3 Notes;

                                                         o Sixth, after the principal balance of the Series
                                                           A-3 Notes, the Series A-4 Notes and the Series A-5
                                                           Notes has been reduced to zero, (i) to pay principal
                                                           on each auction period payment date on the Series
                                                           A-6 Notes in an amount equal to the reduction in the
                                                           balance of the student loans and any shortfall from
                                                           previous principal distributions on the Series A-6
                                                           Notes, less, for each monthly payment date occurring
                                                           after June 30, 2003, the amount of any principal
                                                           paid on the immediately preceding monthly payment
                                                           date on the

                                                           Series B-3 Notes, until the principal balance
                                                           thereof has been reduced to zero and (ii) to pay
                                                           principal on each monthly payment date occurring
                                                           after June 30, 2003 on the Series B-3 Notes in an
                                                           amount equal to the lesser of (a) an amount
                                                           generally equal to the reduction in the balance of
                                                           the student loans and (b) the greatest amount which
                                                           would result in a senior parity percentage of no
                                                           less than 109% and a parity percentage of no less
                                                           than 101% following such payment of principal on the
                                                           Series B-3 Notes;

                                                         o Seventh, after the principal balance of the Series
                                                           A-3 Notes, the Series A-4 Notes, the Series A-5
                                                           Notes and the Series A-6 Notes has been reduced to
                                                           zero, to pay principal on each monthly payment date
                                                           on the Series B-3 Notes in an amount generally equal
                                                           to the reduction in the balance of the student loans
                                                           and any shortfall from previous principal
                                                           distributions on the Series B-3 Notes;

                                                         o Eighth, on any monthly payment date, to the
                                                           reserve fund the amount, if any, necessary to attain
                                                           the specified reserve fund balance;

                                                         o Ninth, if the parity percentage is not at least
                                                           101%, to pay principal until the parity percentage
                                                           equals 101%:

                                                             on the Series A-3 Notes on each monthly payment
                                                             date until the principal balance thereof has
                                                             been reduced to zero, then

                                                             once the Series A-3 Notes are no longer
                                                             outstanding, on the Series A-4 Notes on each
                                                             auction period payment date until the principal
                                                             balance thereof has been reduced to zero, then

                                                             once the Series A-3 Notes and the Series A-4
                                                             Notes are no longer outstanding, on the Series
                                                             A-5 Notes on each auction period payment date
                                                             until the principal balance thereof has been
                                                             reduced to zero, then

                                                             once the Series A-3 Notes, the Series A-4 Notes
                                                             and the Series A-5 Notes are no longer
                                                             outstanding, on the Series A-6 Notes on each
                                                             auction period payment date until the principal
                                                             balance thereof has been reduced to zero, and
                                                             thereafter

                                                             once the Series A-3 Notes, the Series A-4 Notes,
                                                             the Series A-5 Notes and the Series A-6 Notes
                                                             are no longer outstanding, on the Series B-3
                                                             Notes on each monthly payment date;

                                                         o Tenth, on any monthly payment date or auction
                                                           period payment date, as applicable, to pay carryover
                                                           interest, if any:

                                                             on the Series A-3 Notes until payment in full of
                                                             all such carryover interest, then

                                                             on the Series A-4 Notes until payment in full of
                                                             all such carryover interest, then

                                                             on the Series A-5 Notes until payment in full of
                                                             all such carryover interest, and thereafter

                                                             on the Series A-6 Notes until payment in full of
                                                             all such carryover interest;

                                                         o Eleventh, on any applicable payment date, to an
                                                           exchange counterparty the amount, if any, owed an
                                                           exchange counterparty in respect of an early
                                                           termination payment or damages for early termination
                                                           by, or as a result of a default by, the issuer under
                                                           any interest rate exchange agreement; and

                                                         o Twelfth, on any monthly payment date, any
                                                           remainder will be transferred to the excess surplus
                                                           account established under the indenture. The issuer
                                                           may withdraw amounts from the excess surplus account
                                                           at any time upon written request to the indenture
                                                           trustee so long as after such withdrawal the parity
                                                           percentage will be at least 103%. Any amounts so
                                                           withdrawn will not be available thereafter to pay
                                                           principal or interest on the notes. See "The
                                                           Indenture -- Collection Fund" herein.

                                                         The above payment order will be modified if, after
                                                         giving effect to such payments on any payment date,
                                                         either:

                                                         o the aggregate principal amount of the Series A-3
                                                           Notes, the Series A-4 Notes, the Series A-5 Notes
                                                           and the Series A-6 Notes would exceed the sum of the
                                                           principal amount of the student loans (including
                                                           capitalized interest) and amounts in the indenture
                                                           funds and accounts as of the end of the preceding
                                                           collection period, or

                                                         o a payment event of default has occurred under the
                                                           indenture, but prior to the acceleration of maturity
                                                           of the notes.

                                                         As long as either of the above conditions exist, the
                                                         payment order will be modified to provide that the
                                                         Series B-3 Notes will not receive any interest
                                                         payments pursuant to clause "Second" above, no
                                                         interest rate exchange payments relating to such
                                                         Series B-3 Notes will be made and the Series B-3
                                                         Notes will not receive any principal payments
                                                         pursuant to clauses "Third", "Fourth", "Fifth" and
                                                         "Sixth" above. As long as any Series A-3 Notes,
                                                         Series A-4 Notes, Series A-5 Notes or Series A-6
                                                         Notes remain outstanding, any such deferral will not
                                                         constitute an event of default under the indenture
                                                         unless the deferral exists on the maturity date for
                                                         the Series B-3 Notes. Where an event of default has
                                                         occurred, principal distributions on the Series A-3
                                                         Notes, the Series A-4 Notes, the Series A-5 Notes
                                                         and the Series A-6 Notes will be allocated pro rata
                                                         among each series, without preference or priority of
                                                         any kind. See "The Indenture -- Collection Fund"
                                                         herein.

                                                         Notwithstanding the foregoing, principal payments
                                                         will be made on the Series A-4 Notes, the Series A-5
                                                         Notes and the Series A-6 Notes only in amounts equal
                                                         to $50,000 and integral multiples thereof. If the
                                                         amount available to be applied as a payment of
                                                         principal on the Series A-4 Notes, the Series A-5
                                                         Notes or the Series A-6 Notes on the applicable
                                                         auction period payment date

                                                         either (i) is less than $50,000 or (ii) exceeds an
                                                         even multiple of $50,000, then, in the case of (i),
                                                         such entire amount or, in the case of (ii), such
                                                         excess amount, will not be paid as principal on such
                                                         auction period payment date, but will be retained in
                                                         the Note Payment Account until the amount available
                                                         therein for the payment of principal at least equals
                                                         $50,000.

RESERVE FUND........................................     The indenture trustee has made an initial deposit of
                                                         $10,917,000 from the proceeds of the original sale
                                                         of the old notes into a reserve fund for the notes.
                                                         This amount is the reserve fund's specified reserve
                                                         fund balance. To the extent necessary, the initial
                                                         deposit will be supplemented on each monthly payment
                                                         date with all amounts remaining after making all
                                                         required prior distributions on such date until the
                                                         specified reserve fund balance is attained. See
                                                         "Security for the Notes -- Reserve Fund" and "The
                                                         Indenture -- Reserve Fund" herein.

REDEMPTION..........................................
AUCTION OF THE FINANCED STUDENT LOANS                    On or after May 31, 2007, if the principal balance
                                                         of the student loans (including capitalized
                                                         interest) is equal to or less than 10% of the
                                                         initial principal amount of the student loans in the
                                                         trust, the indenture trustee will offer the student
                                                         loans for sale. If the indenture trustee receives at
                                                         least two bids (which may include bids from the
                                                         issuer or its affiliates), the indenture trustee
                                                         will accept the higher bid if it will pay
                                                         transaction costs and all amounts due to the
                                                         holders, including carryover interest, after
                                                         application of funds on deposit in the reserve fund.
                                                         If the bid proceeds are not sufficient to pay
                                                         transaction costs and all amounts due to the
                                                         holders, the indenture trustee may, but shall be
                                                         under no obligation to, solicit bids for the sale of
                                                         student loans on future payment dates. The proceeds
                                                         of any such sale will be used to redeem any
                                                         outstanding notes at par plus accrued interest on
                                                         the next applicable payment date. The indenture
                                                         trustee can give no assurance as to whether it will
                                                         be successful in soliciting acceptable bids to
                                                         purchase the student loans on any such auction date.
                                                         See "Redemption -- Auction of the Financed Student
                                                         Loans" herein.

OPTIONAL REDEMPTION                                      All outstanding series of notes will be subject to
                                                         redemption in whole on any applicable payment date
                                                         in the event the depositor exercises its option to
                                                         repurchase all remaining student loans, and thus
                                                         effect the early retirement of the notes, on any
                                                         payment date on or after the monthly payment date on
                                                         which the pool balance is equal to 10% or less of
                                                         the initial pool balance, at a price at least equal
                                                         to, for each student loan, the outstanding principal
                                                         balance of such student loan as of the end of the
                                                         preceding collection period, together with all
                                                         accrued interest thereon and unamortized premiums,
                                                         if any, and sufficient to pay transaction costs and
                                                         all amounts due to the holders, including carryover
                                                         interest, after application of funds on deposit in
                                                         the reserve fund. Such an optional purchase of the
                                                         student loans will result in the prepayment of all
                                                         outstanding notes.

                                                         In addition, on and after the payment date that the
                                                         Series A-3 Notes have been paid in full, the Series
                                                         A-4 Notes, the Series A-5 Notes and the Series A-6
                                                         Notes will be subject to redemption in whole or in
                                                         part on any applicable auction period payment date
                                                         at the option of the issuer, upon 15 days' notice
                                                         given by the indenture trustee, at a redemption price
                                                         equal to their principal amount, plus all accrued
                                                         interest thereon, including carryover interest, provided
                                                         that after any such redemption, the parity percentage
                                                         must be no less than 101% and certain other conditions
                                                         must be satisfied. See "Redemption -- Optional Redemption"
                                                         herein.

FEDERAL INCOME TAX CONSEQUENCES                          The new notes will evidence debt obligations of the
                                                         depositor under the Internal Revenue Code of 1986, as
                                                         amended, and interest paid or accrued thereon will be
                                                         taxable income to holders. Thompson Hine & Flory LLP will
                                                         provide an opinion that the new notes will be
                                                         characterized as debt of the depositor for federal income
                                                         tax purposes. By acceptance of your new note, you will be
                                                         deemed to have agreed to treat your new note as a debt
                                                         instrument for purposes of federal and state income tax,
                                                         franchise tax and any other tax measured in whole or in
                                                         part by income. For additional information concerning the
                                                         application of federal income tax laws with respect to the new notes, see "Federal Income Tax Consequences" herein.

ERISA CONSIDERATIONS.................................    The new notes are expected to be treated as debt
                                                         obligations without significant equity features for
                                                         purposes of the regulations of the Department of
                                                         Labor set forth in 29 C.F.R. 2510.3-101. See "ERISA
                                                         Considerations" herein.

REGISTRATION, CLEARING AND SETTLEMENT...............     Your new notes will be held through DTC in the
                                                         United States or through Cedel Bank, societe anonyme
                                                         or the Euroclear System in Europe. You will not
                                                         receive a definitive note representing your
                                                         interest, except in certain limited circumstances.
                                                         See "Description of the Notes --Book-entry
                                                         Registration" herein.

                                                         The Series 1998A1-3 Notes will be offered in minimum
                                                         denominations of $50,000, reduced by the amount of
                                                         principal payments made before the exchange offer,
                                                         if any, and integral multiples of $1,000 in excess
                                                         thereof.

                                                         The Series 1998B1-3 Notes will be offered in minimum
                                                         denominations of $50,000 and integral multiples of
                                                         $1,000 in excess thereof.

                                                         The Series 1998A1-4 Notes, the Series 1998A1-5 Notes
                                                         and the Series 1998A1-6 Notes will be offered in
                                                         minimum denominations of $50,000 and any integral
                                                         multiple thereof.

RATING..............................................     It is a condition to the issuance of the new notes
                                                         that they be rated by the following rating agencies
                                                         as follows:
                                                                                          Moody's      Fitch
                                                                                          -------      -----
                                                         Series 1998A1-3 Notes              Aaa          AAA
                                                         Series 1998A1-4 Notes              Aaa          AAA
                                                         Series 1998A1-5 Notes              Aaa          AAA
                                                         Series 1998A1-6 Notes              Aaa          AAA
                                                         Series 1998B1-3 Notes               A2           A

                                                         See "Risk Factors -- Credit Ratings Address Only a
                                                         Limited Scope of Investor Concerns" and "Rating"
                                                         herein.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS TOGETHER WITH THE OTHER MATTERS SET FORTH IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO EXCHANGE YOUR OLD NOTES FOR NEW NOTES IN THE EXCHANGE OFFER.


RISKS RELATING TO YOUR                 If you do not exchange old notes for new
FAILURE TO PARTICIPATE IN THE          notes in this exchange offer, you will
EXCHANGE OFFER                         hold securities that are not registered
                                       and you will continue to be restricted
                                       from transferring your old notes in the
                                       future. In general, outside of the
                                       exchange offer, you may not offer, sell, pledge or transfer your old notes unless they have been registered under the federal and state securities laws or you offer, sell, pledge or transfer them in a transaction that is exempt from such laws. Following the exchange offer, if you did not elect to participate, you will not be entitled to any further registration rights under the registration rights agreement. We do not currently intend to file a registration statement to register your old notes except in connection with this exchange offer.

LIMITED ABILITY TO RESELL YOUR         The new notes will constitute a new
YOUR NOTES                             issue of securities without any
                                       established trading market. We do not
                                       currently intend to list the new notes
                                       on any national securities exchange or
                                       on any automated quotation system of any registered securities association such as the NASDAQ Stock Market. The initial purchasers may assist in resales of the new notes but they are not required to do so. A secondary market for any series of new notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently active or liquid to allow you to resell any of your new notes.
                                       Salomon Smith Barney Inc. has advised us that it intends to attempt to make a secondary market in the new notes;
                                       however, it is not obligated to do so
                                       and a secondary market may not develop.

LIMITED TRUST ASSETS                   The trust will not have any significant
                                       assets or sources of funds except for the student loans and related assets. Your new notes, together with all interest rate exchange agreements that may be entered into from time to time, and carryover interest, if any, are secured by and payable solely from the assets of the trust, and will not be insured or guaranteed by the depositor, the administrator, the master servicer, the guarantee agencies, the eligible lender trustee, any of their affiliates, or the Department of Education. You must rely for repayment upon proceeds realized from the student loans and other assets in the trust. See "Security for the Notes" and "The Indenture-- Collection Fund" herein.

FAILURE BY LOAN HOLDERS OR             The Higher Education Act, including the
SERVICERS TO COMPLY WITH               implementing regulations thereunder,
STUDENT LOAN ORIGINATION               requires loan holders and servicers to
FFELP AND SERVICING PROCEDURES         follow specified procedures, including
                                       due diligence procedures, to ensure that the Loans are properly originated and serviced. Failure to follow these procedures may result in:

                                        (i)  LOSS OF REINSURANCE PAYMENTS,
                                             INTEREST SUBSIDIES AND SPECIAL
                                             ALLOWANCE PAYMENTS. The Department
                                             of Education's refusal to make
                                             reinsurance payments to the
                                             guarantee agencies or to make
                                             interest subsidy payments and
                                             special allowance payments to the
                                             eligible lender trustee with
                                             respect to the FFELP Loans; and

                                        (ii) LOSS OF GUARANTEE PAYMENTS. The
                                             guarantee agencies' inability or
                                             refusal to make guarantee payments
                                             with respect to the FFELP Loans.

                                       The loss of any such payments may
                                       adversely affect the indenture trustee's ability to pay principal and interest on the new notes. See "Description of the FFEL Program" and "Servicing -- Servicing Procedures" herein.

SUBORDINATION                          The Series B-3 Notes and any exchange
                                       counterparties under an interest rate
                                       exchange agreement relating to the Series
                                       B-3 Notes are subordinated to the Series
                                       A-3 Notes, the Series A-4 Notes, the
                                       Series A-5 Notes and the Series A-6 Notes and any exchange counterparties under an interest rate exchange agreement relating to the Series A-3 Notes, the Series A-4
                                       Notes, the Series A-5 Notes or the Series
                                       A-6 Notes. Payments of interest on the
                                       Series B-3 Notes and any interest rate
                                       exchange payments relating to such Series
                                       B-3 Notes on any monthly payment date
                                       will be made only after payment of
                                       interest on and any interest rate
                                       exchange payments relating to the Series
                                       A-3 Notes, the Series A-4 Notes, the
                                       Series A-5 Notes and the Series A-6 Notes have been made, and if certain specified conditions exist, payment of interest on and any interest rate exchange payments relating to the Series B-3 Notes may be deferred and payment of principal of the Series B-3 Notes may be suspended until all Series 1998A Notes have been paid in full. Consequently, holders of the Series
                                       B-3 Notes will bear losses on the student loans before such losses are borne by the holders of the Series A-3 Notes, the holders of the Series A-4 Notes, the holders of the Series A-5 Notes and the holders of the Series A-6 Notes. In addition, holders of the Series B-3 Notes may be limited in the legal remedies that are available to them until the holders of the Series A-3 Notes, the holders of the Series A-4 Notes, the holders of the Series A-5 Notes and the holders of the Series A-6 Notes and any exchange counterparties under an interest rate exchange agreement on a parity with the Series A-3 Notes, the Series A-4 Notes, the Series A-5 Notes and the Series A-6
                                       Notes are paid in full. See "The
                                       Indenture -- Collection Fund" and
                                       "Security for the Notes - The Trust"
                                       herein.

OFFSET BY GUARANTEE                    The eligible lender trustee may use a
AGENCIES OR THE                        Department of Education lender
DEPARTMENT OF                          identification number that may also be
EDUCATION COULD                        used for other student loans held by the
REDUCE THE AMOUNT                      eligible lender trustee on behalf of the
OF AVAILABLE FUNDS                     depositor or entities established by the
                                       depositor, the administrator or their
                                       affiliates under other indentures. If it does, the billings submitted to the Department of Education and the claims submitted to the guarantee agencies will be consolidated with the billings and claims for payments for student loans under other indentures using the same lender identification number, and payments on such billings would be made by the Department of Education, and claim payments would be made by the guarantee agency, to the eligible lender trustee in lump sum form. These payments would be allocated by the eligible lender trustee among the various indentures using the same lender identification number.

                                       If the Department of Education or a
                                       guarantee agency determines that the
                                       eligible lender trustee owes a liability to the Department of Education or the guarantee agency on any FFELP Loan for which the eligible lender trustee is or was legal titleholder, including FFELP loans held under the indenture or other indentures, the Department of Education or the guarantee agency might seek to collect that liability by offsetting against payments due the eligible lender trustee under the trust. Such offsetting or shortfall of payments due to the eligible lender trustee with respect to the trust could adversely affect the amount of available funds for any collection period and the trust's ability to pay interest and principal on your new notes.

                                       Indentures of the depositor, the
                                       administrator and their affiliates prior to September, 1998 do not contain provisions for cross-indemnification with respect to such payments and offsets. The indenture for your new notes and other indentures of the depositor, the administrator and their affiliates entered into after September, 1998 will contain such cross-indemnification provisions. Although these indentures will include such provisions, there can be no assurance that the amount of funds available to the trust with respect to such right of indemnification may be adequate to compensate the trust and you for any previous reductions in the available funds for a collection period. Also, the fact that prior indentures did not contain such provisions could adversely affect the amount of available funds for any collection period to the extent any shortfall or offset affects the trust and the trust cannot be adequately compensated. See "Description of the FFEL Program" and "The Guarantee Agencies" herein.

FINANCIAL HEALTH OF                    The FFELP Loans are not secured by any
GUARANTEE AGENCIES                     collateral of the borrowers. Payments of
COULD DECLINE                          principal and interest are guaranteed by
                                       guarantee agencies to the extent
                                       described herein. Excessive borrower
                                       defaults could impair a guarantee
                                       agency's ability to meet its guarantee
                                       obligations. In addition, future
                                       legislation or regulations may reduce
                                       guarantee agency revenues by restricting the amount of guarantee fees or reducing
                                       Department of Education reimbursements.
                                       Moreover, recently enacted legislation is expected to reduce the guarantee agencies' reserves under the FFEL
                                       Program. The financial health of a
                                       guarantee agency could affect the timing and amount of available funds for any collection period and the indenture trustee's ability to pay principal of and interest on the new notes. Although a holder of FFELP Loans could submit claims for payment directly to the Department of Education if the Department determines that a guarantee agency is unable to meet its insurance obligations, there is no assurance that the Department of
                                       Education would ever make such a
                                       determination or, if such a determination was made, that it would pay claims in a timely manner. In its capacity as holder of FFELP Loans, the eligible lender trustee may receive claim payments directly from the Department of Education under Section 432(o) of the Higher
                                       Education Act if such a determination is made. See "Description of the FFEL
                                       Program" and "The Guarantee Agencies"
                                       herein.

FINANCIAL HEALTH OF                    If any interest rate exchange agreement
ANY EXCHANGE COUNTERPARTY              relating to the notes is ever executed,
OR ANY PROVIDER OF AN                  any time that the exchange rate being
EXCHANGE COUNTERPARTY                  paid by an exchange counterparty is
GUARANTEE COULD REDUCE                 greater than the exchange rate being paid
THE AMOUNT OF AVAILABLE                by the issuer, the indenture trustee's
FUNDS                                  ability to make principal and interest
                                       payments on the notes will be affected by such exchange counterparty's ability or the ability of any provider of an exchange counterparty guarantee to meet its net payment obligation to the indenture trustee. In addition, under certain circumstances, the failure by the issuer to make an exchange payment (other than an early termination payment) under such interest rate exchange agreement may constitute an event of default under the indenture. See "Security for the Notes --
                                       Exchange Agreements" and "The Indenture
                                       -- Events of Default" herein.

POTENTIAL ADVERSE                      The Higher Education Act and other
CHANGES TO                             relevant federal or state laws may be
FFEL PROGRAM                           amended or modified in the future. In
                                       particular, the level of guarantee
                                       payments may be adjusted from time to
                                       time. The issuer cannot predict whether
                                       any changes will be adopted or, if
                                       adopted, what impact such changes may
                                       have on the trust or your new notes.

INCREASED COMPETITION                  The Federal Direct Student Loan Program
FROM THE FEDERAL DIRECT                has been established under the Higher
STUDENT LOAN PROGRAM                   Education Act. This program could result
                                       in reductions in the volume of loans made under the FFEL Program. If so, the depositor, the administrator, the master servicer and the servicers may experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the master servicer or the servicers to satisfy their obligations to service the student loans.
                                       This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted FFELP Loans. The competition currently existing in the secondary market for loans made under the FFEL Program could be reduced, resulting in fewer potential buyers of the FFELP
                                       Loans and lower prices available in the
                                       secondary market for those loans.

                                       The Department of Education also has
                                       implemented a direct consolidation loan
                                       program, which may reduce the volume of
                                       loans made under the FFEL Program and is expected to result in prepayments of student loans. See "Description of the FFEL Program" herein.

REINVESTMENT RISK                      Student loans may be prepaid by borrowers
AND PREPAYMENTS                        at any time without penalty. The rate of
                                       prepayments cannot be predicted and may
                                       be influenced by economic and other
                                       factors, such as interest rates, the
                                       availability of other financing and the
                                       general job market. To the extent
                                       borrowers elect to borrow money through
                                       consolidation loans, your will receive as a prepayment of principal the aggregate principal amount of the loan.

                                       If loan prepayments result in a series of notes being prepaid before its expected maturity date, you may not be able to reinvest your funds at the same yield as the yield on the notes. The issuer cannot predict the prepayment rate of any notes, and reinvestment risks resulting from a faster or slower prepayment speed will be borne entirely by you and the other holders of the notes. Generally, the effect of such prepayments initially will be to increase the rate of payment first on the Series A-3 Notes, second on the Series A-4 Notes, third on the Series A-5 Notes and fourth on the Series A-6 Notes and therefore, increase the reinvestment risks with respect to such notes. After such notes have been paid in full, the amount of such prepayments will be applied to the principal balance of the Series B-3 Notes until they are paid in full. Reinvestment risk resulting from prepayments is expected to be borne first by the holders of senior series of notes, and then by the holders of more subordinated series of notes. See "Maturity and Prepayment Considerations" herein.

THE MATURITY OF YOUR                   Scheduled payments on the student loans
INVESTMENT IS UNCERTAIN                and the maturities of the student loans
                                       may be extended without your consent,
                                       which may lengthen the weighted average
                                       life of your investment. Prepayments of
                                       principal on the student loans, parity
                                       percentage payments and other factors may shorten the life of your investment. See
                                       "Maturity and Prepayment Considerations" herein.

BORROWERS OF STUDENT                   Collections on the student loans during a
LOANS MAY BE SUBJECT TO A              collection period may vary greatly in
VARIETY OF FACTORS THAT                both timing and amount from the payments
MAY ADVERSELY AFFECT                   actually due on the student loan for that
THEIR REPAYMENT ABILITY                collection period for a variety of
                                       economic, social and other factors,
                                       including both individual factors, such
                                       as additional periods of deferral or
                                       forbearance prior to or after a
                                       borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted student loans and the number of borrowers who request deferment or forbearance.

                                       Failures by borrowers to pay timely the
                                       principal and interest on the student
                                       loans or an increase in deferments or
                                       forbearances could affect the timing and amount of available funds for any collection period and the trust's ability to pay principal and interest on your new notes. The effect of such factors, including the effect on the timing and amount of available funds for any collection period and the trust's ability to pay principal and interest on your new notes is impossible to predict. See "Maturity and Prepayment Considerations" herein.

THE INTEREST RATES ON THE              The interest rate for the Series A-3
NOTES ARE SUBJECT TO                   Notes will be based on the level of
LIMITATIONS                            LIBOR. The interest rate for the Series
                                       A-4 Notes, the Series A-5 Notes and the
                                       Series A-6 Notes will be based on the
                                       outcome of an auction of such notes. The interest rate for the Series B-3 Notes will be a fixed rate. The student loans, however, bear interest at a rate equal to the rate borne by Treasury Bills plus a stated margin.

                                       The interest rates on the Series 1998A
                                       Notes will be limited by the net loan
                                       rate for each series which will equal
                                       the weighted average effective interest
                                       rate of the student loans, less the
                                       program operating expenses. For a
                                       payment date on which the net loan rate
                                       applies, the difference between the
                                       amount of interest at the rate described above and the amount of interest at the net loan rate will be paid on succeeding payment dates to the extent of available funds and may never be paid. See "Description of the New Notes -- Interest" herein.

THE INTEREST RATES ON                  The interest rates on your notes (except
STUDENT LOANS AND OTHER                the Series B-3 Notes) are variable and
INVESTMENTS MAY BE                     will fluctuate from one interest period
INSUFFICIENT TO COVER                  to another in response to changes in
INTEREST ON THE NOTES                  benchmark rates or general market
DUE TO RATE-INDEX                      conditions. The issuer can make no
DIFFERENCES                            representation as to what such rates may
                                       be in the future. As described above, the interest rates on the Series A-3 Notes will be based on the level of LIBOR. The interest rates on the Series A-4 Notes, the Series A-5 Notes and the Series A-6
                                       Notes will be based on the outcome of an auction of such notes. The Series B-3
                                       Notes will bear interest at a fixed rate.
                                       The student loans, however, bear interest at an effective rate (taking into account any special allowance payments) equal to the rate borne by a Treasury Bill plus a stated margin.

                                       As a result of these differences between the indices used to determine the interest rates on student loans and the interest rates on the notes, there could be periods of time when the interest rates on student loans are inadequate to cover the interest due on the notes and expenses required under the indenture. To the extent that the interest rates on student loans decrease or do not increase as fast as the interest rates on the notes, the interest rates with respect to the notes may be limited to the net loan rate or may be deferred to future periods. There can be no assurance that sufficient funds will be available in future periods to make up for any shortfalls in the current payments of interest on the notes. Further, if there is a decline in the interest rates on student loans, the amount of funds representing interest deposited in to the trust may be reduced and, even if there is a similar reduction in the interest rates applicable to any series of notes, there may not necessarily be a similar reduction in the other amounts required to be paid out of such funds (such as certain administrative expenses). In addition, proceeds of and revenues relating to the notes in the funds and accounts under the indenture will be used to acquire investment agreements at fluctuating interest rates. Although the issuer expects to structure such investment agreements to minimize the risk resulting from differences in the fluctuation of the interest rates on the investment agreements and your notes, there can be no assurance that it will be successful. See "Description of the New
                                       Notes--Interest" and "The
                                       Indenture--Investment" herein.

PRINCIPAL BALANCE                      The aggregate principal balance of the
OF NOTES EXCEEDS                       notes exceeds the sum of the aggregate
POOL BALANCE                           balance of the student loans and accrued
                                       interest thereon as of _______________,
                                       the amount in the reserve fund and the
                                       amounts in the other funds and accounts
                                       under the indenture by approximately
                                       [$17,285,000 or 2.37%]of the notes.
                                       Payment of principal and interest on the notes is dependent upon collections on the student loans, particularly interest thereon. If the yield on the student loans does not generally exceed the interest rate on the notes and program operating expenses, the trust may not have sufficient funds to repay your notes.

                                       If an event of default occurs and the
                                       assets of the trust are liquidated, the
                                       student loans would have to be sold at a premium for the holders of the Series B-3 Notes and possibly the holders of the Series A-3 Notes, the holders of the Series A-4 Notes, the holders of the Series A-5 Notes and the holders of the Series A-6 Notes to avoid a loss. Neither the issuer, the depositor nor the administrator can predict the rate or timing of accelerated payments of principal or when the aggregate principal amount of the notes may be reduced to the aggregate principal balance of the student loans.

INDENTURE TRUSTEE MAY                  Generally, during an event of default,
HAVE DIFFICULTY LIQUIDATING            the indenture trustee is authorized to
FINANCED STUDENT LOANS                 sell the student loans. However, the
                                       indenture trustee may not find a
                                       purchaser for the student loans. Also,
                                       the market value of the student loans
                                       might not equal the principal amount of
                                       notes plus accrued interest. In either
                                       event, you may suffer a loss.


INSUFFICIENCY OF FUNDS FOR             The principal amount required to be paid
PRINCIPAL DISTRIBUTIONS IS             on the notes on any payment date under
NOT AN EVENT OF DEFAULT                the indenture generally is limited to
                                       amounts available for payment. Therefore, failure to pay principal will not result in the occurrence of an event of default until the legal final maturity of the notes.

BANKRUPTCY OF DEPOSITOR,               The depositor is a limited purpose
ISSUER OR STUDENT LOAN                 subsidiary of Student Loan Funding
FUNDING RESOURCES, INC.                Resources, Inc. If the depositor becomes
COULD RESULT IN ACCELERATED            bankrupt, and the assets and liabilities
PREPAYMENT ON THE NOTES,               of the trust are included in the
REDUCTIONS OF PAYMENT OR               depositor's bankruptcy estate, the United
DELAYS IN PAYMENT                      States Bankruptcy Code could materially
                                       limit or prevent the enforcement of the
                                       issuer's obligations, including, without limitation, its obligations under the notes. The depositor's trustee in bankruptcy (or the depositor itself as debtor-in-possession) may seek to accelerate payment on the notes and liquidate the assets in the trust. If principal on your notes is declared due and payable, you may lose the right to future payments and face the reinvestment risks mentioned above.

                                       Resources, as the 99% membership interest holder of the depositor, has taken certain steps in structuring the depositor to insure that the depositor does not become a debtor under the United States Bankruptcy Code. These steps include restrictions on the nature of the depositor's business and its ability to incur debt and a restriction on the depositor's ability to commence a voluntary proceeding under any insolvency law without the unanimous affirmative vote of its management committee. There can be no assurances, however, that the depositor would not become subject to a bankruptcy proceeding under any insolvency law.

                                       In addition, the depositor has structured the issuer as a common law trust under Delaware law, as opposed to a business trust. Business trusts generally are eligible for relief under the United States Bankruptcy Code. Common law trusts may not be eligible to be debtors under the United States Bankruptcy Code if their activities are insufficient to allow them to be characterized as business trusts. The depositor has restricted the activities of the issuer in the trust agreement to insure it would not be characterized as a business trust eligible to be a debtor under the United States Bankruptcy Code. If a court were to conclude that the issuer was a business trust and, therefore, eligible to be a debtor under the United States Bankruptcy Code, a bankruptcy filing by or against the issuer, could result in delays in payments on your new notes or reductions in the amounts of such payments.

                                       The transactions contemplated hereby also are intended to prevent any voluntary or involuntary application for relief by Resources under the United States Bankruptcy Code or other insolvency laws, as the case may be, resulting in consolidation of the assets and liabilities of the depositor with those of Resources. These steps include the creation of the depositor as a separate, special purpose subsidiary pursuant to a limited liability company agreement that contains certain limitations, including restrictions on the nature of the depositor's business and on the depositor's ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of its management committee. See "The Depositor" herein.

                                       However, there can be no assurance that
                                       the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of Resources in a proceeding under any insolvency law. If a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of Resources in a bankruptcy or other proceeding under any insolvency law, then any "true sale" to the depositor would not be effective to remove the student loans and other assets from the bankruptcy estate of Resources and you could experience delays in payments on your notes or reductions in the amount of such payments. See "Risk Factors -- Risk of No True Sale" herein.

CHANGES IN INCENTIVE AND               Under certain incentive programs, the
REPAYMENT TERMS RESULT IN              depositor may terminate or change the
YIELD UNCERTAINTIES FOR                terms of the incentives with respect to
INVESTORS                              any or all of a borrower's loans. The
                                       issuer cannot predict which borrowers
                                       will qualify or decide to participate in these programs. The effect of these incentive programs may be to reduce the yield on the student loans.


CONSUMER PROTECTION                    Consumer protection laws impose
LAWS MAY INCREASE                      substantial requirements upon lenders and
COSTS AND UNCERTAINTIES                servicers. Some state laws impose finance
                                       charge ceilings and other restrictions on certain transactions and require contract disclosures. These state laws are generally preempted by the Higher
                                       Education Act for FFELP Loans. However,
                                       the form of promissory notes required by the Department of Education for FFELP
                                       Loans provides that holders of such
                                       promissory notes evidencing certain loans made to borrowers attending for-profit schools are subject to any claims and legal defenses that the borrower may have against the school.

BOOK-ENTRY REGISTRATION                The new notes may be represented by one
MAY LIMIT INVESTORS'                   or more certificates registered in the
ABILITY TO PARTICIPATE                 name of Cede & Co., the nominee for DTC,
DIRECTLY AS A HOLDER                   and will not be registered in the names
                                       of the holders of the new notes. You will only be able to exercise your rights indirectly through DTC and its participating organizations. See
                                       "Description of the New Notes --
                                       Book-entry Registration" herein.

CREDIT RATINGS ADDRESS                 A rating agency has rated each note in
ONLY A LIMITED SCOPE OF                one of its four highest rating
INVESTOR CONCERNS                      categories. A rating is not a
                                       recommendation to buy, hold or sell notes or a comment concerning the market price or suitability for any investor. A rating only addresses the likelihood of the ultimate payment of principal and stated interest and does not address the likelihood of prepayments on the notes or the likelihood of the payment of carryover interest. A rating may not remain in effect for the life of the notes and may be lowered or withdrawn entirety by a rating agency if in its judgment circumstances in the future so warrant. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes.
                                       See "Rating" herein.

                                       The indenture provides that the issuer
                                       and the indenture trustee may undertake
                                       various actions based upon receipt by the indenture trustee of confirmation from each of the rating agencies that the outstanding respective ratings assigned by such rating agencies to the outstanding notes are not adversely affected. Such actions include, but are not limited to, the execution by the issuer of interest rate exchange agreements and the acquisition of certain investments. To the extent such actions are taken after issuance of the notes, investors in the notes will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

RISK OF NO TRUE SALE                   The depositor acquired the pool of
                                       student loans for the notes from a
                                       variety of sources, including purchases
                                       of student loans from one or more
                                       affiliates of the depositor and from
                                       third party sellers. The depositor views these transfers of student loans from its affiliates and third parties as a "true sale." The
                                       Depositor has taken steps in structuring its purchase of student loans from affiliates to increase the likelihood that such purchase each will be deemed a "true sale." In particular, each purchase from an affiliate of the depositor is without recourse to that affiliate for credit losses and is at a purchase price that the parties believe represent the fair market value of the student loans.
                                       If the transfer from the affiliate to the depositor is a "true sale," then the student loans and proceeds thereof will not be part of such affiliate's bankruptcy estate should it become subject to the United States Bankruptcy
                                       Code after the student loans are
                                       transferred to the depositor. However, a court could treat these transfers as secured financings.

                                       If any transfer to the depositor of
                                       student loans from an affiliate of the
                                       depositor is deemed to be a secured
                                       financing, other persons may have an
                                       interest in the loans superior to the
                                       interest of the issuer, the depositor, or the eligible lender trustee, as applicable. In addition, if such affiliate became a debtor under the United States Bankruptcy Code and a creditor or trustee in bankruptcy or the affiliate itself took the position that its transfer of student loans to the depositor was a secured financing instead of a "true sale," then delays in payments on your notes could occur or (should the court rule in favor of such creditor, trustee or affiliate) reductions in the amount of payments to you could result.

                                       When the depositor transfers the student loans to the eligible lender trustee on behalf of the issuer, it will represent that the student loans are transferred to the eligible lender trustee on behalf of the issuer, free and clear of all liens and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any transferred student loan other than to the eligible lender trustee. Each servicer will have custody of the promissory notes related to the student loans that it is servicing. The student loans may not be physically segregated at the servicer's or other custodian's offices. If any interest in the student loans were assigned to another party, that party could acquire an interest in the student loans superior to the interest of the eligible lender trustee, the issuer and your indenture trustee.

                                       In addition, the issuer and the eligible lender trustee will treat the transfer of the student loans from the depositor to the eligible lender trustee as a "true sale" and will take all actions that are required so that the issuer, or the eligible lender trustee on behalf of the issuer, will be treated as the legal owner of the student loans.
                                       Notwithstanding the foregoing, if the
                                       depositor or the issuer were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the transfer should instead be treated as a secured financing, then delays in payments on the new notes could occur. If the court ruled in favor of any such trustee, debtor or creditor, reductions in the amount of payments on the new notes could occur.


OBLIGATIONS TO PURCHASE                The depositor is obligated to repurchase
FINANCED STUDENT LOANS                 student loans if it breaches any of its
FOR THE BREACH OF A                    representations, warranties or
REPRESENTATION OR                      obligations and such breach results in a
WARRANTY                               loss of insurance or guarantee payments.
                                       The depositor may not have the financial resources to repurchase any student loan.
                                       The failure of the depositor to
                                       repurchase a student loan is a breach of the Transfer and Sale Agreement, enforceable by the trust or by the indenture trustee, but is not an event of default under the indenture. See
                                       "Transfer and Sale Agreement" herein.

INABILITY OF SELLER TO MEET ITS        Under certain circumstances, the eligible
REPURCHASE OBLIGATIONS MAY             lender trustee on behalf of the issuer,
ADVERSELY AFFECT YOUR NOTES            as the successor to the depositor under
                                       the transfer and sale agreement, has the right, pursuant to the related student loan purchase agreement or the transfer and sale agreement, as applicable, to cause any seller, including the depositor as a seller under the transfer and sale agreement, to repurchase any student loan in the event of a breach of the representations, warranties or covenants of such seller with respect to such student loan. There can be no assurance, however, that any seller will have the financial resources to do so. The failure of such seller to so repurchase a student loan would constitute a breach of the related student loan purchase agreement but would not constitute an event of default under the indenture.

PROBLEMS CAUSED BY                     The year 2000 issue refers to a wide
YEAR 2000 ISSUES COULD                 variety of potential computer program and
RESULT IN REDUCTIONS OR                electronic processing and functionality
DELAYS IN PAYMENT                      issues that may arise from the inability
                                       to properly process date-sensitive
                                       information relating to the year 2000,
                                       years thereafter and to a lesser degree, the year 1999. As a result of computer programs and other electronic devices historically being programmed using two digits rather than four to define the applicable year, time-sensitive software may not properly recognize a year that begins with "20" instead of the familiar
                                       "19", which could result in system
                                       failure or miscalculations. If the
                                       issuer, the depositor, Student Loan
                                       Funding Resources, Inc., as the
                                       administrator and master servicer, the
                                       servicers, the guarantee agencies, the
                                       indenture trustee or the eligible lender trustees are unable to modify their computer and electronic systems and applications to resolve any year 2000 issues, or if any of these parties are adversely affected by the inability or failure of a third party on which they rely to resolve any year 2000 issues, the timely receipt of collections on the student loans may be adversely affected.
                                       The cost of operations of the depositor's program for financing student loans could also be adversely affected. In addition, to the extent the Department of Education is unable to resolve any year 2000 issues or is adversely affected by a third party who was unable to resolve any year 2000 issues, the administration of the FFEL
                                       Program could be adversely affected,
                                       including the timely receipt of interest subsidy payments, special allowance payments and other payments from the Department of Education with respect to FFELP Loans. If the receipt of any of these collections or payments were to be so affected as a result of year 2000 issues, or if the depositor's cost of operations were to be so affected as a result of year 2000 issues, the timing and amounts of payments on your notes could be adversely affected. See "The
                                       Depositor--Year 2000" herein.

                                   THE ISSUER

THE TRUST

Student Loan Funding 1998-A/B Trust (the "issuer" or the "trust") is a common law trust formed under the laws of the State of Delaware. The trust will not engage in any activity other than (i) acquiring, holding, selling and managing the Financed Student Loans and the other assets of the trust and proceeds therefrom, (ii) issuing one or more classes of its certificates and notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The old notes were issued by the depositor pursuant to an indenture dated as of December 1, 1998 between the depositor and Firstar Bank, N.A., as trustee. The proceeds from the sale of the old notes were used by the Eligible Lender Trustee, on behalf of the depositor, to acquire the initial Financed Student Loans. The trust was formed and initially capitalized with nominal equity represented by a trust certificate held by the depositor. The trust purchased the Financed Student Loans from the depositor by assuming the obligations of the depositor under the old notes and the indenture. Upon the assumption of the old notes, the trust entered into an amended and restated indenture dated as of ______________, 1999 between itself and Firstar Bank, N.A. under which the new notes will be issued (the "Indenture").*

The assets of the trust include (a) the pool of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the trust,
(b) all funds in respect thereof collected on or after the applicable Cut-off Date, and (c) all moneys and investments on deposit in the Collection Account, Note Payment Account, Expense Account, Reserve Account [and Certificate Distribution Account]. All of the foregoing accounts are maintained with and in the name of the Indenture Trustee. To facilitate servicing and to minimize administrative burden and expense, the related Servicer will be appointed custodian of the promissory notes representing the Financed FFELP Loans by the Eligible Lender Trustee.

Under the trust agreement, the Co-owner Trustee, on behalf of the trust, will not engage in any activity other than (i) assigning, granting, transferring, pledging, mortgaging and conveying the assets of the trust to the Indenture Trustee for the benefit of the holders of the notes and to hold, manage and distribute to the holder any portion of the assets of the trust released from the lien of, and remitted to the Co-owner Trustee for deposit in the trust pursuant to the Indenture, (ii) issuing and exchanging the new notes for the outstanding old notes, (iii) making payments on the notes of the issuer, and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish in connection with those activities.

The depositor has structured the issuer as a common law trust under Delaware law, as opposed to a business trust. Business trusts generally are eligible for relief under the United States Bankruptcy Code, as amended or other insolvency laws, as the case may be (the "Insolvency Laws"). Common law trusts may not be eligible to be debtors under the Insolvency Laws if their activities are insufficient to allow them to be characterized as business trusts. The depositor has restricted the activities of the issuer in the trust agreement to insure it would not be characterized as a business trust eligible to be a debtor under the Insolvency Laws. If a court were to conclude that the issuer was a business trust and, therefore, eligible to be a debtor under the Insolvency Laws, a bankruptcy filing by or against the issuer, could result in delays in payments on your new notes or reductions in the amounts of such payments.

The trust's principal offices are located in the offices of the Eligible Lender Trustee, c/o Firstar Bank, N.A., 425 Walnut Street, Cincinnati, Ohio 45202.

The new notes are obligations of the trust only and are payable solely from the assets of the trust in accordance with the Indenture. See "Security for the Notes -- The Trust Assets" herein.


----------

* We expect the assumption by the trust to be completed on or about March 30, 1999.

CO-OWNER TRUSTEE

Firstar Bank, N.A., a national banking corporation, will serve as Co-owner Trustee of the trust. Its address is 425 Walnut Street, Cincinnati, Ohio 45202. The trust, the depositor, the administrator or their affiliates may maintain other banking relationships with Firstar Bank, N.A. and its affiliates from time to time.

OWNER TRUSTEE

First Union Trust Company, National Association, a national banking corporation, will serve as Owner Trustee of the trust. Its address is One Rodney Square, Suite 100, 920 King Street, Wilmington, Delaware 19801. The trust, the depositor, the administrator or their affiliates may maintain other banking relationships with First Union Trust Company and its affiliates from time to time.

THE ADMINISTRATOR AND MASTER SERVICER

Student Loan Funding Resources, Inc., an Ohio corporation ("Resources") offers a broad range of educational related financial services, including student loan secondary market services for lenders, education information outreach, and technical and other assistance to colleges and universities. The principal executive offices of Resources are located at One West Fourth Street, Suite 200, Cincinnati, Ohio 45202. Its telephone number is (513) 352-0222.

Resources will undertake certain responsibilities of the Co-owner Trustee, on behalf of the issuer, under the Indenture. Pursuant to an Administration Agreement between Resources and the Co-owner Trustee, on behalf of the issuer, Resources will provide management and administrative services to the issuer (in such role, the "administrator"). The administrator will receive an administration fee as compensation for the performance of its obligations and as reimbursement for its expenses related thereto. Pursuant to a Master Servicing Agreement between Resources and the Co-owner Trustee, on behalf of the issuer, Resources will provide for the servicing of the Financed Student Loans (in such role, the "master servicer"). The master servicer will receive a master servicing fee as compensation for the performance of the obligations and the reimbursement for its expenses related thereto. However, the notes are neither obligations of nor guaranteed or insured by Resources in its capacity as the administrator or the master servicer.

Resources is a wholly owned subsidiary of the Thomas L. Conlan Education Foundation (formerly known as The Student Loan Funding Corporation), an Ohio nonprofit corporation (the "Foundation"). Resources is governed by a Board of Directors that is currently authorized to have seven members. The following table sets forth certain information with respect to the directors of Resources:

Susan E. Arnold........................................Vice President and General Manager,
                                                              The Procter & Gamble Company

Ronald D. Brown......................Senior Vice President, Finance and Administration and
                                                   Chief Financial Officer, Milacron, Inc.

Scott S. Brown......................................Dean, William Jewett Tucker Foundation
                                                                      of Dartmouth College


Thomas L. Conlan, Jr..............................President and Chief Executive Officer of
                                                  Resources and President of the depositor

Lawrence A. Leser......................................Chairman, The E. W. Scripps Company

William S. Newcomb, Jr..........................Partner, Vorys, Sater, Seymour & Pease LLP

Walker J. Wallace.....................Retired Vice President, The Procter & Gamble Company

Thomas L. Conlan, Jr., 60, is President and Chief Executive Officer of Resources and is also President of the depositor. He has been engaged generally in financial analysis and financial feasibility work both in private business and in public finance areas including higher education, energy, housing and health care. He formerly was Executive Director for a joint select committee of the Ohio legislature on energy financing and state-wide program development and participated in developing an equivalent federal program. From its founding in 1981 through May, 1998, Mr. Conlan was President and CEO of The Student Loan Funding Corporation.

Brian A. Ross, 41, is Senior Vice President and Chief Financial Officer of Resources and is also Senior Vice President and Manager of the depositor. Mr. Ross has 15 years of domestic and international financing and financial reporting experience with Fortune 500 firms in the manufacturing, retail and telecommunications industries. He has received a Master of Arts from the University of California, Berkeley and Bachelor of Arts from Miami University
(Ohio). He is a member of the Institute of Management Accountants and the American Economics Association. Through May, 1998, Mr. Ross was Senior Vice President and CFO of The Student Loan Funding Corporation.

Stephen T. MacConnell, 52, is Senior Vice President of Legal Services and Human Resources of Resources. Prior to serving Resources, Mr. MacConnell was a named partner for 21 years in a prominent Cincinnati law firm. Mr. MacConnell is a trustee and/or officer of several national and local legal and nonprofit organizations and is currently the Immediate Past President of the Cincinnati Bar Association. He received his Juris Doctorate from the University of Cincinnati and Bachelor of Arts from Miami University (Ohio). Through May, 1998, Mr. MacConnell was Senior Vice President of Legal Services and Human Resources for The Student Loan Funding Corporation.

James H. Eickhoff, Jr., 37, is Senior Vice President of Business Development and Marketing Services of Resources. Mr. Eickhoff has 14 years of sales and marketing leadership experience within the health care and education fields. He has served on several state and national committees promoting literacy and school-to-work initiatives. He has a Bachelor of Arts from Hope College, Holland, Michigan.

YEAR 2000

For information describing the level of the trust's, the depositor's and the administrator's readiness for Year 2000, see "The Depositor - Year 2000" herein.



                                  THE DEPOSITOR

Student Loan Funding LLC (the "depositor"), is a Delaware limited liability company organized as a bankruptcy remote special purpose entity. The depositor has the following two members: (i) Resources (99% ownership), that also acts as the administrator for the depositor's business activities and the master servicer, and (ii) SLF Enterprises, Inc. (1% ownership), an Ohio corporation and wholly owned subsidiary of Resources.

The depositor is governed by a five-member Management Committee, which consists of the following individuals: Christopher P. Chapman, Thomas L. Conlan, Jr., Mark A. Ferrucci, Kim Lutthans and Brian A. Ross. Mr. Conlan, Mr. Chapman and Mr. Ross are officers and employees of Resources and Ms. Lutthans and Mr. Ferrucci are independent members of the Management Committee. The depositor has no full-time employees. The principal executive offices of the depositor are located at One West Fourth Street, Suite 210, Cincinnati, Ohio 45202. The telephone number of such offices is (513) 352-0570.

On June 1, 1998, Foundation, in connection with an election under Section 150(d)(3) the Internal Revenue Code of 1986, as amended (the "Code"), transferred to Resources substantially all of the assets and liabilities of the Foundation, and Resources subsequently transferred substantially all of the transferred assets and liabilities to the depositor. As a result of these transfers and assumptions, the depositor became the sole obligor on approximately $1.9 billion of debt that was previously debt of the Foundation, which is all non-recourse debt of the depositor, and the Foundation and Resources have no liability with respect thereto. Until June 1, 1998, the Foundation was a tax-exempt charitable organization under Section 501(c)(3) of the Code and a "qualified scholarship funding corporation" within the meaning of
Section 150(d) of the Code engaged in acting as a secondary market for student loans originated under the Higher Education Act. On May 28, 1998, the Foundation made the tax election pursuant to Section 150(d)(3) of the Code to terminate its status as a qualified scholarship funding corporation while continuing to qualify as a tax-exempt charitable organization under Section 501(c)(3) of the Code.

Under the depositor's limited liability company agreement, the depositor will not engage in any activity other than (i) acquiring, holding, selling and managing student loans and other assets (consisting of moneys and investment securities on deposit in the funds and accounts under its indentures and the depositor's rights under certain contracts, including the Purchase Agreements) in any of the trusts established by the depositor and proceeds therefrom, (ii) issuing one or more Series of notes or other debt obligations under one or more indentures of the depositor, (iii) making payments on the notes or other debt obligations of the depositor, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish in connection with those activities.

Resources has taken steps in structuring the depositor that are intended to prevent any voluntary or involuntary application for relief by Resources under the Insolvency Laws from resulting in consolidation of the assets and liabilities of the depositor with those of Resources. These steps include the creation of the depositor as a separate, special purpose subsidiary pursuant to a limited liability company agreement containing certain limitations (including restrictions on the nature of the depositor's business and a restriction on the depositor's ability to commence a voluntary case or proceeding under any of the Insolvency Laws, without the unanimous affirmative vote of its Management Committee, including the independent members). However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and the liabilities of the depositor should be consolidated with those of Resources in a proceeding under any of the Insolvency Laws.

The depositor has received the advice of counsel to the effect that subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the assets and liabilities of the depositor with the assets and liabilities of Resources in the event of the application of any Insolvency Laws to Resources. Among other things, it is assumed by counsel that the depositor will follow certain procedures in the conduct of its affairs, including maintaining records and books of accounts separate from those of Resources, refraining from commingling its assets with those of Resources and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Resources. The depositor intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate identity. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of Resources. If a court were to reach such a conclusion, or a filing were made under any Insolvency Laws by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the notes could occur or reductions in the amounts of such distributions could result.

Upon the occurrence of any of certain events of bankruptcy or insolvency with respect to the depositor, the Financed Student Loans and other assets constituting the trust may be liquidated. The proceeds from any such liquidation would be treated as collections on such assets and deposited in trust under the Indenture. There can be no assurance that the proceeds from the liquidation of such assets and amounts (if any) on deposit in the funds and accounts held under the Indenture would be sufficient to pay the notes in full.

RELATIONSHIP WITH INTUITION HOLDINGS, INC. AND INTUITION, INC.

Resources also will serve as the administrator and master servicer for InTuition, Inc. On November 30, 1998, Resources completed a transaction wherein Resources acquired a 50% ownership interest in InTuition Holdings, Inc. and has the right to appoint two members of the Board of Directors (which consists of four members) of InTuition Holdings, Inc. As of September 30, 1998, InTuition Holdings, Inc. had $4.1 million in assets, $3.1 million in liabilities and $1.0 million in shareholders' equity. InTuition, Inc. is wholly owned by InTuition Holdings, Inc. 89.8% of the Financed Student Loans in the Initial Pool Balance were acquired from InTuition Holdings, Inc. with recourse for breach of representations, warranties and covenants with respect to the Financed Student Loans solely to InTuition Holdings, Inc. In only certain circumstances and subject to certain limitations, InTuition Holdings, Inc. has the right to cause the seller of certain loans to InTuition Holdings, Inc. to repurchase such student loans in the event of a breach of the representations, warranties or covenants of such seller with respect to such student loans pursuant to the purchase agreement between InTuition Holdings, Inc. and such seller. See "Risk Factors -- Inability of Seller to Meet its Repurchase Obligations May Adversely Affect Your Notes" and "Servicing -- InTuition, Inc." herein.

YEAR 2000

The "Year 2000" issue refers to a wide variety of potential computer program and electronic processing and functionality issues that may arise from the inability to properly process date-sensitive information relating to the Year 2000, years thereafter and to a lesser degree, the Year 1999. As a result of computer programs and other electronic devices historically being programmed using two digits rather than four to define the applicable year, time-sensitive software may not properly recognize a year that begins with "20" instead of the familiar "19", which could result in system failure or miscalculations. The inability or failure to adequately address Year 2000 issues by any of the parties below (including by any party on which any of the parties rely) could have a material adverse impact on the timely receipt and amount of collections on the Financed Student Loans. If the collections were to be so affected, the timing and amount of payments on the notes could be adversely affected.

The issuer is wholly dependent upon the administrator's information systems. The administrator is conducting a review of its own information systems and expects to have completed all critical modifications to those systems by July 31, 1999, allowing time in 1999 for any system refinements that may be needed. The administrator has also developed high level contingency plans for its mission-critical applications and will refine these plans in 1999. Nevertheless, it is not clear whether adequate contingency plans can be developed for all possible problems. Costs of the administrator's Year 2000 efforts are not expected to have a material adverse impact on operation of the Program or the timely payment of the notes. The administrator spent approximately $43,000 in 1998 and expects to spend approximately an additional $40,000 in 1999 on the project. However, if the administrator's actual costs or timing for its own Year 2000 remediation efforts differ materially from its present estimates, or if there are unexpected increases in the cost of the operation of the Program due to Year 2000 issues, then the operation of the Program could be adversely affected, and the timing and amount of payments on the notes could be adversely affected.

The administrator has made inquiries of the Indenture Trustee, the Eligible Lender Trustee, each of the Servicers and each of the Guarantee Agencies that guarantee more than 10% of the initial Financed Student Loans, and each of these parties has confirmed to the administrator that it is reviewing its own information systems and is taking the necessary steps to make any necessary modifications to those systems. However, there can be no assurance that the computer systems of these entities or other companies on which the issuer, the depositor, the administrator, the Indenture Trustee, the Eligible Lender Trustee, any Servicer or any Guarantee Agency relies will be compliant on a timely basis, or that a failure to resolve Year 2000 issues by any such party or another party on which such party relies, or a remediation or conversion that is incompatible with the administrator's, Indenture Trustee's, Eligible Lender Trustee's, any Guarantee Agency's or any Servicer's computer systems, will not have a material adverse effect on the issuer, the depositor, the administrator, the Indenture Trustee, the Eligible Lender Trustee, a Guarantee Agency or a Servicer. Also, to the extent any additional Eligible Lender Trustee, Guarantee Agency or Servicer is added for Financed Student Loans in the trust, or a replacement or successor to the initial Indenture Trustee is necessary, the relative state of preparedness or unpreparedness of such entities with regard to Year 2000 issues may have an adverse impact on the issuer, the depositor or the administrator and the timing and amount of payments on the notes. The administrator will continue to monitor the progress of the Indenture Trustee, the Eligible Lender Trustee, each of the Servicers and each of the Guarantee Agencies in addressing their respective Year 2000 issues. For information regarding the efforts of DTC in addressing Year 2000 issues, see "Description of the New Notes -- Book-entry Registration" herein.

The administrator has also made inquiries to the Department of Education, and the Department of Education has confirmed to the administrator that it is reviewing its own information systems and is taking the necessary steps to make any necessary modifications to those systems. The Department of Education has undertaken a Year 2000 Compliance Project to address Year 2000 issues. Information regarding the Department of Education's Year 2000 efforts can be obtained at the Department of Education's site on the World Wide Web at http://www.ed.gov. Officials at the Department of Education have made statements to the public acknowledging that the Department of Education has been placed on the Office of Management and Budget's "watch list" for not meeting certain milestones toward Year 2000 compliance, but have further indicated that compliance for the Department of Education's mission-critical systems relating to the FFEL Program are on schedule for completion by the OMB's March 1999 deadline. Any failure by the Department of Education to resolve any Year 2000 issues or any adverse effect on the Department of Education caused by a party on which the Department of Education relies as a result of Year 2000 issues may have a material adverse effect on the FFEL Program and the timely receipt of payments on Financed FFELP Loans, such as Interest Subsidy Payments and Special Allowance Payments.

Even if the depositor or the administrator does not incur significant direct costs in modifying its own information systems, there can be no assurance that the failure or delay of the Indenture Trustee, any Eligible Lender Trustee, any Servicer, any Guarantee Agency, the Department of Education or any other third parties (including any party on which any of these parties rely or any auction agent, calculation agent, exchange counterparty, market agent, broker-dealer, provider of credit enhancement or remarketing agent under the Indenture or any other indenture of the depositor) in addressing Year 2000 issues or the costs involved in such process will not have a material adverse impact on the timely receipt and amount of collections on the Financed Student Loans. If the collections were to be so affected, the timing and amounts of payments on the notes could be adversely affected.

                                 USE OF PROCEEDS

We will not receive any proceeds from the exchange offer.

The net proceeds to depositor from the sale of the $727,800,000 of old notes was [$727,397,583] after deducting discounts and offering expenses that we had to pay. The depositor used the proceeds from the offering of the old notes in the following amounts:

                                                              Percentage of
         Fund or Account                  Amount                Proceeds
         ---------------                  ------                --------

         Acquisition Fund              $708,205,483              97.36%
         Reserve Fund                    10,917,000               1.50%
         Collection Account               5,000,000               0.69%
         Expense Account                  3,275,100               0.45%
                                       ------------             ------
         Total Uses                    $727,397,583             100.00%

The initial purchasers were paid a fee of $2,602,595 from moneys in the Expense Account.


                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

The depositor sold the old notes in a private offering on December 22, 1998, to Salomon Smith Barney Inc., Fifth Third/The Ohio Company and NationsBanc Montgomery Securities LLC, the initial purchasers, pursuant to a purchase agreement dated December 18, 1998 among the depositor and the initial purchasers. The initial purchasers subsequently resold the old notes to institutional investors.

Under the registration rights agreement that the depositor and the initial purchasers entered into in connection with the private offering of the old notes and that was subsequently assumed by the issuer, we are required to file the registration statement of which this prospectus is a part.* The registration statement provides for a registered exchange offer of new notes identical in all material respects to the old notes, except that the new notes will be issued by the trust, will be freely transferable and will not have any covenants regarding exchange and registration rights. Under the registration rights agreement, we are required to use our best efforts to:

     o cause the registration statement to be declared effective no later May 31, 1999; and

     o consummate the exchange offer as promptly as practicable, but no later than June 30, 1999.

We are also required to keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the old notes.


----------
* We expect the assumption by the trust to be completed on or about March 30, 1999.

For a more complete understanding of your exchange and registration rights, you should refer to the registration rights agreement, which is included as an exhibit to the registration statement of which this prospectus is a part.

EFFECT OF THE EXCHANGE OFFER

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the new notes issued to you pursuant to the exchange offer in exchange for your old notes without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as by tendering old notes in exchange for new notes and by executing the letter of transmittal that accompanies this prospectus you represent that:

     o    you are not our "affiliate" (as defined in Rule 405 of the Securities
          Act);

     o you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes; and

     o you are acquiring the new notes in the ordinary course of your business.

In addition, each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution" herein. In the registration agreement, depositor has agreed that it will allow exchanging dealers (and any other persons subject to similar prospectus delivery requirements) to use this prospectus in connection with such resale.

To the extent old notes are tendered and accepted in the exchange offer, the principal amount of outstanding old notes will decrease with a resulting decrease in the liquidity in the market for the old notes. Old notes that are still outstanding following the consummation of the exchange offer will continue to be subject to certain transfer restrictions.

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. As of the date of this prospectus, a total of [$727.8 less A-3 payments] million principal amount of the old notes is outstanding. We will issue and exchange new notes of each series in principal amounts equal to the principal amounts of outstanding old notes of each series accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer.

You only may tender and exchange your old notes for a corresponding series of new notes, such that you may tender and exchange:

     o    Series 1998A-3 Notes for Series 1998A1-3 Notes;

     o    Series 1998A-4 Notes for Series 1998A1-4 Notes;

     o    Series 1998A-5 Notes for Series 1998A1-5 Notes;

     o    Series 1998A-6 Notes for Series 1998A1-6 Notes; and

     o    Series 1998B-3 Notes for Series 1998B1-3 Notes.

The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that:

     o    the new notes will be issued by the trust;

     o    the offering of the new notes has been registered under the Securities
          Act;

     o    the new notes will not be subject to transfer restrictions; and

     o the new notes will be issued free of any covenants regarding exchange and registration rights.

The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture under which the old notes were, and the new notes will be, issued.

This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of old notes on or about ______________, 1999. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered. However, the exchange offer is subject to certain customary conditions, which we may waive, and to the terms and provisions of the registration agreement. See "--Certain Conditions to the Exchange Offer" herein.

You do not have any appraisal or dissenters' rights under law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC established under the Exchange Act.

If we do not accept for exchange any tendered old notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or for another reason, certificates for any such unaccepted old notes will be returned, without expense to you, as promptly as practicable after the expiration date of the exchange offer.

If you tender old notes in the exchange offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses" herein.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

The term "expiration date" means 5:00 p.m., New York City time, on ____________, 1999, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

We have the right to delay accepting any old notes, to extend the exchange offer or, if any of the conditions set forth under the heading "--Certain Conditions to the Exchange Offer" herein have been satisfied, to terminate the exchange offer, by giving oral or written notice of the delay, extension or termination to the exchange agent. We also have the right to amend the terms of the exchange offer. If we delay acceptance of any old notes, or terminate or amend the exchange offer, we will make a public announcement to that effect as promptly as practicable. If we believe that we have made a material amendment of the terms of the exchange offer, we will promptly disclose the amendment in a manner reasonably calculated to inform you of such amendment and we will extend the exchange offer to the extent required by law. We will notify the exchange agent of any extension of the exchange offer in writing or orally (which we will promptly confirm in writing). Unless otherwise required by applicable law or regulation, we will make a public announcement of any extension of the expiration date before 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We have no obligation to publish, advise or otherwise communicate any public announcement, other than by making a timely press release.

INTEREST ON THE NEW NOTES

Interest on the new notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange for them. See "Description of the New Notes--Interest" herein.

PROCEDURES FOR TENDERING

Each holder of old notes wishing to accept the exchange offer must (i) complete, sign and date the letter of transmittal, or a facsimile of it, (ii) have the signatures on it guaranteed if required by the letter of transmittal, and (iii) mail or otherwise deliver the letter of transmittal or the facsimile, together with the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer (unless such tender is being effected pursuant to the procedure for book-entry transfer described below).

Any financial institution that is a participant in the book-entry transfer facility system of The Depository Trust Company (the "DTC") may make book-entry delivery of the old notes by causing DTC to transfer such old notes into the exchange agent's account and to deliver an agent's message (as described below) on or prior to the expiration date of the exchange offer in accordance with DTC's procedures for such transfer and delivery. If delivery of old notes is made through book-entry transfer into the exchange agent's account at DTC and an agent's message is not delivered, the letter of transmittal (or facsimile of it), with any required signature guarantees and any other required documents must be transmitted to and received or confirmed by the exchange agent at its addresses set forth under the heading "--Exchange Agent" herein prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

The term "agent's message" means a message that states that DTC has received an express acknowledgment from the tendering DTC participant that such DTC participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against such DTC participant. The agent's message is transmitted by DTC to, and received by, the exchange agent and forms a part of the confirmation of the book-entry tender of old notes into the exchange agent's account at DTC.

The tender (as set forth above) by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Delivery of all documents must be made to the exchange agent at its address set forth in this prospectus under "--Exchange Agent." Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for the holders.

The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, you should allow enough time to assure timely delivery. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO US.

Only a holder of old notes may tender such old notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on the register maintained by the trustee or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver such old notes by book-entry transfer at DTC.

Any beneficial holder whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on his behalf. If the beneficial holder wishes to tender on his own behalf, he must, prior to completing and executing the letter of transmittal and delivering his old notes, obtain a properly completed bond power from the registered holder. THE TRANSFER OF RECORD OWNERSHIP MAY TAKE CONSIDERABLE TIME.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by:

     o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     o a commercial bank or trust company having an office or correspondent in the United States; or

     o an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act,

unless the old notes tendered pursuant to the letter of transmittal are tendered:

     o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     o    for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes listed in it, such old notes must be endorsed or accompanied by appropriate bond powers that authorize such person to tender the old notes on behalf of the registered holder, and, in either case, signed as the name of the registered holder or holders appears on the old notes.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting as fiduciaries or representatives, such persons should so indicate when signing, and, unless we waive the requirement, must submit with the letter of transmittal evidence satisfactory to us of their authority to so act.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes that, in the opinion of our counsel, it would be unlawful for us to accept. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to tenders of old notes. Also, neither we, the exchange agent nor any other person has any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until any irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered, and as to which the defects or irregularities have not been cured or waived, will be returned without cost by the exchange agent to the tendering holder of such old notes unless otherwise provided in the letter of transmittal as soon as practicable following the expiration date of the exchange offer.

In addition, we reserve the right in our sole discretion to:

     o purchase or make offers for any old notes that remain outstanding after the expiration date of the exchange offer, or (as set forth under the heading "--Certain Conditions to the Exchange Offer" herein) to terminate the exchange offer; and

     o to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or other ways.

The terms of any of these purchases or offers may differ from the terms of the exchange offer.

By tendering, you will represent to us that, among other things:

     o the new notes acquired pursuant to the exchange offer in exchange for your old notes are being obtained in the ordinary course of your business;

     o you do not have an arrangement or understanding with any person to participate in the distribution of the new notes; and

     o you are not an "affiliate" of depositor within the meaning of Rule 405 under the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "--Certain Conditions to the Exchange Offer" herein. For each old note that we accept for exchange, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note.

For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we give oral or written notice to that effect to the exchange agent, with written confirmation of any oral notice to be given promptly afterwards.

In all cases, we will issue new notes for old notes that we accept for exchange pursuant to the exchange offer only after timely receipt by the exchange agent of:

     o    certificates for such old notes,

     o    a properly completed and duly executed letter of transmittal, and

     o all other required documents or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC.

If we do not accept any tendered old notes for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desired to exchange, we will return these unaccepted or non-exchanged old notes without expense to the tendering holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration date of the exchange offer.

BOOK-ENTRY TRANSFER

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, either:

     o the letter of transmittal (or a facsimile of it or an agent's message in lieu of it), with any required signature guarantees and any other required documents, must always be transmitted to and received by the exchange agent at one of the addresses set forth under the heading "--Exchange Agent" herein on or prior to the expiration date of the exchange offer, or

     o the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

Holders who wish to tender their old notes and who cannot deliver their old notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date of the exchange offer, or holders who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

     o    the tender is made through an eligible guarantor institution;

     o prior to the expiration date of the exchange offer, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery): (i) setting forth the name and address of the holder of the old notes, the certificate number or numbers of such old notes and the principal amount of old notes tendered, (ii) stating that the tender is being made, and (iii) guaranteeing that, within three business days after the expiration date of the exchange offer, the letter of transmittal (or facsimile of it), together with the certificate(s) representing the old notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

     o the properly completed and executed letter of transmittal (or facsimile of it), together with the certificate(s) representing all tendered old notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically) and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date of the exchange offer.

Upon request to the exchange agent, a notice of guaranteed delivery will sent to holders who wish to tender their old notes according to the delivery procedures set forth above.

WITHDRAWAL OF TENDERS

Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

To withdraw a tender of old notes in the exchange offer, the exchange agent must receive a facsimile transmission or letter notice of withdrawal at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. A notice of withdrawal must:

     o specify the name of the person having deposited the old notes to be withdrawn (the "note depositor");

     o include a statement that the note depositor is withdrawing its election to have old notes exchanged and identify the old notes to be withdrawn (including the certificate number or numbers and principal amount of such old notes);

     o be signed by the note depositor in the same manner as the original signature on the letter of transmittal by which such old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer that will permit the trustee with respect to the old notes to register the transfer of such old notes into the name of the note depositor withdrawing the tender; and

     o specify the name in which any such old notes are to be registered, if different from that of the note depositor.

If old notes have been tendered pursuant to the procedures for book-entry transfer set forth under the heading "--Procedures for Tendering" and "--Book-entry Transfer" herein, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of old notes, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written, telegraphic, telex or facsimile transmission.

All questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices will be determined by us, and our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes that have been withdrawn are validly re-tendered. Properly withdrawn old notes may be re-tendered by following one of the procedures set forth under the heading "--Procedures for Tendering" herein, at any time prior to the expiration date of the exchange offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

The exchange offer is not subject to any conditions, other than that:

     o the exchange offer does not violate any applicable law or interpretation of the staff of the SEC; and

     o there is no injunction, order or decree issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer.

We cannot assure you that any such condition will not occur. Holders of old notes will have certain rights against us under the registration rights agreement if we fail to consummate the exchange offer. If we determine that we may terminate the exchange offer, as set forth above, we may:

     o refuse to accept any old notes and return any old notes that have been tendered to their holders;

     o extend the exchange offer and retain all old notes tendered before the expiration date of the exchange offer, subject to the rights of such holders of tendered old notes to withdraw their tendered old notes; or

     o waive such termination event with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

If a waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of old notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the old notes, if the exchange offer would otherwise expire during such period.


DEALER MANAGER

Salomon Smith Barney, Inc., as dealer manager, has agreed to solicit exchanges of the old notes. The depositor will pay the Dealer Manager specified expenses payable as of the completion of the exchange offer. Additional solicitation may be made by telecopier, by telephone, or in person by officers and regular employees of the depositor and its affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges.

The depositor has agreed to indemnify the dealer manager against certain liabilities, including civil liabilities under the Securities Act, and to contribute to payments that the dealer manager may be required to make in respect thereof.

The dealer manager engages in transactions with, and from time to time has performed services for, the depositor.

EXCHANGE AGENT

Firstar Bank, N.A., the trustee under the indenture, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and inquiries for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

     BY MAIL:                               BY HAND OR OVERNIGHT DELIVERY:

     Corporate Trust   Department           Corporate Trust Department
     425 Walnut Street                      425 Walnut Street
     Mail Location 5155                     6th Floor
     Cincinnati, Ohio 45202                 Cincinnati, Ohio 45202
     Attention: Brian Gardner               Attention: Brian Gardner

             (IF BY MAIL, REGISTERED OR CERTIFIED MAIL RECOMMENDED)

                         FACSIMILE TRANSMISSION NUMBER:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)

                                [(513) 632-5511]

                              CONFIRM BY TELEPHONE:

                                [(513) 762-8870]

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay the cash expenses to be incurred in connection with soliciting tenders pursuant to the exchange offer. These expenses include fees and expenses of the exchange agent and the Indenture Trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that holders will be responsible for the payment of any applicable transfer tax if they instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder.

ACCOUNTING TREATMENT

The new notes will be recorded at the same carrying value as the old notes on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the old notes will be amortized over the term of the new notes.

                           THE FINANCED STUDENT LOANS


The notes are secured by and payable solely from the assets of the trust. The trust includes: (i) a pool of Financed Student Loans and moneys payable with respect thereto after their respective dates of acquisition or origination from moneys under the Indenture; (ii) money and investment securities in the Funds and Accounts held by the Indenture Trustee under the Indenture; and (iii) all rights of the issuer and the Eligible Lender Trustee in and to certain contracts. See "Security for the Notes -- The Trust" herein. "Financed" in the case of Financed Student Loans shall refer to Student Loans made or acquired directly, or indirectly through the Eligible Lender Trustee, with the proceeds of the old notes or moneys in the Acquisition Fund or the Collection Account, or upon the exchange of Financed Student Loans pursuant to the Indenture, and included in the Student Loan Portfolio Fund. The pool of Financed Student Loans includes the Student Loans to be Financed by the issuer or the Eligible Lender Trustee on behalf of the issuer from time to time as of the Cut-off Date.

The distribution by weighted average interest rate applicable to the Financed Student Loans in the trust on any date following the Cut-off Date may vary significantly from that set forth in the tables set forth below as a result of variation in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information set forth below with respect to the original term to maturity and remaining term to maturity of Financed Student Loans as of the Cut-off Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

The Financed Student Loans were acquired on or about December 31, 1998 in an amount equal to their principal balance as of their purchase date. Set forth below are tables and other information describing certain characteristics, as of November 30, 1998 of the Financed Student Loans expected to be acquired. The Financed Student Loans will include FFELP Loans that meet several criteria, including the following: each Financed Student Loan (i) was or will be originated in the United States or its territories or possessions under and in accordance with the FFEL Program to or on behalf of a student who has graduated or is expected to graduate from an accredited institution of higher education within the meaning of the Higher Education Act, (ii) bears interest at the maximum interest rate permitted under the Higher Education Act, or such lesser rate of interest as is approved by the Rating Agencies in accordance with the Indenture; (iii) contains terms in accordance with those required by the FFEL Program, the Guarantee Agreements and other applicable requirements, and (iv) is not more than 120 days past due as of the date such Financed Student Loan is Financed. See "Description of the FFEL Program" and "The Guarantee Agencies" herein. As of November 30, 1998, (i) $56,961,993 principal amount of the initial Financed Student Loans were delinquent for up to 30 days; (ii) $46,640,760 principal amount of the initial Financed Student Loans were delinquent between 31 and 120 days; and (iii) none of the initial Financed Student Loans was delinquent for more than 120 days. For this purpose, delinquency refers to the number of days for which any part of a payment is past due. All of the Financed Student Loans in the trust are FFELP Loans.

Each Financed Student Loan is required to be guaranteed as to principal and interest by a Guarantee Agency and reinsured by the Department of Education to the extent provided under the Higher Education Act and eligible for Special Allowance Payments and, with respect to each Financed Student Loan that is a subsidized Stafford Loan, Interest Subsidy Payments paid by the Department of Education. See "Description of the FFEL Program" herein.

Additional Student Loans that may be Financed after the Closing Date include certain Financed Student Loans that may be substituted for other Financed Student Loans in the trust meeting certain specified characteristics. See "The Indenture -- Student Loan Portfolio Fund" and "The Indenture -- Collection Fund" herein.

Although characteristics of additional Financed Student Loans are expected to have characteristics similar to the initial Financed Student Loans, because additional Financed Student Loans may be Financed after the Closing Date as described above, the aggregate characteristics of the entire pool of Financed Student

Loans, including the composition of the Financed Student Loans and of the borrowers thereof, the distribution by interest rate and the distribution by principal balance described in the following tables, will vary from those of the initial Financed Student Loans as described herein.

Each of the Financed Student Loans provides for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to outstanding late fees, if collected, then to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Grace Periods, Deferment Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan.

A total of approximately $680,000,000 of Financed Student Loans was acquired on or about December 31, 1998. Set forth below in the following tables is a description of certain additional characteristics of $642,838,655 the initial Financed Student Loans as of November 30, 1998. The remaining $37,161,345 of expected Financed Student Loans will be Student Loans with similar characteristics.

                COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS

Aggregate Outstanding Principal Balance                                         $642,838,655
Aggregate Outstanding Accrued Interest                                          $  5,202,291
Number of Borrowers                                                                   86,135
Average Outstanding Principal Balance Per Borrower                              $      7,463
Number of Loans                                                                      207,432
Average Outstanding Principal Balance Per Loan                                  $      3,099
Weighted Average Annual Borrower Interest Rate                                          8.28%
Weighted Average Remaining Term (months) (does not include the months                    116
remaining for the In-School, Grace, Deferment or Forbearance periods)(1)
Weighted Average Remaining Term (months) (including the months                           117
   remaining for the In-School, Grace, Deferment or Forbearance periods)(1)

---------------

(1) Refers to the payment status of the borrower of each Financed Student Loan as of November 30, 1998: such borrower may still be attending school ("In-School"), may be in a grace period after completing school and prior to repayment commencing ("Grace"), may be currently required to repay such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferment") or a forbearance ("Forbearance") period. See "Description of the FFEL Program" herein.

                          DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY LOAN TYPE

                                                                                                       Percent of
                                                                                                        Loans by
                                                                                Outstanding           Outstanding
                                                             Number of           Principal             Principal
Loan Type                                                      Loans              Balance               Balance
---------                                                      -----              -------               -------
Stafford-Subsidized                                           145,633            $371,295,678             57.76%
Stafford-Unsubsidized                                          41,088             131,199,734             20.41
Consolidation                                                   4,599              76,349,585             11.87
PLUS                                                            9,385              41,196,319              6.41
SLS                                                             6,727              22,797,339              3.55
                                                              -------            ------------             -----

         Total                                                207,432            $642,838,655            100.00%


                   DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY MINIMUM GUARANTEE LEVEL

                                                                                                       Percent of
                                                                                                        Loans by
                                                                                Outstanding           Outstanding
                                                             Number of           Principal             Principal
Minimum Guarantee Level                                        Loans              Balance               Balance
-----------------------                                        -----              -------               -------
FFELP Loan Guaranteed 100%                                     70,810            $153,979,828             23.95%
FFELP Loan Guaranteed 98%                                     136,622             488,858,827             76.05
                                                              -------             -----------           -------

    Total                                                     207,432            $642,838,655            100.00%


                       DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY GUARANTEE AGENCY

                                                                                                       Percent of
                                                                                                        Loans by
                                                                                Outstanding           Outstanding
                                                             Number of           Principal             Principal
Guarantee Agency                                               Loans              Balance               Balance
----------------                                               -----              -------               -------
Florida Department of Education, Office of Student            131,320            $417,080,571             64.88%
  Financial Assistance
Georgia Higher Education Assistance Corporation                17,698              47,347,097              7.37
United Student Aid Funds, Inc.                                 26,142             105,545,541             16.42
Kentucky Higher Education Assistance Authority                 19,840              44,365,494              6.90
Great Lakes Higher Education Guaranty Corporation              10,650              24,987,155              3.89
Other Guarantee Agencies                                        1,782               3,512,797              0.54
                                                              -------            ------------             ------
    Total                                                     207,432            $642,838,655            100.00%

                    DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY BORROWER INTEREST RATE

                                                                                                       Percent of
                                                                                                        Loans by
                                                                                Outstanding           Outstanding
                                                             Number of           Principal             Principal
Interest Rate (1)                                              Loans              Balance               Balance
-----------------                                              -----              -------               -------
Less than 7.50%                                                 2,539             $ 5,387,081              0.84%
7.50% to 7.99%                                                  6,395              24,859,171              3.86
8.00% to 8.49%                                                178,959             505,051,405             78.57
8.50% to 8.99%                                                 15,690              61,969,613              9.64
9.00% to 9.49%                                                  3,504              44,695,764              6.95
9.50% or greater                                                  345                 875,621              0.14
                                                              -------            ------------          --------

    Total                                                     207,432            $642,838,655            100.00%

(1) Determined using the interest rates applicable to the initial Financed Student Loans as of November 30, 1998. However, because certain of the initial Financed Student Loans bear interest at variable rates per annum, the existing interest rates are not indicative of future interest rates on the Financed Student Loans. See "Description of the FFEL Program" herein.


                                 DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                                     BY RANGE OF OUTSTANDING PRINCIPAL BALANCES

                                                                                                      Percent of
                                                                                                       Loans by
                                                                                Outstanding           Outstanding
                                                             Number of           Principal             Principal
Principal Balance                                              Loans              Balance               Balance
-----------------                                              -----              -------               -------
Less than $500                                                   5,504            $ 1,416,165              0.22%
$500-$999.99                                                     8,623              5,908,184              0.92
$1,000-$1,999.99                                                21,591             28,124,920              4.37
$2,000-$2,999.99                                                23,792             49,109,178              7.64
$3,000-$3,999.99                                                16,611             40,641,368              6.32
$4,000-$5,999.99                                                27,001             82,600,021             12.85
$6,000-$7,999.99                                                18,471             59,442,189              9.25
$8,000-$9,999.99                                                15,519             63,328,969              9.85
$10,000-$14,999.99                                              26,328             99,296,558             15.45
$15,000-$19,999.99                                              16,343             66,095,382             10.28
$20,000 or greater                                              27,649            146,875,721             22.85
                                                               -------           ------------            ------

    Total                                                      207,432           $642,838,655            100.00%

                                 DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                                             BY BORROWER PAYMENT STATUS

                                                                                                      Percent of
                                                                                                       Loans by
                                                                                Outstanding           Outstanding
                                                             Number of           Principal             Principal
Borrower Payment Status                                        Loans              Balance               Balance
-----------------------                                        -----              -------               -------
In School                                                       3,641             $ 8,671,578              1.35%
Grace                                                          15,956              51,299,999              7.98
Repayment                                                     131,598             391,098,414             60.84
Deferment                                                      21,628              65,732,601             10.23
Forbearance                                                    34,609             126,036,063             19.60
Claim                                                              --                      --              0.00
                                                              -------            ------------            ------

    Total                                                     207,432            $642,838,655            100.00%


                                 DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                                      BY REMAINING TERM TO SCHEDULED MATURITY

                                                                                                       Percent of
                                                                                                        Loans by
Remaining Months                                                                Outstanding           Outstanding
Until Scheduled                                              Number of           Principal             Principal
Maturity                                                       Loans              Balance               Balance
--------                                                       -----              -------               -------
1   to  12                                                      3,373           $ 2,202,185              0.34%
13  to  24                                                      4,428             3,599,900              0.56
25  to  36                                                      5,763             6,559,756              1.02
37  to  48                                                      7,318            10,423,174              1.62
49  to  60                                                      8,519            14,159,689              2.20
61  to  72                                                     12,554            24,965,602              3.88
73  to  84                                                     14,720            35,229,611              5.48
85  to  96                                                     18,949            51,835,143              8.06
97  to 108                                                     25,712            83,450,849             12.98
109 to 120                                                    102,331           338,983,822             52.73
121 to 180                                                      2,011            25,579,096              4.00
181 to 240                                                      1,360            29,838,749              4.64
241 to 300                                                        265             9,862,979              1.53
Over 300                                                          129             6,148,100              0.96
                                                              -------           -----------             -----
    Total                                                     207,432          $642,838,655            100.00%


                           GEOGRAPHIC DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS

                                                                                                     Percent of
                                                                                                      Loans by
                                                                                Outstanding         Outstanding
                                                             Number of           Principal           Principal
Location (1)                                                   Loans              Balance             Balance
------------                                                   -----              -------             -------
Ohio                                                            7,077           $16,795,019              2.61%
Florida                                                       121,263           392,564,753             61.07
Georgia                                                        19,394            54,305,296              8.45
Kentucky                                                       15,413            34,195,348              5.32
Others (2)                                                     44,285           144,978,239             22.55
                                                               ------           -----------           -------

     Total                                                    207,432          $642,838,655            100.00%

(1) Based on the current permanent billing addresses of the borrowers of the initial Financed Student Loans shown on the Servicer's records.

(2) Consist of locations that include 46 other states, U.S. territories, possessions and commonwealths, foreign countries, overseas military establishments, and unknown locations, none of the aggregate principal balance of the Financed Student Loans relating to which exceeds 2.00% of the Initial Pool Balance.

To the extent that states with a large concentration of Financed Student Loans experience adverse economic or other conditions to a greater degree than other areas of the country, the ability of such borrowers to repay their Financed Student Loans may be impacted to a larger extent than if such borrowers were dispersed more geographically.


                         DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY SCHOOL TYPES

                                                                                                       Percent of
                                                                                                        Loans by
                                                                                Outstanding           Outstanding
                                                             Number of           Principal             Principal
School Type                                                    Loans              Balance               Balance
-----------                                                    -----              -------               -------
4 Year Institution                                              136,623          $440,973,348             68.60%
2 Year Institution                                               42,040            91,312,687             14.20
Graduate                                                         11,547            58,981,162              9.18
Proprietary                                                       1,964             5,227,517              0.81
Other/Unknown                                                    15,258            46,343,941              7.21
                                                                -------          ------------            ------

    Total                                                       207,432          $642,838,655            100.00%


INCENTIVE PROGRAMS

Certain of the Financed Student Loans ("Reduced Rate Loans") are eligible for a reduction in interest rate that is less than the maximum rate permitted by the Higher Education Act. Reduced Rate Loans are Stafford Loans and Unsubsidized Stafford Loans originated on or after July 1, 1996, wherein the applicable interest rate on such a Reduced Rate Loan is reduced by 2.00% per annum, effective upon the receipt of the initial 48 consecutive monthly payments (with no missed or late payments) following commencement of repayment status, and continuing as long as no payments are missed on such Reduced Rate Loans. In addition, after receipt of the initial 24 consecutive monthly payments following commencement of repayment status, a borrower is entitled to receive a credit to their principal balance of any origination fee paid by such borrower in excess of $250. The Indenture provides that 15% of the Financed Student Loans are eligible to become Reduced Rate Loans.

                          TRANSFER AND SALE AGREEMENT

The depositor caused its eligible lender trustee to contribute and assign to the Eligible Lender Trustee on behalf of the trust, without recourse, its entire interest in the Financed Student Loans as described in the Transfer and Sale Agreement and all collections received and to be received with respect thereto.

CONVEYANCE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES.
The depositor made certain representations and warranties with respect to the Financed Student Loans to the trust, including, among other things, that (i) each Financed Student Loan, at the time of transfer to the trust, was free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or, to the depositor's knowledge, threatened; (ii) the information provided with respect to the Financed Student Loans was true and correct in all material respects; and (iii) to the depositor's knowledge, each Financed Student Loan, at the time it was originated, complied and, at the time of execution of the Transfer and Sale Agreement, complied in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed by the FFEL Program or under any Guarantee Agreement with respect to FFELP Loans.

Following the discovery by or notice to the depositor of a breach of any such representation or warranty with respect to any Financed Student Loan that results in the failure of a Guarantee Agency to make a Guarantee Payment to the Eligible Lender Trustee, the depositor will repurchase such Financed Student Loan from the Eligible Lender Trustee, at a price equal to the sum of (1) the then outstanding principal balance of such Financed Student Loan; (2) interest payable by the obligor accrued and unpaid with respect to such Financed Student Loan to and including the date of purchase; (3) an amount equal to any Special Allowance Payments or Interest Subsidy Payments, if applicable, in respect of such Financed Student Loan for such period as the Financed Student Loan was held by or on behalf of the depositor to which the depositor was not entitled due to ineligibility of such Financed Student Loan; and (4) any unamortized premium; provided, however, that in the event of the occurrence described in the immediately preceding item (iii) above, the depositor shall have the option of
(a) repurchasing the subject Financed Student Loan upon request of the Co-owner Trustee or (b) deferring such repurchase until the lack of legal enforceability of such Financed Student Loan has been determined by a court of law, arbitration proceeding or other legal process.

The depositor is required to repurchase such Financed Student Loan within ten business days after receiving written notice from the Co-owner Trustee requesting repurchase by the depositor and setting forth the reason therefor. Any Financed Student Loan returned to the depositor which has been endorsed to the Co-owner Trustee shall be endorsed by the Eligible Lender Trustee on behalf of the trust to the eligible lender trustee of the depositor on the form supplied by the Eligible Lender Trustee on behalf of the trust. Notwithstanding the foregoing, the Co-owner Trustee shall make a good faith effort to work with the depositor to resolve any circumstance that would cause a repurchase.

The liability of the Co-owner Trustee in connection with the loss of or damage to any Financed Student Loan to be returned to the depositor pursuant to a repurchase is limited to such compensatory loss (including failure to maintain the eligibility of such Financed Student Loan for its guarantee, Special Allowance Payments and Interest Subsidy Payments, if applicable, up to a maximum amount equal to the unpaid principal and unpaid accrued interest and any other payments attributable to such Financed Student Loan) occurring as a result of its negligence or willful misconduct in handling or safekeeping such Financed Student Loan.

AMENDMENT.
The Transfer and Sale Agreement may be amended in writing by the parties thereto, with the consent of the Indenture Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Sale Agreement or of modifying in any manner the rights of holders of notes; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the holders of notes or (ii) reduce the percentage of the notes which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes affected thereby.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

The rate of payment of principal of the notes and the yield on the notes will be affected by (i) prepayments of the Financed Student Loans that may occur as described below, (ii) the sale by the issuer of Financed Student Loans, (iii) Parity Percentage Payments and (iv) deferrals or delays in payments on the Financed Student Loans resulting from defaults, Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods.

All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time without penalty (including by means of Consolidation Loans) and may be prepaid as a result of (i) borrower's default, death, disability or bankruptcy, (ii) a closing of or false certification by the borrower's school, (iii) subsequent liquidation or collection of Guarantee Payments with respect thereto and (iv) as a result of

Financed Student Loans being repurchased by the respective Sellers as a result of a breach of a representation and warranty. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans, such Financed Student Loans will be prepaid. See "Description of the FFEL Program -- Loan Terms -- Consolidation Loans" herein. See also "Redemption" herein regarding the auction by the Indenture Trustee of any Financed Student Loans remaining in the trust on or after May 31, 2007 if the outstanding Pool Balance is equal to or less than 10% of the Initial Pool Balance, the depositor's option to repurchase all remaining Financed Student Loans in the trust if the outstanding Pool Balance is equal to or less than 10% of the Initial Pool Balance, and the depositor's option to redeem the Series A-4 Notes, the Series A-5 Notes and the Series A-6 Notes.

Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods. The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on Financed Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantee Agencies to make Guarantee Payments with respect to Financed Student Loans.

The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the holders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time holders receive payments from the trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

THE FOLLOWING INFORMATION IS GIVEN SOLELY TO ILLUSTRATE THE EFFECT OF PREPAYMENTS ON THE FINANCED STUDENT LOANS ON THE WEIGHTED AVERAGE LIFE OF THE NOTES UNDER THE ASSUMPTIONS STATED BELOW AND IS NOT A PREDICTION OF THE PREPAYMENT RATE THAT MIGHT ACTUALLY BE EXPERIENCED BY THE FINANCED STUDENT LOANS IN THE TRUST.

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the notes will be primarily a function of the rate at which payments are made on the Financed Student Loans in the trust. Payments on such Financed Student Loans may be in the form of scheduled amortization of principal or prepayments (including, without limitation, Guarantee Payments). For this purpose, the term "prepayments" includes prepayments in full or in part (including pursuant to Consolidation Loans), as a result of (i) borrower default, death, disability or bankruptcy,
(ii) a closing of or a false certification by the borrower's school, (iii) subsequent liquidation of Guarantee Payments with respect thereto and (iv) as a result of Financed Student Loans being repurchased by the respective Seller as a result of a breach of a representation and warranty. All of the Financed Student Loans are prepayable at any time without penalty by the borrower. See "Risk Factors" herein.

The Constant Prepayment Rate prepayment model ("CPR") represents an assumed constant rate of prepayment of Financed Student Loans in the trust outstanding as of the beginning of each quarter expressed as a per annum percentage. There can be no assurance that such Financed Student Loans will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model.

The weighted average lives in the following table were determined assuming that
(i) scheduled payments of principal on the Financed Student Loans are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table; (ii) the initial principal balance of the Financed Student Loans is $680,000,000 and such Financed Student Loans have the characteristics described under the heading "The Financed Student Loans" herein;
(iii) payments are made on the Series A-3 Notes on the last Business Day of each month; (iv) payments are made on the Auction Rate Notes on the Business Day following the expiration of each Auction Period commencing June 30, 2003 (assuming an Auction Period of 28 days with no Auction Period Adjustments or Auction Period Conversions); (v) payments are made on the Series B-3 Notes on the last Business Day each month commencing July 31, 2003; (vi) the Financed Student Loans in the trust are auctioned on May 31, 2007; and (vii) the new notes are issued on the Closing Date. No representation is made that these assumptions will be correct, including the assumption that the Financed Student Loans in the trust will not experience delinquencies or unanticipated losses.

In making an investment decision with respect to the notes, investors should consider a variety of possible prepayment scenarios, including the limited scenarios described in the table below.

                     WEIGHTED AVERAGE LIFE OF THE NOTES AT THE RESPECTIVE CPRS SET FORTH BELOW:

                                                            Weighted Average Life (years)

                                    0% CPR        3% CPR         5% CPR         7% CPR        9% CPR        15% CPR
                                    ------        ------         ------         ------        ------        -------
Series A-3 Notes                     2.92          2.41           2.15            1.95          1.78          1.39
Series B-3 Notes                     5.73          5.55           5.46            5.37          5.31          5.31


                         DESCRIPTION OF THE FFEL PROGRAM

The Higher Education Act sets forth provisions establishing the FFEL Program, pursuant to which state agencies or private nonprofit corporations administering student loan insurance programs (referred to as "Guarantee Agencies") are reimbursed for losses sustained in the operation of their programs, and holders of certain loans made under such programs are paid subsidies for owning such loans.

The Higher Education Act currently authorizes certain student loans to be covered under the FFEL Program through June 30, 2003. Congress has extended similar authorization dates in prior versions of the Higher Education Act; however, there can be no assurance that the current authorization dates will again be extended or that the other provisions of the Higher Education Act will be continued in their present form.

Various amendments to the Higher Education Act have revised the FFEL Program from time to time. These amendments include, but are not limited to, the Higher Education Amendments of 1998 (the "1998 Reauthorization Bill"), the Intermodal Surface Transportation Efficiency Act of 1998, the 1997 Budget Reconciliation Act (P.L. 105-33), the Emergency Student Loan Consolidation Act of 1997, the Higher Education Technical Amendments Act of 1993, the Omnibus Budget Reconciliation Act of 1993 (the "1993 Amendments"), the Higher Education Amendments of 1992, which reauthorized the FFEL Program, the Omnibus Budget Reconciliation Act of 1990, the Omnibus Budget Reconciliation Act of

1989, the Omnibus Budget Reconciliation Act of 1987, the Higher Education Technical Amendments Act of 1987, the Higher Education Amendments of 1986, which reauthorized the FFEL Program, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Postsecondary Student Assistance Amendments of 1981 and the Education Amendments of 1980.

Omnibus Budget Reconciliation Act of 1993. Under the 1993 Amendments, Congress made a number of changes that may adversely affect the financial condition of the Guarantee Agencies, as such changes reduce certain financial benefits previously enjoyed by Guarantee Agencies and give the Department of Education broad powers over Guarantee Agencies and their reserves. See "-- Contracts with Guarantee Agencies" and "The Guarantee Agencies" herein for a more detailed description of the impact of such legislation on Guarantee Agencies. The changes create a significant risk that the resources available to the Guarantee Agencies to meet their guarantee obligations will be significantly reduced. In addition, this legislation sought to greatly expand the loan volume under the direct lending program of the Department of Education (the "Federal Direct Student Loan Program") to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 35% of such loan demand is currently being met under the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of loans made under the FFEL Program. Under the Federal Direct Student Loan Program, the Department of Education directly originates and holds student loans without the involvement of private lenders. If the Federal Direct Student Loan Program expands, the master servicer or the Servicers may experience increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the Servicers is reduced. Such reductions or effects could occur as a result of reductions in the volume of new loans made under the FFEL Program or the consolidation of existing loans under the Federal Direct Student Loan Program. Such cost increases could affect the ability of the master servicer or the Servicers to satisfy their obligations to service the Financed Student Loans or to purchase Financed Student Loans in the event of certain breaches of the Servicers' covenants. See "Servicing -- Servicer Covenants" herein. Such volume reductions could further reduce revenues received by the Guarantee Agencies available to pay claims on defaulted Financed FFELP Loans. Finally, the level of competition currently in existence in the secondary market for loans made under the FFEL Program could be reduced, resulting in fewer potential buyers of the Financed FFELP Loans and lower prices available in the secondary market for those loans.

Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan Program. These changes include: (1) providing that federal direct student loans are eligible to be included in a Consolidation Loan; (2) changing the borrower interest rate on new Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum); (3) providing that the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and (4) establishing prohibitions against various forms of discrimination in the making of Consolidation Loans. Except for the last of the above changes, all such provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Higher Education Act that impact the FFEL Program. These provisions include, among other things, requiring Guarantee Agencies to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by Guarantee Agencies and a continuation of the administrative cost allowance payable to Guarantee Agencies (which is a fee paid to federal guarantors equal to 0.85% of new loans guaranteed). See "-- Contracts with Guarantee Agencies" herein.

1998 Amendments. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP Loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 (the "1998 Amendments") that revised interest rate changes under the FFEL Program that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, the formula for Special Allowance Payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill rate plus 2.80% (2.20% during school, grace and deferment).

1998 Reauthorization Bill. On October 7, 1998, President Clinton signed into law the 1998 Reauthorization Bill, which enacted significant reforms in the FFEL Program. The major provisions of the 1998 Reauthorization Bill include the following:

     o All references to a "transition" to full implementation of the Federal Direct Student Loan Program were deleted from the FFEL Program statute.

     o Guarantee Agency reserve funds were restructured so that Guarantee Agencies are provided with additional flexibility in choosing how to spend certain funds they receive.

     o Additional recall of reserve funds by the Secretary of Education was mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall.

     o The administrative cost allowance was replaced by two new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed Student Loans.

     o The percentage of collections on defaulted Student Loans a Guarantee Agency is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender of the Student Loan.

     o Federal reinsurance provided to Guarantee Agencies is reduced from 98% to 95% for Student Loans first disbursed on or after October 1, 1998.

     o The delinquency period required for a loan to be declared in default is increased from 180 days to 270 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

     o Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loans holders established by the 1998 Amendments, were made permanent.

     o Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day

         Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate, Special Allowance Payments are made to make up the difference.

     o The lender-paid offset fee on Consolidation Loans of 1.05% is reduced to .62% for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

     o The Consolidation Loan interest rate calculation was revised to reflect the rate of Consolidation Loans, and will be effective for loans on which applications are received on or after October 1, 1998 and before July 1, 2003.

     o Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after such date outstanding loans under the FFEL Program totaling more than $30,000; under these extended schedules the repayment period may extend up to 25 years subject to certain minimum repayment amounts.

     o The Secretary of Education is authorized to enter into six voluntary flexible agreements with Guarantee Agencies under which various statutory and regulatory provisions can be waived.

     o Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's underlying FFELP Loans to issue a Consolidation Loan to a borrower whose underlying FFELP Loans are held by multiple holders.

     o Inducement restrictions were revised to permit Guarantee Agencies and lenders to provide assistance to schools comparable to that provided to schools by the Secretary of Education under the Federal Direct Student Loan Program.

     o The Secretary of Education is now required to pay off Student Loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the Student Loan.

     o Discharge of FFELP Loans and certain other Student Loans in bankruptcy is now limited to cases of undue hardship regardless of whether the Student Loan has been due for more than seven years prior to the bankruptcy filing.

The new recall of reserves and reduced reinsurance for Guarantee Agencies increase the risk that resources available to the Guarantee Agencies to meet their guarantee obligations will be significantly reduced.

There can be no assurance that relevant federal laws, including the Higher Education Act, will not be changed in a manner that may adversely affect the receipt of funds by the Guarantee Agencies or by the issuer or the Eligible Lender Trustee with respect to Financed FFELP Loans.

This is only a summary of certain provisions of the Higher Education Act. Reference is made to the text of the Higher Education Act for full and complete statements of its provisions.

LOAN TERMS

Four types of loans are currently available under the FFEL Program: Stafford Loans, Unsubsidized Stafford Loans, PLUS Loans and Consolidation Loans. These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and Special Allowance Payments. Some of these loan types have had other names in the past. References herein to the various loan types include, where appropriate, predecessors to such loan types.

The primary loan under the FFEL Program is the Stafford Loan. Students who are not eligible for Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Parents of students may be able to obtain PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the FFEL Program and certain other federal programs to consolidate repayment of such existing loans. For periods of enrollment beginning prior to July 1, 1994, SLS Loans were available to students with costs of education that were not met by other sources and that exceeded the Stafford or Unsubsidized Stafford Loan limits.

Eligibility

General. A student is eligible for loans made under the FFEL Program only if he or she: (i) has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education (which term includes certain vocational schools), (ii) is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution (which, in the case of a loan to cover the cost of a period of enrollment beginning on or after July 1, 1987, must either lead to a recognized educational credential or be necessary for enrollment in a course of study that leads to such a credential), (iii) has agreed to notify promptly the holder of the loan concerning any change of address, (iv) if presently enrolled, is maintaining satisfactory progress in the course of study he or she is pursuing, (v) does not owe a refund on, and is not (except as specifically permitted under the Higher Education Act) in default under, any loan or grant made under the Higher Education Act, (vi) has filed with the eligible institution a statement of educational purpose, (vii) meets certain citizenship requirements, and (viii) except in the case of a graduate or professional student, has received a preliminary determination of eligibility or ineligibility for a Pell Grant.

Stafford Loans. Stafford Loans generally are made only to student borrowers who meet certain needs tests. The educational institution must provide the lender with a statement evidencing a determination of need for a loan, and the amount of such need, calculated by subtracting from the estimated cost of attendance the sum of the expected family contribution with respect to the student plus the estimated financial assistance available to such student. The amounts of the expected family contribution, estimated available financial assistance, and estimated costs of attendance are to be computed in accordance with standards set forth in the Higher Education Act.

Unsubsidized Stafford Loans. A student borrower meeting the requirements set forth under "General" above is eligible for an Unsubsidized Stafford Loan without regard to need. Unsubsidized Stafford Loans were not available before October 1, 1992.

PLUS Loans. PLUS Loans are made only to borrowers who are parents, certain legal guardians and, under certain circumstances, spouses of remarried parents of dependent undergraduate students. For PLUS Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history (as determined pursuant to criteria established by the Department of Education). Prior to the Higher Education Amendments of 1986, the Higher Education Act did not distinguish between PLUS Loans and SLS Loans. Student borrowers were eligible for PLUS Loans; however, parents of graduate and professional students were ineligible.

SLS Loans. Eligible borrowers for SLS Loans were limited to (a) graduate or professional students, (b) independent undergraduate students, and (c) under certain circumstances, dependent undergraduate students, if such student's parents were unable to obtain a PLUS Loan and were also unable to provide such student's expected family contribution. Except as described in clause (c), eligibility was determined without regard to need.

Consolidation Loans. To be eligible for a Consolidation Loan a borrower must (a) have outstanding indebtedness on student loans made under the FFEL Program and/or certain other federal student loan programs, and (b) be in repayment status or in a Grace Period, or be a defaulted borrower who has made arrangements to repay the defaulted loan(s) satisfactory to the holder of the defaulted loan(s). A married couple, each of whom has outstanding loans under the FFEL Program, who agrees to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993 may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994, the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness.

Interest Rates

The Higher Education Act establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the FFEL Program. The Higher Education Act allows lesser rates of interest to be charged. Many lenders, including the depositor, have offered repayment incentives or other programs that involve reduced interest rates on certain loans made under the FFEL Program.

Stafford Loans. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the FFEL Program (a "New Borrower"):

         (a) is 7% per annum for a loan covering a period of instruction beginning before January 1, 1981;

         (b) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

         (c) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

         (d) for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

         (e) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction prior to the preceding June 1, plus 3.1 % per annum (but not to exceed 9% per annum).

     For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the FFEL Program (a "Repeat Borrower"):

         (f) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if such previous loan is not a Stafford Loan, 8% per annum, or

         (g) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction prior to the preceding June 1, plus 3.1 % per annum but not to exceed:

             (i) 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (a) above;

             (ii) 8% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clause (c) above, (B) a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (d) above (C) a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

             (iii) 9% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clauses (b) or (e) above or (B) a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

             (iv) 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (d) above.

The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a New Borrower or a Repeat Borrower, is the rate described in clause (g) above, except that such rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any Deferment Periods. During such periods, the formula described in clause (g) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

For Stafford Loans made on or after July 1, 1998 but before July 1, 2003, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction prior to the proceeding June 1, plus (x) 1.7% per annum prior to the time the loan enters repayment and during any Deferment Periods, and (y) 2.3% per annum during repayment, but not to exceed 8.25% per annum.

Unsubsidized Stafford Loans. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Stafford Loans.

PLUS Loans. The applicable interest rate on a PLUS Loan:

         (a) made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

         (b) made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

         (c) made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

         (d) made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week Treasury Bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum);

         (e) made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week Treasury Bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum);

         (f) made on or after July 1, 1994, but before July 1, 1998, is the same as that described in clause (e) above, except that such rate shall not exceed 9% per annum; or

         (g) made on or after July 1, 1998, but before July 1, 2003, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction prior to the proceeding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

If requested by the borrower, an eligible lender may consolidate SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS Loan (including an SLS or PLUS Loan held by a different lender who has refused so to refinance such loan at a variable interest rate). In such a case, proceeds of the new loan are used to discharge the original loan.

SLS Loans. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

Consolidation Loans. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. Consolidation Loans made on or after November 13, 1997 and before October 1, 1998 bear interest at the annual variable rate applicable to Stafford Loans. Consolidation Loans for which applications are received on or after October 1, 1998 bear interest at a rate equal to the weighted average rate of the loans consolidated rounded to the nearest one-eighth of 1%, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. For a discussion of required payments that reduce the return on Consolidation Loans, See "Fees -- Rebate Fees on Consolidation Loans" below.

Loan Limits

Each type of loan (other than Consolidation Loans, which are limited only by the amount of eligible loans to be consolidated) is subject to limits as to the maximum principal amount, both with respect to a given year and in the aggregate. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon the needs analysis as described above under "Eligibility -- Stafford Loans" above. Additional limits are described below.

Stafford and Unsubsidized Stafford Loans. Except as described in the next paragraph, Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed such first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which such programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans (including that portion of a Consolidation Loan used to repay such loans) which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

At the time that SLS Loans were eliminated, the loan limits for Unsubsidized Stafford Loans to independent students, or dependent students whose parents cannot borrow a PLUS Loan, were increased by amounts equal to the prior SLS Loan limits (as described below under "SLS Loans").

Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding (including that portion of a Consolidation Loan used to repay such loans) was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

PLUS Loans. For PLUS Loans made on or after July 1, 1993, the amounts of PLUS Loans are limited only by the student's unmet need. Prior to that time PLUS Loans were subject to limits similar to those to which SLS Loans were then subject (see "SLS Loans" below), applied with respect to each student on behalf of whom the parent borrowed.

SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other FFEL Program loans to such student for such academic year, up to a maximum amount of all FFEL Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited (similar to the limits described above under "Stafford Loans").

Repayment

Loans made under the FFEL Program (other than Consolidation Loans) must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans (but no longer than 30 years). For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. The repayment period commences (a) not more than twelve months after the borrower ceases to pursue at least a half-time course of study with respect to Stafford Loans for which the applicable rate of interest is 7% per annum, (b) not more than six months after the borrower ceases to pursue at least a half-time course of study with respect to other Stafford Loans and Unsubsidized Stafford Loans (the six month or twelve month periods are the "Grace Periods") and (c) on the date of final disbursement of the loan in the case of SLS, Plus and Consolidation Loans, except that the borrower of an SLS Loan who also has a Stafford or Unsubsidized Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree at any time before or during the repayment period that repayment may be at a lesser rate. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

In addition, since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. The depositor may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act ("Deferment Periods"). For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available (i) during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps, (ii) during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act, (iii) during a period not in excess of three years while the borrower is a full-time volunteer under the




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Domestic Volunteer Act of 1973, (iv) during a period not exceeding three years while the borrower is in service, comparable to the service referred to in clauses (ii) and (iii), as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code, (v) during a period not exceeding two years while the borrower is serving an internship, the successful completion of which is required to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program, (vi) during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled, (vii) during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment, (viii) during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the FFEL Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education, (ix) during a period, not in excess of 6 months, while the borrower is on parental leave, and (x) only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, (A) during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and (B) during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage. For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available (a) during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary, (b) during a period not exceeding three years while the borrower is seeking and unable to find full-time employment, and (c) during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income. Prior to the 1992 changes, only the Deferment Periods described above in clauses (vi) and (vii) (with respect to the parent borrower) and the Deferment Period described in clause (viii) (with respect to the parent borrower or a student on whose behalf the parent borrowed) were available to PLUS Loan borrowers, and only the Deferment Periods described above in clauses (vi), (vii) and (viii) were available to Consolidation Loan borrowers. Prior to the 1986 changes, PLUS Loan borrowers were not entitled to Deferment Periods. Deferment Periods extend the ten-year maximum term.

The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments (a "Forbearance Period"). A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the FFEL Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided when exceptional circumstances such as a local or national emergency or military mobilization exist; or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Such forbearance also extends the ten year maximum term.



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As described under the heading "-- Contracts with Guarantee Agencies -- Federal
Interest Subsidy Payments" below, the Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during Grace and Deferment Periods. Interest that accrues during Forbearance Periods and, if the loan is not eligible for interest Subsidy Payments, while the borrower is in school and during the Grace and Deferment Periods, may be paid monthly or quarterly or capitalized (added to the principal balance) not more frequently than quarterly.

Disbursement

Loans made under the FFEL Program (except Consolidation Loans) generally must be disbursed in two or more installments, none of which may exceed 50% of the total principal amount of the loan.

Fees

Guarantee Fee. A Guarantee Agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. However, lenders may be charged an insurance fee to cover the costs of increased or extended liability with respect to Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.

Origination Fee. An eligible lender is authorized to charge the borrower of a Stafford or Unsubsidized Stafford Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan, and is required to charge the borrower of a PLUS Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower and are not retained by the lender, but must be passed on to the Secretary of Education. For loans made prior to July 1, 1994, the maximum authorized fee for Stafford, PLUS and SLS Loans was 5% and the required fee for Unsubsidized Stafford Loans was 6.5% of the principal amount of the loan.

Lender Origination Fee. The lender of any loan under the FFEL Program made on or after October 1, 1993 is required to pay to the Secretary of Education an origination fee equal to 0.5% of the initial principal amount of such loan.

Rebate Fee on Consolidation Loans. The holder of any Consolidation Loan is required to pay to the Secretary of Education a monthly fee at an annualized rate of 1.05% (.62% for applications received between October 1, 1998 and January 31, 1999) of the principal amount of, and accrued interest on, such Consolidation Loan.

Loan Guarantees

Under the FFEL Program, Guarantee Agencies are required to guarantee the payment of not less than 100% of the principal amount of loans made prior to October 1, 1993 and covered by their respective guarantee programs. For a description of the requirements for loans to be covered by such guarantees, see "The Guarantee Agencies" herein. For loans made on or after October 1, 1993, the minimum percentage of the principal amount of loans which a Guarantee Agency must pay is 98% and the Department of Education has taken the position that a Guarantee Agency may not pay more than 98% of the principal amount of and accrued interest on such a loan. The 1998 Reauthorization Bill further reduces the maximum reinsurance rate to Guarantee Agencies from 98% to 95% for loans made on or after October 1, 1998.



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Under certain circumstances, guarantees may be assumed by the Secretary of
Education or another Guarantee Agency. See "-- Contracts with Guarantee Agencies" below.

CONTRACTS WITH GUARANTEE AGENCIES

Under the FFEL Program, the Secretary of Education is authorized to enter into guaranty and interest subsidy agreements with Guarantee Agencies. The FFEL Program provides for reimbursements to Guarantee Agencies for default claims paid by Guarantee Agencies, support payments to Guarantee Agencies for administrative and other expenses, advances for a Guarantee Agency's reserve funds, and Interest Subsidy Payments and Special Allowance Payments to the holders of qualifying student loans made pursuant to the FFEL Program.

The Secretary of Education has certain oversight powers over Guarantee Agencies. Guarantee Agencies are required to maintain their reserves at certain levels based on the amount of outstanding loans that they have guaranteed. If a Guarantee Agency falls below the required level in two consecutive years, or its claims rate exceeds 5% in any year, or if the Secretary of Education determines that the agency's administrative or financial condition jeopardizes its ability to meet its obligations, the Secretary of Education can require the Guarantee Agency to submit and implement a plan by which it will correct such problem(s). If a Guarantee Agency fails to timely submit an acceptable plan or fails to improve its condition, or if the Secretary of Education determines that the Guarantee Agency is in danger of financial collapse, the Secretary of Education may terminate the Guarantee Agency's reimbursement contract. The circumstances under which the Secretary of Education may terminate such reimbursement contracts also includes a determination that such action is necessary to protect the federal fiscal interest or to ensure continued availability of student loans. See "-- Direct Loans" below.

The Secretary of Education is authorized to assume the guarantee obligations of a Guarantee Agency. The Higher Education Act now provides that, if the Secretary of Education terminates a Guarantee Agency's agreements under the FFEL Program, the Secretary of Education shall assume responsibility for all functions of the Guarantee Agency under its program. To that end, the Secretary of Education is authorized to, among other options, transfer the guarantees to another Guarantee Agency or assume the guarantees. It also provides that in the event the Secretary of Education has determined that a Guarantee Agency is unable to meet its guarantee obligations, holders of loans guaranteed by such Guarantee Agency may submit claims directly to the Secretary of Education for payment, unless the Secretary of Education has provided for the assumption of such guarantees by another Guarantee Agency.

Federal Reimbursement

A Guarantee Agency's right to receive federal reimbursements for various guarantee claims paid by such Guarantee Agency is governed by the Higher Education Act and various contracts entered into between Guarantee Agencies and the Secretary of Education. See "The Guarantee Agencies -- Federal Agreements" herein. Under the Higher Education Act and the Federal Reimbursement Contracts, the Secretary of Education currently agrees to reimburse a Guarantee Agency for the amounts expended by the Guarantee Agency in the discharge of its guarantee obligation (i.e., the unpaid principal balance of and accrued interest on loans guaranteed by the Guarantee Agency, which loans are referred to herein as "guaranteed loans") as a result of the default of the borrower. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the Guarantee Agency for up to 100% of the amounts so expended. For loans made on or after October 1, 1993, the Secretary of Education currently agrees to reimburse the Guarantee Agency for a maximum of 98% of the amount expended with respect to guaranteed loans. The 1998 Reauthorization Bill further reduced the maximum reinsurance rate to Guarantee Agencies from 98% to 95% for loans made on or after October 1, 1998. Depending on the claims rate experience of a Guarantee Agency, such 100%, 98% or 95% reimbursement




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may be reduced as discussed in the formula described below. The Secretary of
Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a Guarantee Agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower (or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed), or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the Guarantee Agency's Claims Rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

The formula for computing the percentage of federal reimbursement under the Federal Reimbursement Contracts is not accumulated over a period of years but is measured by the amount of federal reimbursement payments in any one federal fiscal year as a percentage of the original principal amount of loans under the FFEL Program guaranteed by the Guarantee Agency and in repayment at the end of the preceding fiscal year. Under the formula, federal reimbursement payments to a Guarantee Agency in any one fiscal year not exceeding 5% of the original principal amount of loans in repayment at the end of the preceding fiscal year are to be paid by the Secretary of Education at 100% (or 98% for loans made on or after October 1, 1993 or 95% for loans made on or after October 1, 1998). Beginning at any time during any fiscal year that federal reimbursement payments exceed 5%, and until such time as they may exceed 9%, of the original principal amount of loans in repayment at the end of the preceding fiscal year, then reimbursement payments on claims submitted during that period are to be paid at 90% (or 88% for loans made on or after October 1, 1993 or 85% for loans made on or after October 1, 1998). Beginning at any time during any fiscal year that federal reimbursement payments exceed 9% of the original principal amount of loans in repayment at the end of the preceding fiscal year, then such payments for the balance of that fiscal year will be paid at 80% (or 78% for loans made on or after October 1, 1993 or 75% for loans made on or after October 1,1998). The original principal amount of loans in repayment for purposes of computing reimbursement payments to a Guarantee Agency means the original principal amount of all loans guaranteed by such Guarantee Agency less: (1) guarantee payments on such loans, (2) the original principal amount of such loans that have been fully repaid, and (3) the original principal amount of such loans for which the first principal installment payment has not become due or such first installment need not be paid because of a Deferment Period.

Under present practice, after the Secretary of Education reimburses a Guarantee Agency for a default claim paid on a guaranteed loan, the Guarantee Agency continues to seek repayment from the borrower. The Guarantee Agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining (i) a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and (ii) an amount equal to 24% (23% beginning October 1, 2003) (or 18-1/2% in the case of a payment from the proceeds of a Consolidation Loan) of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of Education of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the Guarantee Agency, and no amount of any recoveries shall be paid to the Guarantee Agency. Prior to the 1998 changes, the percentage of collections which Guarantee Agencies could retain (as described in clause (ii) above) was 27%.

A Guarantee Agency may enter into an addendum to its Interest Subsidy Agreement (as hereinafter defined), which addendum provides for the Guarantee Agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the Guarantee Agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the Guarantee Agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the Guarantee Agency has not been reimbursed.




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Rehabilitation of Defaulted Loans

Under Section 428F of the Higher Education Act, each Guarantee Agency is required to enter into an agreement with the Secretary of Education pursuant to which the Guarantee Agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The Guarantee Agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

For a loan to be eligible for rehabilitation, the Guarantee Agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred.

Eligibility for Federal Reimbursement

To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

Under the Higher Education Act, a guaranteed loan must be delinquent for 180 days (or 270 days for loans on which the first day of delinquency occurs on or after October 7, 1998) if it is repayable in monthly installments or 330 days if it is payable in less frequent installments before a lender may obtain payment on a guarantee from the Guarantee Agency. The Guarantee Agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The Guarantee Agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the Guarantee Agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and that the loan proceeds be disbursed by the lender in a specified manner. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures (primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable Guarantee Agency) that vary depending upon the length of time a loan is delinquent.

Federal Interest Subsidy Payments

"Interest Subsidy Payments" are interest payments paid with respect to an eligible loan during the period prior to the time that the loan enters repayment and during Grace and Deferment Periods. The Secretary of Education and the Guarantee Agencies entered into the Interest Subsidy Agreements as described in "The Guarantee Agencies --Federal Agreements" herein, whereby the Secretary of Education agrees to pay Interest Subsidy Payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans, and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for Interest Subsidy Payments. Consolidation Loans made after

August 10, 1993 are eligible for Interest Subsidy Payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for Interest Subsidy Payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for Interest Subsidy Payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

The Secretary of Education makes Interest Subsidy Payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any Deferment Period. A borrower may elect to forego Interest Subsidy Payments, in which case the borrower is required to make interest payments.

Federal Administrative Expense Allowances

Prior to the adoption of the 1993 Amendments, each Guarantee Agency was entitled to receive from the Secretary of Education an administrative cost allowance equal to 1% of the total principal amount of the loans (other than Consolidation Loans) guaranteed by the Guarantee Agency in any fiscal year, for the purposes of administrative costs of pre-claims assistance for default prevention and collection of defaulted guaranteed loans, administrative costs of promoting commercial lender participation, administrative costs of monitoring the enrollment and repayment status of students, and for other such costs related to the Guarantee Agency's Guarantee Program. The 1993 Amendments repealed such entitlement, effective October 1, 1993. The 1993 Amendments, however, authorized payments for transition support (including administrative costs) to Guarantee Agencies, in connection with the transition to direct lending. See "Direct Loans" below. Budget legislation adopted since that time has provided for the payment to Guarantee Agencies of an administrative expense allowance equal to 0.85% of the agency's annual new guarantee volume, which has been extended through the fiscal year ending September 30, 2002. After the fiscal year ending September 30, 1997, however, such amounts are subject to decreasing aggregate limits. Under the 1998 Reauthorization Bill, the administrative cost allowance was replaced by two new payments: (1) a student loan processing fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and (2) an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed Student Loans.

Federal Advances

Pursuant to agreements entered into between the Guarantee Agencies and the Secretary of Education under Sections 422 and 422(c) of the Higher Education Act, the Secretary of Education was authorized to advance moneys from time to time to the Guarantee Agencies for the purpose of establishing and strengthening the Guarantee Agencies' reserves. Section 422(c) currently authorizes the Secretary of Education to make advances to Guarantee Agencies in various circumstances, on terms and conditions satisfactory to the Secretary of Education, including if the Secretary of Education is seeking to terminate the Guarantee Agency's reimbursement contract or assume the Guarantee Agency's functions, to assist the Guarantee Agency in meeting its immediate cash needs or to ensure the uninterrupted payment of claims.



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FEDERAL SPECIAL ALLOWANCE PAYMENTS

The Higher Education Act provides for the payment by the Secretary of Education of additional subsidies, called Special Allowance Payments, to holders of qualifying student loans. The amount of the Special Allowance Payments, which are made on a quarterly basis, is computed by reference to the average of the bond equivalent rates of the 91-day Treasury Bills auctioned during the preceding quarter (the "Treasury Bill Rate"). The quarterly rate for Special Allowance Payments for Student Loans made on or after October 1, 1981, and generally before November 16, 1986, is computed by subtracting the applicable interest rate on such loans from the Treasury Bill Rate, adding 3.5% to the resulting per centum, and dividing the resulting per centum by four. For loans disbursed on or after November 16, 1986, or loans to cover the costs of instruction for periods of enrollment beginning on or after November 16, 1986, 3.25% has been substituted for 3.5% in the foregoing formula. For loans disbursed on or after October 1, 1992, 3.1% has been substituted for 3.5% in such formula. For Stafford and Unsubsidized Stafford Loans made on or after July 1, 1995, 2.5% has been substituted for 3.1% in such formula prior to the time such loans enter repayment and during any Deferment Periods. For Stafford and Unsubsidized Stafford Loans made on or after July 1, 1998, the 1998 Amendments substitute 2.2% for 3.1% in such formula prior to the time such loans enter repayment and during any Deferment Periods, and substitute 2.8% for 3.1% in such formula while such loans are in repayment.

For PLUS and SLS Loans which bear interest at rates adjusted annually, Special Allowance Payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Loan Terms -- Interest Rates -- PLUS Loans" and
"-- SLS Loans" above. Special Allowance Payments are paid with respect to PLUS Loans made on or after July 1, 1994 only if the rate that would otherwise apply exceeds 10% per annum, notwithstanding that the interest rate ceiling on such loans is 9% per annum. Special Allowance Payments are made on Consolidation Loans whenever the bond equivalent rate of 91-day Treasury Bills plus 3.1% exceeds the borrower's interest rate. The portion, if any, of a Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for Special Allowance Payments.

The Higher Education Act provides that if Special Allowance Payments or Interest Subsidy Payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and Interest Subsidy Payments due the holder.

Special Allowance Payments and Interest Subsidy Payments are reduced by the amount which the lender is authorized or required to charge the borrower as an origination fee, as described above under "Loan Terms -- Fees -- Origination Fee". In addition, the amount of the lender origination fee described above under "Loan Terms -- Fees -- Lender Origination Fees" is collected by offset to Special Allowance Payments and Interest Subsidy Payments.

EDUCATION LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

Under the United States Bankruptcy Code, educational loans are not generally dischargeable. Title 11 of the United States Code at Section 523(a)(8) provides as follows:

         (a) A discharge under Section 727, 1141, 1228(a), 1228(b), or 1328(b)
of this title does not discharge an individual debtor from any debt --



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              (8) for an educational benefit overpayment or loan made, insured, or guaranteed by a governmental unit or made under any program funded in whole or in part by a governmental unit or a nonprofit institution, or for an obligation to repay funds received as an educational benefit, scholarship or stipend unless excepting such debt from discharge under this paragraph will impose an undue hardship on the debtor and the debtor's dependents.

DIRECT LOANS

The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the Federal Direct Student Loan Program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary of Education. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the Federal Direct Student Loan Program to constitute 5% of the total volume of loans made under the FFEL Program and the Federal Direct Student Loan Program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the Federal Direct Student Loan Program thereafter. Based upon available information, participation by schools in the Federal Direct Student Loan Program has not been sufficient to meet the goals for the 1995-1996, 1996-1997 or 1998-1999 academic years.

The loan terms are generally the same under the Federal Direct Student Loan Program as under the FFEL Program, though more flexible repayment provisions are available under the Federal Direct Student Loan Program. At the discretion of the Secretary of Education, students attending schools that participate in the Federal Direct Student Loan Program (and their parents) may still be eligible for participation in the FFEL Program, though no borrower could obtain loans under both programs.

It is difficult to predict the impact of the Federal Direct Student Loan Program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary of Education authorizes students attending participating schools to continue to be eligible for FFEL Program loans, how many students will seek loans under the Federal Direct Student Loan Program instead of the FFEL Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the Federal Direct Student Loan Program or the FFEL Program.

                                    SERVICING

Resources, in its capacity as the master servicer, will arrange for the servicing of the Financed Student Loans pursuant to the Master Servicing Agreement, dated as of __________, 1999, between the depositor and the master servicer (the "Master Servicing Agreement"). The following is a summary of the servicing arrangements entered, or to be entered, into with the master servicer and various approved servicers (each, a "Servicer") to arrange for the servicing of the Financed Student Loans. Under the terms of the Master Servicing Agreement between the master servicer and the depositor, the master servicer has agreed to provide, arrange for and maintain the continuous servicing and administration of the Financed Student Loans with one or more approved Servicers. The master servicer is obligated to assure that adequate arrangements exist at all times to provide for servicing of the Financed Student Loans. The master servicer and the depositor have entered or will enter into one or more Servicing Agreements pursuant to which the related Servicer will agree to service, and perform all other related tasks with respect to, all or a portion of the Financed Student Loans. The master servicer will not have any liability for any act, error or omission on the part of any Servicer under a Servicing Agreement but will have liability for its own willful misfeasance, bad faith or negligence in the performance of its duties under the Master Servicing Agreement. The master servicer will be entitled to receive a fee as compensation for its services under the Master Servicing Agreement. This fee is payable out of Available Funds as part of the



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



Program Operating Expenses. This summary does not purport to be complete and is qualified in its entirety by reference to all provisions of the Master Servicing Agreement.

As provided in the Master Servicing Agreement, the master servicer and the issuer have entered or will enter into Servicing Agreements with various approved Servicers to service the Financed Student Loans. The Servicers will have actual possession of the notes evidencing, and other documents relating to, the Financed Student Loans.

SERVICING PROCEDURES

Pursuant to each Servicing Agreement, the related Servicer will agree to service, and perform all other related tasks with respect to, all or a portion of the Financed Student Loans. Each Servicer is obligated to perform all services and duties customary to the servicing of Financed Student Loans (including all collection practices), and to do so with reasonable care and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws.

Without limiting the foregoing, the duties of the Servicer include, but are not limited to, collecting and depositing all payments with respect to the Financed Student Loans, including any Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments; responding to inquiries from borrowers on the Financed Student Loans; and investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the Servicer will keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish monthly and annual statements to the related Indenture Trustee with respect to such information, in accordance with the customary standards and as otherwise required in the Indenture.

A Servicer's failure to properly service Financed Student Loans or otherwise so comply may result in the refusal of the United States Department of Education to make reimbursement payments to a Guarantee Agency on such loans or in a Guarantee Agency's refusal to honor its guarantee or make a Guarantee Payment on such loans to the issuer and/or in the limitation, suspension or termination of such Servicer's eligibility to contract to service Financed Student Loans.

SERVICER COVENANTS

In each Servicing Agreement, the related Servicer covenants that: (a) it will duly satisfy or cause to be duly satisfied all obligations on its part to be fulfilled under or in connection with the Financed Student Loans, maintain in effect all qualifications required to service the Financed Student Loans and, if applicable, comply in all material respects with all requirements of law in connection with servicing the Financed Student Loans; and (b) it will not permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the issuer.

Following the discovery by or notice to the Servicer of a breach of any such obligations with respect to any Financed Student Loan that results in the failure of a Guarantee Agency to make a Guarantee Payment, the Servicer is obligated to purchase such Financed Student Loan and reimburse the issuer for certain payments, all on the terms of the applicable Servicing Agreement. The Servicer's purchase and reimbursement obligations are contractual obligations pursuant to the Servicing Agreement that may be enforced against the Servicer, but the breach thereof will not constitute an Event of Default under the notes.

SERVICING COMPENSATION

Each Servicer will be entitled to receive a fee (the "Servicing Fee") with respect to the servicing of the Financed Student Loans. The Servicing Fee is payable out of Available Funds as part of the Program Operating Expenses.

The Servicing Fee is intended to compensate the Servicers for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, including litigation costs, accounting for collections and furnishing monthly and annual statements to the administrator. The Servicing Fee also will reimburse the Servicers for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

Initially, InTuition, Inc., USA Group Loan Services, Inc. (in part, through a subservicing agreement with InTuition, Inc.), Great Lakes Higher Education Servicing Corporation and UNIPAC Service Corporation will be the Servicers for Financed Student Loans. The Financed Student Loans will be serviced by Servicers as may be selected by the master servicer from time to time (subject to the approval of the Rating Agencies), and Servicers may be replaced or added from time to time by the master servicer.

Information relating to the particular Servicers set forth herein, which is particularly within each Servicer's knowledge, has been requested of and has been provided by the respective Servicers. Such information and information included in the reports referred to herein have not been verified or independently confirmed by the issuer, the administrator, the master servicer, the initial purchasers or their respective counsel, and comprises all information in respect of each such Servicer that the issuer obtained after a reasonable request and inquiry. With the exception of InTuition, Inc., no Servicer is affiliated with the issuer, the administrator, the master servicer or any initial purchaser. See "The Issuer -- Relationship with InTuition Holdings, Inc. and InTuition, Inc." herein.

INTUITION, INC.

InTuition, Inc. ("InTuition") was incorporated in 1991 as a Florida corporation. InTuition is a wholly owned subsidiary of InTuition Holdings, Inc., a Florida corporation, which is 50% owned by the administrator and 50% owned by parties unrelated to the administrator and the issuer. See "The Depositor -- Relationship with InTuition Holdings, Inc. and InTuition, Inc." herein. InTuition provides complete student loan servicing and administration to lending institutions and secondary markets nationwide. InTuition has approximately 182 employees, all of whom are in its Jacksonville, Florida office. As of September 30, 1998, InTuition serviced 481,088 student loan accounts with an outstanding balance of $1.966 billion for 14 lenders and secondary markets nationwide. Approximately 10% of the portfolio serviced by InTuition is made up of loans to students at for-profit trade schools. As of September 30, 1998, 61% of the portfolio serviced by InTuition was in repayment status, 8% was in grace status and the remaining 31% was in interim status. InTuition is located at 6420 Southpoint Parkway, Jacksonville, Florida 32216. Telephone: (904) 281-7100.

Approximately 23% of the Financed Student Loans serviced by InTuition are subserviced by USA Group Loan Services, Inc. pursuant to a subservicing arrangement between InTuition and USA Group Loan Services, Inc. Recourse by the issuer with respect to servicing errors on such Financed Student Loans subserviced by USA Group Loan Services, Inc. is limited solely to InTuition pursuant to the Servicing Agreement between the issuer and InTuition.

InTuition understands the concerns and importance regarding the effectiveness of computer systems beyond December 31, 1999. InTuition has developed a plan to deal with Year 2000 issues and has begun converting its computer systems to be Year 2000 compliant. It is InTuition's intent to have all systems and processes Year 2000 compliant on or before December 31, 1998 and is planning to be ready to perform normal business functions after January 1, 2000. No representations or warranty is made with respect to whether any third parties are or will be Year 2000 compliant. InTuition is unable to give any assurance at this time that all Year 2000 related problems will be avoided.

USA GROUP LOAN SERVICES, INC.

USA Group Loan Services, Inc. ("Loan Services"), formerly known as Education Loan Servicing Center, Inc., is a private, nonprofit, non-stock membership corporation which was organized in 1982 under and pursuant to the provisions of the General Corporation Law of the State of Delaware. Loan Services is an affiliate of USA Group, Inc., a nonprofit corporation which is also affiliated with USA Funds, a student loan Guarantee Agency and one of the issuer's Guarantee Agencies. As of September 30, 1998 (Loan Services' fiscal year end), Loan Services provided loan servicing for in excess of 3,500,000 student and parent loans with outstanding balances of over $13.4 billion for approximately 150 different lenders and secondary market corporations. Loan Services' principal office is located in Indianapolis, Indiana, where, as of September 30, 1998, it had nearly 800 full-time employees.

Loan Services is aware of concerns relating to the functional effectiveness and usage of computer systems beyond December 31, 1999 ("Year 2000"). Loan Services is dedicated to resolving the potential impact of the Year 2000 on the ability of Loan Services' computerized information systems to accurately process information that may be date sensitive. Loan Services is seeking to assure itself that both the internal systems and the systems of third parties, which include but are not limited to the U.S. Department of Education, which provide services to Loan Services or on whose computer software and operating systems Loan Services may rely are taking sufficient actions to avoid Year 2000 related problems. No representation or warranty is made with respect to whether such third parties are or will be Year 2000 compliant. Loan Services is planning to be ready to perform normal business functions and intends to meet its obligations both before and after January 1, 2000. However, Loan Services is unable to give any assurances at this time that all Year 2000 related problems will be avoided.

GREAT LAKES HIGHER EDUCATION SERVICING CORPORATION

As of October 31, 1998, Great Lakes Higher Education Servicing Corporation ("GLHESC") serviced 894,290 student and parental accounts with an outstanding balance of $6,205,012,739 for 1,121 lenders nationwide. Less than 6% of the portfolio serviced by GLHESC is made up of loans to students at for-profit trade schools. As of October 31, 1998, 59% of the portfolio serviced by GLHESC was in repayment status, 8% was in grace status and the remaining 33% was in interim status.

The staff and management at GLHESC take the issue of Year 2000 compliance very seriously. GLHESC is committed to take the reasonable and necessary actions to prepare its systems to accurately process dates from the twentieth and twenty-first centuries. GLHESC is seeking to minimize, if not eliminate, the risk of error, interruption or loss of functionality for the lenders, schools, and borrowers who rely on its systems. The remedies available to the issuer or other third parties shall be subject to the terms and limitations of its servicing agreement with GLHESC.

GLHESC has adopted a structured management approach to ensuring its systems are compliant. The Chief Information Officer has been assigned overall responsibility for Year 2000 compliance. GLHESC has not evaluated any computer system, product or procedure of any third party with whom GLHESC exchanges data, including but not limited to, the U.S. Department of Education, schools or lenders. Accordingly,

GLHESC is unable to provide any assurances regarding the Year 2000 compliance of any third parties or their effect on GLHESC's ability to properly perform its activities.

(Source: GLHESC.)

GLHESC will provide a copy of its most recent audited financial statements upon receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Vice President and Chief Financial Officer.

UNIPAC SERVICE CORPORATION

UNIPAC Service Corporation, a Nebraska corporation ("UNIPAC"), began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time sharing, administration and other services to lenders, secondary market purchasers and Guarantee Agencies throughout the United States. UNIPAC is a privately held corporation, owned primarily by Union Bank and Trust Company, Lincoln, Nebraska. UNIPAC offers student loan servicing to lending institutions and secondary markets. UNIPAC's corporate headquarters is located in Aurora, Colorado, where UNIPAC employs approximately 733 people. In December 1989, UNIPAC opened a second servicing center in Lincoln, Nebraska, which as of October 31, 1998 employed approximately 262 people. In November 1997, UNIPAC opened a third servicing center in St. Paul, Minnesota, which as of October 31, 1998, employed approximately 167 people. As of October 31, 1998, UNIPAC's servicing volume was approximately $8.8 billion for its full-service and secondary market clients.

The following information covers UNIPAC's Year 2000 Plan and provides a status of UNIPAC's Year 2000 compliance initiative to date. UNIPAC's student loan servicing system, UNISTAR, has been modified to process dates into the next century. UNIPAC's Private Loan System (STAR) is written in a combination of SQL Server version 6.5 and Visual Basic version 4.0. These software programming languages are believed to be Year 2000 compliant and address Year 2000 dates.

For the last several years (since 1994), UNIPAC has been planning system changes for the Year 2000. As a result, UNIPAC completed major program changes for its student loan servicing mainframe system during 1997. As of May 1997, all date fields, stored in the files and processed in program logic, contain 8 digits for the expanded century usage. All phases (analysis, design, construction, quality assurance, testing, and implementation) of the project were completed relative to the 8 byte dates usage. These processes have been documented as part of UNIPAC's quality assurance processes. Systems integration testing was completed in April 1997 and production implementation occurred May 1997.

                             THE GUARANTEE AGENCIES

A Guarantee Agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A Guarantee Agency generally purchases defaulted student loans which it has guaranteed from its cash and reserves (generally referred to herein as its "Guarantee Fund"). A lender may submit a default claim to the Guarantee Agency after the student loan has been delinquent for at least 180 days (or 270 days for loans made on or after October 7, 1998). However, lenders are strongly encouraged not to file a claim until a loan is at least 300 days delinquent. The default claim package must include all information and documentation required under the FFEL Program regulations and the Guarantee Agency's policies and procedures. Under the Guarantee Agencies' current procedures, assuming that the default claim package complies with the Guarantee Agency's loan procedures manual or regulations, the Guarantee Agency pays the lender for a default claim within 90 days of the lender's filing the claim with the Guarantee Agency (which generally is expected to be 300 days following the date a loan becomes



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


delinquent). The Guarantee Agency will pay the lender interest accrued on the loan for up to 360 days after delinquency. The Guarantee Agency must file a reimbursement claim with the Department of Education within 45 days after the Guarantee Agency has paid the lender for the default claim.

In general, a Guarantee Agency's Guarantee Fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders (the cost of which may be passed on to borrowers), investment income on moneys in the Guarantee Fund, and a portion of the moneys collected from borrowers on Guaranteed Loans that have been reimbursed by the Secretary of Education to cover the Guarantee Agency's administrative expenses.

Various changes to the Higher Education Act have adversely affected the receipt of revenues by the Guarantee Agencies and their ability to maintain their Guarantee Funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include the various recalls of reserves by the Department of Education, the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages; the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994; and the reduction in retention by a Guarantee Agency of collections on defaulted loans from 30% to 23%. Additionally, the adequacy of a Guarantee Agency's Guarantee Fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program may adversely affect the volume of new loan guarantees. Pending legislation and future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by Guarantee Agencies and the structure of the guarantee agency program. For a more complete description of provisions of the Higher Education Act that relate to payments described in this paragraph or affect the funding of a Guarantee Fund, see "Description of the FFEL Program" herein.

The Higher Education Act gives the Secretary of Education various oversight powers over Guarantee Agencies. These include requiring a Guarantee Agency to maintain its Guarantee Fund at a certain required level and taking various actions relating to a Guarantee Agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the Guarantee Agency, terminating the Guarantee Agency's Federal Reimbursement Contracts, assuming responsibility for all functions of the Guarantee Agency, and transferring the Guarantee Agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a Guarantee Agency's Guarantee Fund shall be considered to be the property of the United States to be used in the operation of the FFEL Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the Guarantee Fund. Pursuant to the 1997 Budget Reconciliation Act (P.L. 105-33), the Secretary of Education is required to demand payment on September 1, 2002 of a total of one billion dollars from all the Guarantee Agencies participating in the FFEL Program. The 1998 Reauthorization Bill mandates additional recall of reserve funds by the Secretary of Education amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall. The amounts to be demanded of each Guarantee Agency shall be determined in accordance with formulas included in the Higher Education Act. Each Guarantee Agency will be required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ending September 30, 1998, to provide for such payment. The Secretary of Education has made the determinations, and advised the Guarantee Agencies, of the amounts required to be so transferred by the Guarantee Agencies. There can be no assurance that relevant federal laws, including the Higher Education Act, will not be further changed in a manner that may adversely affect the ability of a Guarantee Agency to meet its guarantee obligations. See "Description of the FFEL Program" herein.



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


Pursuant to Section 432(o) of the Higher Education Act, if the Department of Education has determined that a Guarantee Agency is unable to meet its insurance obligations, the holders of loans guaranteed by such Guarantee Agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the Guarantee Agency. See "Description of the FFEL Program" herein.

There are no assurances as to the Secretary of Education's actions if a Guarantee Agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a Guarantee Agency transfer additional portions or all of its Guarantee Fund to the Secretary of Education.

FEDERAL AGREEMENTS

Each Guarantee Agency and the Secretary of Education have entered into Federal Reimbursement Contracts pursuant to Section 428(c) of the Higher Education Act (which include, for older Guarantee Agencies, a supplemental contract pursuant to former Section 428A of the Higher Education Act), which provide for the Guarantee Agency to receive 75% to 100% reimbursement of insurance payments that the Guarantee Agency makes to eligible lenders with respect to loans guaranteed by the Guarantee Agency prior to the termination of the Federal Reimbursement Contracts or the expiration of the authority of the Higher Education Act. The 1998 Reauthorization Bill reduced the reimbursement percentages referred to above with respect to claims on most loans made on or after October 1, 1998. See "-- Effect of Annual Claims Rate" below. The Federal Reimbursement Contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Reimbursement" herein.

In addition to guarantee benefits, qualified Student Loans acquired under the FFEL Program benefit from certain federal subsidies. Each Guarantee Agency and the Secretary of Education have entered into an interest subsidy agreement under
Section 428(b) of the Higher Education Act (as amended, an "Interest Subsidy Agreement"), which entitles the holders of eligible loans guaranteed by the Guarantee Agency to receive Interest Subsidy Payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month Grace Period after the student leaves school, and during certain Deferment Periods, subject to the holders' compliance with all requirements of the Higher Education Act. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" herein for a more detailed description of the Interest Subsidy Payments.

United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the Guarantee Agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, 1997 and 1998, respectively, (i) abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education, (ii) authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated, (iii) added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination, and (iv) expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves. There can be no assurance that future legislation will not further adversely affect the rights of the Guarantee Agencies, or holders of loans guaranteed by a Guarantee Agency under such contracts.

EFFECT OF ANNUAL CLAIMS RATE

A Guarantee Agency's ability to meet its obligation to pay default claims on Financed Student Loans will depend on the adequacy of its Guarantee Fund and, under the current federal reinsurance arrangement, the default experience of all lenders under the Guarantee Agency's Guarantee Program. A high default experience among lenders participating in a Guarantee Agency's Guarantee Program may cause the Guarantee Agency's Claims Rate (as defined below) for its Guarantee Program to exceed the 5% and 9% levels described below, and result in the Secretary of Education reimbursing the Guarantee Agency at lower percentages of default claims payments made by the Guarantee Agency.

In general, Guarantee Agencies are currently entitled to receive reimbursement payments under the Federal Reimbursement Contracts in amounts that vary depending on the Claims Rate experience of the Guarantee Agency. The "Claims Rate" is computed by dividing total default claims since the previous September 30 by the total original principal amount of the Guarantee Agency's guaranteed loans in repayment on such September 30. On October 1 of each year the Claims Rate begins at zero, regardless of the experience in preceding years. For loans made prior to October 1, 1998, if the Claims Rate remains equal to or below 5% within a given federal fiscal year (October 1 through September 30), the Secretary of Education is obligated to provide 98% reimbursement; if and when the Claims Rate exceeds 5% and until such time, if any, as it exceeds 9% during the fiscal year, the reimbursement rate is at 88%; if and when the Claims Rate exceeds 9% during the fiscal year, the reimbursement rate for the remainder of the fiscal year is at 78%. For loans made prior to October 1, 1998, each Guarantee Agency is entitled to at least 78% reimbursement from the Secretary of Education on default claims that it purchases, regardless of its Claims Rate. The reimbursement percentages for loans made on or after October 1, 1998 are reduced from 98%, 88% and 78% to 95%, 85% and 75%, respectively. See "Description of the FFEL Program" herein.

GUARANTEE AGENCY INFORMATION

Florida Department of Education, Office of Student Financial Assistance, Georgia Higher Education Assistance Corporation, United Student Aid Funds, Inc., Kentucky Higher Education Assistance Authority and Great Lakes Higher Education Guaranty Corporation are the principal Guarantee Agencies for the Financed FFELP Loans. Information relating to these particular Guarantee Agencies is set forth below. These Guarantee Agencies collectively guarantee in excess of 99% of the Financed FFELP Loans.

Information relating to the particular Guarantee Agencies set forth herein, which is particularly within each Guarantee Agency's knowledge, has been requested of and has been provided by the respective Guarantee Agencies. Such information and information included in the reports referred to herein have not been verified or independently confirmed by the issuer, the depositor, the administrator, the master servicer, the initial purchasers or their respective counsel, and comprises all information in respect of each such Guarantee Agency that the issuer obtained after a reasonable request and inquiry. No Guarantee Agency is affiliated with the issuer, the depositor, the administrator, the master servicer or any initial purchaser.

FLORIDA DEPARTMENT OF EDUCATION, OSFA

The Florida Department of Education is authorized to administer or contract for the administration of the State's student financial assistance programs. Since 1966, the Department has been authorized to administer federally guaranteed student loans under what is now known as the Federal Family Education Loan ("FFEL") Program, in compliance with the Higher Education Act of 1965, as amended. Chapter

240, Florida Statutes. The Department of Education performs these functions through its Office of Student Financial Assistance ("OSFA").

The head of the Department of Education is the Commissioner of Education, who is a member of the Cabinet. Section 20.15(2), Florida Statutes. The State Board of Education (the "State Board") is the chief policymaking body of public education in Florida as provided in Chapter 229, Florida Statutes. Section 20.15(1), Florida Statutes. The State Board is composed of the Governor and Cabinet, who are elected by a vote of the qualified electors of the state. The members of the State Board are: the Governor (who is chair of the State Board), the Secretary of State, the Attorney General, the Comptroller, the Treasurer, the Commissioner of Agriculture, and the Commissioner of Education (who is the secretary and executive officer and in the absence of the Governor serves as chair).

The director of OSFA reports to the Director of the Division of Support Services, Florida Department of Education. In addition to the OSFA Director's Office, OSFA's FFEL Program has three sections, each headed by a program director. These sections are: Institutional Oversight and Compliance; Policy, Training, and Customer Service; and Contract Management and Program Operations. OSFA, in its capacity as a guarantee agency, has a staff of 71 people.

OSFA has participated in FFEL Programs for over 30 years. In its capacity as a guarantee agency, OSFA has made gross guarantees of approximately $6.06 billion since its inception. OSFA's gross guarantees for federal fiscal year 1997-98 were approximately $645 million and approximately $95 million in student loan claims were paid during the same period. According to the U.S. Department of Education the net default rate is approximately 10.7 percent, with recoveries. The foregoing figures are estimates only and may differ from those derived through precise calculations.

OSFA is aware of concerns relating to the functional effectiveness and usage of computer systems beyond December 31, 1999. OSFA is dedicated to resolving the potential impact of the Year 2000 on the ability of OSFA's computerized information systems to accurately process information that may be date sensitive. OSFA is seeking to assure itself that both internal systems and the systems of third parties, which include but are not limited to the United States Department of Education, which provide services to OSFA or on whose computer software and operating systems OSFA may rely are taking sufficient actions to avoid Year 2000 related problems. No representation or warranty is made with respect to whether such third parties are or will be Year 2000 compliant. OSFA is planning to be ready to perform normal business functions and intends to meet its obligations both before and after January 1, 2000. However, OSFA is unable to give any assurances at this time that all Year 2000 related problems will be avoided.

GEORGIA HIGHER EDUCATION ASSISTANCE CORPORATION

Georgia Higher Education Assistance Corporation ("GHEAC") is the designated student loan guarantor for the State of Georgia. GHEAC guarantees FFEL Program student loans for borrowers.

Guarantee Volume. GHEAC guaranteed a total of approximately $236.7 million of Stafford and SLS loans in the federal fiscal year 1992-1993, $322.1 million in the federal fiscal year 1993-1994, $253.3 million in the federal fiscal year 1994-1995, $179.4 million in the federal fiscal year 1995-1996 and $219.1 million in the federal fiscal year 1996-1997.

Reserve Ratio. A student loan guarantor's reserve ratio is determined by dividing its fund balance by the total amount of loans outstanding. GHEAC's reserve ratio for the last five federal fiscal years ending September 30 is as follows:

      FISCAL                  FUND                      TOTAL LOANS                  RESERVE
       YEAR                  BALANCE                    OUTSTANDING                   RATIO

       1993                  $7,926,203                  $ 988,518,233                0.80%
       1994                   8,923,287                  1,212,609,394                0.74
       1995                  12,750,548                  1,366,346,215                0.93
       1996                  12,315,910                  1,392,127,071                0.88
       1997                  15,147,028                  1,462,775,613                1.04

Recovery Rate. The recovery rate is a key performance indicator in evaluating the effectiveness of a student loan guarantor's collection efforts after the loans have defaulted. The rate is determined by dividing the amount recovered by the cumulative amount of default claims paid by the student loan guarantor. GHEAC's recovery rates as of the end of each of the following five fiscal years ending September 30 are as follows:

              FISCAL                         GHEAC'S
               YEAR                       RECOVERY RATE

               1993                           53.6%
               1994                           52.8
               1995                           50.7
               1996                           51.0
               1997                           49.3

Proprietary Loans. Default rates for student loans made to students attending proprietary schools have been much higher than those for students attending two-year and four-year schools. GHEAC's approximate amount and percentage of student loans guaranteed per type of school by GHEAC as of September 30, 1997 is set forth below.

                                           LOANS                       PERCENTAGE OF
TYPE OF SCHOOL                          OUTSTANDING                  LOANS OUTSTANDING

Two-year                               $  160,905,318                        4.5%
Four-year                               1,192,162,129                       85.3
Proprietary                               109,708,171                       10.2
                                       --------------                       ----
                                       $1,462,775,618                      100.0%

NOTE: THE AMOUNT AND PERCENTAGE OF LOANS BY SCHOOL TYPE ARE AN EXTRAPOLATION OF THE AVERAGE OF FIVE YEARS' GUARANTEES BY SCHOOL TYPE.

Claims Rate. For the past five fiscal years ending September 30, GHEAC's claims rate has not exceeded 5% and as a result, the highest allowable reinsurance has been paid on all GHEAC's claims. The actual claims rates are as follows:

             FISCAL YEAR                          CLAIMS RATE

                 1993                                 3.1%
                 1994                                 3.1
                 1995                                 2.4
                 1996                                 3.6
                 1997                                 3.3

As of September 30, 1998, Year 2000 renovations to GHEAC's new mainframe guaranty system was completed. GHEAC's new system GOALS is provided under a third party contract with the Great Lakes Higher Education Guaranty Corporation.

During renovation, each module was independently tested, approved, and implemented into the production environment. Validation is underway and will be completed by December 31, 1998.

For GHEAC's collections functionality, Year 2000 compliance will be fully implemented in the GOALS production environment on February 6, 1999, when GHEAC's claim portfolio is converted to the new system.

GHEAC's school based software, SCHOLAR, is Year 2000 compliant. However, validation of Year 2000 compliance for GHEAC's new system with which SCHOLAR interacts, will be completed by December 31, 1998.

Unless otherwise indicated, all of the above information was provided by GHEAC. GHEAC will provide a copy of its most recent audited financial statements upon receipt of a written request directed to Ruth T. Vincent, Chief Administrator, Guaranteed Student Loans Division, 2082 E. Exchange Place, Suite 200, Tucker, Georgia 30084, Telephone (770) 414-3000.

UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. ("USA Funds") was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960. In accordance with its Certificate of Incorporation, USA Funds (i) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students who are enrolled at or plan to attend approved educational institutions; (ii) guarantees education loans made pursuant to certain loan programs under the Higher Education Act loan programs as well as loans made under private loan programs; and (iii) serves as the designated guarantor for education loan programs under the Higher Education Act in Alaska, Arizona, Hawaii, Indiana, Kansas, Maryland, Mississippi, Nevada, Wyoming, and certain Pacific Islands.

In addition to the above identified activities, USA Funds is affiliated with USA Group Guarantee Services, Inc. (formerly known as USA Services, Inc.), a Delaware private, nonprofit corporation, which provides varying degrees of services to the following guarantee agencies: Student Loan Guarantee Foundation of Arkansas, Iowa College Student Aid Commission, Louisiana Office of Student Financial Assistance, Finance Authority of Maine, Michigan Guaranty Agency, Montana Guaranteed Student Loan Program, New Mexico Student Loan Guarantee Corporation, Northwest Education Loan Association, Oklahoma Guaranteed Student Loan Program, Oregon State Scholarship Commission and Rhode Island

Higher Education Assistance Authority. Certain trustees and officers of USA Funds are also directors or officers of USA Group Guarantee Services, Inc.

USA Funds is also affiliated with USA Group Loan Services, Inc. (formerly known as Education Servicing Center, Inc.) USA Group Loan Services, Inc. was organized under the laws of the State of Delaware in 1982 as a private, nonprofit corporation to provide conversion services, data processing, and other assistance necessary in connection with the acquisition and servicing of education loans by primary lenders and secondary markets. Certain trustees and officers of USA Funds are also trustees or officers of USA Group Loan Services, Inc.

For the purpose of providing loan guarantees under the Higher Education Act, USA Funds has entered into various agreements with the Secretary (collectively, the "Federal Reinsurance Agreements"). Pursuant to the Federal Reinsurance Agreements, USA Funds serves as a "guaranty agency" as defined in Section 435(j) of the Higher Education Act. The Federal Reinsurance Agreements may be terminated by the Secretary for cause upon sixty (60) days written notice to USA Funds. Under the Student Loan Reform Act of 1993, which became effective August 10, 1993, the Secretary, at the Secretary's discretion, is permitted to terminate agreements into which a guarantee agency has entered upon thirty (30) days notice.

Reinsurance is paid to USA Funds by the Secretary in accordance with a formula based on the annual default rate of loans guaranteed by USA Funds under the Act and the disbursement date of loans, and ranges from 100% to 75% of USA Funds' losses on default claim payments made to lenders. The Higher Education Amendments of 1998 reduced the reinsurance coverage for loans in default made on or after October 1, 1998 to a range from 95% to 75% based upon the annual default claims rate of the guarantee agency. Reinsurance on non-default claims remains at 100%.

The Higher Education Amendments of 1998 require guarantee agencies to establish two (2) separate funds, a federal reserve fund (property of the United States) and an operating fund (property of the guarantee agency). The federal reserve fund is to be used to pay lender claims and to pay a default aversion fee to the operating fund. The operating fund is to be used by the guarantee agency to pay its operating expenses. All existing Federal Family Education Loan Program reserves must be moved to the federal reserve fund.

The U.S. Department of Education (the "Department") has advised USA Funds that, pursuant to the Balanced Budget Act of 1997, USA Funds must pay approximately $209 million to the Secretary on September 1, 2002 and make annual restricted account deposits toward such payment beginning in fiscal year 1998 of approximately $41.8 million. Further, the Higher Education Amendments of 1998 require guarantee agencies to return to the Secretary $250 million in reserve funds from fiscal years 2002 to 2007. Each guarantee agency's required share will be calculated based on a formula prescribed in the Higher Education Amendments of 1998. USA Funds is and has been in compliance with the provisions of the reserve fund requirements of the Act.

As of September 30, 1997, USA Funds had total Federal Family Education Loan Program assets of approximately $658 million; guarantee deposits and advance funds, allowance for future defaults, and deferred revenue of approximately $287 million; and a fund balance of approximately $292 million. The above amounts do not reflect USA Funds' share of federal reserve funds as required by the Balanced Budget Act of 1997. Through September 30, 1997, the outstanding, unpaid, aggregate amount of principal and interest on loans which had been directly guaranteed by USA Funds under the Federal Family Education Loan Program was approximately $33.2 billion.

USA Funds' "claims rate" represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year relative to USA Funds' existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years, the "claims rate" (excluding Arizona, Hawaii and certain Pacific Islands) for the fiscal years 1997-1993, was as follows: 1997 - 4.65%; 1996 - 4.65%; 1995 - 4.69%; 1994 - 4.99%; 1993 - 6.89%.

As of September 30, 1997 USA Funds employed approximately 257 persons and is headquartered in Indianapolis, Indiana. USA Group, Inc. will provide a copy of its most recent annual report upon receipt of a written request directed to its headquarters at 30 S. Meridian Street, Indianapolis, Indiana 46204, Attention:
Vice President, Corporate Communications.

USA Funds is aware of concerns relating to the functional effectiveness and usage of computer systems beyond December 31, 1999. USA Funds is dedicated to resolving the potential impact of the Year 2000 on the ability of USA Funds' computerized information systems to accurately process information that may be date sensitive. USA Funds is seeking to assure itself that both the internal systems and the systems of third parties, which include but are not limited to the U.S. Department of Education, which provide services to USA Funds or on whose computer software and operating systems USA Funds may rely are taking sufficient actions to avoid Year 2000 related problems. No representation or warranty is made with respect to whether such third parties are or will be Year 2000 compliant. USA Funds is planning to be ready to perform normal business functions and intends to meet its obligations both before and after January 1, 2000. However, USA Funds is unable to give any assurances at this time that all Year 2000 related problems will be avoided.

KENTUCKY HIGHER EDUCATION ASSISTANCE AUTHORITY

The Kentucky Higher Education Assistance Authority (KHEAA) is a public corporation and governmental agency and instrumentality of the Commonwealth of Kentucky established in 1966 to serve the public purpose of improving opportunities for higher education by insuring student loans for students eligible under the Higher Education Act; providing loans, grants, and scholarship awards to qualified Kentucky students; and offering information relating to KHEAA programs to Kentucky residents. The powers of KHEAA with respect to insuring student loans include (i) providing loan insurance within the limitations of Kentucky law and the Higher Education Act, the loan in each case to be subject to agreements providing for interest payments, reimbursements, reinsurance and other benefits to the extent provided by the Higher Education Act; (ii) entering into agreements and undertakings with the Secretary in order to constitute KHEAA as a state agency qualified to insure student loans under the Higher Education Act and to qualify such student loans for interest subsidies, reimbursement, reinsurance, and other benefits available under the Higher Education Act; (iii) entering into contracts with eligible lenders and eligible education institutions to provide for the administration of student financial assistance programs; (iv) collecting from the borrower amounts due under a student loan on which KHEAA has fulfilled its insurance obligations following the inability of the holders to collect such loan; (v) approving, limiting, suspending, or terminating the eligibility of educational institutions or lenders to participate in the KHEAA's Loan Guarantee Program, subject to the provisions of the Higher Education Act and applicable Kentucky law; (vi) if any conflict exists between applicable State law and the Higher Education Act that would result in a loss by KHEAA of federal funds, adopting rules, regulations, and policies consistent with the Higher Education Act, but which are not in derogation of the Constitution and general laws of the Commonwealth; (vii) administering federal funds allotted to the Commonwealth in respect of student loans, administrative costs, and other matters; and (viii) receiving funds and acquiring property from any source, public or private, except that KHEAA has no power to make its debts payable out of any funds other than those of KHEAA.

In addition to its student loan guarantee functions, KHEAA offers origination services to lenders, administers two state grant programs, one teacher incentive loan program and the state work-study program in order to provide financial assistance to eligible students. Such programs are partially funded by the Commonwealth of Kentucky supplemented by Federal Funds. Effective May 10, 1990, responsibilities for the Kentucky Educational Savings Plan Trust (the "KHEAA Trust") were transferred to KHEAA pursuant to Executive Order 90-433, ratified by the 1992 Kentucky General Assembly. The KHEAA Trust offers opportunities for families to save for future college costs. KHEAA Trust funds are fully segregated from all other funds managed by KHEAA.

KHEAA is governed by its Board of Directors, which may officially act by a majority of its voting members. The Board of Directors of KHEAA consists of seven voting members appointed by the Governor of the Commonwealth for terms of four years each and the Executive Director of the Council on Postsecondary Education of the Commonwealth and the Secretary of the Finance and Administration Cabinet of the Commonwealth, each of whom serve as non-voting, ex officio members.

The Executive Director of KHEAA is Paul P. Borden; the Chief Operating Officer is Londa L. Wolanin. KHEAA's office is located at 1050 U.S. 127 South, Frankfort, Kentucky 40601, telephone number (502) 696-7200.

KHEAA's Loan Guarantee Program. In November 1978, KHEAA commenced guaranteeing student loans as the state guarantee agency of the Commonwealth of Kentucky under Section 428(c) of the Higher Education Act and in accordance with Kentucky law, and KHEAA's agreements with the Secretary.

Pursuant to the KHEAA's Loan Guarantee Program, any eligible holder of a loan guaranteed by the KHEAA, is entitled to reimbursement from KHEAA to the maximum extent permitted by the Higher Education Act for any proven loss incurred resulting from the default, death, permanent and total disability, or discharge in bankruptcy of the borrower and with respect to certain other claims. At the time KHEAA pays a claim for reimbursement of a defaulted loan, the holder must assign to KHEAA all rights accruing to the holder under the note.

On April 18, 1995, an agreement between the Alabama Commission on Higher Education (ACHE) and the Authority was approved by the U.S. Department of Education for the transition of the Alabama Guarantee Student Loan Program to KHEAA. KHEAA began to guarantee Federal Family Education Loans for lenders and students in the state of Alabama on June 2, 1995. KHEAA was designated by the U.S. Department of Education as the guarantor for Alabama effective July 1, 1996.

Loan Insurance Fund. Pursuant to the Kentucky Revised Statutes Sections 164.740 through 164.785, KHEAA has established a Loan Insurance Fund used to account for all loan guarantee functions.

Sources of funds for the Loan Insurance Fund are insurance premiums for loans guaranteed, administrative expense allowance from the Secretary, reinsurance from the Secretary for default and other claims paid, default collections, and investment income derived from such funds; uses of funds are default and other claims on loans guaranteed, and operating expenses for loan guarantee functions.

Pursuant to Kentucky Revised Statutes Sections 164.740 to 164.785 as amended KHEAA is authorized to issue loan guarantees to eligible lenders on any loans to qualified students, provided that no additional loans may be guaranteed if the total amount of all outstanding student loans guaranteed by KHEAA exceeds seventy-five times the funds available in the Loan Insurance Fund. Funds available in the Loan Insurance Fund are calculated on the basis of the net assets before deducting unearned insurance premiums, which equals the fund balance plus unearned insurance premiums. Funds available in the Loan Insurance Fund are restricted by federal regulations and the Higher Education Act.

Outstanding loan guarantee commitments by ACHE, on which no claims had been filed or paid, were transferred to KHEAA on December 31, 1995. Accounts held by ACHE on which default claims were paid prior to April 15, 1993, that remain in active repayment status and accounts held by ACHE on which default claims were paid after April 15, 1993, were transferred to KHEAA prior to June 30, 1996. Following the transfer of defaulted accounts, remaining Alabama federal reserve funds were transferred to KHEAA and credited to the Loan Insurance Fund.

The Secretary of Education has advised KHEAA that, pursuant to the 1997 Amendments, KHEAA must pay approximately $14 million (its proportionate share of guarantee agency reserves to be paid for federal deficit reduction) to the Secretary of Education on September 1, 2002, and make annual restricted account deposits toward such payment beginning in federal fiscal year 1998 of approximately $2.8 million.

The following table summarizes the student loans guaranteed by KHEAA (and reinsured by the Secretary) annually and the aggregate outstanding guarantee commitment for the period ended June 30, 1998. The Coverage Ratio set forth below is determined by dividing the funds available in the Loan Insurance Fund by the principal amount of the aggregate outstanding guarantee commitment.

    Fiscal Year        Annual Principal       Aggregate Principal
       Ended               Amount of               Guarantee               Coverage              Claims
      June 30          Loans Guaranteed            Commitment               Ratio               Rate %**
      -------          ----------------       -------------------           ------              --------
        1991              $ 94,276,142           $  454,679,372              3.37                 3.30%
        1992               114,122,320              500,404,653              3.54                 3.87
        1993               131,206,838              556,234,650              3.74                 3.97
        1994               187,999,654              667,407,110              3.76                 4.07
        1995               251,724,866              847,996,181              3.33                 4.28
        1996               258,667,310*           1,584,863,271              2.54                 4.79
        1997               314,023,470            1,625,863,960              2.60                 4.22
        1998               330,006,170            1,637,204,817              2.35                 3.88

* An additional amount of $646,928,418 was transferred to KHEAA from ACHE. ** At federal fiscal year ending 9/30.

The funds and assets of KHEAA are not pledged to or available for payment of the Notes.

All KHEAA information systems are Year 2000 compliant with the exception of one. A new system is being developed to replace the non-compliant system. KHEAA is currently in the renovation and validation stages of that effort. The system will be largely completed by December 31, 1998 with implementation scheduled for March 31, 1999. KHEAA is committed to this effort; however, KHEAA is unable to give any assurances at this time that all Year 2000 related problems will be avoided.

GREAT LAKES HIGHER EDUCATION GUARANTY CORPORATION

Great Lakes Higher Education Guaranty Corporation ("GLHEGC") is the designated guarantor for the State of Wisconsin, State of Minnesota, State of Ohio, Puerto Rico and the Virgin Islands. (As of December 31, 1997, GLHEGC assumed the designated guarantor responsibility for the State of Minnesota from its Northstar affiliate and merged Northstar's guarantee agency operations with GLHEGC's own guarantee agency operations under the Higher Education Act).

Guarantee Volume. GLHEGC guaranteed a total of $1,197.3 million in federal fiscal year 1993-94, $1,070.7 million in federal fiscal year 1994-95, $1,172.6 million in federal fiscal year 1995-96, $1,794.6 million in federal fiscal year 1996-97 (including Northstar) and $1.640.2 million in federal fiscal year 1997-98.

(Source: U.S. Department of Education Loan Programs Data Book 1994 through 1996, 4th Quarter ED Volume Report for 1997 and ED Form 1130 for 1998.)

Reserve Ratio. Following are GLHEGC's reserve fund levels as calculated in accordance with 34 CFR 5682.410(a)(10) for the last five fiscal years ending September 30.

                                    Federal Guaranty                                          Federal Guaranty
           Fiscal                        Reserve                     Total Loans                   Reserve
            Year                      Fund Balance                   outstanding*                Fund Level
            ----                      ------------                   ------------                ----------
            1994                      $ 50,938,050                  $4,836,782,111                  1.05%
            1995                        62,438,430                   5,441,840,211                  1.15
            1996                        71,964,949                   6,048,428,342                  1.19
            1997                        81,625,095                   6,858,162,170                  1.19
            1998                       107,534,663                   7,493,233,844                  1.44

* Does not include loans transferred from Higher Education Assistance Foundation, Northstar Guarantee, Ohio Student Aid Commission or Puerto Rico guarantee agencies.

(Source: ED Forms 1130 and 1189 Reports submitted to U.S. Department of
Education)

Recovery Rate. The recovery rate is a key performance indicator in evaluating the effectiveness of a student loan guarantor's collection efforts after the loans have defaulted. The rate is determined by dividing the amount recovered by the cumulative amount of default claims paid by the guarantee agency. Following are GLHEGC's recovery rates as of the end of each of the last seven fiscal years for which data is available, the national averages for each year and GLHEGC's recovery rate ranking among all student loan guarantors.

           Fiscal                    Great Lakes'               National Average              Great Lakes'
            Year                     Recovery Rate               Recovery Rate                   Ranking
            ----                     -------------               -------------                   -------
            1993                        36.2%                        34.7%                         33
            1994                        35.2                         39.3                          37
            1995                        35.8                         40.7                          36
            1996                        39.8                         43.4                          31
            1997                        43.9                         45.0                          25

(Source: Joseph Boyd & Associates, Guaranty Agency Report.)

Proprietary Loans. Default rates for proprietary loans have been much higher than default rates for loans made to borrowers attending two-year and four-year schools. GLHEGC's original principal amount of student loans guaranteed and outstanding (in whole or in part) and percentage of proprietary, two-year and four-year guaranteed loans as of September 30, 1998 are set forth below.

School Type                        Loans                     Percentage
-----------                        -----                     ----------
                                 (millions)
Two-year                            $ 1,436                        8.7%
Four-year                            12,930                       78.3
Proprietary                             578                        3.5
Consolidation                         1,569                        9.5
                                    -------                      -----

                                    $16,513                      100.0%
                                    =======                      =====

(Source: GLHEGC)

Claims Rate. For the past five fiscal years, GLHEGC's claims rate has not exceeded 3.3% and, as a result, the highest allowable reinsurance has been paid on all GLHEGC's claims. GLHEGC's claims rate for fiscal year 1998 was lower than its 1997 claims rate. The actual claims rates are as follows:

         Fiscal Year                      Claims Rate
         -----------                      -----------

            1994                              3.3%
            1995                              3.0
            1996                              2.3
            1997                              2.1
            1998                              1.8

(Source: U.S. Department of Education Guaranty Agency Activity Report except for fiscal year 1998 which is based on unadjusted default experience data submitted to ED.)

The staff and management at GLHEGC take the issue of Year 2000 compliance very seriously. GLHEGC is committed to take the reasonable and necessary actions to prepare its systems to accurately process dates from the twentieth and twenty-first centuries. GLHEGC is seeking to minimize, if not eliminate, the risk of error, interruption or loss of functionality for the lenders, schools, and borrowers who rely on its systems.

GLHEGC has adopted a structured management approach to ensuring its systems are compliant. The Chief Information Officer has been assigned overall responsibility for Year 2000 compliance. GLHEGC has not evaluated any computer system, product or procedure of any third party with whom GLHEGC exchanges data, including but not limited to, the U.S. Department of Education, schools or lenders. Accordingly, GLHEGC is unable to provide any assurances regarding the Year 2000 compliance of any third parties or their effect on GLHEGC's ability to properly perform its activities.

                          DESCRIPTION OF THE NEW NOTES

The old notes were issued by the depositor pursuant to an indenture dated as of December 1, 1998 between the depositor and Firstar Bank, N.A. The proceeds of the old notes were used by the Eligible Lender Trustee, on behalf of the depositor, to acquire the initial Financed Student Loans. The trust was formed and initially capitalized with nominal equity represented by a trust certificate held by the depositor. The trust purchased the Financed Student Loans by assuming the obligations of the depositor under the old notes and the indenture. Upon the assumption of the old notes and the obligations thereunder, the issuer entered into an amended and restated indenture, dated as of _____________, 1999, between itself and Firstar Bank, N.A. pursuant to which the new notes will be offered.* The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the indenture because it, not this description, defines your rights as holders. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part.

You can find the definitions of certain capitalized terms under the heading "Summary of Terms" herein or in Appendix A "Glossary of Terms". In this description "notes" means the outstanding old notes and the new notes we will issue to you in the exchange offer. References to a "holder" or "holders" mean you, or all holders of the notes.

The new notes will be limited obligations of the issuer payable solely from the assets of the trust. The following description describes the material terms of the new notes and does not purport to be complete and is qualified in its entirety by reference to the provisions of the new notes and the Indenture.

The Series A-3 Notes, the Series A-4 Notes, the Series A-5 Notes and the Series A-6 Notes are referred to herein collectively as the "Series 1998A Notes". The Series A-4 Notes, the Series A-5 Notes and the Series A-6 Notes are referred to herein collectively as the "Auction Rate Notes".

The Series A-3 Notes and the Series B-3 Notes will be available for purchase in denominations of [$50,000][original issue amounts] and integral multiples of [$________] in excess thereof in book-entry form only, and the Auction Rate Notes will be offered in minimum denominations of [$50,000][original issue amounts] and any integral multiples thereof in book-entry form only (each, an "Authorized Denomination"). The notes will initially be represented by one or more notes registered in the name of the nominee of DTC (together with any successor depository selected by the issuer, the "Depository"). The depositor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. Unless and until Definitive Notes are issued under the limited circumstances described under "-- Definitive Notes" herein, no holder will be entitled to receive a physical certificate representing a note. All references herein to actions by holders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to holders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to holders in accordance with DTC's procedures with respect thereto. See "-- Book-entry Registration" herein.




--------------------
* We expect the assumption by the trust to be completed on or about March 30, 1999.

BOOK-ENTRY REGISTRATION

The notes are issuable solely in fully registered form and will initially be registered in the name of Cede & Co., as registered owner and nominee for DTC, as securities depository for the notes. Holders may hold notes offered hereby through DTC, in the United States, or Cedel or Euroclear, in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. Purchases by beneficial owners of the notes ("Book-entry Interest Owners") are to be made in Book-entry Form in Authorized Denominations. Book-entry Interest Owners will not receive certificates evidencing their interests in the new notes.

The description which follows of the procedures and record keeping with respect to beneficial ownership interests in the notes, payment of principal of and interest on the notes to DTC Participants, Cedel Participants and Euroclear Participants or to purchasers of the notes, confirmation and transfer of beneficial ownership interests in the notes, and other securities-related transactions by and between DTC, Cedel, Euroclear, DTC Participants, Cedel Participants, Euroclear Participants and note owners, is based solely on information furnished by DTC, Cedel and Euroclear and has not been independently verified by the issuer, the administrator, the master servicer or the initial purchasers.

Holders may hold their certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

DTC will hold the global notes. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its DTC Participants are on file with the SEC.

DTC management is aware that some computer applications, systems, and the like for processing dates ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to the Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the new notes, see Appendix B hereto.

Day traders that use Cedel or Euroclear and that purchase the globally offered new notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades may fail on the sale side unless affirmative actions are taken. Participants should consult with their clearing system to confirm that adequate steps have been taken to assure settlement.

Purchases of notes under the DTC system must be made by or through DTC Participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual owner of a note (a "note owner") is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Note owners will not receive written confirmation from DTC of their purchase, but note owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the note owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of note owners. Note owners will not receive certificates representing their ownership interest in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual note owners of the notes; DTC's records reflect only the identity of the DTC Participants to whose accounts such notes are credited, which may or may not be the note owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to note owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the notes are credited on the record date (identified in a listing attached thereto).

Principal and interest payments on the notes will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to note owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Indenture Trustee or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Indenture Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to note owners shall be the responsibility of DTC Participants and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the issuer or the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. The issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Notes will be delivered to holders. See "-- Definitive Notes" herein.

Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in numerous currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including initial purchasers, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the initial purchasers of any Series of new notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers of any Series of notes. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fundable basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

The Euroclear Operator has advised as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator's records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" herein. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the issuer, the initial purchasers nor the Indenture Trustee will have any responsibility or obligation to Participants, to Indirect Participants or to any note owner with respect to (A) the accuracy of any records maintained by DTC, Cedel or Euroclear, any Participant or any Indirect Participant; (B) the payment by DTC or any Participant or any Indirect Participant of any amount with respect to the principal and purchase price of, or interest or Carryover Interest, if any, on the notes; (C) any notice which is permitted or required to be given to note owners under the Indenture; (D) the selection by DTC or any Direct or Indirect Participant of any person to receive payment in the event of a partial distribution of principal of the new notes; or (E) any consent given or other action taken by DTC as note owner.

In reading this Prospectus, it should be understood that while the notes are in Book-entry System, references in other sections of this Prospectus to holders should be read to include the person for whom the Participant acquires an interest in the notes, but (i) all rights of ownership must be exercised through DTC and the Book-entry System and (ii) notices that are to be given to holders by the issuer or the Indenture Trustee will be given only to DTC.

DEFINITIVE NOTES

The notes will be issued in fully registered, certificated form (the "Definitive Notes") to note owners or their nominees rather than to DTC or its nominee, if
(i) the issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the notes, and the issuer is unable to locate a qualified successor,
(ii) the issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC or successor securities depository or (iii) after the occurrence of an Event of Default under the Indenture, holders representing not less than 50% of the outstanding principal balance of the Directing Notes advise the Indenture Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the holders.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will cause DTC to notify all DTC Participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive certificate representing the new notes and instructions for registration, the Indenture Trustee will issue the notes as Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as holders under the Indenture.

Distribution of principal of and interest on the new notes will be made by the Indenture Trustee directly to holders of Definitive Notes in accordance with the procedures set forth in the related Indenture. Interest payments and any principal payments on each Distribution Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the related Record Date. The final payment on any note (whether Definitive Notes or the notes registered in the name of Cede & Co. representing the notes), will be made only upon presentation and surrender of such note at the office or agency specified in the notice of final distribution to holders. The Indenture Trustee will provide such notice to registered holders prior to the Distribution Date on which it expects such final distributions to occur.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charges will be imposed for any registration of transfer or exchange.

INTEREST

Interest will accrue during each Interest Accrual Period on the principal balance of each Series of notes at a rate per annum equal to the related Series Interest Rate calculated or set forth below and will be payable (i) monthly on the last Business Day of each month on the Series A-3 Notes and the Series B-3 Notes (each, a "Monthly Distribution Date"), and (ii) on each Business Day following the expiration of each Auction Period on the Auction Rate Notes (each, an "Auction Period Distribution Date", and any Monthly Distribution Date or Auction Period Distribution Date, a "Distribution Date") to the applicable holders as of the Record Date. The Auction Period Distribution Date is subject to change as described under the heading "-- Determination of the Auction Rate" herein. The Record Date for the Series A-3 Notes is the second Business Day preceding a Monthly Distribution Date. The Record Date for the Series B-3 Notes is the Business Day preceding a Monthly Distribution Date. The Record Date for the Auction Rate Notes is the Business Day immediately preceding an Auction Period Distribution Date. Interest accrued as of any Distribution Date for a Series of notes but not paid on such Distribution Date will be payable on the succeeding Distribution Date for such Series, together with interest thereon at the applicable Series Interest Rate. Interest will be paid pro rata to the holders of each Series of notes outstanding.

An Interest Accrual Period for each Series of notes with respect to any Distribution Date for that Series begins on the preceding Distribution Date for that Series and ends on the day preceding such Distribution Date, except the first Interest Accrual Period will begin on the Closing Date.

An Interest Determination Date is (i) with respect to the Series A-3 Notes, the second London Banking Day prior to the first day of the next succeeding Interest Accrual Period; and (ii) with respect to the Series A-4 Notes, January 27, 1999 and each fourth Wednesday thereafter, (iii) with respect to the Series A-5 Notes, February 3, 1999 and each fourth Wednesday thereafter, and (iv) with respect to the Series A-6 Notes February 10, 1999 and each fourth Wednesday thereafter; provided that if any such date is not a Business Day then the next succeeding Business Day. The Interest Determination Date on the Auction Rate Notes is subject to change as described under the heading "-- Determination of the Auction Rate" herein.

The Series Interest Rate for each Series of Series 1998A Notes for each Interest Accrual Period will equal the Formula Rate, subject to a cap of the Net Loan Rate for such Interest Accrual Period.

The Series Interest Rate for each Interest Accrual Period for the Series B-3 Notes will be equal to a fixed rate of 6.25% per annum. Interest on the Series B-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The Formula Rate for each Interest Accrual Period for the Series A-3 Notes will equal One-Month LIBOR as of the Interest Determination Date for such Interest Accrual Period plus 0.38%, but in no event greater than 17% per annum. See "-- Determination of LIBOR" herein. Interest on the Series A-3 Notes will be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360.

The Formula Rate for each Interest Accrual Period for the Series A-4 Notes will equal the Auction Rate for such Interest Accrual Period, but in no event greater than 17% per annum. The Formula Rate for each Interest Accrual Period for the Series A-5 Notes will equal the Auction Rate for such Interest Accrual Period, but in no event greater than 17% per annum. The Formula Rate for each Interest Accrual Period for the Series A-6 Notes will equal the Auction Rate for such Interest Accrual Period, but in no event greater than 17% per annum. Interest on each Series of the Auction Rate Notes will be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360. See "-- Determination of the Auction Rate" herein.

The Net Loan Rate will be calculated by the administrator. The Series Interest Rate for the Series A-3 Notes will be determined by the Calculation Agent, which initially is Salomon Smith Barney Inc. The Series Interest Rate for each Series of Auction Rate Notes will be determined by the Auction Agent, which initially is Bankers Trust Company, New York, New York, as described under the heading "-- Determination of the Auction Rate" herein.

Information concerning the current Series Interest Rates will be available by telephoning the Indenture Trustee at (513) 762-8870 between the hours of 9 a.m. and 5 p.m. Eastern time on any day on which the Cincinnati Corporate Trust Office of the Indenture Trustee is open for business and will also be available through Dow Jones Telerate Service of Bloomberg L.P.

The Net Loan Rate for any Interest Accrual Period is equal to the annualized percentage rate determined by multiplying (a) the ratio of 360 to the actual number of days in such Interest Accrual Period, and (b) the ratio of (i) Expected Interest Collections for the applicable Collection Period less Program Operating Expenses with respect to such Collection Period, to (ii) the Pool Balance as of the first day of such Collection Period. In calculating the Net Loan Rate, the applicable Collection Period for the Series A-3 Notes is the Collection Period immediately preceding the Collection Period in which the Monthly Distribution Date occurs. The applicable Collection Period for the Auction Rate Notes is the second preceding Collection Period prior to the applicable Auction Period Distribution Date.

"Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of amounts required to be paid to the Department of Education or to be repaid to Guarantee Agencies with respect to the Financed Student Loans in the trust for such Collection Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments pursuant to claims submitted for such Collection Period (whether or not actually received), net of amounts required to be paid to the Department of Education, with respect to Financed FFELP Loans in the trust, to the extent not included in (i) above, (iii) the net of any Counterparty Exchange Payments less any issuer Exchange Payments to be made on the related Distribution Date, and (iv) Investment Earnings on the amounts on deposit allocable to the trust with respect to such Collection Period prior to the related Distribution Date.

If interest at the Formula Rate for any Series of Series 1998A Notes for any Interest Accrual Period exceeds interest at the Net Loan Rate, the excess interest, together with interest thereon at the applicable Formula Rate ("Carryover Interest") will be paid on subsequent Distribution Dates only to the extent funds are available after other required payments on the notes. See
"-- Collection Fund" herein. Carryover Interest will continue to be so payable notwithstanding that the principal amount of the applicable Series of notes has been reduced to zero until (i) no new notes remain outstanding and (ii) the balances in the Funds and Accounts have been reduced to zero. The ratings of the notes do not address the likelihood of payment of Carryover Interest. Any reference herein to "interest" excludes Carryover Interest.

DETERMINATION OF LIBOR

For each Interest Accrual Period after the initial Interest Accrual Period, the Calculation Agent will determine the applicable LIBOR rate for purposes of calculating the Series Interest Rate on the Series A-3 Notes for each given Interest Accrual Period on the date which is two London Banking Days preceding the commencement of each Interest Accrual Period (each, an "Interest Determination Date"). "London Banking Day" means a business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

"LIBOR" means the rate of interest per annum equal to the rate per annum at which U.S. dollar deposits having a particular maturity are offered to prime banks in the London interbank market which appear on Telerate Page 3750 as of approximately 11:00 a.m., Greenwich Mean Time, on the Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the Reuters Screen LIBOR Page. If at least two such quotations appear, LIBOR will be the arithmetic mean (rounded to the nearest one-hundredth of a percent (.01%)) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Interest Accrual Period will be determined at approximately 11:00 A.M., London time, on such Interest Determination Date on the basis of the rate at which deposits in United States dollars having such particular a maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR will be the arithmetic mean (rounded to the nearest one-hundredth of a percent (.01%) of such offered rates). If fewer than two quotations are provided, LIBOR with respect to such Interest Accrual Period will be the arithmetic mean (rounded to the nearest one-hundredth of a percent (.01%)) of the rates quoted at approximately 11:00 A.M., New York City time on such Interest Determination Date by three major banks in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks having a particular maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Accrual Period will be LIBOR in effect for the previous Interest Accrual Period.

DETERMINATION OF THE AUCTION RATE

The Auction Rate for each Series of Auction Rate Notes will be determined by the Auction Agent in accordance with the Auction Procedures described in Appendix C hereto (the "Auction Procedures") on each Interest Determination Date for each such Interest Accrual Period, initially based on a 28-day Auction Period generally beginning (i) with respect to the Series A-4 Notes, on January 27, 1999 and each fourth Wednesday thereafter, (ii) with respect to the Series A-5 Notes, on February 3, 1999 and each fourth Wednesday thereafter and (iii) with respect to the Series A-6 Notes, on February 10, 1999 and each fourth Wednesday thereafter, in each case subject to adjustment as described below.

The All Hold Rate with respect to each Series of the Auction Rate Notes will be 85% of the Applicable LIBOR Rate.

The Maximum Auction Rate with respect to each Series of the Auction Rate Notes will be either:

(i) the Applicable LIBOR Rate plus 1.50% (if both of the ratings assigned by the Rating Agencies to the Auction Rate Notes are "Aa3" and "AA-", or better),

(ii) the Applicable LIBOR Rate plus 2.50% (if any one of the ratings assigned by the Rating Agencies to the Auction Rate Notes is less than "Aa3" or "AA-", and at least "A") or

(iii) the Applicable LIBOR Rate plus 3.50% (if any one of the ratings assigned by the Rating Agencies to the Auction Rate Notes is less than "A").

The Non-Payment Rate with respect to each Series of the Auction Rate Notes will be One-Month LIBOR plus 1.50%.

The Auction Rate for each Series of the Auction Rate Notes for each Auction Period after the Initial Period will be determined on each Interest Determination Date (i.e., January 27, 1999 and each fourth Wednesday thereafter with respect to the Series A-4 Notes, February 3, 1999 and each fourth Wednesday thereafter with respect to the Series A-5 Notes and February 10, 1999 and each fourth Wednesday thereafter with respect to the Series A-6 Notes) in accordance with the Auction Procedures. Each such Auction Period will commence on the first Business Day following each Interest Determination Date (the "Auction Period Commencement Date") and will terminate on and include the day preceding the next Auction Period Commencement Date, subject to adjustment as described below in the event that there are fewer than three Business Days in any week during which such Auction Period would otherwise be scheduled to expire.

At the option of the issuer, the length of the Auction Period for any Series of the Auction Rate Notes may be adjusted pursuant to an Auction Period Adjustment to an Auction Period of not less than 7 nor more than 91 days in length. See "-- Auction Period Adjustment" herein and Appendix C, "Auction Procedures -- Changes in Auction Terms". In addition, at the option of the issuer and as described below under the heading "-- Auction Period Conversion of and Mandatory Tender of the Auction Rate Notes" herein, the length of the Auction Period is subject to an Auction Period Conversion on the first day of any Interest Accrual Period (an "Auction Period Conversion Date") from a Short Auction Period to a Long Auction Period, or vice versa, or to a Long Auction Period that is more than three months shorter or longer than the initial Long Auction Period. Upon any Auction Period Conversion, the Auction Rate Notes are subject to mandatory tender. The Calculation Agent, with the consent of the issuer, may change the Interest Determination Date to conform with prevailing market practice. See Appendix C, "Auction Procedures -- Changes in the Interest Determination Date".

Notwithstanding the foregoing for each Series of Auction Rate Notes:

     o if the ownership of the Auction Rate Notes is no longer maintained in Book-entry Form, the Auction Rate for any Auction Period commencing after the delivery of certificates representing the Auction Rate Notes will equal the lesser of the Maximum Auction Rate and the Net Loan Rate for the Auction Rate Notes on the Business Day immediately preceding the first day of the subsequent Auction Period; or

     o if a Payment Default has occurred, the Auction Rate for the Auction Period commencing on or during such Payment Default and for each Auction Period thereafter, to and including the Auction Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured in accordance with the Indenture, will equal the Non-Payment Rate on the first day of each such Auction Period; or

     o if a proposed Auction Period Conversion has failed, as described below under the heading "-- Auction Period Conversion of and Mandatory Tender of Auction Rate Notes" herein the Auction Rate on the Auction Rate Notes subject to the failed Auction Period Conversion will be equal to the Maximum Auction Rate as of the date of the failed Auction Period Conversion for the Auction Period commencing on such date, and the length of the Auction Period commencing upon the failed Auction Period Conversion Date will be the same as was in effect immediately preceding such failed Auction Period Conversion Date; or

     o the Auction Rate for an Auction Period that commences on an Auction Period Conversion Date will equal the lesser of (i) the interest rate necessary to enable the Auction Agent to sell all of such Auction Rate Notes at par plus accrued interest to the Auction Period Conversion Date or (ii) the Maximum Auction Rate as of the Auction Period Conversion Date, subject to the Net Loan Rate.

The Auction Agent will promptly give written notice to the Indenture Trustee and the issuer of the Series Interest Rate (unless the Series Interest Rate is the Non-Payment Rate, in which case the Indenture Trustee will determine the Non-Payment Rate and give written notice thereof to the issuer) and either the Auction Rate or the Net Loan Rate, as the case may be, when such rate is not the Series Interest Rate, applicable to the Auction Rate Notes. The Indenture Trustee will notify the holders of the Auction Rate Notes of the Series Interest Rate applicable to the Auction Rate Notes for each Auction Period on the second Business Day of such Auction Period.

In the event that there are fewer than three Business Days in any week during which the Auction Period would otherwise be scheduled to expire, the expiration date and Auction Period Distribution Date for such Auction Period then in effect, and the Interest Determination Date and commencement date for the immediately following Auction Period, may be adjusted to fall on such dates as the Calculation Agent, with the consent of the issuer, may determine to be appropriate under such circumstances. The Calculation Agent will promptly notify the Indenture Trustee and the Auction Agent in writing of any such determination. The Indenture Trustee, upon receipt of such notice, will immediately give written notification of such determination to the holders of the Auction Rate Notes.

In the event that the Auction Agent no longer determines, or fails to determine, when required, the Series Interest Rate with respect to the Auction Rate Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Series Interest Rate for the next succeeding Auction Period for the Auction Rate Notes will be the Net Loan Rate as determined by the administrator for such Auction Period, and if the administrator fails or refuses to determine the Net Loan Rate, the Net Loan Rate will be determined by a securities dealer appointed by the issuer and capable, in the reasonable judgment of the issuer, of making such a determination in accordance with the provisions of the Indenture, and written notice of such determination will be given by such securities dealer to the Indenture Trustee.

AUCTION PERIOD ADJUSTMENT

With respect to each Series of Auction Rate Notes, the issuer may, from time to time in accordance with the Indenture, change the length of one or more Auction Periods in order to conform with then current market practice or to accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or the Auction Rate (as hereinafter described, an "Auction Period Adjustment"). An Auction Period Adjustment may be made to change an Auction Period to a period of between 7 and 91 days (a "Short Auction Period") or to a period of between 92 days and the Legal Final Maturity of the Auction Rate Notes (a "Long Auction Period"). No Auction Period Adjustment may result in an Auction Period of less than 7 nor more than 91 days, with respect to Auction Rate Notes with a Short Auction Period, or in an Auction Period that is more than three months shorter or longer than the Auction Period established upon the issuance of such Series of Auction Rate Notes or Auction Period Conversion of such Auction Rate Notes, as the case may be, with respect to Auction Rate Notes with a Long Auction Period, or be allowed in any event unless certain prescribed conditions are satisfied. See Appendix C, "Auction Procedures".

AUCTION PERIOD CONVERSION OF AND MANDATORY TENDER OF THE AUCTION RATE NOTES

The issuer may, from time to time, change the length of one or more Auction Periods for any Series of Auction Rate Notes pursuant to an Auction Period Conversion. An Auction Period Conversion means a change in the length of an Auction Period for any Series of the Auction Rate Notes (i) from an Auction Period between 7 and 91 days, inclusive, to an Auction Period between 92 days and the Legal Final Maturity for such Series, inclusive, (ii) from an Auction Period between 92 days and the Legal Final Maturity for such Series, inclusive, to an Auction Period between 7 and 91 days, inclusive, or (iii) from an Auction Period between 92 days and the Legal Final Maturity for such Series, inclusive, to an Auction Period between 92 days and the Legal Final Maturity for such Series, inclusive, if such latter Auction Period is at least 3 months shorter or at least 3 months longer than the Auction Period established upon the initial issuance of such Series or pursuant to an Auction Period Conversion. All Auction Rate Notes subject to Auction Period Conversion are subject to mandatory tender to the Indenture Trustee on the Auction Period Conversion Date at the purchase price of par plus accrued interest plus accrued and unpaid Carryover Interest, if any.

The holders of Auction Rate Notes that are subject to mandatory tender do not have the right to elect to retain such Auction Rate Notes. If, however, any Auction Rate Notes of a Series so tendered are not remarketed, or the Indenture Trustee does not receive the purchase price for such Series of Auction Rate Notes subject to the Auction Period Conversion, none of the Auction Rate Notes of such Series tendered will be converted and the Series Interest Rate for such Series of Auction Rate Notes will equal the lesser of the Net Loan Rate or the Maximum Auction Rate, but in no event greater than 17%, as of the date of the failed Auction Period Conversion, as applicable, for the Auction Period commencing on such date, and the length of the Auction Period will remain the same. See Appendix C, "Auction Procedures".

AUCTION PROCEDURES

The interest rate on each Series of Auction Rate Notes will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Notes such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Notes.

In the auction procedures, the following types of orders may be submitted:

              (i) Bid/Hold Orders - the minimum interest rate that a current investor is willing to accept in order to continue to HOLD some or all of its Auction Rate Notes for the upcoming interest period;

              (ii) Sell Orders - an order by a current investor to SELL a specified principal amount of Auction Rate Notes, regardless of the upcoming interest rate; and

              (iii) Potential Bid Orders - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Notes) is willing to accept in order to BUY a specified principal amount of Auction Rate Notes.

If an existing investor does not submit orders with respect to all its Auction Rate Notes of the applicable Series, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Notes for which no order was received.

In connection with each auction, Auction Rate Notes will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Notes.


              (a) Assumptions:

              1.  Denominations (Units) = $100,000
              2.  Interest Period = 28 Days
              3.  Principal Amount outstanding = $50 Million (500 Units)

              (b) Summary of All Orders Received For The Auction

                     BID/HOLD ORDERS                       SELL ORDERS                 POTENTIAL BID ORDERS

                    10 Units at 2.90%                     50 Units Sell                 20 Units at 2.95%
                    30 Units at 3.02%                     50 Units Sell                 30 Units at 3.00%
                    60 Units at 3.05%                     100 Units Sell                50 Units at 3.05%
                    100 Units at 3.10%                                                  50 Units at 3.10%
                    100 Units at 3.12%                                                  50 Units at 3.11%
                                                                                        50 Units at 3.14%
                                                                                        100 Units at 3.15%


Total units under existing Bid/Hold Orders and Sell Orders must always equal issue size (in this case 500 Units).

              (c) Auction Agent Organizes Orders In Ascending Order

   Order        Number        Cumulative                     Order         Number         Cumulative
  Number       of Units      Total (Units)        %          Number       of Units       Total (Units)         %

     1           10(W)            10            2.90%          7           100(W)             300            3.10%
     2           20(W)            30            2.95%          8            50(W)             350            3.10%
     3           30(W)            60            3.00%          9            50(W)             400            3.11%
     4           30(W)            90            3.02%          10          100(W)             500            3.12%
     5           50(W)            140           3.05%          11           50(L)                            3.14%
     6           60(W)            200           3.05%          12          100(L)                            3.15%

----------------------

(W) Winning Order                   (L) Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next Interest Accrual Period. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the Maximum Auction Rate.

The above example assumes that a successful auction has occurred (i.e., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Notes of the applicable Series offered for sale. In such circumstances, the interest rate for the upcoming Interest Accrual Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Notes of the applicable Series are subject to Hold Orders (i.e., each holder of such Series of Auction Rate Notes wishes to continue holding its Auction Rate Notes, regardless of the interest rate) the interest rate for the upcoming Interest Accrual Period will equal the lesser of the Net Loan Rate and the rate at which all investors are willing to hold such Series of Auction Rate Notes.

For a more detailed description of the Auction Procedures, see "Appendix C -- Auction Procedures."

PRINCIPAL

UNLESS AN EVENT OF DEFAULT HAS OCCURRED, NO PRINCIPAL WILL BE PAID ON THE SERIES A-4 NOTES UNTIL THE SERIES A-3 NOTES HAVE BEEN PAID IN FULL, NO PRINCIPAL WILL BE PAID ON THE SERIES A-5 NOTES UNTIL THE SERIES A-3 NOTES AND SERIES A-4 NOTES HAVE BEEN PAID IN FULL AND NO PRINCIPAL WILL BE PAID ON THE SERIES A-6 NOTES UNTIL THE SERIES A-3 NOTES, THE SERIES A-4 NOTES AND THE SERIES A-5 NOTES HAVE BEEN PAID IN FULL. FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, PRINCIPAL PAYMENTS ON THE SERIES 1998A NOTES WILL BE MADE PRO RATA, WITHOUT PREFERENCE OR PRIORITY. IT IS EXPECTED THAT PRINCIPAL WILL BE PAID ON THE SERIES B-3 NOTES FROM TIME TO TIME AND SUBJECT TO CERTAIN CONDITIONS WHILE THE SERIES 1998A NOTES ARE OUTSTANDING BUT ONLY FOR MONTHLY DISTRIBUTION DATES OCCURRING AFTER JUNE 30, 2003.

Principal payments on the Series A-3 Notes will be made on each Monthly Distribution Date in an amount generally equal to the Series 1998A Holders' Principal Distribution Amount for such Monthly Distribution Date until the principal balance of such notes has been reduced to zero. After the Series A-3 Notes have been paid in full, principal payments on the Series A-4 Notes will be made on the first Auction Period Distribution Date of any month in an amount generally equal to the Series 1998A Holders' Principal Distribution Amount for such Auction Period Distribution Date until the principal balance of such notes has been reduced to zero. After the Series A-3 Notes and the Series A-4 Notes have been paid in full, principal payments on the Series A-5 Notes will be made on the first Auction Period Distribution Date of any month in an amount generally equal to the Series 1998A Holders' Principal Distribution Amount for such Auction Period Distribution Date until the principal balance of such notes has been reduced to zero. After the Series A-3 Notes, the Series A-4 Notes and the Series A-5 Notes have been paid in full, principal payments on the Series A-6 Notes will be made on the first Auction Period Distribution Date of any month in an amount generally equal to the Series 1998A Holders' Principal Distribution Amount for such Auction Period Distribution Date until the principal balance of such notes has been reduced to zero. Principal payments on the Series A-4 Notes, on the Series A-5 Notes and on the Series A-6 Notes will only be made in amounts equal to $50,000 and integral multiples in excess thereof. Principal payments on the Series B-3 Notes will be made on each Monthly Distribution Date in an amount generally equal to the Series 1998B-3 Holders' Principal Distribution Amount for such Monthly Distribution Date until the principal balance of such notes has been reduced to zero. In addition, Parity Percentage Payments will be payable on each applicable Distribution Date (to the Series of Series 1998A Notes then receiving principal payments and thereafter to the Series B-3 Notes) until the Parity Percentage equals 101%.

The final payment of principal and interest will be made no later than December 1, 2006 on the Series A-3 Notes, December 1, 2019 on the Series A-4 Notes, December 1, 2019 on the Series A-5 Notes, December 1, 2019 on the Series A-6 Notes, and December 1, 2019 on the Series B-3 Notes (each a "Legal Final Maturity"). The actual maturity of one or more Series of notes is expected to occur sooner as a result of a variety of factors. See "Maturity and Prepayment Considerations" herein.

If Available Funds are insufficient to pay the Series 1998A Principal Distribution Amount or the Series 1998B-3 Principal Distribution Amount on an applicable Distribution Date, such shortfall will be added to the principal payable to such holders on subsequent Distribution Dates, as applicable, AND (EXCEPT WITH RESPECT TO THE LEGAL FINAL MATURITY OF A SERIES OF NOTES) SUCH SHORTFALL WILL NOT CONSTITUTE AN EVENT OF DEFAULT. Additionally, on the Legal Final Maturity for a Series of notes and on any date the new notes are to be redeemed in whole, amounts in the Reserve Fund will be available to reduce the principal balance of such Series of notes to zero. See "Security for the Notes -- Reserve Fund" herein.

All principal payments of Series A-3 Notes and Series B-3 Notes will be made pro rata within that Series. In connection with each principal payment of Series A-3 Notes or Series B-3 Notes, the Indenture Trustee shall compute the Principal Factor for that Series. The "Principal Factor" shall be a number, carried to a seven-digit decimal, indicating the principal balance of each Series A-3 Note and each Series B-3 Note as of a Monthly Distribution Date (after giving effect to any payments made on that date) as a fraction of the original principal amount of such new note. The Principal Factor for the Series A-3 Notes and for the Series B-3 Notes shall be initially 1.0000000 and will thereafter decline to reflect the reduction in the principal balance of the new notes of that Series after any payment of principal. The principal balance of any Series A-3 Note or Series B-3 Note can be determined by multiplying the original principal amount of such note by the Principal Factor applicable to that Series of notes.

The "Series 1998A-3 Holders' Interest Distribution Amount" means, with respect to any Monthly Distribution Date, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series A-3 Notes on the immediately preceding Monthly Distribution Date after giving effect to all principal distributions to holders of Series A-3 Notes on such preceding Monthly Distribution Date (or, in the case of the first Monthly Distribution Date, on the Closing Date) and (ii) the Series 1998A-3 Interest Shortfall for such Monthly Distribution Date; provided that the Series 1998A-3 Holders' Interest Distribution Amount will not include any Carryover Interest on the Series A-3 Notes.

The "Series 1998A-3 Interest Shortfall" means, with respect to any Monthly Distribution Date, the excess of (i) the Series 1998A-3 Holders' Interest Distribution Amount on the preceding Monthly Distribution Date over (ii) the amount of interest actually distributed to the holders of Series A-3 Notes on such preceding Monthly Distribution Date, plus interest on the amount of such excess interest due to the holders of Series A-3 Notes, to the extent permitted by law, at the related Series Interest Rate from such preceding Monthly Distribution Date to the current Monthly Distribution Date.

The "Series 1998A-4 Holders' Interest Distribution Amount" means, with respect to any Auction Period Distribution Date, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series A-4 Notes on the immediately preceding Auction Period Distribution Date after giving effect to all principal distributions to holders of Series A-4 Notes on such preceding Auction Period Distribution Date (or, in the case of the first Auction Period Distribution Date, on the Closing Date) and (ii) the Series 1998A-4 Interest Shortfall for such Auction Period Distribution Date; provided that the Series 1998A-4 Holders' Interest Distribution Amount will not include any Carryover Interest on the Series A-4 Notes.

The "Series 1998A-4 Interest Shortfall" means, with respect to any Auction Period Distribution Date, the excess of (i) the Series 1998A-4 Holders' Interest Distribution Amount on the preceding Auction Period Distribution Date over (ii) the amount of interest actually distributed to the holders of Series A-4 Notes on such preceding Auction Period Distribution Date, plus interest on the amount of such excess interest due to the holders of Series A-4 Notes, to the extent permitted by law, at the related Series Interest Rate from such preceding Auction Period Distribution Date to the current Auction Period Distribution Date.

The "Series 1998A-5 Holders' Interest Distribution Amount" means, with respect to any Auction Period Distribution Date, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series A-5 Notes on the immediately preceding Auction Period Distribution Date after giving effect to all principal distributions to holders of Series A-5 Notes on such preceding Auction Period Distribution Date (or, in the case of the first Auction Period Distribution Date, on the Closing Date) and (ii) the Series 1998A-5 Interest Shortfall for such Auction Period Distribution Date; provided that the Series 1998A-5 Holders' Interest Distribution Amount will not include any Carryover Interest on the Series A-5 Notes.

The "Series 1998A-5 Interest Shortfall" means, with respect to any Auction Period Distribution Date, the excess of (i) the Series 1998A-5 Holders' Interest Distribution Amount on the preceding Auction Period Distribution Date over (ii) the amount of interest actually distributed to the holders of Series A-5 Notes on such preceding Auction Period Distribution Date, plus interest on the amount of such excess interest due to the holders of Series A-5 Notes, to the extent permitted by law, at the related Series Interest Rate from such preceding Auction Period Distribution Date to the current Auction Period Distribution Date.

The "Series 1998A-6 Holders' Interest Distribution Amount" means, with respect to any Auction Period Distribution Date, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series A-6 Notes on the immediately preceding Auction Period Distribution Date after giving effect to all principal distributions to holders of Series A-6 Notes on such preceding Auction Period Distribution Date (or, in the case of the first Auction Period Distribution Date, on the Closing Date) and (ii) the Series 1998A-6 Interest Shortfall for such Auction Period Distribution Date; provided that the Series 1998A-6 Holders' Interest Distribution Amount will not include any Carryover Interest on the Series A-6 Notes.

The "Series 1998A-6 Interest Shortfall" means, with respect to any Auction Period Distribution Date, the excess of (i) the Series 1998A-6 Holders' Interest Distribution Amount on the preceding Auction Period Distribution Date over (ii) the amount of interest actually distributed to the holders of Series A-6 Notes on such preceding Auction Period Distribution Date, plus interest on the amount of such excess interest due to the holders of Series A-6 Notes, to the extent permitted by law, at the related Series Interest Rate from such preceding Auction Period Distribution Date to the current Auction Period Distribution Date.

The "Series 1998A Holders' Principal Distribution Amount" means, with respect to any Distribution Date for a Series of Series 1998A Notes, the Series 1998A Principal Distribution Amount for such Distribution Date plus the Series 1998A Principal Shortfall as of the close of the preceding Distribution Date; provided that the Series 1998A Holders' Principal Distribution Amount will not exceed the outstanding principal balance of the Series 1998A Notes. In addition, (i) on the Legal Final Maturity of the Series A-3 Notes, the principal required to be distributed to the holders of Series A-3 Notes will include the amount required to reduce the outstanding principal balance of the Series A-3 Notes to zero,
(ii) on the Legal Final Maturity of the Series A-4 Notes, the principal required to be distributed to the holders of Series A-4 Notes will include the amount required to reduce the outstanding principal balance on the Series A-4 Notes to zero, (iii) on the Legal Final Maturity of the Series A-5 Notes, the principal required to be distributed to the holders of Series A-5 Notes will include the amount required to reduce the outstanding principal balance on the Series A-5 Notes to zero, and (iv) on the Legal Final Maturity of the Series A-6 Notes, the principal required to be distributed to the holders of Series A-6 Notes will include the amount required to reduce the outstanding principal balance on the Series A-6 Notes to zero.

The "Series 1998A Principal Distribution Amount" means (i) with respect to the Series A-3 Notes, an amount equal to the decline in the Pool Balance between the end of the second Collection Period preceding a Monthly Distribution Date and the end of the immediately preceding Collection Period, less, for each Monthly Distribution Date occurring after June 30, 2003, the amount of any principal to be paid on such Monthly Distribution Date on the Series B-3 Notes, (ii) with respect to the Series A-4 Notes on and after the principal balance of the Series A-3 Notes has been paid in full, an amount equal to the decline in the Pool Balance between the end of the third Collection Period preceding an Auction Period Distribution Date and the end of the second preceding Collection Period, less, for each Monthly Distribution Date occurring after June 30, 2003, the amount of any principal paid on the immediately preceding Monthly Distribution Date on the Series B-3 Notes, (iii) with respect to the Series A-5 Notes on and after the principal balance of the Series A-3 Notes and the Series A-4 Notes has been paid in full, an amount equal to the decline in the Pool Balance between the end of the third Collection Period preceding an Auction Period Distribution Date and the end of the second preceding Collection Period, less, for each Monthly Distribution Date occurring after June 30, 2003, the amount of any principal paid on the immediately preceding Monthly Distribution Date on the Series B-3 Notes, and (iv) with respect to the Series A-6 Notes on and after the principal balance of the Series A-3 Notes, the Series A-4 Notes and the Series A-5 Notes has been paid in full, an amount equal to the decline in the Pool Balance between the end of the third Collection Period preceding an Auction Period Distribution Date and the end of the second preceding Collection Period, less, for each Monthly Distribution Date occurring after June 30, 2003, the amount of any principal paid on the immediately preceding Monthly Distribution Date on the Series B-3 Notes.

The "Series 1998A Principal Shortfall" means, as of the close of any Distribution Date for a Series of Series 1998A Notes, the excess of (i) the Series 1998A Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the holders of the Series 1998A Notes on such Distribution Date.

The "Series 1998B-3 Holders' Interest Distribution Amount" means, with respect to any Monthly Distribution Date, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series B-3 Notes on the immediately preceding Monthly Distribution Date after giving effect to all principal distributions to holders of Series B-3 Notes on such preceding Monthly Distribution Date (or, in the case of the first Monthly Distribution Date, on the Closing Date) and (ii) the Series 1998B-3 Interest Shortfall for such Monthly Distribution Date.

The "Series 1998B-3 Interest Shortfall" means, with respect to any Monthly Distribution Date, the excess of (i) the Series 1998B-3 Holders' Interest Distribution Amount on the preceding Monthly Distribution Date over (ii) the amount of interest actually distributed to the holders of Series B-3 Notes on such preceding Monthly Distribution Date, plus interest on the amount of such excess interest due to the holders of Series B-3 Notes, to the extent permitted by law, at the related Series Interest Rate from such preceding Monthly Distribution Date to the current Monthly Distribution Date.

The "Series 1998B-3 Holders' Principal Distribution Amount" means, with respect to any Monthly Distribution Date, the Series 1998B-3 Principal Distribution Amount for such Monthly Distribution Date plus the Series 1998B-3 Principal Shortfall as of the close of the preceding Monthly Distribution Date; provided that the Series 1998B-3 Holders' Principal Distribution Amount will not exceed the outstanding principal balance of the Series B-3 Notes. In addition, on the Legal Final Maturity of the Series B-3 Notes, the principal required to be distributed to the holders of Series B-3 Notes will include the amount required to reduce the outstanding principal balance on the Series B-3 Notes to zero.

The "Series 1998B-3 Principal Distribution Amount" means, (i) on each Monthly Distribution Date occurring after June 30, 2003, an amount equal to the lesser of (a) an amount equal to the decline in the Pool Balance between the end of the second Collection Period preceding a Monthly Distribution Date and the end of the immediately preceding Collection Period and (b) the greatest amount which would result in a Senior Parity Percentage of no less than 109% and a Parity Percentage of no less than 101% following such payment of principal on the Series B-3 Notes and (ii) on each Monthly Distribution Date on and after which the principal balance of the Series 1998A Notes has been paid in full, an amount equal to the decline in the Pool Balance between the end of the second Collection Period preceding a Monthly Distribution Date and the end of the immediately preceding Collection Period (reduced with respect to the first Monthly Distribution Date on which principal is to be paid on the Series B-3 Notes by the Series 1998A Holders' Principal Distribution Amount on such Monthly Distribution Date).

The "Series 1998B-3 Principal Shortfall" means, as of the close of any Monthly Distribution Date, the excess of (i) the Series 1998B-3 Principal Distribution Amount on such Monthly Distribution Date over (ii) the amount of principal actually distributed to the holders of Series B-3 Notes on such Monthly Distribution Date.

The "Parity Percentage" is the fraction expressed as a percentage, the numerator of which is the sum of (i) the Pool Balance plus accrued interest thereon due from borrowers, accrued interest which is expected to be capitalized, and accrued Interest Subsidy Payments and Special Allowance Payments, if any, as of the end of the preceding Collection Period, and (ii) all amounts on deposit (including any accrued interest thereon) in the Collection Fund, the Acquisition Fund and the Reserve Fund, and the denominator of which is the sum of (a) the outstanding principal amount of all notes, and accrued and unpaid interest thereon and (b) accrued and unpaid Program Operating Expenses.

The "Senior Parity Percentage" is the fraction expressed as a percentage, the numerator of which is the sum of (i) the Pool Balance plus accrued interest thereon due from borrowers, accrued interest which is expected to be capitalized, and accrued Interest Subsidy Payments and Special Allowance Payments, if any, as of the end of the preceding Collection Period, and (ii) all amounts on deposit (including any accrued interest thereon) in the Collection Fund, the Acquisition Fund and the Reserve Fund, and the denominator of which is the sum of (a) the outstanding principal amount of all Series 1998A Notes (after payment thereon on such Distribution Date), and accrued and unpaid interest thereon and (b) all accrued and unpaid Program Operating Expenses.

A "Collection Period" is each calendar month. The "Pool Balance" as of the end of a Collection Period is equal to the aggregate principal balance of the Financed Student Loans (including accrued interest thereon capitalized through such date) as of the end of such Collection Period, after giving effect to the following, without duplication: (i) all payments in respect of principal received by the Indenture Trustee during such Collection Period from or on behalf of borrowers and Guarantee Agencies and, with respect to certain payments on certain Financed FFELP Loans, the Secretary of Education and (ii) the principal portion of all Purchase Amounts received by the Indenture Trustee for such Collection Period.

                                   REDEMPTION

The notes will be subject to redemption prior to maturity only as described below.

AUCTION OF THE FINANCED STUDENT LOANS

On or after May 31, 2007, if the then outstanding Pool Balance is 10% or less of the Initial Pool Balance, the Indenture Trustee will offer the Financed Student Loans in the trust for sale. The issuer, the depositor, their affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on or prior to such date. If at least two bids are received, the Indenture Trustee will accept the higher bid if it will pay transaction costs and all amounts due and payable to the holders (including Carryover Interest) after application of funds on deposit in the Reserve Fund. If at least two bids are not received or the bid proceeds are not sufficient to pay transactions costs and all amounts due to the holders, the Indenture Trustee may, but shall be under no obligation to, solicit bids for the sale of the Financed Student Loans on future Distribution Dates. The net proceeds of any such sale will be used to redeem any outstanding notes at par plus accrued interest on the next applicable Distribution Date. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on any such auction date.

OPTIONAL REDEMPTION

All outstanding Series of notes will be subject to redemption in whole on any applicable Distribution Date in the event the depositor exercises its option to repurchase all remaining Financed Student Loans, and thus effect the early retirement of the notes, on any applicable Distribution Date for the applicable Series on or after the Monthly Distribution Date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, at a price at least equal to, for each Financed Student Loan, the outstanding principal balance of such Financed Student Loan as of the end of the preceding Collection Period, together with all accrued interest thereon and unamortized premiums, if any, and sufficient to pay transaction costs and all amounts due to the holders, including Carryover Interest, after application of funds on deposit in the Reserve Fund. Such an optional purchase of the Financed Student Loans will result in the prepayment of all outstanding notes. The Initial Pool Balance was $680,000,000.

In addition, on and after the Series A-3 Notes have been paid in full, the Series A-4 Notes, the Series A-5 Notes and the Series A-6 Notes will be subject to redemption in whole or in part on any Auction Period Distribution Date prior to their Legal Final Maturity at the option of the issuer (including the designation of which Series to be redeemed) from funds deposited by or on behalf of the issuer with the Indenture Trustee, upon notice given by the Indenture Trustee to the holders thereof not less than 15 days prior to the redemption date in the form and manner described under the heading "-- Notice of Redemption" herein, at a redemption price of 100% of the principal amount to be redeemed plus accrued interest to the date of redemption. The issuer may not exercise its option to redeem any Series A-4 Notes, Series A-5 Notes or Series A-6 Notes unless after any such redemption the Parity Percentage is no less than 101% and certain other conditions relating to the minimum amount of Financed Student Loans bearing at a fixed rate held in the Student Loan Portfolio Fund are satisfied. See "The Indenture -- Student Loan Portfolio Fund" herein. In the event of a redemption in part of a Series, the Series A-4 Notes, Series A-5 Notes or Series A-6 Notes to be redeemed will be selected by lot by the Indenture Trustee. No Series A-4 Notes, Series A-5 Notes or Series A-6 Notes will be subject to redemption in part in an amount less than an Authorized Denomination thereof, and no portion of the Series A-4 Notes, the Series A-5 Notes or the Series A-6 Notes is to be retained by a holder in an amount less than an Authorized Denomination.

In connection with the optional redemption of any Series 1998A Notes, all unpaid Carryover Interest on such Series must be paid on or before the date of optional redemption of such Series.

NOTICE OF REDEMPTION

The Indenture Trustee is required to give written notice of redemption of the notes to the holders not less than 15 days prior to the date on which such notes are to be redeemed. Each note must be surrendered to the Indenture Trustee in exchange for payment of the redemption price. In the event the Indenture Trustee gives notice of redemption as provided above, and upon deposit with the Indenture Trustee of moneys for payment of the redemption price, including accrued interest, to the redemption date, the notes so called for redemption will become due and payable at the redemption price specified in such notice and interest on such notes with cease to accrue, and interest on any unpaid Carryover Interest will cease to accrue.

                             SECURITY FOR THE NOTES

THE TRUST

The notes, together with all Exchange Agreements as may be entered into from time to time related to such notes, and Carryover Interest, if any, on such notes are secured by and payable solely from the assets of the trust. The property in the trust includes: (i) all Available Funds derived from amounts in the trust, (ii) the balances of all Funds and Accounts established under the Indenture, whether derived from proceeds of sale of the old notes, from Available Funds, or from any other source, (iii) all rights of the issuer and the related Eligible Lender Trustee in and to the Financed Student Loans, the Guarantee Agreements with respect to the Financed Student Loans, (iv) any Spread Guaranty Agreement, (v) the Eligible Investments, any Exchange Agreement and any Exchange Counterparty Guarantee, the Purchase Agreements, the Master Servicing Agreement and the Servicing Agreements with respect to Financed Student Loans serviced thereunder, including all rights of the depositor under the warranties of each Seller, master servicer or Servicer, as the case may be, thereunder, and
(vi) any proceeds thereof. NO ASSETS OTHER THAN THE ASSETS OF THE TRUST ARE PLEDGED TO THE PAYMENT OF THE NOTES.

To secure payment of principal, interest and Carryover Interest, if any, on the notes and payment of any Issuer Exchange Payment, the issuer and the Eligible Lender Trustee in the Indenture, subject to the lien of the Indenture Trustee and the Eligible Lender Trustee, each grants a first priority perfected security interest in, and pledges and assigns to the Indenture Trustee all of the issuer's and the Eligible Lender Trustee's rights in the trust for the equal and ratable benefit first, of the holders of the Senior Notes issued under the Indenture and the Exchange Counterparties under any related Senior Exchange Agreement subject to the provisions of the Indenture permitting their application for the purposes and on the terms and conditions set forth in the Indenture, and second, to the holders of any Subordinate Notes issued under the Indenture and the Exchange Counterparties under any related Subordinate Exchange Agreement. Because the payment obligations of the issuer under any Senior Exchange Agreements would be on a parity with payment of the Senior Notes, an Event of Default with respect to such Senior Exchange Agreements could result in an Event of Default giving rise to an acceleration of the notes and other potentially adverse effects on the payment of the notes.

The Indenture provides for the above-described pledge of and grant of a lien on and security interest in the assets of the trust; however, such pledge, lien or security interest will only be effective to the extent that (i) the trust consists of assets as to which a pledge, lien or security interest can be created or perfected under law by either (a) the due filing of appropriate Uniform Commercial Code financing statements, or (b) the Indenture Trustee's possession or constructive possession of such assets, (ii) either such filing or such possession is sufficient under law to create and continue a pledge, lien or security interest which is prior to all other pledges, liens or security interests, and (iii) either such act of filing or such act of possession, as applicable, has in fact been taken by the Indenture Trustee.

In order to create, perfect and maintain a security interest in the assets of the trust, the Indenture Trustee intends, to the extent possible (i) to file or cause to be filed appropriate duly executed financing statements (including continuation statements) with respect to the assets of the trust among the appropriate records maintained by the appropriate state and local filing officers pursuant to the applicable Uniform Commercial Code, (ii) to possess or to constructively possess through bailees those assets of the trust as to which a pledge, lien or security interest may be created and perfected by possession, and (iii) to take or cause to be taken any and all other action necessary to create or perfect such pledge of, lien on or security interest in the assets of the trust.

SUBORDINATION OF THE SERIES B-3 NOTES

The rights of the holders of the Series B-3 Notes to receive principal (under certain circumstances) and interest payments will be subordinated to such rights of the holders of the Series 1998A Notes and to Exchange Counterparties under Senior Exchange Agreements to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt of principal and interest by the holders of the Series 1998A Notes and the payment of any Senior Issuer Exchange Payments. See "The Indenture -- Collection Fund" herein.

The rights of the holders of the Series 1998A Notes are on a parity with the rights of any Exchange Counterparty under any Senior Exchange Agreement. The rights of the holders of all Series 1998A Notes and Exchange Counterparties under any Senior Exchange Agreements are superior to the rights of the holders of the Series B-3 Notes and the rights of any Exchange Counterparty under any Subordinate Exchange Agreement with respect to the trust.

The rights of the holders of the Series B-3 Notes are on a parity with the rights of Exchange Counterparties under any Subordinate Exchange Agreements with respect to the assets of the trust.

RESERVE FUND

A Reserve Fund was created with respect to the old notes, and the depositor deposited a portion of the proceeds from the old notes or Eligible Investments in an amount equal to the Specified Reserve Fund Balance. To the extent necessary or appropriate, the issuer and the Indenture Trustee may establish Accounts in the Reserve Fund and subaccounts within such Accounts. The Reserve Fund will be augmented on each Monthly Distribution Date by deposit therein of the amount, if any, necessary to cause the balance of such Reserve Fund to equal the Specified Reserve Fund Balance from the amount of Available Funds remaining after making all prior distributions on such date. Also, if amounts were transferred from the Reserve Fund to cover a Realized Loss on a Financed Student Loan, any subsequent payments of principal received on or with respect to such Financed Student Loan will be deposited into the Reserve Fund or applied as an additional principal distribution. Amounts on deposit in the Reserve Fund exceeding the Specified Reserve Fund Balance will be distributed as described under "The Indenture Reserve Fund" herein.

The Reserve Fund is intended to enhance the likelihood of timely receipt by the holders of the full amount of interest due them on each Distribution Date and principal due them on the Legal Final Maturity of the notes or a date when the notes are to be redeemed in whole and to decrease the likelihood that the holders will experience losses. In certain circumstances, however, the Reserve Fund could be depleted. Further, amounts otherwise required to be deposited into the Reserve Fund may be applied as additional principal distributions on such related Series of notes. If the amount required to be withdrawn from a Reserve Fund to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amount of principal and interest distributed to the holders could result.

This shortfall could, in turn, increase the average life of the notes. Moreover, amounts on deposit in the Reserve Fund other than amounts in excess of the related Specified Reserve Fund Balance will not be available to cover any aggregate unpaid Carryover Interest.

EXCHANGE AGREEMENTS

Under the Indenture, the issuer has the right to enter into one or more interest rate exchange agreements (each, an "Exchange Agreement") with one or more Exchange Counterparties. Any Exchange Counterparty must have a rating of its long-term debt securities of at least Aa1 (or its equivalent) from a Rating Agency. Payments by the issuer under such Exchange Agreements may be on a parity with the Series 1998A Notes (a "Senior Exchange Agreement"), or on a parity with the Series B-3 Notes (a "Subordinate Exchange Agreement"). If the issuer enters into such an agreement with an Exchange Counterparty, such Exchange Counterparty will agree to pay the Indenture Trustee on each applicable Distribution Date a fixed or variable exchange rate on a notional amount, which may be equal to, greater or less than the principal amount of any Series of the notes; the issuer will agree to pay on each applicable Distribution Date, by causing the Indenture Trustee to pay to the Exchange Counterparty, a fixed or variable exchange rate on such notional amount. The issuer expects that any such Exchange Agreement will provide that the payment obligations of the issuer and an Exchange Counterparty to each other will be netted on such Distribution Date and only one payment will be made by one party to the other. Any payment from an Exchange Counterparty to the Indenture Trustee under the Exchange Agreement will be deposited to the Collection Account. Payments under such Exchange Agreements may be on a parity with other Senior Notes issued under the Indenture (a "Senior Exchange Payment") or on a parity with Subordinate Notes issued under the Indenture (a "Subordinate Exchange Payment").

At such times that the exchange rate being paid by the Exchange Counterparty is greater than the exchange rate being paid by the issuer, the Indenture Trustee's ability to make principal and interest payments on the notes will be affected by the Exchange Counterparty's ability to meet its net payment obligation to the Indenture Trustee. In addition, under certain circumstances, the failure by the issuer to make an issuer Exchange Payment may constitute an Event of Default. See "Risk Factors" herein. The Indenture requires that prior to the date that the issuer enters into an Exchange Agreement, the issuer must obtain written evidence from each Rating Agency then rating any of the notes that the execution and delivery of the Exchange Agreement will not adversely affect such Rating Agency's rating on such notes.


                                  THE INDENTURE

The old notes were issued by the depositor pursuant to an indenture dated as of December 1, 1998 between the depositor and Firstar Bank, N.A. and were subsequently assigned to and assumed by the issuer. Upon the assignment and assumption of the old notes, the issuer entered into an amended and restated indenture of trust, dated as of [_________, 1999], (the "Indenture"), among the issuer and Firstar Bank, N.A. pursuant to which the new notes will be issued.* On the Closing Date, the issuer and the Eligible Lender Trustee will pledge the Financed Student Loans and other moneys received from the net proceeds of the old notes to the Indenture Trustee under the Indenture.

The following is a summary of certain provisions of the Indenture relating to the notes and is not to be considered as a full statement of the provisions of the Indenture. This summary is qualified by reference to and is subject to such document. Copies of the Indenture may be obtained upon request from the Indenture Trustee.


----------------------------
* We expect the assumption by the trust to be completed on or about March 30, 1999.

INDENTURE TRUSTEE

Firstar Bank, N.A., a national banking association organized under the laws of the United States, is the Indenture Trustee for the notes. The Indenture Trustee's corporate trust office is located at 425 Walnut Street, Cincinnati, Ohio 45202, and its telephone number is (513) 762-8870. The Indenture Trustee is also acting as the initial Eligible Lender Trustee under the Indenture and may serve from time to time as trustee under indentures or eligible lender trust agreements with the issuer or its affiliates relating to other issues of their securities. In addition, the issuer or its affiliates may maintain other banking relationships with Firstar Bank, N.A. and its affiliates from time to time.

ELIGIBLE LENDER TRUSTEE

Firstar Bank, N.A., a national banking association organized under the laws of the United States , is the initial Eligible Lender Trustee for the issuer under the Eligible Lender Trust Agreement, dated as of June 1, 1998, as amended, between the issuer and the Eligible Lender Trustee (the "Eligible Lender Trust Agreement"). The office of the Eligible Lender Trustee is located at 425 Walnut Street, Cincinnati, Ohio 45202. The Eligible Lender Trustee, on behalf of the issuer, will hold legal title to the Financed FFELP Loans in the trust. The Eligible Lender Trustee on behalf of the issuer has entered or will enter into a Guarantee Agreement with each of the Guarantee Agencies with respect to each Financed FFELP Loan. The Eligible Lender Trustee is qualified as an eligible lender for all purposes under the Higher Education Act and the Guarantee Agreements with respect to the Financed FFELP Loans. Failure of the Financed FFELP Loans to be owned by an eligible lender would result in the loss of Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments with respect to Financed FFELP Loans. See "Description of the FFEL Program," and "Risk Factors -- Offset by Guarantee Agencies" herein.

The issuer, the depositor or their affiliates may maintain other banking relationships with Firstar Bank, N.A. and its affiliates from time to time.

REPORTS TO HOLDERS

The Indenture Trustee will provide by each Monthly Distribution Date to the Rating Agencies and applicable holders of record as of the related Record Date, a statement setting forth at least the following information regarding the notes with respect to the preceding Collection Period or Collection Periods, to the extent applicable:

         (a) the Principal Factor for the Series A-3 Notes and for the Series B-3 Notes;

         (b) the amount of the payment allocable to principal of each Series of notes;

         (c) the amount of the payment allocable to interest on each Series of notes together with the interest rates applicable with respect thereto (indicating, whether such interest rates are based on the Formula Rate or on the Net Loan Rate with respect to each Series of notes, and specifying what each such interest rate would have been if it had been calculated using the alternate basis);

         (d) the amount of the payment, if any, allocable to any Carryover Interest for one or more Series of notes, together with the outstanding amount, if any, thereof after giving effect to any such distribution;

         (e) the Pool Balance, the Parity Percentage and the Senior Parity Percentage, in each case as of the close of business on the last day of the preceding Collection Period;

         (f) the aggregate outstanding principal amount of each Series of notes as of such Monthly Distribution Date after giving effect to distributions allocated to principal on such Monthly Distribution Date;

         (g) the estimated amount to be allocated to Program Operating Expenses on the upcoming Monthly Distribution Date;

         (h) the amount of the aggregate Realized Losses, if any, for the preceding Collection Period and the aggregate amount, if any, received (stated separately for interest and principal) during such Collection Period relating to Financed Student Loans for which a Realized Loss was previously allocated;

         (i) the amount of the distribution attributable to amounts in any Reserve Fund, Acquisition Fund or other account established under the Indenture, the amount of any other withdrawals from such funds or accounts for such Monthly Distribution Date, the balance of such funds or accounts on such Distribution Date, after giving effect to changes therein on such Distribution Date, the then applicable Parity Percentage, and the amount of the distribution, if any, attributable to Parity Percentage Payments;

         (j) the aggregate amount, if any, paid for Financed Student Loans purchased from the trust during the preceding Collection Period; and

         (k) the following information as reported to the Indenture Trustee by the issuer or Servicer: the number and principal amount of Financed Student Loans, as of the end of the preceding Collection Period, that are (A) 31 to 60 days delinquent, (B) 61 to 90 days delinquent, (C) 91 to 120 days delinquent, (D) more than 120 days delinquent and (E) for which claims have been filed with the appropriate Guarantee Agency, guarantor or escrow fund and which are awaiting payment.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture, the Indenture Trustee will mail to each person who at any time during such calendar year was a holder and received any payment thereon, a statement containing certain information for the purposes of such holder's preparation of federal income tax returns. See "Federal Income Tax Consequences" herein.

ACQUISITION FUND

In connection with the issuance and sale of the old notes, the Indenture Trustee established an "Acquisition Fund" and deposited $708,205,483 in cash from the net proceeds of the sale of the old notes or Eligible Investments into the Acquisition Fund. See "Use of Proceeds" herein. Such amount was used to acquire on or about December 31, 1998, directly or indirectly through the Eligible Lender Trustee, the Financed Student Loans described under the heading "The Financed Student Loans" herein. To the extent necessary or appropriate, the issuer and the Indenture Trustee may establish Accounts within the Acquisition Fund and subaccounts within such Accounts.

Any portion of the balances of the Acquisition Fund was not used to Finance Student Loans prior to January 31, 1999 was transferred to the Collection Account and because such balances so transferred exceeded $1,000,000, substantially all of such balances were applied to pay principal on the Series A-4 Notes on the next succeeding Auction Period Distribution Date.

The moneys to be applied from the Acquisition Fund for the Financing of Student Loans will be an amount equal to the full remaining unpaid principal amount of such Student Loans that have been fully disbursed, plus the full remaining unpaid principal amount of such Student Loans that have not been fully disbursed, plus the amount of accrued and unpaid interest on such Student Loans payable by the borrowers in respect thereof, less a discount or plus a premium, and, when directed by the issuer, less any accrued but unpaid interest on such Student Loans, and plus reasonable transfer fees payable to or on behalf of the Sellers with respect to such Student Loans pursuant to the applicable Purchase Agreements, and plus any interest paid by the Indenture Trustee to a Seller at the direction of the issuer on the amount of principal and accrued interest on such Student Loans being Financed, directly or indirectly, from the date of transfer of such Student Loans until the date funds are actually paid to said Seller at a rate of interest not to exceed the current yield on funds in the Expense Account, in any case not exceeding the amount permitted by law. Upon request by the issuer, moneys in the Acquisition Fund may also be applied for the Financing, directly or indirectly through the Eligible Lender Trustee, of Student Loans from the indenture trustee under another indenture of trust between the issuer and such indenture trustee or from the issuer for Student Loans financed by the issuer with funds not subject to an indenture of trust, in either case at a price not in excess of the full remaining unpaid principal amount of such Student Loans, plus the amount of accrued and unpaid interest on such Student Loans payable by the borrowers in respect thereof, plus any unamortized premium and plus reasonable transfer fees not exceeding the amount permitted by law. In addition to any other requirements set forth for the use of proceeds from the Acquisition Fund, the issuer may only Finance Student Loans serviced by Servicers and guaranteed by Guarantee Agencies that have been approved by each Rating Agency at the time of purchase.

STUDENT LOAN PORTFOLIO FUND

In connection with the issuance of the old notes, the Indenture Trustee established a "Student Loan Portfolio Fund." All Financed Student Loans shall be included in the balances of the Student Loan Portfolio Fund. Financed Student Loans may also be applied (i) as provided in the applicable Purchase Agreements with respect to rejections and repurchases thereof, (ii) as provided in the applicable Servicing Agreements, (iii) as provided for defeasance of the Indenture, (iv) as required to obtain the benefits of a guarantee in case of default on such Financed Student Loan, and (v) in connection with the consolidation of such Financed Student Loan by the borrower. To the extent necessary or appropriate, the issuer and the Indenture Trustee may establish Accounts within the Student Loan Portfolio Fund and subaccounts within such accounts.

The Indenture Trustee shall permit the sale of Financed Student Loans selected by the issuer only (i) to avoid an Event of Default or, if an Event of Default has occurred, as may be required or appropriate pursuant to the Indenture, (ii) in an exchange of Financed Student Loans as described below, (iii) in connection with a mandatory auction of the Financed Student Loans in the trust as described under "Redemption" herein and (iv) in connection with the purchase of the Financed Student Loans by the issuer when the Pool Balance is equal to 10% or less of the Initial Pool Balance as described under "Redemption" herein.

The issuer may at any time and from time to time instruct the Indenture Trustee to exchange Financed Student Loans for other Student Loans having an aggregate principal amount no less than the aggregate principal amount of the Financed Student Loans being exchanged, bearing the same or higher rates of interest, being eligible, after exchange, for the same Special Allowance Payments, and having the same status, whether interim, grace or payout (provided, however, that as a result of such exchange the average principal amount of all of the Financed Student Loans included in the trust shall not be decreased, the average maturity of all such Financed Student Loans shall not be increased and no Student Loan shall be

Financed which is not at the time authorized under the Indenture), provided, however, that the issuer certifies that such exchange will not materially adversely affect the sufficiency of Available Funds to meet the obligations of the issuer under the Indenture. In addition to the foregoing in order to comply with the requirements described in the next paragraph, the issuer may also exchange Financed Student Loans for other Student Loans which bear interest at a fixed rate, provided, however, that the issuer certifies that such exchange will not materially adversely affect the sufficiency of Available Funds to meet the obligations of the issuer under the Indenture.

Under the Indenture, the aggregate principal balances of Financed Student Loans bearing interest at a fixed rate must always equal or exceed the outstanding principal amount of the Series B-3 Notes unless each Rating Agency then rating the notes confirms that any failure to meet the foregoing test will not adversely affect the existing Ratings on the notes.

Any sale, exchange or other disposition of Financed Student Loans will be only to or with one or more eligible lenders under the Higher Education Act so long as the Higher Education Act requires the owner or holder of FFELP Loans to be an eligible lender.

COLLECTION FUND

In connection with the issuance of the old notes, the Indenture Trustee will established a "Collection Fund" and the following Accounts were established in the Collection Fund: a "Collection Account", a "Note Payment Account", an "Expense Account" and an "Excess Surplus Account". To the extent necessary or appropriate, the issuer and the Indenture Trustee may establish other accounts within the Collection Fund and subaccounts with such Accounts.

Collection Account. On the Closing Date, the Indenture Trustee deposited to the credit of the Collection Account a portion of the proceeds of the old notes. See "Use of Proceeds" herein. The issuer will, and will cause each Seller and Servicer in accordance with the applicable Purchase Agreement or Servicing Agreement to, transfer all Available Funds received by it to the Indenture Trustee. The Indenture Trustee will, upon receipt of any Available Funds with respect to the Financed Student Loans held in the Student Loan Portfolio Fund, immediately deposit and credit such Available Funds to the Collection Account.

For purposes hereof, "Available Funds" means, with respect to any Collection Period, the excess of (A) the sum, without duplication, of the following amounts with respect to such Collection Period: (i) all collections received by the Indenture Trustee on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans) during such Collection Period; (ii) any payments, including without limitation Interest Subsidy Payments and Special Allowance Payments, received by the Eligible Lender Trustee during such Collection Period with respect to Financed Student Loans;
(iii) all proceeds from any sales of Financed Student Loans during such Collection Period; (iv) any payments of or with respect to interest received by the Indenture Trustee during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Students Loans purchased by the Indenture Trustee during such Collection Period; (vi) the aggregate amounts, if any, received from the issuer or the Indenture Trustee as reimbursement of non-guaranteed or uninsured interest amounts (which shall not include the portion of such interest amounts for which the Guarantee Agency did not have an obligation to make a Guarantee Payment), or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Student Loans; (vii) Counterparty Exchange Payments; (viii) Advances received; and (ix) Investment Earnings for such Collection Period over (B) amounts received by the issuer in connection with balance reconciliations required by virtue of Student Loan consolidations for such Collection Period; provided, however, that Available Funds will exclude (1) all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period, which payments and proceeds shall be paid to the issuer, (2) amounts used to reimburse the issuer for Advances or any other amounts advanced by the issuer on a voluntary basis with respect to Guarantee Payments or Interest Subsidy Payments applied for but not received as of the end of the Collection Period immediately preceding the date such Advance is made, and (3) amounts which are paid to the issuer pursuant to the Indenture.

The Indenture Trustee will also deposit to the credit of the Collection Account the amount of any related Counterparty Exchange Payment received by the Indenture Trustee from an Exchange Counterparty pursuant to the provisions of its respective Exchange Agreement.

Expenses relating to the notes may be paid from time to time from Available Funds in the Collection Account by transfers to the Expense Account for payment thereof. See "-- Expense Account" herein.

On each Monthly Distribution Date as described below, the Indenture Trustee will transfer from the Collection Account the following amounts in the following priority, subject to Available Funds for the immediately preceding Collection
Period:

         (i) to the Expense Account, to the extent required to increase the balance of such Account to the Program Expense Requirement calculated as of such Monthly Distribution Date;

         (ii)     to the Note Payment Account:

                 (a) an amount up to (A) the Series 1998A-3 Holders' Interest Distribution Amount for payment on such Monthly Distribution Date to the holders of Series A-3 Notes, and (B) any related Senior issuer Exchange Payment with respect to the Series A-3 Notes for payment to the related Exchange Counterparty;

                 (b) an amount up to (A) the Series 1998A-4 Holders' Interest Distribution Amount for payment on each Auction Period Distribution Date occurring in the next succeeding calendar month to the holders of Series A-4 Notes, and (B) any related Senior issuer Exchange Payment with respect to the Series A-4 Notes for payment to the related Exchange Counterparty;

                 (c) an amount up to (A) the Series 1998A-5 Holders' Interest Distribution Amount for payment on each Auction Period Distribution Date occurring in the next succeeding calendar month to the e holders of Series A-5 Notes, and (B) any related Senior issuer Exchange Payment with respect to the Series A-5 Notes for payment to the related Exchange Counterparty; and

                 (d) an amount up to (A) the Series 1998A-6 Holders' Interest Distribution Amount for payment on each Auction Period Distribution Date occurring in the next succeeding calendar month to the holders of Series A-6 Notes, and (B) any related Senior issuer Exchange Payment with respect to the Series A-6 Notes for payment to the related Exchange Counterparty;

         (iii) to the Note Payment Account, an amount up to (A) the Series 1998B-3 Holders' Interest Distribution Amount for payment on such Monthly Distribution Date to the holders of Series B-3 Notes, and (B) any related Subordinate Issuer Exchange Payment with respect to the Series B-3 Notes for payment to the related Exchange Counterparty;

         (iv)     to the Note Payment Account:

                  (a) an amount up to the Series 1998A Holders' Principal Distribution Amount for payment on such Monthly Distribution Date to the holders of Series A-3 Notes until the principal balance thereof has been reduced to zero and an amount up to the Series 1998B-3 Holders' Principal Distribution Amount for payment on such Monthly Distribution Date to the holders of Series B-3 Notes, then

                  (b) once the Series A-3 Notes are no longer outstanding, an amount up to the Series 1998A Holders' Principal Distribution Amount for payment on the next succeeding Auction Period Distribution Date to the holders of Series A-4 Notes until the principal balance thereof has been reduced to zero and an amount up to the Series 1998B-3 Holders' Principal Distribution Amount for payment on such Monthly Distribution Date to the holders of Series B-3 Notes, then,

                  (c) once the Series A-3 Notes and Series A-4 Notes are no longer outstanding, an amount up to the Series 1998A Holders' Principal Distribution Amount for payment on the next succeeding Auction Period Distribution Date to the holders of Series A-5 Notes until the principal balance thereof has been reduced to zero and an amount up to the Series 1998B-3 Holders' Principal Distribution Amount for payment on such Monthly Distribution Date to the holders of Series B-3 Notes, and thereafter,

                  (d) once the Series A-3 Notes, Series A-4 Notes and Series A-5 Notes are no longer outstanding, an amount up to the Series 1998A Holders' Principal Distribution Amount for payment on the next succeeding Auction Period Distribution Date to the holders of Series A-6 Notes until the principal balance thereof has been reduced to zero and an amount up to the Series B-3 Holders' Principal Distribution Amount for payment on such Monthly Distribution Date to the holders of Series B-3 Notes;

         (v) after the Series 1998A Notes are no longer outstanding, to the Note Payment Account, an amount up to the Series 1998B-3 Holders' Principal Distribution Amount for payment on such Monthly Distribution Date to the holders of Series B-3 Notes;

         (vi) to the Reserve Fund, the amount, if any, required to increase the balance thereof to the Specified Reserve Fund Balance as described under the heading "-- Reserve Fund" herein;

         (vii) to the Note Payment Account, an amount up to Parity Percentage Payments to the extent then required:

                  (a) for payment to the holders of Series A-3 Notes on such Monthly Distribution Date until the principal balance thereof has been reduced to zero, then

                  (b) once the Series A-3 Notes are no longer outstanding, for payment to the holders of Series A-4 Notes on the next succeeding Auction Period Distribution Date until the principal balance thereof has been reduced to zero, then

                  (c) once the Series A-3 Notes and the Series A-4 Notes are no longer outstanding, for payment to the holders of Series A-5 Notes on the next succeeding Auction

                           Period Distribution Date until the principal balance thereof has been reduced to zero, then,

                  (d) once the Series A-3 Notes, the Series A-4 Notes and the Series A-5 Notes are no longer outstanding, for payment to the holders of Series A-6 Notes on the next succeeding Auction Period Distribution Date until the principal balance thereof has been reduced to zero, and thereafter,

                  (e) once the Series 1998A Notes are no longer outstanding, for payment to the holders of Series B-3 Notes on such Monthly Distribution Date until the principal balance thereof has been reduced to zero;

         (viii)   to the Note Payment Account, an amount up to any Carryover
                  Interest:

                  (a) first to the holders of Series A-3 Notes for payment on such Monthly Distribution Date, and upon payment of all Carryover Interest due to the holders of Series A-3 Notes, then

                  (b) to the holders of Series A-4 Notes for payment on the next succeeding Auction Period Distribution Date, and upon payment of all Carryover Interest due to the holders of Series A-4 Notes, then

                  (c) to the holders of Series A-5 Notes for payment on the next succeeding Auction Period Distribution Date, and upon payment of all Carryover Interest due to the holders of Series A-5 Notes, and thereafter,

                  (d) to the holders of Series A-6 Notes for payment on the next succeeding Auction Period Distribution Date;

         (ix) to the Note Payment Account, an amount up to the amount, if any, owed an Exchange Counterparty in respect of an early termination payment or damages for early termination by, or as a result of a default by, the issuer under any Exchange Agreement for payment to such Exchange Counterparty; and

         (x)      any remainder, to the Excess Surplus Account.

Notwithstanding the foregoing, if on any Monthly Distribution Date following all distributions to be made on such Monthly Distribution Date, either:

         (a) the outstanding principal amount of the Series 1998A Notes would exceed the sum of the Pool Balance plus the aggregate balance on deposit in the Funds and Accounts (exclusive of the balance of the Student Loan Portfolio Fund) under the Indenture at the end of the immediately preceding Collection Period less all distributions to be made on such Distribution Date, or

         (b) a payment Event of Default has occurred (but prior to the acceleration of the maturity of the notes),

then, until the applicable conditions described in clauses (a) and (b) no longer exist, the Series 1998B-3 Holders' Interest Distribution Amount and the Series 1998B-3 Holders' Principal Distribution Amount will not be paid to the holders of Series B-3 Notes pursuant to clauses (iii) and (iv) above and no

Subordinate issuer Exchange Payments will be made. For so long as any Series 1998A Notes remain outstanding, such deferral in the payment of the Series 1998B-3 Holders' Interest Distribution Amount, the Series 1998B-3 Holders' Principal Distribution Amount or Subordinate issuer Exchange Payments (except with respect to the Legal Final Maturity of the Series B-3 Notes) will not constitute an Event of Default under the Indenture. In addition, as long as the applicable conditions described in clause (b) continue to exist, the Series 1998A Holders' Principal Distribution Amount will be allocated and paid pro rata among each Series of Series 1998A Notes, without preference or priority of any kind. See "-- Events of Default" herein.

Notwithstanding the foregoing, principal payments will be made to the holders of Series A-4 Notes, holders of Series A-5 Notes and holders of Series A-6 Notes only in amounts equal to $50,000 and integral multiples in excess thereof. If the amount in the Note Payment Account otherwise required to be applied as a payment of principal either (i) is less than $50,000 or (ii) exceeds an even multiple of $50,000, then, in the case of (i), such entire amount or, in the case of (ii), such excess amount, will not be paid as principal on the upcoming Auction Period Distribution Date, but will be retained in the Note Payment Account until the amount therein available for payment of principal on the applicable Series of Auction Rate Notes equals $50,000.

With respect to the Series of Auction Rate Notes entitled to receive payments of principal, the actual notes of such Series that will receive payments of principal on each applicable Auction Period Distribution Date will be selected no later than five Business Days prior to the related Auction Period Distribution Date by the Indenture Trustee by lot in such manner as the Indenture Trustee in its discretion may determine and which will provide for the selection for payment of principal in minimum denominations of $50,000, and integral multiples in excess thereof.

Notice of the specific Auction Rate Notes to receive payments of principal is to be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than five Business Days but no more than ten Business Days before the applicable Auction Period Distribution Date at the address of the applicable holder appearing on the registration books. Any defect in or failure to give such mailed notice shall not affect the validity of proceedings for the payment of any other notes not affected by such failure or defect. All notices of payment are to state: (i) the applicable Auction Period Distribution Date, (ii) the amount of principal to be paid, and (iii) the Series of the Auction Rate Notes to be paid.

Note Payment Account. On each applicable Distribution Date, following the transfers to the Note Payment Account described above, the Indenture Trustee will distribute to the applicable holders as of the related Record Date and Exchange Counterparties, if any, the amounts transferred to the Note Payment Account, together with any amounts transferred from the Reserve Fund and any Advances, as described under the heading "-- Collection Account" herein.

Expense Account. A portion of the proceeds from the offering of the old notes was deposited into the Expense Account. See "Use of Proceeds" herein. Funds also were deposited into the Expense Account, as described herein, from the Collection Account and from the Reserve Fund. See "-- Collection Fund" and
"-- Reserve Fund" herein. Funds in the Expense Account will be applied to pay Program Operating Expenses and Costs of Issuance, as described in the Indenture. In addition, expenses relating to the notes may be paid from time to time from Available Funds on deposit in the Collection Account by transfers to the Expense Account for payment thereof.

The "Program Expense Requirement" means, as of any date of calculation, such amount as may then be necessary to be accumulated in the Expense Account for payment, in accordance with the Indenture, of the Program Operating Expenses due or to become due during the month beginning on the first day of the next succeeding calendar month as provided in the Indenture.

For purposes hereof, "Program Operating Expenses" means all items of expense allocable to the operation of the Program, including (i) fees and expenses of and any other amounts payable to the Indenture Trustee and the Authenticating Agent, if any, and any fees charged by a Depository, (ii) the fees and expenses of and any other amounts payable to the Calculation Agent, the Auction Agent, the Broker-Dealers, market agent or other agent in connection with the notes or under the Indenture, (iii) fees and expenses of and any other amounts payable to the Servicers, the Eligible Lender Trustee and any bank providing lock-box or similar services in connection with Financed Student Loans and Servicing Development Fees, (iv) the fees and expenses incurred by or on behalf of the issuer, including fees and expenses payable to the master servicer and the administrator, in the administration of the Program under the Higher Education Act, a Guarantee Agreement and any other agreement or legal requirement affecting the administration of the Program, costs of legal, accounting, auditing, management, consulting, banking and financial advisory services and expenses, costs of salaries, supplies, utilities, mailing, labor, materials, office rent, maintenance, furnishings, equipment, machinery, apparatus and insurance premiums, Costs of Issuance not paid from proceeds of old notes, and
(v) and other reasonable and proper expenses, including both operating expenses and capital expenditures incurred or to be incurred in connection with the operation of the Program and, with respect to item (iv) above, any other similar program of the issuer.

Excess Surplus Account. On each Monthly Distribution Date, any Available Funds remaining after all required distributions are made on such Distribution Date will be deposited to the credit of the Excess Surplus Account. Amounts on deposit in the Excess Surplus Account may be withdrawn by the issuer at any time upon written request to the Indenture Trustee to be used for any lawful purpose; provided that after such withdrawal the Parity Percentage is at least 103%. Any Available Funds distributed to the issuer from the Excess Surplus Account will not thereafter be available to make payments on the notes. Until withdrawal by the issuer, amounts on deposit in the Excess Surplus Account will be available for transfer by the Indenture Trustee to the Reserve Fund if, and to the extent that, a deficiency in the Reserve Fund remains after the transfers from the Collection Account. The issuer may also direct in writing that the Indenture Trustee transfer amounts on deposit in the Excess Surplus Account to the Collection Account or the Reserve Fund.

RESERVE FUND

In connection with the issuance of the old notes, the Indenture Trustee established a Reserve Fund for the new notes. See "Security for the Notes -- Reserve Fund" herein. The Indenture Trustee deposited $10,917,000 of the proceeds of the old notes or Eligible Investments into the Reserve Fund which is equal to its Specified Reserve Fund Balance.

The "Specified Reserve Fund Balance" on any Distribution Date for the Reserve Fund is equal to the greater of 1.5% of the outstanding principal balance of the notes on such Distribution Date after giving effect to payments on such Distribution Date, or $1,500,000, but not in excess of the outstanding principal balance of the notes.

At any time the balance of the Reserve Fund is below its Specified Reserve Fund Balance, the Indenture Trustee will restore the Reserve Fund to its Specified Reserve Fund Balance by transfers on the next Monthly Distribution Date from among the following Accounts in the following order of priority:

         first, from the Collection Account after making all prior distributions on such Monthly Distribution Date as described under "-- Collection Fund" herein, and second,  from the Excess Surplus Account.

If the full amount required to restore the Reserve Fund to its Specified Reserve Fund Balance is not available in the Collection Account or Excess Surplus Account on the next succeeding Monthly Distribution Date, the Indenture Trustee will continue to transfer funds in such order of priority from the Collection Account as they become available and in accordance with the instructions for transfers from such Account as described under the heading "-- Collection Fund" herein and from the Excess Surplus Account until the deficiency in the Reserve Fund has been eliminated. Also, if amounts were transferred from the Reserve Fund to cover a Realized Loss on a Financed Student Loan, any subsequent payments of principal received on or with respect to such Financed Student Loan will be deposited into the Reserve Fund.

Any excess over the related Specified Reserve Fund Balance in the Reserve Fund will be transferred to the Collection Account. After the transfer of any such excess balance, the Reserve Fund will be used solely for the following purposes in the following order of priority:

         first, to make up any deficiency in the Expense Account immediately following the transfer of moneys into such Account pursuant to the Indenture;

         second, to increase the amount in the Note Payment Account to the amount required to pay interest on the notes and any related issuer Exchange Payment (other than Carryover Interest, interest on the Series B-3 Notes or any Subordinate Issuer Exchange Payment when the payment of such interest or Subordinate Issuer Exchange Payment is deferred as described under the heading "-- Collection Fund" herein) on any Distribution Date or on any other date on which interest is due upon redemption in whole or payment of the notes or on any other date on which any related Issuer Exchange Payment is due and payable (other than any Subordinate Issuer Exchange Payments when their payment is deferred as described under the heading "-- Collection Fund" herein), by transfer and deposit by the Indenture Trustee to the credit of the Note Payment Account on any such date; and

         third, to provide for payment of the principal of any Series of notes at the Legal Final Maturity thereof or for the payment of the principal of such Series being redeemed in whole as described under the heading "Redemption" herein, by transfer and deposit by the Indenture Trustee to the credit of the Note Payment Account on the Legal Final Maturity of such Series or the date of any such redemption, as the case may be.

ADVANCES

If the issuer or the Eligible Lender Trustee on behalf of the issuer has applied for a Guarantee Payment from a Guarantee Agency or an Interest Subsidy Payment or a Special Allowance Payment from the Department of Education, and the issuer or the Eligible Lender Trustee, as applicable, has not received the related payment prior to the end of the Collection Period immediately preceding the Distribution Date on which such amount would be required to be distributed as a payment of interest, the issuer may, no later than the third Business Day before such Distribution Date, deposit into the Note Payment Account an amount up to the amount of such payments applied for but not received (such deposits by the issuer are referred to herein as "Advances"). Such Advances are recoverable by the issuer, (i) first, from the source for which such Advance was made and (ii) second, from payments received generally on or with respect to the Financed Student Loans. Funds used to reimburse the issuer for prior Advances are excluded from Available Funds and, accordingly, repayment of Advances have priority over all other payments under the Indenture. The issuer will have no obligation, legal or otherwise, to make any Advance, and a determination by the issuer to make an Advance will not create any obligation of the issuer, legal or otherwise, to make any future Advances.

INVESTMENT

Pending application of moneys in the Funds and Accounts in accordance with the Indenture, such moneys will be invested in Eligible Investments. "Eligible Investments" include the following:

              (a) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

              (b) Obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including:

                  -        Export-Import Bank
                  -        Farm Credit System Financial Assistance Corporation
                  - Rural Economic Community Development Administration (formerly the Farmers Home Administration)
                  -        General Services Administration
                  -        U.S. Maritime Administration
                  -        Small Business Administration
                  -        Government National Mortgage Association (GNMA)
                  -        U.S. Department of Housing & Urban Development
                           (PHA's)
                  -        Federal Housing Administration;

              (c) Senior debt obligations rated "AAA" or "Aaa" by each Rating
                  Agency issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, and senior debt obligations of other federal government-sponsored agencies approved by each Rating Agency;

              (d) U.S. dollar denominated deposit accounts, federal funds and banker's acceptance with domestic commercial banks which have a rating of their short term certificates of deposit on the date of purchase of "A-1+", "F-1+" or "P-1" by each Rating Agency and maturing no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating on the bank);

              (e) Commercial paper which is rated at the time of purchase in the single highest classification, "A-1+", "F-1+" or "P-1" by each Rating Agency and which matures not more than 270 days after the date of purchase;

              (f) Investments in a money market fund rated in the highest applicable rating category by (i) a nationally recognized rating service acceptable to each Rating Agency, or (ii) each Rating Agency;

              (g) Pre-refunded Municipal Obligations defined as follows: Any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and

                  (i) which are rated, based on an irrevocable escrow account or fund (the "escrow"), in the highest rating category of each Rating Agency; or

                  (ii) (A) which are fully secured as to principal and interest and redemption premium, if any, by an escrow consisting only of cash or obligations described in paragraph (a) above, which escrow may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and

                           (B) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;

              (h) Investment agreements approved in writing by each Rating
                  Agency and supported by appropriate opinions of counsel for the investment agreement provider; and

              (i) Other forms of investments (including repurchase agreements)
                  approved in writing by each Rating Agency.

Moneys are required to be invested in Eligible Investments with respect to which payments of principal and interest are scheduled or otherwise payable not later than the date on which it is estimated that such moneys will be required by the Indenture Trustee for the purposes intended. Any earnings on or income from such Eligible Investments will be treated as collections of interest on the Financed Student Loans and will be deposited in the Collection Account.

COVENANTS OF THE ISSUER

The issuer covenants under the Indenture that: it will administer the issuer's program of Financing Student Loans pursuant to the Indenture (the "Program") in accordance with the Higher Education Act; it will maintain or cause to be maintained proper books of record and account and will permit those to be inspected by the Indenture Trustee and by holders of more than 10% of the aggregate principal amount of the notes; it will diligently cause to be collected all principal and interest payments on each Financed Student Loan and any grants, subsidies, donations, Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments with respect to each Financed Student Loan; it will diligently cause to be taken all reasonable steps to enforce all Financed Student Loans, [the Master Servicing Agreement, the Servicing Agreements and the Purchase Agreements]; it will not create, or permit the creation of, any pledge, lien, charge or encumbrance on the assets of the trust except as provided in or permitted by the Indenture; and it will not issue any obligations, notes, securities or other evidences of indebtedness, other than the notes, secured by a pledge of the assets of the trust creating a lien on the assets of the trust equal or superior to the lien of the Indenture, provided, however, that nothing in the Indenture shall prevent the issuer from issuing evidences of indebtedness secured by a pledge on the assets of the trust subordinate in priority to that of the notes, or secured by a pledge of the assets of the trust arising on or after the pledge of the assets of the trust shall be satisfied and discharged, or from issuing other evidences of indebtedness secured by assets and revenues of the issuer.

The issuer also covenants that it will file with the Indenture Trustee a projection of Program Operating Expenses for each calendar year and that it will not, in any calendar quarter, exceed those projected for such calendar quarter except on certain conditions described in the related Indenture. If the issuer fails to file a report for any calendar year, the report filed for the preceding calendar year will apply.

EVENTS OF DEFAULT

Under the Indenture, the following constitute an Event of Default:

             1.   Failure in the due and punctual payment of:

                  (i) principal or interest on any note issued under the Indenture when due, either at Legal Final Maturity or upon redemption or otherwise, excluding, however:

                           (a) any shortfall on a Distribution Date other than the Legal Final Maturity of any Series of notes if Available Funds are insufficient to pay the related Principal Distribution Amount on such date,

                           (b) for so long as any Series 1998A Notes are outstanding under the Indenture, any shortfall on a Distribution Date other than the Legal Final Maturity of any Series B-3 Notes if Available Funds are insufficient to pay the Holders' Interest Distribution Amount on the Series B-3 Notes on such date, and

                           (c) for so long as any Series 1998A Notes are outstanding under the Indenture, any deferral in the payment of interest or principal on the Series B-3 Notes on a Distribution Date other than the Legal Final Maturity of the Series B-3 Notes, or

                  (ii) any issuer Exchange Payment when due, excluding, however:

                           (a) payment in respect of an early termination of the Exchange Agreement,

                           (b) for so long as any Series 1998A Notes are outstanding under the Indenture, any shortfall on a Distribution Date other than the Legal Final Maturity of any Series B-3 Notes if Available Funds are insufficient to pay any Subordinate Issuer Exchange Payments relating to such Series B-3 Notes on such date, and

                           (c) for so long as any Series 1998A Notes are outstanding under the Indenture, any deferral in the payment of Subordinate Issuer Exchange Payments;

             2. Failure by the issuer in the observance and performance of any covenants or agreements made in the Indenture and the continuation of such failure for a period of 30 days after written notice thereof is given to the issuer from the Indenture Trustee or from the holders of at least a majority of the aggregate principal amount of the outstanding notes;

             3. Certain events of bankruptcy, insolvency, receivership or liquidation of the issuer; and

             4. The entry of a final judgment against the issuer if such judgment will not be discharged within 60 days from the entry thereof, or if an appeal will not be taken therefrom, or from the order or decree upon which such judgment was granted or entered in such manner as to conclusively set aside the execution under such judgment or order or the enforcement thereof, if such judgment constitutes or could result in:

                  (a) a lien or charge on the Available Funds or the assets of the trust equal or superior to the lien granted under the Indenture for the benefit of the holders of the Series 1998A Notes,

                  (b) if no Series 1998A Notes are outstanding under the Indenture, a lien or charge on the Available Funds or the assets of the trust equal or superior to the lien granted under the Indenture for the benefit of the holders of the Series B-3 Notes, or

                  (c) which materially and adversely affects the ownership, control or operation of the Program.

Acceleration of the Notes

If an Event of Default described in clause (1) above should occur and be continuing, the Indenture Trustee may, and upon written direction by the holders of at least a majority of the aggregate principal amount of the outstanding Directing Notes, the Indenture Trustee must declare all outstanding notes to be immediately due and payable, by written notice to the issuer.

If an Event of Default described in clause (2) above should occur and be continuing, the Indenture Trustee may, and upon written direction by all of the holders of Directing Notes, the Indenture Trustee must declare all outstanding notes to be immediately due and payable, by written notice to the issuer.

If an Event of Default described in clause (3) above should occur and be continuing, all outstanding notes will become immediately due and payable without notice or any action by the Indenture Trustee and a declaration of such acceleration will be deemed to have been made.

If an Event of Default described in clause (4) above should occur and be continuing, the Indenture Trustee may, and upon written direction by the holders of at least a majority of the aggregate principal amount of the outstanding Directing Notes, the Indenture Trustee must declare all outstanding notes to be immediately due and payable, by written notice to the issuer.

If after such declaration, but before any judgment or decree for the payment of moneys due will have been obtained or entered unless the same has been discharged:

         1. all defaults under the Indenture (other than the payment of principal and interest due and payable solely by reason of such declaration) will be cured to the satisfaction of the Indenture Trustee or provision deemed by the Indenture Trustee to be adequate will be made therefor, and

         2. the following amounts will either be paid by or for the account of the issuer or provision satisfactory to the Indenture Trustee will be made for such payment:

              (i) all overdue installments of interest upon:

                  (a) the Series 1998A Notes if Series 1998A Notes are outstanding, or

                  (b) the Series B-3 Notes if no Series 1998A Notes are outstanding, and

              (ii) the reasonable and proper charges, expenses and liabilities of the Indenture Trustee, any Exchange Counterparty and the holders and their respective agents and attorneys, and all other sums then payable by the issuer under the Indenture (except the principal of and


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


                   interest accrued since the next preceding Distribution Date on the notes due and payable solely by virtue of such declaration),

then, the holders of at least a majority of the aggregate principal amount of the outstanding Directing Notes, by written notice to the issuer and to the Indenture Trustee, may rescind such declaration and annul such Event of Default, or, if the Indenture Trustee has acted with respect to the notes without a direction from the holders of at least a majority in aggregate principal amount of the outstanding Directing Notes and has not received written direction to the contrary by the holders of at least a majority in aggregate principal amount of the outstanding Directing Notes, then the Indenture Trustee may annul such declaration and any such default by written notice to the issuer. No such rescission and annulment will extend to or affect any subsequent Event of Default or impair or exhaust any right or power with respect thereto.

Upon any declaration of acceleration of the notes, the Indenture Trustee will give notice of such declaration and its consequences to the holders and to any related Exchange Counterparty as described in the Indenture. Interest and Carryover Interest will cease to accrue on such notes from and after the date set forth in such notice (which will be not more than five days from the date of such declaration).

Prior to a declaration accelerating the maturity of the notes as provided above, the holders of at least two-thirds in aggregate principal amount of the outstanding Directing Notes and each Exchange Counterparty that is not in default or their attorneys-in-fact duly authorized may on behalf of the holders of all notes issued under the Indenture and each Exchange Counterparty waive any past failure under such Indenture and its consequences with respect to the notes, except a failure in payment of the principal of or interest on any of the notes.

Application of Moneys

If (i) an Event of Default has occurred and is continuing, and (ii) at any time the moneys held by the Indenture Trustee is insufficient for the payment of principal and interest then due on the notes or for the payment of any Issuer Exchange Payment, then such moneys and all Available Funds received or collected by the Indenture Trustee from the assets of the trust or otherwise for the benefit or for the account of holders or an Exchange Counterparty (other than moneys held for the payment or redemption of particular notes, which shall be applied solely to the payment of principal and interest to holders other than the issuer) will be applied first to the payment of the reasonable and proper fees and expenses of the Indenture Trustee and other expenses as are necessary in the judgment of the Indenture Trustee to prevent loss of Available Funds and to protect the interests of the holders and/or each Exchange Counterparty, and thereafter as follows:

         1. If the principal of all of the notes issued under the Indenture has not become or been declared due and payable:

              First, to the payment of all installments of interest then due on the Series 1998A Notes, with interest on overdue principal at the rates borne by such Series 1998A Notes, and to all Senior Issuer Exchange Payments then due, in the order that such installments and/or Senior Issuer Exchange Payments will have become due, and, if the amounts available are not sufficient to pay in full all such installments and Senior issuer Exchange Payments coming due on the same date, then to the payment thereof ratably to the parties entitled thereto without discrimination or preference;

              Second, to the payment of the unpaid Holders' Principal Distribution Amount and/or principal due and unpaid on the Series 1998A Notes at the time of such payment, such



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


              payments to be made ratably to the parties entitled thereto without discrimination or preference;

              Third, to the payment of all installments of interest then due on the Series B-3 Notes, with interest on overdue principal at the rates borne by such Series B-3 Notes, and to all Subordinate Issuer Exchange Payments then due, in the order that such installments and/or Subordinate Issuer Exchange Payments will have become due, and, if the amounts available are not sufficient to pay in full all such installments of interest and Subordinate Issuer Exchange Payments coming due on the same date, then to the payment thereof ratably to the parties entitled thereto without discrimination or preference; and

              Fourth, to the payment of the unpaid Holders' Principal Distribution Amount and/or principal due and unpaid on the Series B-3 Notes at the time of such payment, such payments to be made ratably to the parties entitled thereto without discrimination or preference.

         2. If the principal of all of the notes issued under the Indenture has become or has been declared due and payable:

              First, to the payment of all principal and interest then due and unpaid on the Series 1998A Notes and all Senior Issuer Exchange Payments then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference;

              Second, to the payment of all principal and interest then due and unpaid on the Series B-3 Notes and all Subordinate Issuer Exchange Payments then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference; and

              Third, to the payment of all Carryover Interest due and unpaid on the Series 1998A Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference.

Remedies on Default

Whenever moneys are to be applied as above, irrespective of and whether other authorized remedies have been pursued, the Indenture Trustee may sell, with or without entry, all or part of the assets of the trust and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale, the Indenture Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the issuer and all parties claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The issuer and the Eligible Lender Trustee, if so requested by the Indenture Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Indenture Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Indenture Trustee and/or the Eligible Lender Trustee, proper for the purpose which may be designated in such request. The Indenture Trustee shall not sell or permit the sale or assignment of any Financed Student Loan or any interest therein as a part of the assets of the trust to any party who is not an eligible lender under the Higher Education Act.

If an Event of Default has happened is continuing, then the Indenture Trustee, either in its own name, as trustee of an express trust, as attorney-in-fact for the holders and/or each Exchange Counterparty or in any one or more of such capacities by its agents and attorneys, is entitled and empowered to institute such

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proceedings at law or in equity for the collection of all sums due in connection with the notes and any issuer Exchange Payment and to protect and enforce its rights and the rights of the holders and/or each such Exchange Counterparty under the Indenture, whether for any specific performance of any covenant contained in the Indenture, in aid of the execution of any power therein granted, for an accounting as trustee of any express trust, or in the enforcement or any legal or equitable right as the Indenture Trustee, being advised by counsel, deems most effectual to enforce any of its rights or to perform any of its duties. The Indenture Trustee is entitled and empowered either in its own name, as a trustee of an express trust, or as attorney-in-fact for the holders and each Exchange Counterparty, or in any one or more of such capacities, to file such proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Indenture Trustee, the holders and any related Exchange Counterparty allowed in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

The Indenture Trustee, at the written request of holders of at least a majority in aggregate principal amount of the outstanding Directing Notes and upon being furnished with reasonable security and indemnity, will take such steps and institute such suits, actions or proceedings for the protection and enforcement of the rights of any Exchange Counterparty or the holders, as the case may be, to collect any amount due and owing from the issuer or by injunction or other appropriate proceeding in law or in equity to obtain other appropriate relief.

No holder or Exchange Counterparty, if any, will have the right to institute any proceeding with respect to the Indenture unless (i) such holder or Exchange Counterparty previously shall have given to the Indenture Trustee written notice of a continuing Event of Default, (ii) with respect to any Exchange Counterparty, such Exchange Counterparty is not in default of its obligations under its Exchange Agreement, all obligations of all of the parties to such agreement have not been satisfied, and such agreement has not been terminated,
(iii) the holders of not less than a majority in aggregate principal amount of the outstanding Directing Notes have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iv) such holder or holders have offered the Indenture Trustee reasonable indemnity,
(v) the Indenture Trustee has for a period of 30 days after notice failed to institute such proceeding, and (vi) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period by the holders of a majority in aggregate principal amount of the outstanding Directing Notes.

Remedies Not Exclusive

The remedies conferred upon or reserved to the Indenture Trustee, the holders or any Exchange Counterparty in the Indenture are not intended to be exclusive of any other remedy, but each and every such remedy will be cumulative and will be in addition to every other remedy given under the Indenture or existing at law or in equity or by statute on or after the date of adoption of the Indenture.

AMENDMENT AND SUPPLEMENTAL INDENTURES

Without Consent of Holders. The issuer, the Eligible Lender Trustee and the Indenture Trustee, and, except with respect to item (15) below, with written confirmation from each Rating Agency then rating the notes that execution of the proposed Supplemental Indenture will not adversely affect the rating of such Rating Agency on the notes, from time to time and at any time without the consent or concurrence of any holder, may execute a Supplemental Indenture for any one or more of the following purposes:

           (1) To make any changes or corrections in the Indenture as are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or omission or mistake or manifest error contained in the Indenture or to insert in the Indenture such provisions clarifying matters or questions arising under the Indenture as are necessary or desirable;

           (2) To add additional covenants and agreements of the issuer for the purpose of further securing the payment of the notes;

           (3) To surrender any right, power or privilege reserved to or conferred upon the issuer by the terms of the Indenture;

           (4) To confirm as further assurance any lien, pledge, security interest, assignment or charge, or the subjection to any lien, pledge, security interest, assignment or charge, created or to be created by the provisions of the Indenture;

           (5) To grant to or confer upon the holders any additional rights, remedies, powers, authority or security that lawfully may be granted to or conferred upon them, or to grant to or to confer upon the Indenture Trustee for the benefit of the holders or any Exchange Counterparty any additional rights, duties, remedies, powers or authority;

           (6) To make such amendments to the Indenture as are required to permit the issuer fully to comply with the Higher Education Act or as required in order for the Indenture, as amended by such Supplemental Indenture, not to be contrary to the terms of the Higher Education Act;

           (7) To make such amendments to the Indenture as may be necessary or convenient to provide for issuance of the notes in coupon form or issuance and registration of the notes in book-entry form and to provide for other related provisions of the notes;

           (8) To modify, amend or supplement the Indenture or any indenture supplemental thereto in such manner as to permit the qualification thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect, and, if the issuer and the Indenture Trustee so determine, to add to the Indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute, and which will not materially adversely affect the interests of the holders of the notes;

           (9) To authorize the establishment of agreements providing for the pledge of certain funds to other indentures, and for the pledge of certain funds under other indentures to the Indenture;

           (10) To permit any changes or modifications of the Indenture required by (a) a Rating Agency to maintain the outstanding rating on the notes or
      (b) by the issuer of (i) a policy of bond insurance or (ii) any similar financial guaranty insuring the payment of the principal of and interest on any notes to obtain an internal rating of at least investment grade or as a condition of the issuance of such insurance or guaranty;

           (11) To make the terms and provisions of the Indenture, including the lien and security interest granted therein, applicable to an Exchange Agreement;

           (12) To make such amendments to the Indenture as may be necessary to permit the issuer to make loans under the Higher Education Act;

           (13) To provide for the issuance of Credit Enhancement, including, but not limited to, a policy or policies of bond insurance with respect to the notes;

           (14) To add any additional Eligible Lender Trustee or replace any existing Eligible Lender Trustee;

           (15) To modify, amend or supplement the Indenture or any supplemental indenture thereto in such manner as to permit the registration of the notes with the SEC under the Securities Act; and

           (16) To make any other amendment which, in the judgment of the Indenture Trustee, is not to the material prejudice of the Indenture Trustee, the holders or any Exchange Counterparty.

The issuer, each Eligible Lender Trustee and the Indenture Trustee, from time to time and at any time without the consent or concurrence of any holder may execute a Supplemental Indenture, if the issuer determines that the provisions of such Supplemental Indenture are necessary or desirable to maximize Available Funds.

With Consent of Holders and Exchange Counterparties. The issuer, each Eligible Lender Trustee and the Indenture Trustee from time to time and at any time may execute a Supplemental Indenture, with the prior consent of the holders of not less than a majority in aggregate principal amount of the outstanding Directing Notes under the Indenture (or, with respect to any change affecting only certain Series of notes, the holders of a majority in aggregate principal amount of the outstanding notes of such Series) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture, or modifying or amending the rights and obligations of the issuer, or modifying or amending in any manner the rights of an Exchange Counterparty or the holders of outstanding notes; provided, however, that, without the specific consent of the holder of each such note which would be affected thereby, no Supplemental Indenture amending or supplementing the provisions of such Indenture may:

           (1) change the Legal Final Maturity for the payment of the principal of any note or any date for the payment of interest thereon, or reduce the principal amount of any note or, except on an Interest Determination Date, the interest rate thereon;

           (2) reduce the aforesaid proportion of notes the holders of which are required to consent to any Supplemental Indenture amending or supplementing the provisions of the Indenture;

           (3) except as shall otherwise be provided in the Indenture, give to any note any preference over any other note secured thereby; or

           (4) except as shall otherwise be provided in the Indenture, authorize the creation of any pledge of the assets of the trust prior, superior or equal to, or deprive the holders or any Exchange Counterparty of, the pledge, lien, security interest and assignment created in such Indenture for the payment of the notes or any Issuer Exchange Payment.

DEFEASANCE

The obligations of the issuer under the Indenture and the liens, pledges, security interests, charges, trusts, assignments, covenants and agreements of the issuer and each Eligible Lender Trustee therein made or provided for, will be fully discharged and satisfied as to (a) any note issued under the Indenture, when either of items (i) or (ii) below shall have occurred; (b) any Program Operating Expenses, when item (iii) shall have occurred; (c) any related Exchange Agreement, when item (iv) shall have occurred; (d) Carryover Interest, when item (v) below shall have occurred, and such note, Program Operating Expense, Exchange Agreement, or Carryover Interest will no longer be deemed to be outstanding thereunder

(provided, however, that the Indenture shall not deemed to be defeased unless and until all of the following shall have occurred):

         (i)      when such note has been canceled;

         (ii) as to any such note not canceled, when payment of the principal of such note, plus interest on such principal to the due date thereof (whether such due date is by reason of maturity or upon redemption, or otherwise), either:

                  (a) has been made or caused to be made in accordance with the terms thereof, or

                  (b) has been provided for by an irrevocable deposit with the Indenture Trustee or the Authenticating Agent, which is irrevocably appropriated and set aside exclusively for such payment, and which is derived from a source which is not a transfer of property voidable under Sections 544 or 547 of the United States Bankruptcy Code, should the issuer be a debtor under such Code, (accompanied by an opinion of counsel experienced in bankruptcy matters to that effect) of:

                           (1)      moneys sufficient to make such payment,
                                    and/or

                           (2) Eligible Investments (which for this purpose shall include only those obligations which are described in item (a) of the definition thereof and which are not subject to call for redemption prior to maturity), maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient moneys to make such payment, the sufficiency of said moneys or Eligible Investments to be verified in writing by a firm of independent certified public accountants;

         (iii) all Program Operating Expenses then owed by the issuer, including related necessary and proper fees, compensation and expenses of the Indenture Trustee, each Eligible Lender Trustee and the Authenticating Agent when they have been paid or the payment thereof provided for to the satisfaction of the Indenture Trustee;

         (iv) in the case of payment of any Issuer Exchange Payment and the applicable Exchange Agreement, when payment of all Issuer Exchange Payments due and payable to each Exchange Counterparty under its respective Exchange Agreement has been made or duly provided for to the satisfaction of each Exchange Counterparty and each Exchange Agreement has been terminated; and

         (v) in the case of payment of any amount of Carryover Interest, when the first of the following occurs:

                  (a) payment of all such Carryover Interest that has accrued and remains unpaid has been made or duly provided for to the satisfaction of the Indenture Trustee, or

                  (b) all amounts held in the related Funds and Accounts under the Indenture which are available pursuant to the provisions of the Indenture to pay Carryover Interest have been paid out, and no further amounts, or assets the proceeds of which could be used to pay Carryover Interest, are so available under the Indenture to make payment of Carryover Interest.

NONPRESENTMENT

If any note is not presented for payment when the principal thereof becomes due, whether at maturity or at the date fixed for the redemption thereof, or otherwise, and if moneys and/or Eligible Investments are held at such due date by the Indenture Trustee, in trust for that purpose sufficient and available to pay the principal of such note, together with all interest due on such principal to the due date thereof (including any Carryover Interest), or to the date fixed for redemption thereof, as the case may be, all liability of the issuer for such payment will cease and be completely discharged. Thereafter, it will be the duty of the Indenture Trustee to hold such moneys and/or Eligible Investments without liability to the holder of such note for interest thereon, in trust for the benefit of the holder of such note, who thereafter will be restricted exclusively to such moneys and/or Eligible Investments for any claim of whatever nature on its part on or with respect to such note, including for any claim for the payment thereof; provided, however, that any such moneys and/or Eligible Investments held by the Indenture Trustee remaining unclaimed by the holders of such notes for 4 years after the principal of the respective notes with respect to which such moneys and/or Eligible Investments have been so set aside has become due and payable (whether at maturity or upon redemption or otherwise) will be paid to the issuer free from the trusts created by the Indenture, and all liabilities of the Indenture Trustee with respect to such moneys and/or Eligible Investments will cease. In such event, the holders will thereafter be deemed to be general unsecured creditors of the issuer for the amounts so paid to the issuer (without interest thereon), subject to any applicable statute of limitation.

REMOVAL OF THE INDENTURE TRUSTEE; RESIGNATION; SUCCESSORS

The Indenture Trustee may be removed at any time with or without cause by the written direction or upon affirmative vote of the holders of a majority in aggregate principal amount of the outstanding Directing Notes under the Indenture or their attorneys-in-fact duly authorized.

In case at any time any of the following occurs:

         (1) the Indenture Trustee has or shall fail to comply with certain obligations imposed on it under the Trust Indenture Act of 1939 with respect to notes of any Series after written request therefor by the issuer or any holder of such Series who has been a bona fide holder of a note of such Series for at least 6 months,

         (2) the Indenture Trustee ceases to be eligible in accordance with the provisions of the Indenture and thereafter fails to resign after written request therefor has been given to such Indenture Trustee by the issuer or by any holder, or

         (3) the Indenture Trustee becomes incapable of acting, or is adjudged a bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed, or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purpose of reorganization, conservation or liquidation, then, the issuer may remove the Indenture Trustee by an instrument in writing, or, subject to certain provisions of the Trust Indenture Act of 1939, any holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe and as may be required by law, remove the Indenture Trustee.

The Indenture Trustee may resign by giving not less than 60 days' written notice to the issuer and all holders.

A successor trustee may be appointed by the holders of not less than a majority in aggregate principal amount of the outstanding Directing Notes under the Indenture by an instrument or concurrent instruments in writing signed by such holders or their attorneys-in-fact duly authorized; provided, however, that in case at any time there will be a vacancy in the office of the Indenture Trustee, the issuer, by an instrument in writing, will appoint a successor to fill such vacancy until a new Indenture Trustee is appointed by the holders as described above. Any successor trustee must meet the qualifications set forth in the Indenture.

LIST OF HOLDERS

By written request to the Indenture Trustee, a holder may obtain access to the list of all holders that is maintained by the Indenture Trustee for the purpose of communicating with other holders with respect to their rights under the Indenture or the notes. The Indenture Trustee may elect not to afford the requesting holders access to the list of holders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting holders, to all holders.


                         FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary of material federal income tax consequences of exchange of the old notes for the new notes and the purchase, ownership and disposition of the new notes. Thompson Hine & Flory LLP has reviewed this summary with respect to federal income tax matters and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to holders. The discussion is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. Consequently, the IRS may disagree with certain aspects of the discussion below. The statutory provisions, regulations, and interpretations on which this discussion is based are subject to change, and such a change could apply retroactively. No ruling on any of the issues discussed below will be sought from the IRS.

The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain categories of investors subject to special treatment under the federal income tax laws. For example, it does not discuss the tax treatment of holders that are insurance companies, regulated investment companies or dealers in securities. This discussion focuses primarily on investors who will hold new notes as "capital assets" (generally held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. The discussion does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the new notes. Consequently, it is suggested that potential purchasers of new notes consult their own tax advisors concerning the federal, state or local tax consequences to them of the purchase, holding, and disposition of the new notes.

Payments received by holders on new notes will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for new notes issued with original issue discount, acquired with market discount, or issued or acquired at a premium, interest paid or accrued on a new note will be treated as ordinary income to the holder and a principal payment on a new note will be treated as a return of capital. Interest paid to holders who report their income on the cash receipts and disbursements method should be taxable to them when received. Interest earned by holders who report their income on the accrual method will be taxable when accrued, regardless of when it is actually received. The Indenture Trustee will report annually to the IRS and to holders of record with respect to interest paid or accrued, and original issue discount and market discount, if any, accrued, on the new notes.

The Series B-3 Notes are subordinated to the Series 1998A Notes. Such subordination will not affect the federal income tax treatment of either the Series B-3 Notes or the Series 1998A Notes. It is suggested that employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), consult their tax advisors before purchasing any subordinated new note. See "ERISA Considerations" herein and "Summary of Terms -- ERISA Considerations" herein.

EXCHANGE OFFER

In the opinion of Thompson Hine & Flory LLP, the exchange of an old note for a new note pursuant to the exchange offer will not constitute a "significant modification" of the old note for federal income tax purposes. Accordingly, the exchange will be disregarded and the new note received will be treated as a continuation of the old note in the hands of each holder of a new note. As a result, there will be no federal income tax consequences to a holder who exchanges an old note for a new note pursuant to the exchange offer. Each such holder will have the same adjusted tax basis and holding period in the new note as such holder had in the old note immediately before the exchange.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

Based upon the assumptions and representations of the issuer and the depositor set forth in the following sentence, in the opinion of Thompson Hine & Flory LLP, the new notes will be characterized as debt of the depositor for federal income tax purposes. The assumptions and representations upon which the above opinion is based are: (1) the pertinent provisions of the Code, the Treasury Regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect remain in effect and are not otherwise amended, revised, reversed, or overruled; (2) the Eligible Lender Trust Agreement, the Indenture, the new notes, and the Servicing Agreements are executed and delivered in substantially the form attached as Exhibits hereto; (3) there are no changes to the terms of the new notes; and (4) the issuer, the depositor and the holders treat the new notes as indebtedness of the depositor for federal income tax purposes. Such opinion will not be binding on the courts or the IRS. The trust, the depositor and the holders, by accepting the new notes have agreed to treat the new notes as indebtedness of the depositor for federal income tax purposes. Both the trust and the depositor intend to treat this transaction as a financing reflecting the new notes as its indebtedness for tax and financial accounting purposes.

Contrary to the opinion of Thompson Hine & Flory LLP, the IRS might assert that the new notes do not represent debt for federal income tax purposes, but rather the new notes should be treated as equity interests in the trust. Even if the IRS were to assert successfully that the new notes should not be characterized as debt for federal income tax purposes, in the opinion of Thompson Hine & Flory LLP based upon a representation of both the trust and the depositor that for 1999 and for any subsequent taxable year 90% or more of the gross income of the depositor, and the trust if treated as a separate entity, will be interest income attributable to Financed Student Loans acquired by either the depositor or the trust and not attributable to Financed Student Loans originated by either the depositor or the trust or an affiliate of either of them, although the trust might be treated as a publicly traded partnership, it would not be taxable as a corporation. Nonetheless, treatment of the new notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. Furthermore, such a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

CHARACTERIZATION OF THE TRUST

In the opinion of Thompson Hine & Flory LLP, for federal income tax purposes, the trust will not be treated as an entity separate from the depositor and thus will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation. However, the IRS might assert that the trust is a separate entity from the depositor for federal income tax purposes. If for federal income tax purposes the trust were instead treated as an entity separate from the depositor, the trust would be treated as a partnership among the holders, and, possibly, the depositor as well. In the opinion of Thompson Hine & Flory LLP based upon a representation of both the trust and the depositor that for 1999 and for any subsequent taxable year 90% or more of the gross income of the depositor, and the trust if treated as a separate entity, will be interest income attributable to Financed Student Loans acquired by either the depositor or the trust and not attributable to Financed Student Loans originated by either the depositor or the trust or an affiliate of either of them, the resulting partnership would not be subject to federal income tax as a publicly traded partnership taxable as a corporation. Rather, each holder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the holders may differ if the new notes were held to constitute partnership interests, rather than indebtedness.

The IRS, however, might assert that one or more of the activities of the trust constitutes a financial business such that the qualifying income tests are not met. If such qualifying income tests are not met, the trust would constitute a publicly traded partnership taxable as a corporation. If it were determined that the transaction results in the trust being classified as a corporation or a publicly traded partnership treated as an association taxable as a corporation, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Financed Student Loans and other assets, which would reduce the amounts available for payment to the holders. Cash payments to such holders would be treated as dividends for tax purposes to the extent of such publicly traded partnership's or corporation's earnings and profits.

ORIGINAL ISSUE DISCOUNT

Notes issued at a price less than their stated principal amount ("Discount Notes") and certain other Series of notes will be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Such original issue discount will equal the difference between the "stated redemption price at maturity" of the Note (generally, its principal amount) and its issue price. Original issue discount is treated as ordinary interest income, and holders of notes with original issue discount must include the amount of original issue discount in income on an accrual basis in advance of the receipt of the cash to which it relates.

The amount of original issue discount required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount for certain debt instruments, such as the notes, that are subject to prepayment by reason of prepayments of underlying debt obligations. No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the issuer or other person responsible for computing the amount of original issue discount to be reported to a holder each taxable year (the "Tax Administrator"), except as otherwise provided herein, expects to base its computations on Code Section 1272(a)(6) and final regulations governing the accrual of original issue discount on debt instruments (the "OID Regulations"). The amount and rate of accrual of original issue discount on a note will be calculated by the Tax Administrator based on
(i) a single constant yield to maturity and (ii) the prepayment rate of the Financed Student Loans and the reinvestment rate on amounts held pending distribution that were assumed in pricing the note (the "Pricing Prepayment Assumptions"). Investors should be aware, however, that the OID Regulations do not address directly the treatment of instruments that are subject to Code
Section 1272(a)(6), and, accordingly, there can be no assurance that such methodology, which is described below, represents the correct manner of calculating original issue discount on the notes. The Tax Administrator intends to account for income on certain notes that provide for one or more contingent payments as described in "-- Variable Rate Notes" herein.

The amount of original issue discount on a note equals the excess, if any, of the note's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" ("Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See "-- Variable Rate Notes" herein. Thus, in the case of any note providing for such stated interest, the stated redemption price at maturity generally will equal the total amount of all Deemed Principal Payments due on that note. The issue price of a tranche of notes generally will equal the initial price at which such tranche is sold to the public.

Under a de minimis rule, a note will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the note's stated redemption price at maturity multiplied by the weighted average maturity ("WAM") of the note. No Treasury Regulations have been issued with respect to computing the WAM of instruments like a note. The Tax Administrator will compute the WAM of a note as equaling the sum of the amounts obtained by multiplying the number of complete years from the note's issue date until the payment is made by a fraction, the numerator of which is the amount of each Deemed Principal Payment, and the denominator of which is the note's stated redemption price at maturity. A holder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the note are received or, if earlier, upon disposition of the note, unless the holder makes an "All OID Election" (as defined below).

Notes of certain Series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the notes is lower than the rate payable during the remainder of the life of the notes ("Teaser Notes"). The OID Regulations provide a more expansive test under which a Teaser Note may be considered to have a de minimis amount of original issue discount even though the amount of the original issue discount on the note would be more than de minimis as determined under the regular test. The expanded test applies to a Teaser Note only if the stated interest on such note would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term. Under the expanded test, the amount of original issue discount on a Teaser Note that is measured against the de minimis amount of original issue discount allowable on the mote is the greater of (i) the excess of the stated principal amount of the mote over its issue price ("True Discount") and (ii) the amount of additional stated interest that would be necessary to be payable on the note in order for all stated interest to be qualified stated interest (the "Additional Interest Amount").

The holder of a note must include in gross income the sum, for all days during his taxable year on which he holds the note, of the "daily portions" of the original issue discount on such note. The daily portions of original issue discount with respect to a note will be determined by allocating to each day in any accrual period the note `s ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the note yet to be received as of the close of such period and (b) the amount of any Deemed Principal Payments received on the note during such period over (ii) the note `s "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a note will be computed by using the Pricing Prepayment Assumptions and the note's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the note prior to the close of the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the note at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a note will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such note.

The yield to maturity of a note will be calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all the facts and circumstances as of the issue date, are significantly more likely than not to occur. Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the note typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the note's yield to maturity.

The notes of an Series may be subject to optional redemption by the issuer before their Legal Final Maturities. Under the OID Regulations, the issuer will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the notes is lower than it would be if the notes were not redeemed early. If the issuer is presumed to exercise its option to redeem the notes, original issue discount on such notes will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the notes of a particular Series are issued at par or at a discount, the issuer will not be presumed to exercise its option to redeem the notes because a redemption by the issuer would not lower the yield to maturity of the notes. If, however, some notes of a particular Series are issued at a premium, the issuer may be able to lower the yield to maturity of the notes by exercising its redemption option. In determining whether the issuer will be presumed to exercise its option to redeem notes when one or more Series of the notes are issued at a premium, the Tax Administrator will take into account all Series of notes that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the notes of such Series were issued at a premium, the Tax Administrator will presume that the issuer will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the notes, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

The OID Regulations provide that a holder may make an election (an "All OID Election") to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount (see "-- Market Discount" herein), de minimis market discount that accrues on the note, and unstated interest (as reduced by any amortizable premium, see "Amortizable Premium" herein or acquisition premium, as described below) under the constant yield method used to account for original issue discount. To make an All OID Election, the holder of the note must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the note. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount. See "-- Market Discount" herein. In addition, if an All OID Election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "-- Amortizable Premium" herein. Holders should be aware that the law is unclear as to whether an All OID Election is effective for a note that is subject to the contingent payment rules. See "-- Variable Rate Notes" herein.

A note having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a note, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the note after the acquisition date, the note will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the note by the amount of amortizable premium. See "-- Amortizable Premium" herein. If the subsequent holder's adjusted basis in the note immediately after the acquisition exceeds the adjusted issue price of the note, but is less than or equal to the sum of the Deemed Principal Payments to be received under the note after the acquisition date, the amount of original issue discount on the note will be reduced by a fraction, the numerator of which is the excess of the note `s adjusted basis immediately after its acquisition over the adjusted issue price of the note and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the note after the acquisition date over the adjusted issue price of the note. Alternately, the subsequent purchaser of a note having original issue discount may make an All OID Election with respect to the note.

In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the notes, it is suggested that potential investors consult their own tax advisors to determine the appropriate amount and method of inclusion in income of original issue discount on the notes for federal income tax purposes.

VARIABLE RATE NOTES

A note may pay interest at a variable rate (a "Variable Rate Note"). A Variable Rate Note that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Note qualifies as a VRDI under the OID Regulations if (i) the note is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM (as that term is defined above in the discussion of the de minimis rule) of the note or (b) 15 percent of such noncontingent principal amount (an "Excess Premium"); (ii) stated interest on the note compounds or is payable unconditionally at least annually at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate," and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the note and ends one year following that day). However, if the Variable Rate Note provides for any contingent payments (which do not include qualified stated interest), the Tax Administrator intends to account for the income thereon as described below.

Under the OID Regulations, a rate is a qualified floating rate if variations in the value of the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for Depositors in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a note provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the note, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a note, if the values of all such rates on the issue date of the note are within 25 basis points of each other.

A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if (a) the Cap, Floor, or Governor is fixed throughout the term of the related note or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the note to be significantly less or significantly more than the expected yield on the note determined without such Cap, Floor, Governor, or similar restriction, as the case may be.

Under the OID Regulations, an objective rate is a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition would include a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.

Under the OID Regulations if interest on a Variable Rate Note is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A fixed rate and a variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

Under the OID Regulations, all interest payable on a Variable Rate Note that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Note") is treated as qualified stated interest. The amount and accrual of OID on a Single Rate VRDI Note is determined, in general, by converting such note into a hypothetical fixed rate note and applying the rules applicable to fixed rate notes described under "Original Issue Discount" above to such hypothetical fixed rate note. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Note also must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate note.

Except as provided below, the amount and accrual of OID on a Variable Rate Note that qualifies as a VRDI but is not a Single Rate VRDI Note (a "Multiple Rate VRDI Note") is determined by converting such note into a hypothetical equivalent fixed rate note that has terms that are identical to those provided under the Multiple Rate VRDI Note, except that such hypothetical equivalent fixed rate note will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rates provided for under the Multiple Rate VRDI Note. A Multiple Rate VRDI Note that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate note by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Note that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate note by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Note. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Note must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate note.

Under the OID Regulations, the amount and accrual of OID on a Multiple Rate VRDI Note that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate) is determined using the method described above for all other Multiple Rate VRDI Notes except that prior to its conversion to a hypothetical equivalent fixed rate Note, such Multiple Rate VRDI Note is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate), rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Note as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate), rather than the fixed rate.

ANTI-ABUSE RULE

Concerned that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations in a way that produces unreasonable tax results, the Treasury issued regulations containing an anti-abuse rule. Those regulations provide that if a principal purpose in structuring a debt instrument or engaging in a transaction is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

A subsequent purchaser of a note at a discount from its outstanding principal amount (or, in the case of a note having original issue discount, its "adjusted issue price") will acquire such note with market discount. The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the note) as ordinary income. A person who purchases a note at a price lower than the note's outstanding principal amount but higher than its adjusted issue price does not acquire the note with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "-- Original Issue Discount." A note will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount (or, in the case of a note having original issue discount, the adjusted issue price of such note), multiplied by (ii) the WAM of the note (determined as for original issue discount) remaining after the date of purchase. Regardless of whether the subsequent purchaser of a note with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a note having original issue discount, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make a special election, which applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, the purchaser may make an All OID Election with respect to a note purchased with market discount. See
"-- Original Issue Discount" herein.

Until the Treasury promulgates applicable regulations, the purchaser of a note with market discount may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a note not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a note issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

A holder who has acquired any note with market discount generally will be required to treat a portion of any gain on a sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such holder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the note to the extent they exceed income on the note. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a holder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such note based on the original projected payment schedule devised by the issuer of such note. See "-- Original Issue Discount" herein. The holder of such a note would be required, however, to allocate the difference between the adjusted issue price of the note and its basis in the note as positive adjustments to the accruals or projected payments on the note over the remaining term of the note in a manner that is reasonable (e.g., based on a constant yield to maturity).

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a note subject to redemption at the option of the issuer that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Series of notes. Therefore, it is suggested that prospective investors consult their own tax advisors regarding the application of the market discount rules to the notes.

In February 1999, the Clinton Administration issued revenue proposals including one that would require taxpayers that use an accrual method of accounting to include market discount in income as it accrues. The taxpayer's yield for purposes of determining and accruing market discount would be limited to the greater of (i) the original yield-to-maturity of the debt instrument plus 5 percentage points, or (ii) the applicable federal rate at the time the taxpayer acquired the debt instrument plus 5 percentage points. This proposal would be effective for debt instruments acquired on or after the date of enactment.

AMORTIZABLE PREMIUM

A purchaser of a note who purchases the note at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the notes. Treasury Regulations were issued on December 30, 1997 concerning the treatment of bond premium. Under these Treasury Regulations, bond premium may be amortized to offset interest income only as a holder takes the qualified stated interest into account under the holder's regular accounting method. Moreover, such Treasury Regulations generally provide that in the case of notes subject to optional redemption, the holder is deemed to exercise or not exercise such option in the manner that maximizes the holder's yield on the note and the issuer is deemed to exercise or not exercise a call option or a combination of call options in the manner that maximizes the holder's yield on the note. Such Treasury Regulations are effective for notes acquired on or after March 2, 1998. However, if a holder elects to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, such Treasury Regulations would apply to all of the holder's notes held on or after the first day of that taxable year.

Under the Contingent Payment Regulations, a secondary market purchaser of a Contingent Payment Obligation at a premium generally would continue to accrue interest and determine adjustments on such note based on the original projected payment schedule devised by the issuer of such note. See "-- Original Issue Discount" herein. The holder of such a note would allocate the difference between its basis in the note and the adjusted issue price of the note as negative adjustments to the accruals or projected payments on the note over the remaining term of the note in a manner that is reasonable (e.g., based on a constant yield to maturity).

GAIN OR LOSS ON DISPOSITION

If a note is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the note. The adjusted basis of a note will equal the cost of the note to the holder, increased by any original issue discount or market discount previously includable in the holder's gross income with respect to the note and reduced by the portion of the basis of the note allocable to payments on the note (other than qualified stated interest) previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment with respect to a note will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the note. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a note generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the note is held as a capital asset for the applicable long term holding period.

If the holder of a note is a bank, thrift, or similar institution described in
Section 582 of the Code, any gain or loss on the sale or exchange of the note will be treated as ordinary income or loss. In addition, a portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that such note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

The highest marginal individual income tax bracket is 39.6%. The alternative minimum tax rate for individuals is 26% with respect to alternative minimum tax income up to $175,000 and 28% with respect to alternative minimum tax income over $175,000. The recently enacted Internal Revenue Service Restructuring and Reform Act of 1998 established the highest marginal federal tax rate on net capital gains for individuals with respect to assets held for more than one year at 20%. The highest marginal corporate tax rate is 35% for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains is 35%, although the distinction between capital gains and ordinary income remains relevant for other purposes. Investors should note that the deductibility of capital losses is subject to certain limitations.



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


MISCELLANEOUS TAX ASPECTS

Backup Withholding. A note may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount as well as distributions of proceeds from a sale of notes. This withholding generally applies if the holder of a note (i) fails to furnish the Indenture Trustee with its taxpayer identification number ("TIN");
(ii) furnishes the Indenture Trustee or the issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Indenture Trustee or the issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below) complying with requisite certification procedures. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The Indenture Trustee will report to the holders and to the IRS each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the notes within a reasonable time after the end of each calendar year.

Foreign Holders. Under the Code, interest and original issue discount income (including accrued interest or original issue discount recognized on sale or exchange) paid or accrued with respect to notes held by holders who are nonresident alien individuals, foreign corporations, foreign partnerships or certain foreign estates and trusts ("Nonresidents") or holders holding on behalf of a Nonresident generally will be treated as "portfolio interest" and therefore will not be subject to any United States tax provided that (i) such interest is not effectively connected with a trade or business in the United States of the holder and (ii) the issuer (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of a note is a Nonresident. Interest (including original issue discount) paid on notes to holders who are foreign persons will not be subject to withholding if such interest is effectively connected with a United States business conducted by the holder. Such interest (including original issue discount) will, however, be subject to the regular United States income tax.

On October 6, 1997, Treasury Regulations (the "New Withholding Tax Regulations") were issued which alter the rules described above in certain respects. The New Withholding Tax Regulations will be effective with respect to payments made after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made. It is suggested that prospective investors consult their tax advisors concerning the requirements imposed by the New Withholding Tax Regulations and their effect on the holding of the notes.

Due to the complexity of the Federal Income Tax Rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, it is suggested that potential investors consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the notes.


                            STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the notes.


                              ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should review carefully with their legal advisors whether the purchase or holding of any Series of notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the assets of the trust to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of a note.

The acquisition or holding of the notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the parties to the issuance transaction, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA and might apply in connection with the initial purchase, holding and resale of the notes, depending in part upon the type of Plan fiduciary making the decision to acquire notes and the circumstances under which such decision is made. Those exemptions include, but are not limited to:
(i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers. Before purchasing notes, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.


                                  LEGAL MATTERS

Certain legal matters relating to the issuer, the depositor, the notes and federal income tax matters will be passed upon by Thompson Hine & Flory LLP. Certain legal matters relating to the notes will be passed upon for the issuer by Calfee, Halter & Griswold LLP. Certain legal matters will be passed upon for the Dealer Manager by Squire, Sanders & Dempsey L.L.P. Each of these firms has performed legal services for the depositor in the past, and it is expected that they will continue to perform such services in the future.


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

                                     RATING

Each Series of Series 1998A Notes has been rated "Aaa" by Moody's and "AAA" by Fitch. The Series B-3 Notes have been rated at least "A2" by Moody's and at least "A" by Fitch. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the notes address the likelihood of the ultimate payment of principal of and interest on the notes pursuant to their terms. The Rating Agencies do not evaluate, and the ratings on the notes do not address, the likelihood of prepayments on the notes or the likelihood of payment of the Carryover Interest.

The issuer has furnished and will furnish to such rating agencies certain information and materials, some of which have not been included in this Prospectus. Generally, a rating agency bases its rating on such information and materials and investigations, studies and assumptions furnished to and obtained and made by the rating agency. There is no assurance that any such rating will apply for any given period of time or that it will not be lowered or withdrawn entirely if, in the judgment of the rating agency, circumstances so warrant.

A rating is not a recommendation to buy, sell or hold the notes and any such rating should be evaluated independently. Each rating is subject to change or withdrawal at any time and any such change or withdrawal may affect the market price or marketability of the notes. The initial purchasers have undertaken no responsibility either to bring to the attention of the holders any proposed change in or withdrawal of any rating of the notes or to oppose any such change or withdrawal.


                              PLAN OF DISTRIBUTION

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the new notes issued in the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders (other than any such holder which is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this applies only if the new notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such new notes. We refer you to the "Morgan Stanley & Co. Inc." SEC No-Action Letter (available June 5, 1991), "Exxon Capital Holdings Corporation" SEC No-Action Letter (available May 13, 1988) and "Shearman & Sterling" SEC No-Action Letter (available July 2, 1993) for support of this belief.

Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be admitting that it is an underwriter within the meaning of the Securities Act.

For a period of one year after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes), other than commissions or concessions of any brokers or dealers. We have agreed to indemnify holders of the notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

                                   APPENDIX A

                        GLOSSARY OF PRINCIPAL DEFINITIONS


Set forth below is a glossary of the principal defined terms used in this Prospectus.

         "Account" means any of the accounts established and maintained by the Indenture Trustee under the Indenture.

         "Acquisition Fund" means the Fund established under the Indenture which enabled the depositor to Finance Student Loans with the proceeds of the old notes.

         "Administration Agreement" means the agreement between the administrator and the Co-owner Trustee, on behalf of the issuer, providing for, among other things, the administration of the Indenture on behalf of the issuer.

         "administrator" means one who performs certain administrative duties for the issuer under the Administration Agreement.

         "Advances" means deposits to the trust made by the depositor with respect to anticipated future collections on the Financed Student Loans.

         "adversely affect" means, when used with respect to any rating on any Series of notes, to cause the reduction or withdrawal of such rating.

         "All Hold Rate" means 85% of the Applicable LIBOR Rate.

         "Applicable LIBOR Rate" means, (a) for Auction Periods of 35 days or less, One-Month LIBOR, (b) for Auction Periods of more than 35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR. As used in this definition and otherwise herein, the terms "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR," means the rate of interest per annum equal to the rate per annum with respect to United States dollar deposits in the London interbank market having a maturity of one month, three months, six months or one year, respectively.

         "Auction" means the implementation of the Auction Procedures on an Interest Determination Date.

         "Auction Agent" means with respect to the Auction Rate Notes, the Initial Auction Agent unless and until a Substitute Auction Agent Agreement becomes effective, after which the Auction Agent shall mean the Substitute Auction Agent.

         "Auction Agent Agreement" means with respect to the Auction Rate Notes, the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which Auction Agent Agreement shall mean such Substitute Auction Agent Agreement.

         "Auction Agent Fee" shall have the meaning set forth in the applicable Auction Agent Agreement.

         "Auction Agent Fee Rate" shall have the meaning set forth in the applicable Auction Agent Agreement.

         "Auction Period" means with respect to each Series of Auction Rate Notes, a period generally consisting of twenty-eight (28) days beginning on a Thursday and ending on the fourth Wednesday thereafter, as the same may be changed pursuant to the Indenture.

         "Auction Period Adjustment" means with respect to any Series of Auction Rate Notes, the change, from time to time, in the length of an Auction Period and, specifically, (i) with respect to an Auction Period between seven (7) and ninety-one (91) days, inclusive, from such an Auction Period to any other Auction Period between seven (7) and ninety-one (91) days, inclusive, or (ii) with respect to an Auction Period between ninety-two (92) days and the Legal Final Maturity of any Series of Auction Rate Notes, inclusive, from such an Auction Period to an Auction Period between ninety-two (92) days and the Legal Final Maturity of a Series of Auction Rate Notes, inclusive, if such latter Auction Period is no more than three (3) months shorter or no more than three (3) months longer than the Auction Period for such Series of Auction Rate Notes established either at the initial issuance of such Series of Auction Rate Notes or pursuant to an Auction Period Conversion, whichever has occurred most recently.

         "Auction Period Conversion" means with respect to any Series of Auction Rate Notes, the change in the length of an Auction Period (i) from an Auction Period between seven (7) and ninety-one (91) days, inclusive, to an Auction Period between ninety-two (92) days and the Legal Final Maturity of such Series of Auction Rate Notes, inclusive, (ii) from an Auction Period between ninety-two
(92) days and the Legal Final Maturity of such Series of Auction Rate Notes, inclusive, to an Auction Period between seven (7) and ninety-one (91) days, inclusive, or (iii) from an Auction Period between ninety-two (92) days and the Legal Final Maturity of such Series of Auction Rate Notes, inclusive, to an Auction Period between ninety-two (92) and the Legal Final Maturity of such Series of Auction Rate Notes, inclusive, if such latter Auction Period is at least three (3) months shorter or at least three (3) months longer than the Auction Period for such Series of Auction Rate Notes established either upon initial issuance of such Series of Auction Rate Notes or pursuant to an Auction Period Conversion, whichever has occurred most recently.

         "Auction Period Conversion Date" means the date on which an Auction Period Conversion is effective which shall be an Auction Period Distribution Date with respect to the related Series of Auction Rate Notes.

         "Auction Period Distribution Date" means, with respect to any Series of Auction Rate Notes, the Business Day immediately following the expiration of each Auction Period, commencing on the Initial Distribution Date for each Series of Auction Rate Notes; provided, however, that in connection with any Auction Period Adjustment or Auction Period Conversion, the Auction Period Distribution Date may be changed.

         "Auction Procedures" means the auction procedures that will be used in determining the interest rates on the Auction Rate Notes, as set forth in the Indenture and as summarized in Appendix C hereto.

         "Auction Rate" means the interest rate that results from the implementation of the Auction Procedures.

         "Auction Rate holders" means the holders of Auction Rate Notes.

         "Auction Rate Notes" means the Series A-4 Notes, Series A-5 Notes and Series A-6 Notes.

         "Authenticating Agent" means any bank, trust company or other financial institution appointed by the issuer as authenticating agent for the Indenture Trustee hereunder and as depositary under the Authenticating Agent Agreement, or any successor or successors thereto appointed pursuant to the Indenture or pursuant to an Authenticating Agent Agreement, as the case may be, with respect to such functions collectively or separately provided, however, that if no Authenticating Agent has been appointed under the Indenture, provisions relating to the Authenticating Agent shall be read as applying to the Indenture Trustee.

         "Authenticating Agent Agreement" means an Authenticating Agent Agreement among the issuer, the Indenture Trustee and the Authenticating Agent, as depositary, or any similar agreement hereafter entered into by the issuer with respect to any Series of notes, in each case as originally executed and as from time to time amended or supplemented in accordance with the terms thereof and with the Indenture.

         "Authorized Denominations" means (a) with respect to the Series A-3 Notes, (i) as applicable solely in connection with the original issuance of notes, [$50,000] reduced by the amount of principal payments made before the exchange offer, if any, and integral multiples of [$1,000] in excess thereof and
(ii) after distribution of principal in accordance with the Indenture, the outstanding principal amount that results after such distribution, (b) with respect to the Series B-3 Notes, (i) as applicable solely in connection with the original issuance of notes, [$50,000] and integral multiples of [$1,000] in excess thereof and (ii) after distribution of principal in accordance with the Indenture, the outstanding principal amount that results after such distribution, and (c) with respect to the Auction Rate Notes, $50,000 and integral multiples of $50,000 in excess thereof.

         "Authorized Officer" when used with reference to the issuer means the Co-owner Trustee.

         "Available Funds" means, with respect to any Collection Period, the excess of (A) the sum, without duplication, of the following amounts with respect to such Collection Period: (i) all collections received by the Indenture Trustee on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans) during such Collection Period; (ii) any payments, including without limitation Interest Subsidy Payments and Special Allowance Payments, received by the Eligible Lender Trustee during such Collection Period with respect to Financed Student Loans; (iii) all proceeds from any sales of Financed Student Loans during such Collection Period; (iv) any payments of or with respect to interest received by the Indenture Trustee during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Students Loans purchased by the Indenture Trustee during such Collection Period; (vi) the aggregate amounts, if any, received from the issuer or the Indenture Trustee as reimbursement of non-guaranteed or uninsured interest amounts (which shall not include the portion of such interest amounts for which the Guarantee Agency did not have an obligation to make a Guarantee Payment), or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Student Loans; (vii) Counterparty Exchange Payments; (viii) Advances received; and (ix) Investment Earnings for such Collection Period over (B) amounts received by the issuer in connection with balance reconciliations required by virtue of Student Loan consolidations for such Collection Period; provided, however, that Available Funds will exclude
(1) all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period, which payments and proceeds shall be paid to the issuer, (2) amounts used to reimburse the issuer for Advances or any other amounts advanced by the issuer on a voluntary basis with respect to Guarantee Payments or Interest Subsidy Payments applied for but not received as of the end of the Collection Period immediately preceding the date such Advance is made, and (3) amounts which are paid to the issuer pursuant to the Indenture.

         "Book-entry Form" or "Book-entry System" means a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical Series A-3 Notes, Series A-4 Notes, Series A-5 Notes, Series A-6 Notes, Series B-3 Notes or notes in registered form are issued only to a Depository or its nominee as registered owner, with such notes "immobilized" to the custody of the Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest and Carryover Interest, if any.

         "Broker-Dealer" means Salomon Smith Barney Inc. or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the issuer pursuant to the Indenture and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

         "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, approved by the issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement from and after the effective date of this Indenture shall be substantially in the form of the Broker-Dealer Agreement, dated as of December 1, 1998, between Bankers Trust Company, as Auction Agent, and Salomon Smith Barney Inc., as Broker-Dealer.

         "Broker-Dealer Fee" shall have the meaning set forth in the applicable Auction Agent Agreement.

         "Broker-Dealer Fee Rate" shall have the meaning set forth in the applicable Auction Agent Agreement.

         "Business Day" means any day on which the Indenture Trustee and the Authenticating Agent, if any, at their respective addresses set forth in or for purposes of the Indenture, are open for commercial banking business and on which the New York Stock Exchange is open.

         "Calculation Agent" means Salomon Smith Barney Inc., New York, New York, as Calculation Agent under the Calculation Agent Agreement, or any successor to it as such agent under the Calculation Agent Agreement.

         "Calculation Agent Agreement" means the Calculation Agent Agreement, dated as of December 1, 1998, among the depositor and assumed by the Co-owner Trustee on behalf of the issuer, the Calculation Agent and the

Indenture Trustee, in each case as originally executed and as from time to time amended or supplemented in accordance with the terms thereof and the Indenture.

         "Carryover Interest" means the difference between the interest that would have accrued on a Series of notes at the Formula Rate during a Collection Period and the interest accrued at the Net Loan Rate during such Collection Period, together with interest thereon at the Formula Rate from the Distribution Date on which such Carryover Interest is due until paid, but in no event greater than the maximum rate permitted by law.

         "Cash Flow Statement" means a report or reports prepared by the issuer with respect to the period covered by the Cash Flow Statement, which period shall extend from the date of the Cash Flow Statement to the latest maturity of the outstanding notes, showing, (i) all Available Funds expected to be received during such period, (ii) the application of all such Available Funds in accordance with the Indenture, (iii) the resulting periodic balances and Parity Percentages, and (iv) that under all assumptions and scenarios used for the cash flows accompanying such Cash Flow Statement, (a) anticipated Available Funds will be at least sufficient to pay the principal of and interest on the notes when due and all other amounts payable under the Indenture when due and (b) a Parity Percentage of at least 101% will be maintained at all times, including, without limitation, on each Distribution Date.

         "Cedel" means a professional depository incorporated under the laws of Luxembourg which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry.

         "Cedel Participants" means recognized financial institutions around the world that utilize the services of Cedel, including initial purchasers, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the initial purchasers.

         "Certificate", "Direction", "Instruction", "Order", "Request" or "Requisition" of the issuer, as the case may be, means, respectively, a certificate, direction, instruction, order, request or requisition which shall, unless otherwise specifically provided herein, be in writing and which is signed in the name of the issuer by an Authorized Officer.

         "Claims Rates" means those rates determined by dividing total default claims since the previous September 30 by the total original principal amount of the Guarantee Agency's guaranteed loans in repayment on such September 30.

         "Co-owner Trustee" means Firstar Bank, N.A., not in its individual capacity, but solely as Co-owner Trustee with the Owner Trustee of the trust and its permitted successors and assigns.

         "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

         "Collection Fund"' means the Fund maintained by the Indenture Trustee into which all collections on the Financed Student Loans are to be deposited.

         "Collection Period" means a period of one-calendar month commencing and including the date next following the end of the preceding Collection Period.

         "Consolidation Loans" means Student Loans governed by Section 428C of the Higher Education Act which are Financed by the issuer, but excluding any such loans which are made by a Seller and purchased by the issuer.

         "Contract of Guarantee" means a contract between a Guarantee Agency and a Lender providing for, or a certificate or other evidence of, the Guarantee of Student Loans.

         "Cooperative" means Societe Cooperative, a Belgian cooperative corporation.

         "Costs of Issuance" means all items of expense allocable to establishment of the Program and the authorization, issuance, sale and delivery of the notes, or any obligations of the issuer the proceeds of which are used in whole or in any part, directly or indirectly through the Eligible Lender Trustee, to acquire Financed Student Loans under the Indenture, including without limitation costs of planning and feasibility studies, costs of obtaining governmental registrations, qualifications and regulatory rulings and approvals, costs of financial advisory, legal, accounting and management services and services of other consultants and professionals and related charges, fees and disbursements, costs of preparation and reproduction of documents, costs of preparation and printing of any offering document relating to the notes, advertising and printing costs, filing and recording fees, any initial fees and charges of the Indenture Trustee, Eligible Lender Trustee, Calculation Agent, the Auction Agent, any Broker-Dealer, market agent and any Authenticating Agent, Rating Agency fees, costs of preparation, execution, transportation and safekeeping of the notes, and any other costs, charges or fees in connection with the issuance of the Notes.

         "Counterparty Exchange Payment" means a payment due to the issuer from an Exchange Counterparty pursuant to the applicable Exchange Agreement.

         "Credit Enhancement" means the credit support available to one or more Series of notes, including Reserve Funds, over-collateralization, letters of credit, liquidity facilities, interest rate cap agreements, interest rate swap agreements, currency swap agreements, insurance policies, spread accounts, one or more Series of subordinate securities, derivative products or other forms of credit enhancement including but not limited to third party guarantees.

         "Cut-off Date" means December 31, 1998, the date on or after which principal and interest payments on the Financed Student Loans are to be included in the trust.

         "Date of Issuance" means with respect to the old notes, December 22, 1998, the date of their initial issuance and delivery.

         The term "day" means any calendar day, whether or not a Business Day.

         "Deferment Period" means certain periods when no principal repayments need be made on certain Financed Student Loans.

         "Definitive Notes" means notes to be issued in fully registered, certificated form to note owners or their nominees rather than to DTC or its nominee.

         "Department of Education" means the U.S. Department of Education.

         "Depositor" means Student Loan Funding LLC, a Delaware limited liability company, and its lawful successors and assigns.

         "Depositories" means DTC, Cedel and Euroclear, collectively.

         "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining a Book-Entry System to record beneficial ownership of the right to principal and interest, and to effect transfers of notes, in Book-Entry Form, and includes and means initially (i) DTC, if the notes are offered in the United States, and (ii) Cedel or Euroclear, if the notes are offered in Europe.

         "Directing Notes" means, as long as any Series of the Series 1998A Notes are outstanding, the Series 1998A Notes, and thereafter the Series B-3 Notes.

         "Distribution Date" means (i) with respect to the Series A-3 Notes and the Series B-3 Notes, a Monthly Distribution Date, (ii) with respect to each Series of Auction Rate Notes, an Auction Period Distribution Date, (iii) any date on which an Issuer Exchange Payment is due and payable, and (iv) the Legal Final Maturity of each Series of notes, or if such day is not a Business Day, on the next succeeding Business Day.

         "DTC" means The Depository Trust Company (a limited purpose trust company), New York, New York.

         "DTC Participants" means the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

         "Eligible Investments" means any of the following:

                  (a) direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

                  (b) obligations of any of the following federal agencies, which obligations represent the full faith and credit of the United States of
America:

                           (1)      Export-Import Bank,
                           (2)      Farm Credit System Financial Assistance
                                    issuer,
                           (3) Rural Economic Community Development Administration (formerly the Farmers Home Administration),
                           (4)      General Services Administration,
                           (5)      U.S. Maritime Administration,
                           (6)      Small Business Administration,
                           (7)      Government National Mortgage Association
                                    (GNMA),
                           (8)      U.S. Department of Housing & Urban
                                    Development (PHAs), and
                           (9)      Federal Housing Administration;

                  (c) senior debt obligations rated "AAA" or "Aaa" by each Rating Agency issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, and senior debt obligations of other federal government-sponsored agencies approved by each Rating Agency;

                  (d) U.S. dollar denominated deposit accounts, federal funds and banker's acceptances with domestic commercial banks which have a rating on their short-term certificates of deposit on the date of purchase of "A1+", "F-1+" or "P-1" by each Rating Agency and maturing no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating on the bank);

                  (e) commercial paper which is rated at the time of purchase in the single highest classification, "A-1+", "F-1+" or "P-1" by each Rating Agency and which matures not more than 270 days after the date of purchase;

                  (f) investments in a money market fund rated in the highest applicable rating category by a nationally recognized rating service acceptable to each Rating Agency;

                  (g) Pre-refunded Municipal Notes defined as follows: Any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and

                           (1) which are rated, based on an irrevocable escrow account or fund (the "escrow"), in the highest rating category of each Rating Agency; or

                           (2) (A) which are fully secured as to principal and interest and redemption premium, if any, by an escrow consisting only of cash or obligations described in item (a) above, which escrow may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (B) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;

                  (h) investment agreements approved in writing by each Rating Agency and supported by appropriate opinions of counsel for the investment agreement provider; and

                  (i) other forms of investments (including repurchase agreements) approved in writing by each Rating Agency.

         "Eligible Lender Trust Agreement" means, the Eligible Lender Trust Agreement dated as of March 1, 1999 by and between the Co-owner Trustee and the Eligible Lender Trustee, as from time to time amended or supplemented.

         "Eligible Lender Trustee" means Firstar Bank, N.A., solely in its capacity as legal titleholder to the Financed Student Loans, and any successor trustee designated pursuant to the Eligible Lender Trust Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

         "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

         "Euroclear Participants" means the participating organizations that utilize the services of Euroclear, including banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers.

         "Event of Default" shall have the meaning set forth in the Indenture.

         "Excess Surplus Account" means the Account so designated and established in the Collection Fund pursuant to the Indenture.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Exchange Agreement" means an interest rate exchange agreement between Co-owner Trustee, on behalf of the issuer, and an Exchange Counterparty, as originally executed and as amended or supplemented, or other interest rate hedge agreement between the issuer and an Exchange Counterparty, as originally executed and as amended or supplemented, which agreement shall be designated as a Senior Exchange Agreement or a Subordinate Exchange Agreement.

         "Exchange Counterparty" means any Person with whom the issuer shall, from time to time, enter into an Exchange Agreement.

         "Exchange Counterparty Guarantee" means a guarantee in favor of the issuer given in connection with the execution and delivery of an Exchange Agreement under the Indenture, which guarantee shall be designated a Senior Exchange Counterparty Guarantee or Subordinate Exchange Counterparty Guarantee consistent with the Exchange Agreement to which it relates.

         "Exchange Offer" means an offer to exchange the new notes for the old notes.

         "Existing Holder" means, (i) with respect to and for the purpose of dealing with the Auction Agent in connection with the Auction, a Person who is a Broker-Dealer listed in the Existing Holder Registry at the close of business on the Business Day immediately preceding such Auction, and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes.

         "Existing Holder Registry" means the registry of Persons who are holders of Auction Rate Notes maintained by the Auction Agent as provided in the Auction Agent Agreement.

         "Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of amounts required to be paid to the Department of Education or to be repaid to Guarantee Agencies, with respect to the Financed Student Loans in the trust for such Collection Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments pursuant to claims submitted for such Collection Period (whether or not actually received), net of amounts required to be paid to the Department of Education, with respect to Financed Student Loans in the trust, to the extent not included in (i) above, (iii) the net of any Counterparty Exchange Payments less any Issuer Exchange Payments to be made on the related Distribution Date, and (iv) Investment Earnings on the amounts on deposit allocable to the trust with respect to such Collection Period prior to the related Distribution Date.

         "FFEL Program" means the Federal Family Education Loan Program established by the Higher Education Act pursuant to which loans are made to borrowers pursuant to certain guidelines, and the repayment of such loans is guaranteed by a Guarantee Agency, and any predecessor or successor program.

         "FFELP Loans" means student loans made under the FFEL Program.

         "Financed" in the case of Financed Student Loans refers to Student Loans made or acquired directly, or indirectly through the Eligible Lender Trustee, with the proceeds of the Notes or moneys in the Acquisition Fund or the Collection Account, or upon the exchange of Financed Student Loans pursuant to the Indenture, and included in the Student Loan Portfolio Fund; and to "Finance" or "Financing" in the case of Student Loans means to make or acquire or the making or acquisition of, respectively, directly, or indirectly through the Eligible Lender Trustee, Student Loans with such moneys or upon any such exchange or transfer.

         "Financed FFELP Loans" or "Financed Student Loans" means FFELP Loans which are Financed and are evidenced solely by promissory notes and applications related thereto.

         "Fiscal Year" means the fiscal year of the depositor, which is, as of the date of execution and delivery of the Indenture, each twelve-month period commencing on July 1 and ending on the next succeeding June 30.

         "Fitch" means Fitch IBCA, Inc., and its successors and assigns.

         "Forbearance Period" means a period of time during which a borrower, in case of temporary financial hardship, may defer the repayment of principal.

         "Formula Rate" means, (i), with respect to the Series A-3 Notes, the lesser of One-Month LIBOR as of the Interest Determination Date for such Interest Accrual Period plus 0.38% per annum and 17%, (ii) with respect to the Series A-4 Notes, the lesser of the Auction Rate for such Interest Accrual Period and 17%, (iii) with respect to the Series A-5 Notes, the lesser of the Auction Rate for such Interest Accrual Period and 17%, and (iv) with respect to the Series A-6 Notes, the lesser of the Auction Rate for such Interest Accrual Period and 17%.

         "Foundation" means the Thomas L. Conlan Education Foundation (formerly known as The Student Loan Funding Corporation), an Ohio nonprofit corporation.

         "Fund" means any of the Funds established and maintained by the Indenture Trustee under the Indenture.

         "Grace Period" means a period of time, following a borrower's ceasing to pursue at least a half-time course of study and prior to the commencement of a repayment period, during which principal need not be paid on certain Financed Student Loans.

         "Guarantee" or "Guaranteed" means, with respect to a Student Loan, the guarantee, by a Guarantee Agency which has entered into a federal reimbursement agreement and a supplemental federal reimbursement agreement with the Secretary of Education, of at least ninety-eight percent (98%), or such lower percentage as may be approved by the Rating Agencies then rating the outstanding Notes, of the principal of and accrued interest on such Student Loan thereafter, and the coverage of such

Student Loan by a federal reimbursement agreement and a supplemental federal reimbursement agreement providing, among other things, for reimbursement to a Guarantee Agency for losses incurred by it on defaulted Student Loans guaranteed by such Guarantee Agency at up to the maximum amount of the principal thereof and accrued interest thereon provided for in the Higher Education Act.

         "Guarantee Agency" means a state agency or private nonprofit corporation which guarantees certain payments of principal and interest on Financed FFELP Loans pursuant to a Guarantee Agreement.

         "Guarantee Agreements" means Contracts of Guarantee.

         "Guarantee Fund" means cash and reserves used for the purchase of defaulted student loans by a Guarantee Agency.

         "Guarantee Payments" means those payments made by a Guarantee Agency with respect to a Financed Student Loan.

         "Higher Education Act" means the Title IV, Part B of the Higher Education Act of 1965, as amended, together with any rules and regulation promulgated by the Department of Education or the Guarantee Agencies.

         "holder" means any person who shall be the registered owner of any note or the duly authorized attorney-in-fact, representative or assignee of such person.

         "Indenture" means the Amended and Restated Indenture of Trust, dated as of _______________, 1999, between the issuer and Firstar Bank N.A., as from time to time amended or supplemented by Supplemental Indentures.

         "Indenture Trustee" means Firstar Bank, N.A., as trustee under the Indenture, and any successor or successors thereto which may at any time be appointed or substituted in its place pursuant to the Indenture.

         "Indirect Participants" means organizations which have indirect access to a Clearing Agency, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "Initial Auction Agent" means Bankers Trust Company, New York, New York, its successors and assigns.

         "Initial Auction Agent Agreement" means the Auction Agent Agreement, dated as of December 1, 1998, by and among the depositor, the Indenture Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto, relating to the Auction Rate Notes, as assumed by the Co-owner Trustee on behalf of the issuer.

         "Initial Pool Balance" means the Pool Balance of the Financed Student Loans as of the Cut-off Date.

         "initial purchasers" mean Salomon Smith Barney Inc., New York, New York, NationsBanc Montgomery Securities LLC, Charlotte, North Carolina, and Fifth Third/The Ohio Company, Columbus, Ohio.

         "Insolvency Laws" mean the United States Bankruptcy Code or other insolvency laws, as the case may be.

         "Interest Accrual Period" means with respect to each Series of notes, the period of time in which interest may accrue commencing initially on the Date of Issuance for such Series of notes and ending on the day before the Initial Distribution Date and thereafter commencing on each Distribution Date for such Series of notes and ending on the day before the next Distribution Date for such Series.

         "Interest Determination Date" means (i) the Initial Interest Determination Date and thereafter (ii) (a) with respect to the Series A-3 Notes, the second London Banking Day immediately preceding the first day of each Interest Accrual Period, and (b) with respect to the Auction Rate Notes, the Business Day on which the Auction Rate is determined by an Auction and that immediately preceded the first day of each Interest Accrual Period, other than
(1) an Interest Accrual Period which commences on an Auction Period Conversion Date or an Auction Period Adjustment

Date; (2) each Interest Accrual Period commencing after the ownership of the Auction Rate Notes is no longer maintained in Book-Entry Form; (3) each Interest Accrual Period commencing after the occurrence and during the continuance of a Payment Default; provided, however, that if such day is not a Business Day, then the next succeeding Business Day.

         "Interest Subsidy Agreement" means, with respect to any Financed FFELP Loans, the agreement between a Guarantee Agency and the Secretary of Education pursuant to Section 428(b) of the Higher Education Act, as amended, which entitles the holders of eligible loans guaranteed by the Guarantee Agency to receive Interest Subsidy Payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month Grace Period after the student leaves school, and during certain Deferment Periods, subject to the holders' compliance with all requirements of the Higher Education Act.

         "Interest Subsidy Payments" are interest payments paid with respect to an eligible Student Loan during the period prior to the time that the loan enters repayment and during Grace and Deferment Periods.

         "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Funds and Accounts under the Indenture to be deposited into the Collection Fund on or prior to such Distribution Date pursuant to the Indenture.

         "issuer" means Student Loan Funding Trust 1998A/B, a Delaware common law trust, and its lawful successors and assigns.

         "Issuer Exchange Payment" means a payment due to an Exchange Counterparty from the issuer pursuant to the applicable Exchange Agreement (excluding payments in respect of any early termination date, as defined in the applicable Exchange Agreement).

         "Legal Final Maturity" means with respect to (i) the Series A-3 Notes, December 1, 2006, (ii) the Series A-4 Notes, December 1, 2019; (iii) the Series A-5 Notes, December 1, 2019; (iv) the Series A-6 Notes, December 1, 2019; and
(v) the Series B-3 Notes, December 1, 2019.

         "Lender" means any "eligible lender" as defined in the Higher Education Act and qualified to participate as a seller of Student Loans to the issuer.

         "LIBOR" means the rate of interest per annum equal to the rate per annum at which U.S. dollar deposits having a particular maturity are offered to prime banks in the London interbank market which appear on Telerate Page 3750 as of approximately 11:00 a.m., Greenwich Mean Time, on the Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the Reuters Screen LIBOR Page. If at least two such quotations appear, LIBOR will be the arithmetic mean (rounded to the nearest one-hundredth of a percent (.01%)) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Interest Accrual Period will be determined at approximately 11:00 A.M., London time, on such Interest Determination Date on the basis of the rate at which deposits in United States dollars having such particular a maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR will be the arithmetic mean (rounded to the nearest one-hundredth of a percent (.01%)) of such offered rates. If fewer than two quotations are provided, LIBOR with respect to such Interest Accrual Period will be the arithmetic mean (rounded to the nearest one-hundredth of a percent (.01%)) of the rates quoted at approximately 11:00 A.M., New York City time on such Interest Determination Date by three major banks in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks having a particular maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Accrual Period will be LIBOR in effect for the previous Interest Accrual Period.

         "London Banking Day" means a business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "master servicer" means initially Student Loan Funding Resources, Inc.

         "Master Servicing Agreement" means the Master Servicing Agreement, dated as of ____________, 1999, by and between the Co-owner Trustee, on behalf of the issuer and the master servicer, pursuant to which the master servicer covenants and agrees to provide for the servicing of the Financed Student Loans by the Servicers.

         "Maximum Auction Rate" means (i) prior to an Auction Period Conversion,
(a) the Applicable LIBOR Rate plus 1.50% (if both of the ratings assigned by the Rating Agencies to the Auction Rate Notes are "Aa3" and "AA-" or better), (b) the Applicable LIBOR Rate plus 2.50% (if any one of the ratings assigned by the Rating Agencies to the Auction Rate Notes is less than "Aa3" or "AA-" but at least "A") or (c) the Applicable LIBOR Rate plus 3.50% (if any one of the ratings assigned by the Ratings Agencies to the Auction Rate Notes is less than "A") and (ii) after an Auction Period Conversion, the rate set forth in the Supplemental Indenture executed in connection with the Auction Period Conversion. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

         "Monthly Distribution Date" means, with respect to the Series A-3 Notes and the Series B-3 Notes, the last Business Day of each month, commencing on the Initial Distribution Date for the Series A-3 Notes and the Series B-3 Notes.

         "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors and assigns.

         "Net Loan Rate" means with respect to any Interest Accrual Period for any Series of the notes, the annualized percentage rate determined by multiplying (a) the ratio of 360 to the actual number of days in such Interest Accrual Period, and (b) the ratio of (i) Expected Interest Collections for the applicable Collection Period less Program Operating Expenses with respect to such Collection Period, to (ii) the Pool Balance as of the first day of such Collection Period. In calculating the Net Loan Rate, the applicable Collection Period for the Series A-3 Notes is the Collection Period immediately preceding the Collection Period in which the Monthly Distribution Date occurs. The applicable Collection Period for the applicable Auction Rate Notes is the second preceding Collection Period prior to the Auction Period Distribution Date.

         "New Borrower" means a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the FFEL Program.

         "new notes" means each of: (i) the Series 1998A1-3 Notes, (ii) the Series 1998A1-4 Notes, (iii) the Series 1998A1-5 Notes, (iv) the Series 1998A1-6 Notes, and (v) the Series 1998B1-3 Notes.

         "Non-Payment Rate" on any date of determination, means (a) prior to an Auction Period Conversion, One-Month LIBOR plus 1.50% and (b) after an Auction Period Conversion, the interest rate per annum set forth in the definition thereof in the Supplemental Indenture executed in connection with the Auction Period Conversion.

         "Nonresidents" means holders who are nonresident alien individuals, foreign corporations, foreign partnerships or certain foreign estates and trusts.

         "notes" means the new notes and the old notes together.

         "Notice of Fee Change" means a notice of a change in the Auction Agent Fee Rate or the Broker-Dealer Fee Rate substantially in the form of an exhibit attached to the applicable Auction Agent Agreement.

         "Officer's Certificate" means a document signed by an Authorized Officer of the depositor either attesting to or acknowledging the circumstances, representations or other matters therein stated or set forth or directing that an action be taken by the person to whom such document is addressed.

         "old notes" means each of: (i) the Series 1998A-3 Notes, (ii) the Series 1998A-4Notes, (iii) the Series 1998A-5 Notes, (iv) the Series 1998A-6 Notes, and (v) the Series 1998B-3 Notes.

         "outstanding" when used with respect to notes refers to any notes executed, authenticated, issued and delivered under the Indenture other than notes for the transfer or exchange of or in lieu of which other notes shall have been authenticated and delivered by the Indenture Trustee pursuant to the Indenture and other than notes which at the time are deemed not to be outstanding under the Indenture by reason of the operation and effect of, or the limitation of, certain provisions of the Indenture.

         "Parity Percentage" means the fraction expressed as a percentage, the numerator of which is the sum of (i) the Pool Balance plus accrued interest thereon due from borrowers, accrued interest which is expected to be capitalized, and accrued Interest Subsidy Payments and Special Allowance Payments, if any, as of the end of the preceding Collection Period, and (ii) all amounts allocable to the notes on deposit (including any accrued interest thereon) in the Acquisition Fund, the Collection Fund and the Reserve Fund, if any, as of the end of the Collection Period (adjusted for payments made on such Distribution Date) and the denominator of which is the sum of (a) the outstanding principal amount of the notes (after payment thereon on such Distribution Date) and accrued interest thereon and (b) accrued and unpaid Program Operating Expenses.

         "Parity Percentage Payment" means those principal amounts required to be paid on the notes pursuant to the Indenture until the Parity Percentage is 101%.

         "Participants" means the participating organizations that utilize the services of the Depository.

         "Payment Default" means, with respect to any Series of Auction Rate Notes (a) a default in the due and punctual payment of any installment of interest on such Series or (b) a default in the due and punctual payment of any interest on and principal of such Series at their Legal Final Maturity.

         "Person" or words importing persons means firms, associations, partnerships, limited liability companies, joint ventures, societies, estates, trusts, corporations, public or governmental bodies, other legal entities and natural persons.

         "Plan" means any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA, or corresponding provisions of the Code.

         "Plan Asset Regulations" means the Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101, as amended from time to time.

         "Plan Investors" means persons acting on behalf of a Plan, or persons using the assets of a Plan.

         "PLUS Loans" or "Plus Loans" means loans made only to borrowers who are parents (and, under certain circumstances, spouses of remarried parents) of dependent undergraduate students.

         "Pool Balance" means at any time, an amount equal to the aggregate principal balance of the Financed Student Loans (including accrued interest thereon capitalized through such date) as of the end of such Collection Period, after giving effect to the following, without duplication: (i) all payments in respect of principal received by the Indenture Trustee during such Collection Period from or on behalf of borrowers and Guarantee Agencies and, with respect to certain payments on certain Financed Student Loans, the Secretary of Education and (ii) the principal portion of all Purchase Amounts received by the Indenture Trustee for such Collection Period.

         "Potential Holder" means any Person (including an Existing Holder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer), who may be interested in acquiring Auction Rate Notes (or, in the case of an Existing Holder thereof, an additional principal amount of Auction Rate Notes).

         "Principal Distribution Amount" means the principal amount of any Series of notes calculated to be distributed on a Distribution Date.

         "Principal Factor" means a seven-digit decimal number which, when multiplied by the initial principal amount of a Series A-3 Note or a Series B-3 Note, produces its outstanding principal balance. The Principal Factor will be
1.0000000 for each such note as of the Date of Issuance; thereafter, the Principal Factor for each such note will decline to reflect reductions in the outstanding principal balance of such note.

         "Program" means the issuer's program of Financing the Financed Student Loans pursuant to the Indenture.

         "Program Expense Requirement" means, as of any date of calculation, such amount as may then be necessary to be accumulated in the Expense Account for payment, in accordance with the Indenture, of the Program Operating Expenses due or to become due during the month beginning on the first day of the next succeeding calendar month as provided in the Indenture.

         "Program Operating Expenses" means all items of expense allocable to the operation of the Program, including (i) fees and expenses of and any other amounts payable to the Indenture Trustee and the Authenticating Agent, if any, and any fees charged by a Depository, (ii) the fees and expenses of and any other amounts payable to the Calculation Agent, the Auction Agent, Broker-Dealers, any market agent or other agent in connection with the Notes,
(iii) fees and expenses of and any other amounts payable to the Servicers, the Eligible Lender Trustee and any bank providing lock-box or similar services in connection with Financed Student Loans and Servicing Development Fees, (iv) the fees and expenses incurred by or on behalf of the issuer, including fees and expenses payable to the master servicer and the administrator, in the administration of the Program under the Higher Education Act, a Guarantee Agreement and any other agreement or legal requirement affecting the administration of the Program, costs of legal, accounting, auditing, management, consulting, banking and financial advisory services and expenses, costs of salaries, supplies, utilities, mailing, labor, materials, office rent, maintenance, furnishings, equipment, machinery, apparatus and insurance premiums, Costs of Issuance not paid from proceeds of Notes, and (v) and other reasonable and proper expenses, including both operating expenses and capital expenditures incurred or to be incurred in connection with the operation of the Program and with respect to item (iv) above, any other similar program of the issuer.

         The term "purchase" when used in connection with the purchase of Student Loans by the issuer means and specifically includes the purchase directly, or indirectly through an Eligible Lender Trustee, of such Student Loans.

         "Purchase Agreements" means the Student Loan Purchase Agreements with Sellers for purposes of the Program (in whole or in part), in each case only to the extent that each such Purchase Agreement covers Financed Student Loans.

         "Purchase Amount" means, as of the end of any Collection Period, the principal amount of a Financed Student Loan (including any interest required to be capitalized through such date), together with accrued and unpaid interest thereon.

         "Rating Agency" means Moody's and Fitch, as long as they maintain a rating on the outstanding Notes, and the successor of either or, if both no longer exist and have no successors, then any other rating agency then rating the outstanding notes.

         "Realized Loss" means, for each Financed Student Loan submitted to a Guarantee Agency for a Guarantee Payment, the excess, if any of (i) the unpaid principal balance of such Financed Student Loan on the date it was first submitted to a Guarantee Agency for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such Financed Student Loan up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment is first denied.

         "Record Date" means, (i) with respect to the Series A-3 Notes, the second Business Day preceding a Monthly Distribution Date, (ii) with respect to the Auction Rate Notes, the Business Day immediately preceding an Auction


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Period Distribution Date and (iii) with respect to the Series B-3 Notes, the
Business Day preceding a Monthly Distribution Date.

         "Reference Bank" means four leading banks, selected by the Calculation Agent, or by the Indenture Trustee, as applicable, (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the administrator or the issuer and (iii) having an established place of business in London.

         "registration rights agreement" means the registration rights agreement dated December 1, 1998 between the depositor and the initial purchasers as assumed by the Co-owner Trustee, on behalf of the issuer.

         "Relief Act" means the Taxpayer Relief Act of 1997, as amended.

         "Remarketing Agent" means, with respect to the Auction Rate Notes, the remarketing agent under the remarketing agreement related to the Auction Rate Notes, or any successor to it as such agent.

         "Remarketing Agreement" means a remarketing agreement among the issuer, the Remarketing Agent and the Indenture Trustee, or any similar agreement hereafter entered into by the issuer with respect to the Auction Rate Notes, in each case as originally executed and as from time to time amended or supplemented in accordance with the terms thereof and with this Indenture.

         "Repayment Phase" means, with respect to any Financed Student Loan, that period of time during which principal is repayable.

         "Repeat Borrower" means an borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the FFEL Program.

         "Reserve Fund" means the Fund established with the Indenture Trustee under the Indenture, the balance of which may be used to fund certain payments by the trust.

         "Resources" means Student Loan Funding Resources, Inc., an Ohio corporation.

         "Reuters Screen LIBOR Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page for the purposes of displaying London interbank offered rates of major banks).

         "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Secretary of Education" means the Secretary of Education, Department of Education of the United States, or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Seller" means a Lender or other party from which the issuer is purchasing or has purchased or agreed to purchase Financed Student Loans pursuant to a Purchase Agreement with such party.

         "Senior Exchange Agreement" means any Exchange Agreement on a parity with the Series 1998A Notes.

         "Senior Issuer Exchange Payment" means any Issuer Exchange Payment, the priority of payment of which is on a parity with Series 1998A Notes.

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         "Senior Parity Percentage" means the fraction expressed as a percentage, the numerator of which is the sum of (i) the Pool Balance plus accrued interest thereon due from borrowers, accrued interest which is expected to be capitalized, and accrued Interest Subsidy Payments and Special Allowance Payments, if any, as of the end of the preceding Collection Period, and (ii) all amounts on deposit (including any accrued interest thereon) in the Collection Fund, the Acquisition Fund and the Reserve Fund, and the denominator of which is the sum of (a) the outstanding principal amount of all Series 1998A Notes (after payment thereon on such Distribution Date), and accrued and unpaid interest thereon and (b) all accrued and unpaid Program Operating Expenses.

         "Serial Loan" means a loan made to the same borrower under the same loan program and guaranteed by the same Guarantee Agency (or a successor), with respect to FFELP Loans.

         "Series" means any series of old notes and corresponding series new notes.

         "Series Account" means an Account established by the Indenture, the use of which is related primarily to a specific Series of notes.

         "Series Interest Rate" means as of a given date with respect to any Series of notes the annual rate at which interest accrues on the notes of such Series on such date.

         "Series 1998A Holders' Principal Distribution Amount" means, with respect to any Distribution Date for a Series of Series 1998A Notes, the Series 1998A Principal Distribution Amount for such Distribution Date plus the Series 1998A Principal Shortfall as of the close of the preceding Distribution Date; provided that the Series 1998A Holders' Principal Distribution Amount will not exceed the outstanding principal balance of the Series 1998A Notes. In addition,
(i) on the Legal Final Maturity of the Series A-3 Notes, the principal required to be distributed to the holders of Series A-3 Notes will include the amount required to reduce the outstanding principal balance of the Series A-3 Notes to zero, (ii) on the Legal Final Maturity of the Series A-4 Notes, the principal required to be distributed to the holders of Series A-4 Notes will include the amount required to reduce the outstanding principal balance on the Series A-4 Notes to zero, (iii) on the Legal Final Maturity of the Series A-5 Notes, the principal required to be distributed to the holders of Series A-5 Notes will include the amount required to reduce the outstanding principal balance on the Series A-5 Notes to zero, and (iv) on the Legal Final Maturity of the Series A-6 Notes, the principal required to be distributed to the holders of Series A-6 Notes will include the amount required to reduce the outstanding principal balance on the Series A-6 Notes to zero.

         "Series 1998A Principal Distribution Amount" means (i) with respect to the Series A-3 Notes, an amount equal to the decline in the Pool Balance between the end of the second Collection Period preceding a Monthly Distribution Date and the end of the immediately preceding Collection Period, less, for each Monthly Distribution Date occurring after June 30, 2003, the amount of any principal to be paid on such Monthly Distribution Date on the Series B-3 Notes,
(ii) with respect to the Series A-4 Notes on and after the principal balance of the Series A-3 Notes has been paid in full, an amount equal to the decline in the Pool Balance between the end of the third Collection Period preceding an Auction Period Distribution Date and the end of the second preceding Collection Period, less, for each Monthly Distribution Date occurring after June 30, 2003, the amount of any principal paid on the immediately preceding Monthly Distribution Date on the Series B-3 Notes, (iii) with respect to the Series A-5 Notes on and after the principal balance of the Series A-3 Notes and the Series A-4 Notes has been paid in full, an amount equal to the decline in the Pool Balance between the end of the third Collection Period preceding an Auction Period Distribution Date and the end of the second preceding Collection Period, less, for each Monthly Distribution Date occurring after June 30, 2003, the amount of any principal paid on the immediately preceding Monthly Distribution Date on the Series B-3 Notes, and (iv) with respect to the Series A-6 Notes on and after the principal balance of the Series A-3 Notes, the Series A-4 Notes and the Series A-5 Notes has been paid in full, an amount equal to the decline in the Pool Balance between the end of the third Collection Period preceding an Auction Period Distribution Date and the end of the second preceding Collection Period, less, for each Monthly Distribution Date occurring after June 30, 2003, the amount of any principal paid on the immediately preceding Monthly Distribution Date on the Series B-3 Notes.

         "Series 1998A Principal Shortfall" means, as of the close of any Distribution Date for a Series of Series 1998A Notes, the excess of (i) the Series 1998A Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the holders of Series 1998A Notes on such Distribution Date.

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         "Series 1998A Notes" means the Series A-3 Notes, the Series A-4 Notes, the Series A-5 Notes and the Series A-6 Notes.

         "Series 1998A-3 Interest Shortfall" means, with respect to any Monthly Distribution Date, the excess of (i) the Series 1998A-3 Holders' Interest Distribution Amount on the preceding Monthly Distribution Date over (ii) the amount of interest actually distributed to the holders of Series A-3 Notes on such preceding Monthly Distribution Date, plus interest on the amount of such excess interest due to the holders of Series A-3 Notes, to the extent permitted by law, at the Series Interest Rate borne by the Series A-3 Notes from such preceding Monthly Distribution Date to the current Monthly Distribution Date.

         "Series 1998A-3 Holders' Interest Distribution Amount" means, with respect to any Monthly Distribution Date, the sum of (i) the amount of interest accrued at the Series Interest Rates for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series A-3 Notes on the immediately preceding Monthly Distribution Date after giving effect to all principal distributions to holders of Series A-3 Notes on such preceding Monthly Distribution Date (or, in the case of the first Monthly Distribution Date, on the Closing Date) and (ii) the Series 1998A Interest Shortfall for such Monthly Distribution Date; provided that the Series 1998A-3 Holders' Interest Distribution Amount will not include any Carryover Interest on the Series A-3 Notes.

         "Series 1998A-3 Notes" means the Student Loan Senior Asset-Backed Notes, Series 1998A-3 issued by the depositor and assumed by the issuer.

         "Series 1998A1-3 Notes" means the Student Loan Senior Asset-Backed Notes, Series 1998A1-3 of the issuer issued under the Indenture.

         "Series A-3 Notes" means the Series 1998A-3 Notes together with the Series 1998A1-3 Notes.

         "Series 1998A-4 Interest Shortfall" means, with respect to any Auction Period Distribution Date, the excess of (i) the Series 1998A-4 Holders' Interest Distribution Amount on the preceding Auction Period Distribution Date over (ii) the amount of interest actually distributed to the holders of Series 1998A-4 Notes on such preceding Auction Period Distribution Date, plus interest on the amount of such excess interest due to the holders of Series A-4 Notes, to the extent permitted by law, at the related Series Interest Rate from such preceding Auction Period Distribution Date to the current Auction Period Distribution Date.

         "Series 1998A-4 Holders' Interest Distribution Amount" means, with respect to any Auction Period Distribution Date, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series A-4 Notes on the immediately preceding Auction Period Distribution Date after giving effect to all principal redemptions to Series 1998A-4 holders on such preceding Auction Period Distribution Date (or, in the case of the first Auction Period Distribution Date, on the Closing Date) and (ii) the Series 1998A-4 Interest Shortfall for such Auction Period Distribution Date; provided that the Series 1998A-4 Holders' Interest Distribution Amount will not include any Carryover Interest on the Series A-4 Notes.

         "Series 1998A-4 Notes" means the Student Loan Senior Asset-Backed Callable Notes, Series 1998A-4 issued by the depositor and assumed by the issuer.

         "Series 1998A1-4 Notes" means the Student Loan Senior Asset-Backed Callable Notes, Series 1998A1-4 of the issuer, issued under the Indenture.

         "Series A-4 Notes" means the Series 1998A-4 Notes together with the Series 1998A1-4 Notes.

         "Series 1998A-5 Interest Shortfall" means, with respect to any Auction Period Distribution Date, the excess of (i) the Series 1998A-5 Holders' Interest Distribution Amount on the preceding Auction Period Distribution Date over (ii) the amount of interest actually distributed to the holders of the Series A-5 Notes on such preceding Auction Period Distribution Date, plus interest on the amount of such excess interest due to the holders of Series A-

5 Notes, to the extent permitted by law, at the related Series Interest Rate from such preceding Auction Period Distribution Date to the current Auction Period Distribution Date.

         "Series 1998A-5 Holders' Interest Distribution Amount" means, with respect to any Auction Period Distribution Date, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series A-5 Notes on the immediately preceding Auction Period Distribution Date after giving effect to all principal redemptions to holders of Series A-5 Notes on such preceding Auction Period Distribution Date (or, in the case of the first Auction Period Distribution Date, on the Closing Date) and (ii) the Series 1998A-5 Interest Shortfall for such Auction Period Distribution Date; provided that the Series 1998A-5 Holders' Interest Distribution Amount will not include any Carryover Interest on the Series A-5 Notes.

         "Series 1998A-5 Notes" means the Student Loan Senior Asset-Backed Callable Notes, Series 1998A-5 issued by the depositor and assumed by the issuer.

         "Series 1998A1-5 Notes" means the Student Loan Senior Asset-Backed Callable Notes, Series 1998A1-5 of the issuer, issued under the Indenture.

         "Series A-5 Notes" means the Series 1998A-5 Notes together with the Series 1998A1-5 Notes.

         "Series 1998A-6 Interest Shortfall" means, with respect to any Auction Period Distribution Date, the excess of (i) the Series 1998A-6 Holders' Interest Distribution Amount on the preceding Auction Period Distribution Date over (ii) the amount of interest actually distributed to the holders of Series A-6 Notes on such preceding Auction Period Distribution Date, plus interest on the amount of such excess interest due to the holders of Series A-6 Notes, to the extent permitted by law, at the related Series Interest Rate from such preceding Auction Period Distribution Date to the current Auction Period Distribution Date.

         "Series 1998A-6 Holders' Interest Distribution Amount" means, with respect to any Auction Period Distribution Date, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series A-6 Notes on the immediately preceding Auction Period Distribution Date after giving effect to all principal redemptions to holders of Series A-6 Notes on such preceding Auction Period Distribution Date (or, in the case of the first Auction Period Distribution Date, on the Closing Date) and (ii) the Series 1998A-6 Interest Shortfall for such Auction Period Distribution Date; provided that the Series 1998A-6 Holders' Interest Distribution Amount will not include any Carryover Interest on the Series A-6 Notes.

         "Series 1998A-6 Notes" means the Student Loan Senior Asset-Backed Callable Notes, Series 1998A-6 issued by the depositor and assumed by the issuer.

         "Series 1998A1-6 Notes" means the Student Loan Senior Asset-Backed Callable Notes, Series 1998A1-6 of the issuer issued under the Indenture.

         "Series A-6 Notes" means the Series 1998A-6 Notes together with the Series 1998A1-6 Notes.

         "Series 1998B-3 Interest Shortfall" means, with respect to any Monthly Distribution Date, the excess of (i) the Series 1998B-3 Holders' Interest Distribution Amount on the preceding Monthly Distribution Date over (ii) the amount of interest actually distributed to the holders of Series B-3 Notes on such preceding Monthly Distribution Date, plus interest on the amount of such excess interest due to the holders of Series B-3 Notes, to the extent permitted by law, at the related Series Interest Rate from such preceding Monthly Distribution Date to the current Monthly Distribution Date.

         "Series 1998B-3 Holders' Interest Distribution Amount" means, with respect to any Monthly Distribution Date, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series B-3 Notes on the immediately preceding Monthly Distribution Date after giving effect to all principal distributions to Series B-3 Notes on such preceding Monthly Distribution Date (or, in the case of the first Monthly Distribution Date, on the Closing Date) and (ii) the Series 1998B-3 Interest Shortfall for such Monthly Distribution Date.

         "Series 1998B-3 Holders' Principal Distribution Amount" means, with respect to any Monthly Distribution Date, the Series 1998B-3 Principal Distribution Amount for such Monthly Distribution Date plus the Series 1998B-3 Principal Shortfall as of the close of the preceding Monthly Distribution Date; provided that the Series 1998B-3 Holders' Principal Distribution Amount will not exceed the outstanding principal balance of the Series B-3 Notes. In addition, on the Legal Final Maturity of the Series B-3 Notes, the principal required to be distributed to the holders of Series B-3 Notes will include the amount required to reduce the outstanding principal balance on the Series B-3 Notes to zero.

         "Series 1998B-3 Principal Distribution Amount" means, (i) on each Monthly Distribution Date occurring after June 30, 2003, an amount equal to the lesser of (a) an amount equal to the decline in the Pool Balance between the end of the second Collection Period preceding a Monthly Distribution Date and the end of the immediately preceding Collection Period and (b) the greatest amount which would result in a Senior Parity Percentage of no less than 109% and a Parity Percentage of no less than 101% following such payment of principal on the Series B-3 Notes and (ii) on each Monthly Distribution Date on and after which the principal balance of the Series 1998A Notes has been paid in full, an amount equal to the decline in the Pool Balance between the end of the second Collection Period preceding a Monthly Distribution Date and the end of the immediately preceding Collection Period (reduced with respect to the first Monthly Distribution Date on which principal is to be paid on the Series B-3 Notes by the Series 1998A Holders' Principal Distribution Amount on such Monthly Distribution Date).

         "Series 1998B-3 Principal Shortfall" means, as of the close of any Monthly Distribution Date, the excess of (i) the Series 1998B-3 Principal Distribution Amount on such Monthly Distribution Date over (ii) the amount of principal actually distributed to the holders of Series B-3 Notes on such Monthly Distribution Date.

         "Series 1998B-3 Notes" means the Student Loan Subordinate Asset-Backed Notes Series 1998B-3 issued by the depositor and assumed by the issuer.

         "Series 1998B1-3 Notes" means the Student Loan Subordinate Asset-Backed Notes Series 1998B1-3 of the issuer issued under the Indenture.

         "Series B-3 Notes" means the Series 1998B-3 Notes together with the Series 1998B1-3 Notes.

         "Servicing Fee" means the fee payable to the Servicers with respect to the servicing of the Financed Student Loans.

         "Servicing Development Fees" mean costs, fees and expenses relating to the development of electronic data information or systems in connection with the servicing of Financed Student Loans, the establishment of a servicing center for the servicing of Financed Student Loans, or reserves for current or future servicing fees for Financed Student Loans; provided, however, that Servicing Development Fees are payable only with the consent of the Rating Agencies then rating the notes.

         "SLS Loans" means loans that were limited to (a) graduate or professional students, (b) independent undergraduate students, and (c) under certain circumstances, dependent undergraduate students, if such students' parents were unable to obtain a Plus Loan and were also unable to provide such students' expected family contribution.

         "Special Allowance Payments" means payments designated as such made by the Department of Education with respect to certain FFELP Loans pursuant to
Section 438 of the Higher Education Act.

         "Specified Reserve Fund Balance" means on any Distribution Date a balance in the Reserve Fund equal to the greater of (i) 1.5% of the principal balance of the outstanding notes on such Distribution Date after giving effect to payments on such Distribution Date or (ii) $1,500,000, but not in excess of the principal balance of the outstanding notes.

         "Spread Guaranty Agreement" means an agreement between the issuer and any Person providing a hedge with respect to the minimum difference between or among the yield or yields on certain Eligible Investments and the interest rate per annum on any Series of notes.

         "Stafford Loans" means loans that are generally made only to student borrowers who meet certain needs tests, as set forth in the Higher Education Act.

         "Student Loan Portfolio Fund" means the Fund maintained by the Indenture Trustee the balances of which shall include all Financed Student Loans in the trust.

         "Student Loans" means FFELP Loans.

         "Submission Deadline" means 12:30 p.m., eastern time, on any Interest Determination Date or such other time on any Interest Determination Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         "Subordinate Exchange Agreement" means an Exchange Agreement on a parity with the Series B-3 Notes.

         "Subordinate Issuer Exchange Payment" means any Issuer Exchange Payment, the priority of payment of which is on a parity with the Series B-3 Notes.

         "Substitute Auction Agent" means a Person having the qualifications required by the Indenture with whom the Indenture Trustee and the issuer enter into a Substitute Auction Agent Agreement.

         "Substitute Auction Agent Agreement" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Substitute Auction Agent agrees with the Indenture Trustee and the issuer to perform the duties of the Auction Agent under the Indenture.

         "Supplemental Indenture" means any supplement to or amendment of an Indenture entered into by the issuer, the Eligible Lender Trustee and the Indenture Trustee pursuant to and in accordance with the provisions of the Indenture.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

         "TIN" means taxpayer identification number assigned by the IRS.

         "Transfer and Sale Agreement" means the Transfer and Sale Agreement between Firstar Bank, National Association, as the Co-owner Trustee of the issuer, whereby the depositor and the Eligible Lender Trustee sold all of their respective rights and interests in the Financed Student Loans, eligible investments and certain accounts to the Co-owner Trustee on behalf of the issuer. In consideration of such sale, the Co-owner Trustee assumed on behalf of the issuer, among other things, all of the depositor's obligations under the Indenture, the registration rights agreement and the old notes.

         "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

                                   APPENDIX B

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES


         Except in certain limited circumstances, the Notes will be available only in book-entry form (the "Global Securities"). Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC") or, if applicable, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their nominal rules and operating procedures and in accordance with conventional eurobond practice.

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the respective depositories of Cedel and Euroclear and as participants in DTC. Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depository.

         Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as participants of DTC.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

         Trading between Cedel and/or Euroclear participants. Secondary market trading between Cedel participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including, the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global.

         Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to and the interest on the Global Securities will accrue from the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails). the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

         Cedel participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement. either from cash on hand or exiting lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges although this result will depend on each participant's particular cost of funds.

         Since the settlement is taking place during New York business hours., DTC participants can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. In this case, Cedel or Euroclear will instruct the respective depositary to deliver the Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     1. borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures,

     2. borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel participant or Euroclear participant.


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                                   APPENDIX C

                               AUCTION PROCEDURES

General
-------

The following description of the Auction Procedures applies separately to each Series of Auction Rate Notes. The term "Note," as used in this Appendix C, refers to each Series of Auction Rate Notes, and the term "Holder" refers to holders holding Auction Rate Notes.

Auction Participants
--------------------

         EXISTING HOLDERS AND POTENTIAL HOLDERS. Participants in each Auction will include: (i) "Existing Holders", which will mean, for purposes of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Holder Registry at the close of business on the Business Day preceding such Auction, and, for purposes of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes (the term Auction Rate Notes shall apply separately to each Series of Series A-4 Notes, Series A-5 Notes and Series A-6 Notes) and (ii) "Potential Holders", which will mean any Person (including an Existing Holder) that is a Broker-Dealer for purposes of dealing with the Auction Agent, and a potential beneficial owner for purposes of dealing with a Broker-Dealer, who may be interested in acquiring Auction Rate Notes.

         By purchasing the Auction Rate Notes, whether in an Auction or otherwise, each prospective purchaser of the Auction Rate Notes or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described in the Indenture; (ii) so long as the beneficial ownership of the Auction Rate Notes is maintained in book-entry form to sell, transfer or otherwise dispose of Auction Rate Notes, only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Holder of Auction Rate Notes so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of Auction Rate Notes maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of Auction Rate Notes specified in such Sell Order; (v) that a Bid placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of Auction Rate Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Interest Rate, determined as described in this Appendix C; (vi) that a Bid placed by a Potential Holder will constitute an irrevocable offer to purchase the principal amount, or a lesser principal amount, of the Auction Rate Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Auction Rate, determined as described in this Appendix C; and (vii) to tender its Auction Rate Notes for purchase at 100% of the principal amount thereof, plus accrued but unpaid interest and unpaid Carryover Interest, if any, and interest accrued thereon, on an Auction Period Conversion Date.

         The principal amount of the Auction Rate Notes purchased or sold may be subject to proration procedures on the Interest Determination Date. Each purchase or sale of the Auction Rate Notes on the Interest Determination Date will be made for settlement on the first day of the Interest Accrual Period immediately following such Interest Determination Date at a price equal to 100% of the principal amount thereof plus accrued interest, if any. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

         AUCTION AGENT. Bankers Trust Company is appointed in the Indenture as initial Auction Agent to serve as agent for the issuer in connection with Auctions. The Indenture Trustee is directed by the issuer to enter into the initial Auction Agent Agreement with Bankers Trust Company, as the initial Auction Agent. Any substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee and the Calculation Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized


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by law to perform all the duties imposed upon it under the Indenture and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least 90 days' notice to the Indenture Trustee, the issuer and the Calculation Agent. The Auction Agent may be removed at any time by the Indenture Trustee upon the written direction of the issuer, or the holders of at least 66-2/3% of the aggregate principal amount of the Auction Rate Notes then outstanding, by an instrument signed by such holders or their attorneys and filed with the Auction Agent, the issuer, the Indenture Trustee and the Calculation Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a substitute Auction Agent has been appointed and has accepted such appointment. If required by the issuer or the Calculation Agent, a substitute Auction Agent Agreement will be entered into with a substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 15 days after notifying the Indenture Trustee, the issuer and the Calculation Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

         If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent will be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee, at the direction of the issuer (after receipt of a certificate from the Calculation Agent confirming that any proposed substitute Auction Agent meets the requirements described in the preceding paragraph above), shall use its best efforts to appoint a substitute Auction Agent.

         The Auction Agent is acting as agent for the issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         The Indenture Trustee will pay the Auction Agent the Auction Agent Fee on each Auction Period Distribution Date for the Auction Rate Notes and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). Such amounts are payable as provided in the Indenture. The issuer will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties under the Indenture, the Auction Agent Agreement and the Broker-Dealer Agreement and of enforcing this indemnification provision; provided that the issuer will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

         BROKER-DEALER. Existing Holders and Potential Holders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer", including NationsBanc Montgomery Securities LLC as the sole initial Broker-Dealer or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the issuer and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

         The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from moneys received from the Indenture Trustee, on each Auction Period Distribution Date. Such Broker-Dealer Fee is payable as provided in the Indenture and the Broker-Dealer Agreement. Broker-Dealers may submit Orders in Auctions for their own accounts. Any Broker-Dealer submitting an Order for its own account in any Auction might have an advantage over other Bidders in that it would have knowledge of other Orders placed through it in that Auction, but it would not have knowledge of Orders submitted by other Broker-Dealers. The Broker-Dealer Agreements provide that a Broker-Dealer shall handle its customers' Orders in accordance with their respective duties under applicable securities laws and rules. Any entity that is an affiliate of the issuer and becomes a Broker-Dealer must submit a Sell Order covering any Auction Rate Notes held for its own account.

         CALCULATION AGENT. Under the Calculation Agent Agreement, and in connection with the Auction Rate Notes, the "Calculation Agent", initially Salomon Smith Barney Inc., will act solely as agent of the issuer and will not assume any obligation or relationship of agency or trust for or with any of the holders or book-entry interest owners of the Auction Rate Notes. The Calculation Agent will receive nominal compensation for the performance of its duties under the Calculation Agent Agreement.

Auction Procedures
------------------

         GENERAL. Pursuant to the Indenture, Auctions to establish the Auction Rate for the Auction Rate Notes will be held on each Interest Determination Date, except as described under the heading "Description of the New Notes -- Determination of the Auction Rate" in this Prospectus, by application of the Auction Procedures described herein and in the Indenture.

         The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and the Applicable LIBOR Rate on each Interest Determination Date. The administrator will calculate and, no later than the Business Day preceding each Interest Determination Date, will report to the Auction Agent in writing, the Net Loan Rate. Upon receipt of notice from the Indenture Trustee of a failed Auction Period Conversion as described in the Indenture, the Auction Agent will calculate the Maximum Auction Rate, and the administrator will report to the Auction Agent in writing the Net Loan Rate, for the Auction Rate Notes as of such failed Auction Period Conversion Date and give notice thereof as provided and to the parties specified in the Auction Agent Agreement. If the ownership of the Auction Rate Notes is no longer maintained in book-entry form, the Indenture Trustee will calculate the Maximum Auction Rate, and the administrator will report to the Indenture Trustee in writing the Net Loan Rate, for the Auction Rate Notes on the Business Day immediately preceding the first day of each Interest Accrual Period commencing after delivery of the Note certificates. If a Payment Default has occurred, the Indenture Trustee will calculate the Non-Payment Rate on the Interest Determination Date for (i) each Interest Accrual Period commencing on or after the occurrence and during the continuance of such Payment Default and (ii) any Interest Accrual Period commencing less than two Business Days after the cure of any Payment Default. The Auction Agent will determine the Applicable LIBOR Rate for each Interest Accrual Period other than the Initial Period; provided, that if the ownership of the Auction Rate Notes is no longer maintained in book-entry form, or if a Payment Default has occurred, then the Indenture Trustee will determine the Applicable LIBOR Rate for each such Interest Accrual Period. The determination by the Indenture Trustee or the Auction Agent, as the case may be, of the Applicable LIBOR Rate will (in the absence of manifest error) be final and binding upon the holders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Indenture Trustee of the Applicable LIBOR Rate.

         SUBMISSION OF ORDERS. So long as the ownership of the Auction Rate Notes is maintained in book-entry form, an Existing Holder may sell, transfer or otherwise dispose of Auction Rate Notes only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Except with respect to the Interest Determination Date immediately preceding an Auction Period Conversion Date, Auctions will be conducted on each Interest Determination Date, if there is an Auction Agent on such Interest Determination Date, in the following manner (such procedures will apply to separately to each series of Auction Rate Notes).

         Prior to the Submission Deadline (defined as 12:30 P.M., eastern time, on any Interest Determination Date or such other time on any Interest Determination Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Interest Determination Date:

         (a) each Existing Holder of Auction Rate Notes may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of outstanding Auction Rate Notes, if any, held by such

Existing Holder which such Existing Holder desires to continue to hold without regard to the Series Interest Rate for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount of outstanding Auction Rate Notes, if any, which such Existing Holder offers to sell if the Series Interest Rate for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Holder (a "Bid"); and/or (iii) the principal amount of outstanding Auction Rate Notes, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Series Interest Rate for the next succeeding Auction Period (a "Sell Order"); and

         (b) one or more Broker-Dealers may contact Potential Holders to determine the principal amount of Auction Rate Notes which each such Potential Holder offers to purchase, if the Series Interest Rate for the next succeeding Auction Period will not be less than the rate per annum specified by such Potential Holder (also a "Bid").

         Each Hold Order, Bid and Sell Order will be an "Order". Each Existing Holder and each Potential Holder placing an Order is referred to as a "Bidder".

         Subject to the provisions described below under "Validity of Orders", a Bid by an Existing Holder will constitute an irrevocable offer to sell: (i) the principal amount of outstanding Auction Rate Notes specified in such Bid if the Series Interest Rate will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount of outstanding Auction Rate Notes to be determined as described below in "Acceptance and Rejection of Orders", if the Series Interest Rate will be equal to the rate specified in such Bid or
(iii) such principal amount or a lesser principal amount of outstanding Auction Rate Notes to be determined as described below under "Acceptance and Rejection of Orders", if the rate specified therein will be higher than the Series Interest Rate and Sufficient Clearing Bids (as defined below) have not been made.

         Subject to the provisions described below under "Validity of Orders", a Sell Order by an Existing Holder will constitute an irrevocable offer to sell:
(i) the principal amount of outstanding Auction Rate Notes specified in such Sell Order or (ii) such principal amount or a lesser principal amount of outstanding Auction Rate Notes as described below under "Acceptance and Rejection of Orders", if Sufficient Clearing Bids have not been made.

         Subject to the provisions described below under "Validity of Orders", a Bid by a Potential Holder will constitute an irrevocable offer to purchase: (i) the principal amount of outstanding Auction Rate Notes specified in such Bid if the Series Interest Rate will be higher than the rate specified in such Bid or
(ii) such principal amount or a lesser principal amount of outstanding Auction Rate Notes as described below in "Acceptance and Rejection of Orders", if the Series Interest Rate is equal to the rate specified in such Bid.

         Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Interest Determination Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount of Auction Rate Notes that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Holder: (a) the principal amount of Auction Rate Notes, if any, subject to any Hold Order placed by such Existing Holder; (b) the principal amount of Auction Rate Notes, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and (c) the principal amount of Auction Rate Notes, if any, subject to any Sell Order placed by such Existing Holder; and (iv) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

         If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

         If an Order or Orders covering all outstanding Auction Rate Notes held by any Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Holder covering the principal amount of outstanding Auction Rate Notes held by such Existing Holder and not subject to an Order submitted to the Auction Agent.

         Neither the issuer, the Indenture Trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

         An Existing Holder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Auction Rate Notes then held by such Existing Holder. An Existing Holder that offers to purchase additional Auction Rate Notes is, for purposes of such offer, treated as a Potential Holder.

         Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by a Existing Holder and (ii) not be accepted if submitted by a Potential Holder.

         VALIDITY OF ORDERS. If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of outstanding Auction Rate Notes held by such Existing Holder, such Orders will be considered valid as follows and in the order of priority described below.

         Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of outstanding Auction Rate Notes held by such Existing Holder, and if the aggregate principal amount of Auction Rate Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Notes held by such Existing Holder, the aggregate principal amount of Auction Rate Notes subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of Auction Rate Notes subject to all such Hold Orders equals the aggregate principal amount of outstanding Auction Rate Notes held by such Existing Holder.

         Bids. Any Bid will be considered valid up to the amount of the excess of the principal amount of outstanding Auction Rate Notes held by such Existing Holder over the aggregate principal amount of Auction Rate Notes subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Holder and the aggregate principal amount of outstanding Auction Rate Notes subject to such Bids is greater than such excess, such Bids will be considered valid up to the amount of such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Holder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of outstanding Auction Rate Notes, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Holder at the rate therein specified.

         Sell Orders. All Sell Orders will be considered valid up to the amount of the excess of the principal amount of outstanding Auction Rate Notes held by such Existing Holder over the aggregate principal amount of Auction Rate Notes subject to valid Hold Orders and valid Bids as referred to above.

         If more than one Bid for Auction Rate Notes is submitted on behalf of any Potential Holder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Holder covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Interest Determination Date will be irrevocable.

         A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order". a "Submitted Bid" and a "Submitted Sell Order", respectively (collectively, "Submitted Orders").

         DETERMINATION OF SUFFICIENT CLEARING BIDS AND BID AUCTION RATE. Not earlier than the Submission Deadline on each Interest Determination Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

         (a) the excess of the total principal amount of outstanding Auction Rate Notes over the sum of the aggregate principal amount of outstanding Auction Rate Notes subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Auction Rate Notes"); and

         (b) from such Submitted Orders whether the aggregate principal amount of outstanding Auction Rate Notes subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the

Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of outstanding Auction Rate Notes subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of outstanding Auction Rate Notes subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the outstanding Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids by Potential Holders above will be hereinafter referred to collectively as "Sufficient Clearing Bids"); and

         (c) if Sufficient Clearing Bids exist, the "Bid Auction Rate" which will be the lowest rate specified in such Submitted Clearing Bids such that if:

                  (i) each such Submitted Bid from Existing Holders specifying such lowest rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected (thus entitling such Existing Holders to continue to hold the principal amount of Auction Rate Notes subject to such Submitted Bids); and

                  (ii) each such Submitted Bid from Potential Holders specifying such lowest rate and all other Submitted Bids from Potential Holders specifying lower rates, were accepted,

the result would be that such Existing Holders described in subparagraph (i) above would continue to hold an aggregate principal amount of outstanding Auction Rate Notes which, when added to the aggregate principal amount of outstanding Auction Rate Notes to be purchased by such Potential Holders described in subparagraph (ii) above, would equal not less than the Available Auction Rate Notes.

         NOTICE OF AUCTION RATE AND SERIES INTEREST RATE. Promptly after the Auction Agent has made the determinations described above, the Auction Agent will advise the Indenture Trustee of the Net Loan Rate for the Auction Rate Notes, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Interest Determination Date, and based on such determinations, the Auction Rate for the next succeeding Interest Accrual Period as follows:

         (a) if Sufficient Clearing Bids exist, that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the Bid Auction Rate so determined;

         (b) if Sufficient Clearing Bids do not exist (other than because all of the outstanding Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the Maximum Auction Rate; or

         (c) if all outstanding Auction Rate Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the All Hold Rate.

         Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Indenture Trustee of the Series Interest Rate, which rate will be the lesser of (a) the Formula Rate and (b) the Net Loan Rate for the Auction Rate Notes. In no event shall the Series Interest Rate exceed 17%.

         ACCEPTANCE AND REJECTION OF ORDERS. Existing Holders will continue to hold the principal amount of Auction Rate Notes that are subject to Submitted Hold Orders. If the Net Loan Rate for the Auction Rate Notes is equal to or greater than the Bid Auction Rate and if Sufficient Clearing Bids, as described above under "Determination of Sufficient Clearing Bids and Bid Auction Rate", have been received by the Auction Agent, the Bid Auction Rate will be the Auction Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as set forth below.

         If the Net Loan Rate for the Auction Rate Notes is greater than the Auction Rate, the Series Interest Rate shall be the Auction Rate. If the Net Loan Rate for the Auction Rate Notes is less than the Auction Rate, the Series Interest Rate will be the Net Loan Rate for the Auction Rate Notes. If the Auction Rate and the Net Loan Rate for the Auction Rate Notes are both greater than 17%, the Series Interest Rate shall be equal to 17%. If the Auction Agent has not received Sufficient Clearing Bids as described above under "Determination of Sufficient Clearing Bids and Bid Auction Rate" (other than because all of the outstanding Auction Rate Notes are subject to Submitted

Holds Orders), the Series Interest Rate will be the lesser of the Maximum Auction Rate or the Net Loan Rate for the Auction Rate Notes, but in no event greater than 17%. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

         Sufficient Clearing Bids. If Sufficient Clearing Bids have been made and the Net Loan Rate for the Auction Rate Notes is equal to or greater than the Bid Auction Rate (in which case the Series Interest Rate will be the Bid Auction
Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

         (a) Existing Holders' Submitted Bids specifying any rate that is higher than the Series Interest Rate will be accepted, thus requiring each such Existing Holder to sell the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

         (b) Existing Holders' Submitted Bids specifying any rate that is lower than the Series Interest Rate will be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

         (c) Potential Holders' Submitted Bids specifying any rate that is lower than the Series Interest Rate will be accepted;

         (d) Each Existing Holder's Submitted Bid specifying a rate that is equal to the Series Interest Rate will be rejected, thus entitling such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Notes subject to such Submitted Bid, unless the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids will be greater than the principal amount of Auction Rate Notes (the "remaining principal amount") equal to the excess of the Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Holder will be rejected in part and such Existing Holder will be entitled to continue to hold the principal amount of Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of outstanding Auction Rate Notes held by such Existing Holder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Auction Rate Notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Series Interest Rate;

         (e) Each Potential Holder's Submitted Bid specifying a rate that is equal to the Series Interest Rate will be accepted, but only in an amount equal to the principal amount of Auction Rate Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Auction Rate Notes subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Auction Rate Notes subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Series Interest Rate; and

         (f) Each Potential Holder's Bid specifying a rate that is higher than the Series Interest Rate will be rejected.

         Insufficient Bids. If Sufficient Clearing Bids have not been made (other than because all of the outstanding Auction Rate Notes are subject to Submitted Hold Orders) or if the Net Loan Rate for the Auction Rate Notes is less than the Bid Auction Rate (in which case the Series Interest Rate shall be the Net Loan Rate for the Auction Rate Notes) or if the Series Interest Rate would be greater than 17%, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority:

         (a) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the Series Interest Rate will be rejected, thus entitling such Existing Holders to continue to hold the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

         (b) Potential Holders' Submitted Bids specifying (i) a rate that is equal to or lower than the Series Interest Rate will be accepted, and (ii) a rate that is higher than the Series Interest Rate will be rejected; and

         (c) Each Existing Holder's Submitted Bid specifying any rate that is higher than the Series Interest Rate and the Submitted Sell Order of each Existing Holder will be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Auction Rate Notes held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of outstanding Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

         All Hold Orders. If all outstanding Auction Rate Notes are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

         Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Clearing Bids and Insufficient Bids, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a principal amount of Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Auction Rate Notes to be purchased or sold by any Existing Holder or Potential Holder so that the principal amount of Auction Rate Notes purchased or sold by each Existing Holder or Potential Holder will be equal to an Authorized Denomination. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Holder would be entitled or required to purchase less than a principal amount of Auction Rate Notes equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Auction Rate Notes for purchase among Potential Holders so that only Auction Rate Notes in an Authorized Denomination are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Auction Rate Notes.

         Based on the results of each Auction, the Auction Agent will determine the aggregate principal amount of Auction Rate Notes to be purchased and the aggregate principal amount of Auction Rate Notes to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Notes to be sold differs from such aggregate principal amount of Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Auction Rate Notes.

         Neither the issuer nor any affiliate of the issuer may submit an Order in any Auction.

         Any calculation by the Auction Agent (or the administrator or the Indenture Trustee, if applicable) of the Series Interest Rate, the Applicable LIBOR Rate, the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate for the Auction Rate Notes and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

         SETTLEMENT PROCEDURES. The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Series Interest Rate for the next Interest Accrual Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Interest Determination Date, if the Series Interest Rate is the Auction Rate, or 4:00 p.m., eastern time, on the Interest Determination Date, if the Series Interest Rate is the Net Loan Rate for the Auction Rate Notes. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the Series Interest Rate for the next Interest Accrual Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Auction Rate Notes as a result of the Auction and advise each Bidder purchasing or selling Auction Rate Notes as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Auction Rate Notes or to deliver such Auction Rate Notes against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent will record each transfer of Auction Rate Notes on the Existing Holders Registry to be maintained by the Auction Agent.

         In accordance with DTC's normal procedures, on the Business Day after the Interest Determination Date, the transactions described above will be executed through DTC, so long as DTC is the Depository, and the accounts of the respective Participants at DTC will be debited and credited and Auction Rate Notes delivered as necessary to effect the purchases and sales of Auction Rate Notes as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

         If any Existing Holder selling Auction Rate Notes in an Auction fails to deliver such Auction Rate Notes, the Broker-Dealer of any person that was to have purchased Auction Rate Notes in such Auction may deliver to such person a principal amount of Auction Rate Notes that is less than the principal amount of Auction Rate Notes that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination. In such event, the principal amount of Auction Rate Notes to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Auction Rate Notes will constitute good delivery. Neither the Indenture Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Broker-Dealer or Participant to deliver the principal amount of Auction Rate Notes or to pay for the Auction Rate Notes purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see Appendix D, "Settlement Procedures".

Indenture Trustee Not Responsible for Auction Agent, Calculation Agent and
--------------------------------------------------------------------------
Broker-Dealers
--------------

         The Indenture Trustee will not be liable or responsible for the actions of or failure to act by the Auction Agent, Calculation Agent or any Broker-Dealer under the Indenture or under the Auction Agent Agreement, the Calculation Agent Agreement or any Broker-Dealer Agreement. The Indenture Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Calculation Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

Changes in Auction Terms
------------------------

         CHANGES IN AUCTION PERIOD OR PERIODS. The issuer may change, from time to time, the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Notes (an "Auction Period Adjustment"). The issuer will not initiate such change in the length of the Auction Period unless it has received the written consent of the Calculation Agent, which consent shall not be unreasonably withheld, not less than fifteen days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The issuer will initiate an Auction Period Adjustment by giving written notice to the Indenture Trustee, the Auction Agent, the Calculation Agent, the Depository and each Rating Agency then rating the Auction Rate Notes subject to such Auction Period Adjustment, in substantially the form of, or containing substantially the information contained in, the Indenture at least 10 days prior to the Interest Determination Date for such Auction Period.

         No Auction Period Adjustment may result in an Auction Period of less than 7 nor more than 91 days, with respect to Auction Rate Notes with a Short Auction Period, or in an Auction Period that is more than three months shorter or longer than the Auction Period established upon the issuance or Auction Period Conversion of such Auction Rate Notes, with respect to Auction Rate Notes with a Long Auction Period. An Auction Period Adjustment will not be allowed unless Sufficient Clearing Bids existed at both the Auction preceding the date on which the notice of the proposed change was given as described above and the Auction preceding the proposed change.

         An Auction Period Adjustment will take effect only if (A) the Indenture Trustee and the Auction Agent receive, by 11:00 A.M., eastern time, on the Business Day before the Interest Determination Date for the first such Auction Period, a certificate from the issuer authorizing an Auction Period Adjustment specified in such certificate and the written consent of the Calculation Agent described above and (B) Sufficient Clearing Bids exist at the Auction on the Interest Determination Date for such first Auction Period. If the condition referred to in (A) is not met, the Auction Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the length of the Auction Period will remain the same. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the Series Interest Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Loan Rate for the Auction Rate Notes, but in no event greater than 17%, and the length of the Auction Period will remain the same.

         The issuer, with the written consent of the Rating Agencies then rating the outstanding Notes, may, from time to time, change the length of one or more Auction Periods pursuant to an Auction Period Conversion. In the event of a failed Auction Period Conversion, the Series Interest Rate for the Auction Period for which the proposed Auction Period Conversion was to have been effective will be the lesser of the Maximum Auction Rate and the Net Loan Rate for the Auction Rate Notes, but in no event greater than 17%, and the length of the Auction Period will remain the same.

         CHANGES IN THE INTEREST DETERMINATION DATE. The Calculation Agent may specify an earlier Interest Determination Date than the Interest Determination Date that would otherwise be determined in accordance with the definition of "Interest Determination Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Interest Determination Date and the interest rate borne on the Auction Rate Notes. The Authorized Officer of the issuer will not consent to such change in the Interest Determination Date unless the issuer shall have received from the Calculation Agent not less than 15 days nor more than 20 days prior to the effective date of such change a written request for consent. The Calculation Agent will provide notice of its determination to specify an earlier Interest Determination Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Interest Determination Date to the Indenture Trustee, the Auction Agent, the issuer and the Depository. Such notice will be substantially in the form of, or contain substantially the information contained in, the Indenture.

         The changes in Auction terms described above may be made with respect to any of the series of Auction Rate Notes (but in such latter case separate notices will be prepared and delivered as provided above and, with respect to changes in the length of Auction Periods, the conditions specified above will be applied to each series separately). In connection with any change in Auction terms described above, the Auction Agent will provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                   APPENDIX D

                              SETTLEMENT PROCEDURES

         If not otherwise defined below, capitalized terms used below will have the meanings given such terms in the Indenture. These Settlement procedures apply separately to each Series of Auction Rate Notes.

         (a) Not later than (1) 3:00 P.M., eastern time, if the Series Interest Rate is the Auction Rate or (2) 4:00 P.M., eastern time, if the Series Interest Rate is the Net Loan Rate for the Auction Rate Notes, on each Interest Determination Date, the Auction Agent will notify by telephone each Broker-Dealer that participated in the Auction held on such Interest Determination Date and submitted an Order on behalf of an Existing Holder or Potential Holder of:

                  (i) the Series Interest Rate fixed for the next Interest Accrual Period;

                  (ii) whether there were Sufficient Clearing Bids in such Auction;

                  (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Notes, if any, to be purchased or sold by such Existing Holder;

                  (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Notes, if any, to be purchased by such Potential Holder;

                  (v) if the aggregate amount of Auction Rate Notes to be sold by all Existing Holders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Auction Rate Notes to be purchased by all Potential Holders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of Auction Rate Notes and the principal amount of Auction Rate Notes to be purchased from one or more Existing Holders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

                  (vi) if the principal amount of Auction Rate Notes to be purchased by all Potential Holders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Auction Rate Notes to be sold by all Existing Holders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Auction Rate Notes and the principal amount of Auction Rate Notes to be sold to one or more Potential Holders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

                  (vii) the Interest Determination Date for the next succeeding Auction.

         (b) On each Interest Determination Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder will:

                  (i) advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Interest Determination Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                  (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Holder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of the Auction Rate Notes to be purchased pursuant to such Bid against receipt of such Auction Rate Notes;

                  (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Holder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Depository the principal amount of Auction Rate Notes to be sold pursuant to such Order against payment therefor;

                  (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order and each Potential Holder on whose behalf such Broker-Dealer submitted a Bid of the Series Interest Rate for the next Interest Accrual Period;

                  (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the next Interest Determination Date; and

                  (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Interest Determination Date.

         (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Auction Rate Notes received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

         (d) On each Interest Determination Date:

                  (i) each Potential Holder and Existing Holder with an Order in the Auction on such Interest Determination Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

                  (ii) each Seller's Broker-Dealer that is not a Participant of the Depository will instruct its Participant to (A) pay through the Depository to the Participant of the Existing Holder delivering Auction Rate Notes to such Broker-Dealer following such Auction pursuant to paragraph (b)(ii) above the amount necessary to purchase such Auction Rate Notes against receipt of such Auction Rate Notes and (B) deliver such Auction Rate Notes through the Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

                  (iii) each Buyer's Broker-Dealer that is not a Participant in the Depository will instruct its Participant to pay through the Depository to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Auction Rate Notes to be purchased pursuant to (b)(ii) above against receipt of such Auction Rate Notes.

         (e) On the Business Day following each Interest Determination Date:

                  (i) each Participant for a Bidder in the Auction on such Interest Determination Date referred to in (d)(i) above will instruct the Depository to execute the transactions described under (b)(ii) or
         (b)(iii) above for such Auction, and the Depository will execute such transactions;

                  (ii) each Seller's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in
         (d)(ii) above for such Auction, and the Depository will execute such transactions; and

                  (iii) each Buyer's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in
         (d)(iii) above for such Auction, and the Depository will execute such transactions.

         (f) If an Existing Holder selling Auction Rate Notes in an Auction fails to deliver such Auction Rate Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a principal amount of Auction Rate Notes that is less than the principal amount of Auction Rate Notes that otherwise was to be purchased by such Potential Holder. In such event, the principal amount of Auction Rate Notes to be so delivered will be determined solely by such Broker-Dealer. Delivery of such lesser principal amount of Auction Rate Notes will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Auction Rate Notes which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Indenture Trustee nor the Auction Agent shall have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Auction Rate Notes or to pay for the Auction Rate Notes purchased or sold pursuant to an Auction or otherwise.

                                   APPENDIX E
                        FORM OF MASTER PURCHASER'S LETTER

                      TO BE SUBMITTED TO YOUR BROKER-DEALER

                 RELATING TO SECURITIES INVOLVING RATE SETTINGS
                        THROUGH AUCTIONS OR REMARKETINGS


To:      The Corporation
         Remarketing Agent
         The Trust Company
         A Broker-Dealer
         An Agent Member
         Other Persons

Ladies and Gentlemen:

         1. This letter is designed to apply to auctions for publicly or privately offered debt or equity securities ("Securities") of any issuer ("Corporation") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus"), and which involve periodic rate settings through auctions ("Auctions"). This letter shall be for the benefit of any Corporation and of any trust company or auction agent (collectively, "trust company"), broker-dealer, agent member, securities depository or other interest person in connection with any Securities and related Auctions (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

         2. We may from time to time offer to purchase, offer to sell and/or sell Securities of any Corporation as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the result of Auctions as set forth in the Prospectus.

         3. We agree that any bid or sell order placed by us shall constitute an irrevocable offer by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any auction date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

         4. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered, or caused to be delivered on its behalf, to the applicable trust company a letter substantially in the form of this letter (or other applicable purchasers' letter), provided that in case of all transfers other than pursuant to Auctions we or our broker-dealer or our agent member shall advise such trust company of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus. We agree to comply with any other transfer restrictions or other related procedures as described in the Prospectus.

         5. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by a global certificate registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book-entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable trust company such information concerning our beneficial ownership of securities as such trust company shall request.

         6. We acknowledge that partial deliveries of Securities purchased in Auctions may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

         7.  This letter is not a commitment by us to purchase any Securities.

         8. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior or post-dated purchaser's letter specific to particular Securities; any recipient of this letter may rely upon it until such recipient has received a signed writing amending or revoking this letter.

         9. The descriptions of Auction procedures set forth in each applicable Prospectus are incorporated by reference herein and, in case of any conflict between this letter and any such description, such description shall control.

         10. Any photocopy or other reproduction of this letter, if signed, shall be deemed of equal effect as a signed original.

         11. Our agent member of the Securities Depository currently is
___________________________.

         12. Our personnel authorized to place orders with broker-dealers for the purposes set forth in the Prospectus in Auctions is/are
_________________________________, telephone number (___) ________.

         13. Our taxpayer identification number is _____________________.

         14. In the case of each offer to purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

                  We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption for the registration requirements of the Act is available.

         14.1 We hereby confirm that any purchase of Securities by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "qualified institutional buyers" within the meaning of Rule 144A under the Act or "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

         14.2 We acknowledge that prior to purchasing any Securities we shall have received a prospectus (private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Corporation and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

         14.3 We recognize that the Corporation and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph 14.1 above.

Dated:

                                                -------------------------------
                                                       (Name of Purchaser)


                                                By:
                                                   -----------------------------
                                                Printed Name:
                                                             ------------------
                                                Title:
                                                      -------------------------

                                                Mailing Address of Purchaser:

                                                -------------------------------

                                                -------------------------------

                                                -------------------------------

         THE TRUST HAS NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION IN CONNECTION WITH THIS OFFERING OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS. YOU SHOULD RELY ONLY UPON THE INFORMATION CONTAINED IN THIS PROSPECTUS IN DECIDING WHETHER TO MAKE AN INVESTMENT IN THE NEW NOTES. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN A JURISDICTION WHERE THE OFFER OR SOLICITATION IS NOT PERMITTED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED, OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF AND ANY SALE MADE UNDER THIS PROSPECTUS DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST SINCE THE DATE OF THIS PROSPECTUS.


                                TABLE OF CONTENTS

Where You Can Find More Information
Prospectus Summary
Risk Factors
The Issuer
The Depositor
Use of Proceeds
The Exchange Offer
The Financed Student Loans
Transfer and Sale Agreement
Maturity and Prepayment Considerations
Description of the FFEL Program
Servicing
The Guarantee Agencies
Description of the New Notes
Redemption
Security for the Notes
The Indenture
Federal Income Tax Consequences
State Tax Considerations
ERISA Considerations
Legal Matters
Rating
Plan of Distribution


         UNTIL , 1999 (90) DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. March , 1999



                               EXCHANGE OFFER FOR

                           SENIOR ASSET-BACKED NOTES,
                     SERIES 1998A1-3 (LIBOR FLOATING RATE),

                       SENIOR ASSET-BACKED CALLABLE NOTES,
                         SERIES 1998A1-4 (AUCTION RATE),

                       SENIOR ASSET-BACKED CALLABLE NOTES,
                         SERIES 1998A1-5 (AUCTION RATE),

                       SENIOR ASSET-BACKED CALLABLE NOTES,
                         SERIES 1998A1-6 (AUCTION RATE),

                                       AND

                         SUBORDINATE ASSET-BACKED NOTES,
                          SERIES 1998B1-3 (FIXED RATE)

                           STUDENT LOAN FUNDING TRUST
                                    1998-A/B


                                   PROSPECTUS

                                 March  , 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        [TO BE PROVIDED]

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits:

1.1      Form of Dealer Manager Agreement*
3.1      Certificate of Formation for Student Loan Funding LLC
3.2      Limited Liability Company Agreement for Student Loan Funding LLC
3.3 Form of Trust Agreement between Student Loan Funding LLC and the Eligible Lender Trustee
4.1 Amended and Restated Indenture of Trust, dated as of __________, 1999, by and among Firstar Bank, N.A., as Co-Owner Trustee, Firstar Bank, N.A., as Eligible Lender Trustee and Firstar Bank, N.A., as Indenture Trustee*
4.2 Amended & Restated Terms Supplement to the Amended & Restated Indenture of Trust, dated as of _______________, 1999 by and among Firstar Bank, N.A. as Co-owner Trustee, Firstar Bank, N.A. as Eligible Lender Trustee and Firstar Bank, N.A. as Indenture Trustee*
4.3 Registration Rights Agreement, dated as of December 1, 1998, by and between Student Loan Funding LLC and Salomon Smith Barney, Inc.*
4.4      Form of old Senior Asset-Backed Note, Series 1998A-3 (LIBOR Rate)*
4.5      Form of old Senior Asset-Backed Callable Note, Series 1998A-4 (Auction
         Rate)*
4.6      Form of old Senior Asset-Backed Callable Note, Series 1998A-5 (Auction
         Rate)*
4.7      Form of old Senior Asset-Backed Callable Note, Series 1998A-6 (Auction
         Rate)*
4.8      Form of old Subordinate Asset-Backed Note, Series 1998B-3 (Fixed Rate)*
4.9      Form of new Senior Asset-Backed Note, Series 1998A1-3 (LIBOR Rate)*
4.10     Form of new Senior Asset-Backed Callable Note, Series 1998A1-4 (Auction
         Rate)*
4.11     Form of new Senior Asset-Backed Callable Note, Series 1998A1-5 (Auction
         Rate)*
4.12     Form of new Senior Asset-Backed Callable Note, Series 1998A1-6 (Auction
         Rate)*
4.13     Form of new Subordinate Asset-Backed Note, Series 1998B1-3 (Fixed
         Rate)*
5.1      Opinion of Thompson Hine & Flory LLP with respect to legality*
8.1 Opinion of Thompson Hine & Flory LLP with respect to federal tax matters
10.1 Master Servicing Agreement, dated as of ___________, 1999, by and between Firstar Bank, N.A., as Co-owner Trustee, and Student Loan Funding Resources, Inc.*
10.2 Administration Agreement, dated as of _____________, 1999, by and between Firstar Bank, N.A., as Co-owner Trustee, and Student Loan Funding Resources, Inc.*
10.3 Transfer and Sale Agreement, dated as of ____________, 1999, by and between Student Loan Funding LLC, Firstar Bank, N.A., as Eligible Lender Trustee and Firstar Bank, N.A. as Co-owner Trustee for the trust*
10.4 Eligible Lender Trustee Agreement, dated as of March 1, 1999, by and between Firstar Bank, N.A. as Eligible Lender Trustee and Firstar Bank, N.A. as Co-owner Trustee
10.5 Guarantee Agreement between the Eligible Lender Trustee on behalf of the issuer and Florida Department of Education, Office of Student Financial Assistance
10.6 Guarantee Agreement between the Eligible Lender Trustee on behalf of the issuer and Georgia Higher Education Assistance Corporation.
10.7 Guarantee Agreement between the Eligible Lender Trustee on behalf of the issuer and United Student Aid Funds, Inc.

10.8     Guarantee Agreement between the Eligible Lender Trustee on behalf of the issuer and Kentucky Higher Education Assistance
         Authority
10.9     Guarantee Agreement between the Eligible Lender Trustee on behalf of the issuer and Great Lakes Higher Education Guaranty Corporation
23.1 Consent of Thompson Hine & Flory LLP (contained in their opinions filed as Exhibit 5.1 and 8.1)*
24.1     Power of Attorney (contained on the signature page hereof)
25.1 Statement of eligibility and qualification of Firstar Bank, N.A., as the trustee under the Indenture filed as Exhibit 4.1 (Form T-1)*
99.1     Form of Letter of Transmittal*
99.2     Form of Notice of Guaranteed Delivery*
------------
* To be filed by amendment.

(b)      Financial Statement Schedules:

All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 22. UNDERTAKINGS.

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, state of Ohio, on March 5, 1999.

                              FIRSTAR BANK, N.A., not in its individual capacity but solely in its capacity as Co-owner Trustee for STUDENT LOAN FUNDING 1998-A/B TRUST


                              By:  /s/ ROBERT P. JONES
                                 ----------------------------------------
                                   Robert P. Jones, Senior Trust Officer


                              STUDENT LOAN FUNDING LLC



                              By:  /s/ BRIAN A. ROSS
                                 --------------------------------------
                                   Brian A. Ross, Senior Vice President
                                   and Manager

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Thomas
L. Conlan, Jr., and Brian A. Ross, as that person's true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities for Student Loan Funding LLC and on the dates indicated.



                Signature                                    Capacity                                Date
                ---------                                    --------                                ----

/S/ THOMAS L. CONLAN, JR.                           Management Committee member,                  March 5, 1999
-------------------------                                Chief Executive
Thomas L. Conlan, Jr.                                  Officer and President
                                                   (Principal Executive Officer)



/S/ BRIAN A. ROSS                                 Management Committee member and                 March 5, 1999
-----------------                                Senior Vice President and Manager
Brian A. Ross                                      (Principal Financial Officer
                                                 and Principal Accounting Officer)


/S/ CHRISTOPHER P. CHAMPMAN                         Management Committee member                   March 5, 1999
---------------------------
Christopher P. Chapman


/S/ MARK A. FERRUCCI                                Management Committee member                   March 5, 1999
--------------------
Mark A. Ferrucci


/S/ KIM LUTTHANS                                    Management Committee member                   March 5, 1999
----------------
Kim Lutthans

                                  EXHIBIT INDEX

1.1      Form of Dealer Manager Agreement*
3.1      Certificate of Formation for Student Loan Funding LLC
3.2      Limited Liability Company Agreement for Student Loan Funding LLC
3.3 Form of Trust Agreement between Student Loan Funding LLC and the Eligible Lender Trustee.
4.1 Amended and Restated Indenture of Trust, dated as of __________, 1999, by and among Firstar Bank, N.A. as Co-owner Trustee, Firstar Bank, N.A., as Eligible Lender Trustee and Firstar Bank, N.A., as Indenture Trustee*
4.2 Amended & Restated Terms Supplement to the Amended & Restated Indenture of Trust, dated as of _______________, 1999 by and among Firstar Bank, N.A. as Co-owner Trustee, Firstar Bank, N.A. as Eligible Lender Trustee and Firstar Bank, N.A. as Indenture Trustee*
4.3 Registration Rights Agreement, dated as of December 1, 1998, by and between Student Loan Funding LLC and Salomon Smith Barney, Inc.*
4.4      Form of old Senior Asset-Backed Note, Series 1998A-3 (LIBOR Rate)*
4.5      Form of old Senior Asset-Backed Callable Note, Series 1998A-4 (Auction
         Rate)*
4.6      Form of old Senior Asset-Backed Callable Note, Series 1998A-5 (Auction
         Rate)*
4.7      Form of old Senior Asset-Backed Callable Note, Series 1998A-6 (Auction
         Rate)*
4.8      Form of old Subordinate Asset-Backed Note, Series 1998B-3 (Fixed Rate)*
4.9      Form of new Senior Asset-Backed Note, Series 1998A1-3 (LIBOR Rate)*
4.10     Form of new Senior Asset-Backed Callable Note, Series 1998A1-4 (Auction
         Rate)*
4.11     Form of new Senior Asset-Backed Callable Note, Series 1998A1-5 (Auction
         Rate)*
4.12     Form of new Senior Asset-Backed Callable Note, Series 1998A1-6 (Auction
         Rate)*
4.13     Form of new Subordinate Asset-Backed Note, Series 1998B1-3 (Fixed
         Rate)*
5.1      Opinion of Thompson Hine & Flory LLP with respect to legality
8.1      Opinion of Thompson Hine & Flory LLP with respect to federal tax matters
10.1 Master Servicing Agreement, dated as of ___________, 1999, by and between Firstar Bank, N.A., as Co-owner Trustee, and Student Loan Funding Resources, Inc.*
10.2 Administration Agreement, dated as of _____________, 1999, by and between Firstar Bank, N.A., as Co-owner Trustee, and Student Loan Funding Resources, Inc.*
10.3 Transfer and Sale Agreement, dated as of ____________, 1999, by and between Student Loan Funding LLC, Firstar Bank, N.A., as Eligible Lender Trustee and Firstar Bank, N.A. as Co-owner Trustee for the trust*
10.4     Eligible Lender Trustee Agreement, dated as of March 1, 1999, by and between Firstar Bank, N.A. as Eligible Lender Trustee and Firstar Bank, N.A. as Co-owner Trustee
10.5 Guarantee Agreement between the Eligible Lender Trustee on behalf of the issuer and Florida Department of Education, Office of Student Financial Assistance
10.6 Guarantee Agreement between the Eligible Lender Trustee on behalf of the issuer and Georgia Higher Education Assistance Corporation
10.7 Guarantee Agreement between the Eligible Lender Trustee on behalf of the issuer and United Student Aid Funds, Inc.
10.8 Guarantee Agreement between the Eligible Lender Trustee on behalf of the issuer and Kentucky Higher Education Assistance Authority
10.9 Guarantee Agreement between the Eligible Lender Trustee on behalf of the issuer and Great Lakes Higher Education Guaranty Corporation
23.1 Consent of Thompson Hine & Flory LLP (contained in their opinions filed as Exhibits 5.1 and 8.1)*
24.1     Power of Attorney (contained on the signature page hereof)
25.1 Statement of eligibility and qualification of Firstar Bank, N.A., as the trustee under the Indenture filed as Exhibit 4.1 (Form T-1)*
99.1     Form of Letter of Transmittal*
99.2     Form of Notice of Guaranteed Delivery*
-------------
* To be filed by Amendment.